As filed with the Securities and Exchange Commission on September 21, 1998

                                                      Registration No. 333-55753
================================================================================
                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Baron Capital Properties, L.P.
             (Exact name of registrant as specified in its charter)

          Delaware                           6798                        31-1574856
State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)     Classification Code Number)       Identification No.)


                               Baron Capital Trust
             (Exact name of registrant as specified in its charter)

          Delaware                           6798                        31-1584691
State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)     Classification Code Number)       Identification No.)

                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                                 (513) 984-5001
          (Address, including ZIP Code and telephone number, including area code, of registrants' principal executive offices)


                               Gregory K. McGrath
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                                 (513) 984-5001
                (Name, address, including ZIP Code, and telephone
               number, including area code, of agent for service)





                                   Copies to:
                             Dennis P. Spates, Esq.
                          Schoeman, Marsh & Updike, LLP
                         60 East 42nd Street, 39th Floor
                            New York, New York 10165
                                 (212) 661-5030

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of                  Dollar amount to be         Proposed maximum           Proposed maximum     Amount of
securities to                           registered                  offering price             aggregate            registration fee
be registered                                                       per unit                   offering price       (1)
------------------------------------------------------------------------------------------------------------------------------------
2,500,000 Units of Limited
Partnership Interest                    $25,000,000                 $10.00                     $25,000,000          $7,576.00

2,500,000 Common Shares of
Beneficial Interest in
Baron Capital Trust into which
the registered Units will
be exchangeable                         N/A                         N/A                        N/A                  N/A
====================================================================================================================================

(1)  Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                                                                  Location or Heading in
Item Number     Caption                                           Prospectus
-----------     -------                                           ----------


Item 1          Forepart of Registration Statement and
                Outside Front Cover Page of Prospectus            Outside Front Cover

Item 2          Inside Front and Outside Back                     Inside Front Cover; Outside Back Cover, Additional
                Cover Pages of Prospectus                         Information; Summary of Declaration of Trust - Quarterly and
                                                                  Annual  Reports

Item 3          Risk Factors, Ratio of Earnings to                Outside Front Cover; Summary of the Trust and the Operating
                Fixed Charges and Other Information               Partnership; Summary of Risk Factors; Risk Factors;
                                                                  Tax Status; Selected Financial Data.

Item 4          Terms of the Transaction                          Summary of the Trust and the Operating Partnership; The
                                                                  Exchange Transaction; The Trust and the Operating
                                                                  Partnership; Investment Objectives and Policies; Initial
                                                                  Real Estate Investments; Comparison of Rights of Holders
                                                                  of Exchange Partnership Units, Operating Partnership
                                                                  Units and Trust Common Shares

Item 5          Pro Forma Financial Information                   Not Applicable

Item 6          Material Contacts with the
                Company Being Acquired                            The Trust and the Operating Partnership; Summary of the Operating
                                                                  Partnership Agreement

Item 7          Additional Information Required for Reoffering
                by Persons and Parties
                Deemed to be Underwriters                         Not Applicable

Item 8          Interests of Named Experts and Counsel            Outside Front Cover; Summary of the Trust and the Operating
                                                                  Partnership; The Exchange Offering; Experts; Legal Matters

Item 9          Disclosure of Commission Position on
                Indemnification of Securities Act Liabilities     Summary of Declaration of Trust - Liability and
                                                                  Indemnification

Item 10         Information with Respect to S-3 Registrants       Not Applicable

Item 11         Incorporation of Certain
                Information by Reference                          Not Applicable

Item 12         Information with Respect to S-2 or
                S-3 Registrants                                   Not Applicable

Item 13         Incorporation of Certain Information
                by Reference                                      Not Applicable

Item 14         Information with Respect to Registrants
                Other than S-2 or S-3 Registrants                 Summary of the Trust and the Operating Partnership; The Exchange
                                                                  Offering; Initial Real Estate Investments; Litigation; Exhibits
                                                                  C, D and E.

Item 15         Information with Respect to S-3 Companies         Not Applicable

Item 16         Information with Respect to S-2 or S-3
                Companies                                         Not Applicable

Item 17         Information with Respect to Companies
                Other than S-2 or S-3 Companies                   Not Applicable

Item 18         Information if Proxies, Consents or
                Authorizations are to be Solicited                Not Applicable

Item 19         Information if Proxies, Consents or
                Authorizations are not to be
                Solicited or in an Exchange Offer                 Summary of the Trust and the Operating Partnership; The Exchange
                                                                  Offering; Management; The Trust and the Operating Partnership --
                                                                  Formation Transactions

Item 20         Indemnification of Directors and Officers         Summary of Declaration of Trust -- Liability and Indemnification;
                                                                  Part II of Registration Statement

Item 21         Exhibits and Financial Statement Schedules        Part II of Registration Statement

Item 22         Undertakings                                      Part II of Registration Statement

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

                    Date of Issuance: ________________, 1998

                             Subject to Completion:

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                         BARON CAPITAL PROPERTIES, L.P.
                         a Delaware limited partnership

                 2,500,000 Units of Limited Partnership Interest


                              Exchange Partnerships

Baron Strategic Investment Fund II, Ltd.              Florida Income Appreciation Fund I, Ltd.
Central Florida Income Appreciation Fund, Ltd.        Florida Income Growth Fund V, Ltd.
Florida Capital Income Fund, Ltd.                     Florida Opportunity Income Partners, Ltd.
Florida Capital Income Fund II, Ltd.                  GSU Stadium Student Apartments, Ltd.
Florida Capital Income Fund III, Ltd.                 Lamplight Court of Bellefontaine Apartments, Ltd.
Florida Capital Income Fund IV, Ltd.                  Midwest Income Growth Fund VI, Ltd.
Florida Income Advantage Fund I, Ltd.                 Realty Opportunity Income Fund VIII, Ltd.


     This Prospectus constitutes the prospectus for the exchange offering (the "Exchange Offering") being conducted by Baron Capital Properties, L. P. (the "Operating Partnership"), a newly formed Delaware limited partnership. In the Exchange Offering, the Operating Partnership will acquire indirect interests in residential apartment properties by offering to issue units of limited partnership interest in the Operating Partnership ("Operating Partnership Units" or "Units") in exchange for limited partnership interests held by individual limited partners in limited partnerships which hold a direct or indirect equity or mortgage interest in such properties. This Prospectus and the accompanying transmittal letter and election form are first being sent to Offerees in connection with initial transactions under the Exchange Offering on or about October __, 1998. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance in the space provided on the enclosed election form and sign and return it to the Operating Partnership by __________, 1998 [the thirtieth day following the date of mailing of Prospectus]. See "THE EXCHANGE OFFERING."

     The Operating Partnership and its general partner, Baron Capital Trust (the "Trust" or the "General Partner"), a newly formed Delaware business trust, constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust, indirectly through the Operating Partnership, intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "SUMMARY OF THE TRUST AND OPERATING PARTNERSHIP,"

"THE TRUST AND THE OPERATING PARTNERSHIP," and "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential property business for over 10 years.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all direct or indirect property interests acquired. The Trust, as the sole General Partner of the Operating Partnership, will control the activities of the Operating Partnership. As described below, the Trust will also acquire an equity interest in the Operating Partnership with the net proceeds of the Trust's ongoing $25,000,000 cash offering (the "Cash Offering") of Common Shares of beneficial interest ("Trust Common Shares" or "Common Shares"). As of the date of this Prospectus, the Trust has sold _____ Common Shares (gross proceeds of $________) and has acquired _____ Units in the Operating Partnership. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Trust Common Shares into which Units issued in the Exchange Offering will be exchangeable.

     For purposes of the Exchange Offering, Operating Partnership Units have been assigned an arbitrary initial value of $10.00 per Unit, which corresponds to the Trust's offering price per Common Share. The value of Operating Partnership Units and Trust Common Shares is substantially identical since holders of Units ("Unitholders") may elect at any time and from time to time to exchange all or a portion of their Units into an equivalent number of Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares in the Trust, subject to certain exceptions. See "THE TRUST AND THE OPERATING PARTNERSHIP." To facilitate such exchanges of Operating Partnership Units into Trust Common Shares, 2,500,000 Trust Common Shares (in addition to the 2,500,000 Trust Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

     The Trust and the Operating Partnership intend to make regular quarterly distributions to their Shareholders and Unitholders, respectively, of net income generated from investments in property interests. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder of the Trust determines, with the affirmative vote of a Majority of the Trust's Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

     The Managing Shareholder of the Trust is Baron Advisors, Inc. ("Baron Advisors"), a Delaware corporation which will manage the operations of the Trust and the Operating Partnership. The Trust and the Managing Shareholder are Affiliates of each other, and each of them is an Affiliate of the Operating Partnership. The Board of the Trust, a majority of whose members are Independent Trustees, will have general supervisory authority over the activities of the Trust and the Operating Partnership and prior approval authority in respect of certain actions of the Trust and the Operating Partnership specified in the Declaration of Trust for the Trust. See "MANAGEMENT" and "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire an equity interest (and, in one case, also a subordinated mortgage interest) in 14 residential apartment properties (the "Exchange Properties") directly or indirectly owned by 14 real estate limited partnerships managed by Affiliates of the Managing Shareholder (collectively, the "Exchange Partnerships" and individually, an "Exchange Partnership"). In the Exchange Offering, the Operating Partnership will acquire property interests by offering to issue registered Units in exchange for limited partnership interests held by individual limited partners in the Exchange Partnerships (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners"). Each Exchange Partnership is a real estate investment program which owns directly or indirectly either all or a portion of the record title to (and, in one case, also a subordinated mortgage interest in) residential apartment property or all or a portion of limited partnership interest or beneficial interest in a limited partnership or other entity which owns record title to (and, in one case, also a subordinated mortgage interest in) such property. The targeted properties consist of an aggregate of 849 residential units (comprised of studio and one, two, three and four-bedroom units). Ten of the properties are located in Florida, two properties in Ohio and one property each in Georgia and Indiana.

Such property interests are described in further detail at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibit B hereto.

     The organizational chart set forth on page 16 indicates the relationship of the Trust, the Operating Partnership, the Managing Shareholder, the Exchange Partnerships managed by affiliates of the Managing Shareholder which will participate in the Exchange Offering and other real estate limited partnerships managed by affiliates of the Managing Shareholder which will not participate in the offering.

     Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on substantially the same terms and conditions as those of his original investment. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     See "THE EXCHANGE OFFERING," "INITIAL REAL ESTATE INVESTMENTS," "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     The Trust intends to investigate other investment opportunities to exchange the balance of the registered Units for property interests in other Exchange Offering transactions, including interests held in additional properties by unaffiliated third parties as well as by other limited partnerships managed by Affiliates of the Managing Shareholder. See "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities which fulfill the Trust's investment criteria are available and such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Unitholders of the Operating Partnership and Shareholders of the Trust, including Offerees who acquire Units in the Exchange Offering.

THE MATERIAL RISKS INVOLVED IN THE EXCHANGE OFFERING AND THE OWNERSHIP OF OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES INCLUDE THE FOLLOWING:

     o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Trust Common Shares (into which Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

     o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Exchange Limited Partners.

     o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Trust and the Operating Partnership may acquire an interest, and they will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

     o The Original Investors (described below under "Compensation") and affiliates have significant influence over the operation of the Trust and the Operating Partnership and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. Exchange Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

     o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

     o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

     o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

     o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

     o The successful operation of the Trust and the Operating Partnership is dependent on key management.

     o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering.

     o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained.

     o The Trust will be taxed as a corporation if it fails to qualify as a REIT.

SEE "SUMMARY OF RISK FACTORS" AND "RISK FACTORS" ON PAGES 28 THROUGH 31 AND PAGES 44 THROUGH 65, RESPECTIVELY, FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES, INCLUDING THE FOREGOING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The address and telephone and fax numbers of the principal office of the Trust and the Operating Partnership are:

                               Baron Capital Trust
                         Baron Capital Properties, L.P.
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                           (513) 984-5001 (Telephone)
                              (513) 984-4550 (Fax)

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP......................................       13
     Summary of the Trust and the Operating Partnership.................................       13
     Background  and Reasons for the Exchange Offering..................................       19
     Summary of Use of Proceeds of Trust's Cash Offering................................       20
     Summary of Fees and Reimbursable Expenses..........................................       22
DESCRIPTION OF EXCHANGE PARTNERSHIPS....................................................       24
     Baron Strategic Investment Fund II, Ltd............................................       24
     Central Florida Income Appreciation Fund, Ltd......................................       24
     Florida Capital Income Fund, Ltd...................................................       24
     Florida Capital Income Fund II, Ltd................................................       24
     Florida Capital Income Fund III, Ltd...............................................       25
     Florida Capital Income Fund IV, Ltd................................................       25
     Florida Income Advantage Fund I, Ltd...............................................       25
     Florida Income Appreciation Fund I, Ltd............................................       25
     Florida Income Growth Fund V, Ltd..................................................       25
     Florida Opportunity Income Partners, Ltd...........................................       26
     GSU Stadium Student Apartments, Ltd................................................       26
     Lamplight Court of Bellefontaine Apartments, Ltd...................................       26
     Midwest Income Growth Fund VI, Ltd.................................................       26
     Realty Opportunity Income Fund VIII, Ltd...........................................       26
SUMMARY OF RISK FACTORS.................................................................       28
TAX STATUS .............................................................................       32
     The Operating Partnership..........................................................       32
     Exchange of Exchange Partnership Units for Operating Partnership Units.............       33
     The Trust..........................................................................       33
COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES.................................       34
CONFLICTS OF INTEREST.......................................................... ........       40
FIDUCIARY RESPONSIBILITY................................................................       42
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................................       44
RISK FACTORS............................................................................       44
     Arbitrary Offering Price...........................................................       44
     No Separate Representation of Offerees.............................................       44
     Offerees May Not Have Information Available to Evaluate Properties Prior to
        Decision Whether to Accept the Exchange Offering................................       45
     Possible Adverse Influence of Original Investors...................................       46
     Conflicts of Interest..............................................................       46
     No Assurance of Successful Performance of Properties to be Acquired
        in Exchange Offering............................................................       47
     Potential Loss of Future Appreciation on Exchange Properties.......................       47
     Investors in Successful Exchange Properties Could Lose Advantage
        by Combining with Less Successful Exchange Properties...........................       47
     Several Factors Could Have Possible Adverse Effects on Operation of Properties.....       48
     No Assurance of Avoiding Operating Losses..........................................       49
     Several Factors Could Have Possible Adverse Effects on Distributions
        to Shareholders and Unitholders.................................................       49
     Distributions to Shareholders and Unitholders Adversely Affected by Poor
        Operating Results of Operating Partnership......................................       50
     Competition........................................................................       51
     Lack of Liquidity of Real Estate...................................................       51

                                                                                              Page
                                                                                              ----
     Cash Distributions Could be Reduced by Cost of Capital Improvements................       52
     Real Estate Investments May Fail to Perform to Expected Level......................       52
     Debt Service Obligations Could Adversely Affect Cash Flow..........................       52
     Adverse Affects of Under-performing Mortgage Investments...........................       53
     Possible Adverse Effects as a Result of Loss of Key Management.....................       54
     Uncertainty of Successful Completion of Cash Offering and Exchange Offering........       54
     Limited Marketability of Units and Common Shares...................................       55
     Possible Adverse Effect on Market Price as a Result of Availability
        of Units and Common Shares for Future Sale......................................       55
     Possible Adverse Effect of Market Interest Rates on Common Share Prices............       56
     Potential Adverse Tax Consequences.................................................       56
          Taxation of the Trust as a Corporation if It Fails to Qualify as a REIT.......       56
          Taxation of the Operating Partnership as a Corporation if It Fails to be
          Classified as a Partnership...................................................       57
          Deferral of Gain from Exchange Offering Subject to Certain Exceptions.........       57
          Investors Liable for State and Local Taxes....................................       58
     Non-participating Exchange Limited Partners in Participating Exchange
        Partnerships Will Have Significant Influence over
          Certain Actions of the Partnerships...........................................       58
     Possible Dilution as a Result of Issuance of Additional Securities.................       59
     Limits on Ownership and Transfers of Common Shares and Units Which May Delay
        or Prevent a Takeover Offering a Premium Price..................................       60
     Lack of Liquidity of Retained Interest in an Exchange Partnership Following
        the Exchange Offering...........................................................       61
     No Operating History...............................................................       61
     Limited Participation Rights of Shareholders and Unitholders in Management.........       61
     Regulatory Non-compliance Could Result in Fines or Judgments.......................       61
          Fair Housing Amendments Act of 1988...........................................       61
          Americans with Disabilities Act...............................................       61
          Compliance with Environmental Laws............................................       62
     Shareholders and Unitholders Could be Adversely Affected by
        Limited Liability and Indemnification of the Managing Persons...................       62
     No Assurance of Shareholder Limited Liability for Activities
        of Delaware Business Trust......................................................       63
     No Assurance of Profitable Sale of Trust and Operating Partnership Property........       63
     Property Losses May Not be Insurable...............................................       63
     Possible Lack of Independent Assessment of Prior Operating Results
      of Acquired Property Interests....................................................       63
     Initial Value Assigned to Operating Partnership Units Offered in Exchange for
        Interests in Exchange Properties Exceeds Current Book Value of Properties.......       64
     Changes in Laws Could Increase Operating Expenses..................................       64
     No Rights of Dissent...............................................................       64
     Possible Lack of Diversification in Property Investments...........................       64
     Other Participants May Fail to Fulfill Obligations.................................       64
     Extended and Uncertain Investing Period Could Adversely Affect Returns.............       65
     Possible "Year 2000" Problems......................................................       65
THE EXCHANGE OFFERING...................................................................       66
     General Accounting Treatment.......................................................       68
     Background of the Exchange Offering................................................       68
     Effects of the Formation Transactions and Cash Offering and Exchange Offering......       70
     Exchange Property Appraisals.......................................................       71
     Election Procedure and Exchange of Certificates....................................       74
     Expenses of the Exchange Offering..................................................       75
PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER ................................       76
MANAGEMENT..............................................................................       85
     Managing Shareholder...............................................................       85

                                                                                              Page
                                                                                              ----
     Trust Management Agreement.........................................................       87
     Officers of the Trust and the Operating Partnership................................       87
     The Board of the Trust, Committees and Trustees....................................       89
          The Board of the Trust........................................................       89
          Independent Trustees..........................................................       90
          Corporate Trustee.............................................................       91
THE TRUST AND THE OPERATING PARTNERSHIP.................................................       93
     The Operating Partnership..........................................................       93
     Formation Transactions.............................................................       95
     Ownership of the Trust and the Operating Partnership...............................       96
     Regulations........................................................................       99
          General.......................................................................       99
          Fair Housing Amendments of 1988...............................................       99
          Americans with Disabilities Act ("ADA").......................................      100
          Environmental Regulations.....................................................      100
          Rent Control Legislation......................................................      100
     Employees..........................................................................      100
INVESTMENT OBJECTIVES AND POLICIES......................................................      100
     General............................................................................      100
     Trust Policies with Respect to Certain Activities..................................      102
          Investment Policies...........................................................      102
          Disposition Policies..........................................................      103
          Financing Policies............................................................      104
          Conflicts of Interest Policies................................................      104
INITIAL REAL ESTATE INVESTMENTS.........................................................      105
     The Acquired Properties............................................................      105
     The Exchange Properties............................................................      108
          Property Description..........................................................      112
          Lease Agreements..............................................................      112
          Competition...................................................................      112
          Insurance.....................................................................      112
          Property Management...........................................................      112
SELECTED FINANCIAL DATA.................................................................      113
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES......................      116
     Overview...........................................................................      116
     Results of Operations..............................................................      116
          Comparison of Year Ended December 31, 1996 to Year Ended December 31, 1997....      116
     Liquidity and Capital Resources....................................................      117
     Year 2000..........................................................................      118
FEDERAL INCOME TAX CONSIDERATIONS.......................................................      119
     Classification as a Partnership....................................................      119
     Exchange of Exchange Partnership Units for Operating Partnership Units.............      120
     Relief from Liabilities/Deemed Cash Distribution...................................      122
     Disguised Sale Regulations.........................................................      123
          Effect of Assumption of Liabilities Under the Disguised Sale Regulations......      123
          Effect of Cash Distributions Under the Disguised Sale Regulations.............      124
          Effect of Right to Convert to a Share of the Trust............................      124
          Effect of Disguised Sale Characterization.....................................      125
     Section 465(E) Recapture...........................................................      125
     Transfer to an Investment Company..................................................      126
     Withholding........................................................................      127
     Tax Treatment of Unitholders Who Hold Operating Partnership Units
        After the Exchange..............................................................      127
          Income and Deductions in General..............................................      127

                                                                                               Page
                                                                                               ----
          Treatment of Partnership Distributions........................................       127
          Initial Basis of Operating Partnership Units..................................       127
          Allocations of Partnership Income, Gain, Loss and Deductions..................       128
          Effect of the Exchange on Depreciation........................................       128
          Tax Allocations with Respect to Book-Tax Difference on Contributed Properties.       129
          Dissolution of Partnership....................................................       129
          Limitations on Deductibility of Losses:  Treatment of
            Passive Activities and Portfolio Income.....................................       129
          Section 754 Election..........................................................       130
          Disposition of Operating Partnership Units by Unitholders.....................       130
          Tax Treatment of Conversion Right.............................................       130
          Constructive Termination......................................................       130
     Tax-Exempt Organizations and Certain Other Investors...............................       131
     Partnership Income Tax Information Returns and Partnership Audit Procedures........       131
     Registration as a Tax Shelter......................................................       132
     Organizational and Syndication Fees................................................       133
     Anti-Abuse Regulations.............................................................       133
     Alternative Minimum Tax on Items of Tax Preference.................................       134
     State and Local Taxes..............................................................       134
     Income Tax Considerations with Respect to the Trust................................       134
     Taxation of the Trust..............................................................       135
          General.......................................................................       135
          Stock Ownership Tests.........................................................       135
          Asset Tests...................................................................       136
          Gross Income Tests............................................................       136
               The 75% Test.............................................................       136
               The 95% Test.............................................................       137
               The 30% Test.............................................................       138
          Annual Distribution Requirements..............................................       138
          Failure to Qualify............................................................       138
     Tax Aspects of the Trust's Investment in the Operating Partnership.................       139
          Entity Classification.........................................................       139
          Tax Allocations with Respect to Trust Properties..............................       139
          Sale of Trust Properties......................................................       139
     Taxation of Shareholders...........................................................       139
          Taxation of Taxable Domestic Shareholders.....................................       139
          Backup Withholding............................................................       140
          Taxation of Tax-Exempt Shareholders...........................................       140
          Taxation of Foreign Shareholders..............................................       141
     Other Tax Considerations...........................................................       141
          Possible Legislative or Other Actions Affecting Tax Consequences..............       141
          State and Local Taxes.........................................................       142
SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT..........................................       143
SUMMARY OF DECLARATION OF TRUST.........................................................       143
     Term...............................................................................       143
     Control of Operations..............................................................       143
     Liability and Indemnification......................................................       147
     Distributions......................................................................       148
     Quarterly and Annual Reports.......................................................       149
     Accounting.........................................................................       149
     Books and Records; Tax Information.................................................       149
     Governing Law......................................................................       149
     Amendments and Voting Rights.......................................................       149
     Dissolution of Trust...............................................................       150
     Removal and Resignation of the Managing Shareholder................................       150

                                                                                               Page
                                                                                               ----
     Transferability of Shareholders' Interest..........................................       150
     Independent Activities.............................................................       150
     Power of Attorney..................................................................       150
     Meetings and Voting Rights.........................................................       151
     Additional Offerings of Shares.....................................................       151
     Temporary Investments..............................................................       151
REPORTS TO UNITHOLDERS AND SHAREHOLDERS.................................................       152
COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,
    OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES.................................       154
     Issuance of Additional Securities..................................................       155
     Term of Existence..................................................................       156
     Management Control.................................................................       157
     Economic Interest..................................................................       157
     Property Investments and Anticipated Holding Period................................       159
     Restrictions on Transfers of Securities............................................       160
     Tax Status.........................................................................       160
     Pre-emptive Rights.................................................................       161
     Managing Entity Removal and Resignation Rights.....................................       161
     Reporting Rights...................................................................       162
     Assessments........................................................................       163
     Amendments of Governing Agreements.................................................       163
     Liability and Indemnification......................................................       165
     Compensation of Managing Persons and Affiliates....................................       166
     Meetings and Voting Rights.........................................................       166
     Accounting Method and Period.......................................................       168
CAPITAL STOCK OF THE TRUST..............................................................       168
     General............................................................................       168
     Transfer Agent.....................................................................       168
     Restrictions on Ownership and Transfer.............................................       168
CAPITALIZATION..........................................................................       170
TERMS OF THE CASH OFFERING..............................................................       171
AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING
    EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS.......................       173
OTHER INFORMATION.......................................................................       180
     General............................................................................       180
     Authorized Sales Material..........................................................       181
     Financial  Statements..............................................................       181
LITIGATION..............................................................................       181
EXPERTS.................................................................................       181
LEGAL MATTERS...........................................................................       182
EXPENSES OF THE EXCHANGE OFFERING.......................................................       182
ADDITIONAL INFORMATION..................................................................       183
GLOSSARY................................................................................       184

TABLES

          Organizational Table..........................................................        16
          Use of Proceeds of Trust's Cash Offering......................................        20
          Fees and Reimbursable Expenses Table..........................................        22
          Appraisal Table...............................................................        27
          Compensation of Managing Shareholder and Affiliates...........................        35
          Property Information for Exchange Properties..................................       110
          Mortgage Information for Exchange Properties..................................       111
          Combined Statement of Revenues and Certain Expenses for Exchange Properties...       113

                                                                                               Page
                                                                                               ----
          Estimated Taxable Operating Results of Exchange Properties....................       114
          Combined Statement of Revenues and Certain Expenses for Acquired Properties...       115
          Estimated Taxable Operating Results of Acquired Properties ...................       115

EXHIBITS

A    Prior Performance of Affiliates of Managing Shareholder............................
B    Summary of Exchange Property and Exchange Partnership Information..................
C    Financial Statements of the Trust, the Operating Partnership and the
       Managing Shareholder.............................................................
D    Financial Statements of the Exchange Properties....................................
E    Financial Statements of the Acquired Properties....................................
F    Exchange Property Appraisal Values under Three Appraisal Methods...................

EVEN THOUGH, AS DESCRIBED HEREIN, THE TRUST BELIEVES THAT IT WILL BE TREATED AS A REAL ESTATE INVESTMENT TRUST (A "REIT") FOR FEDERAL INCOME TAX PURPOSES, THE TRUST HAS NOT OBTAINED, AND DOES NOT INTEND TO REQUEST, A RULING FROM THE INTERNAL REVENUE SERVICE ("IRS") THAT IT WILL BE TREATED AS A REIT. ALTHOUGH THE TRUST DOES NOT INTEND TO REQUEST SUCH A RULING FROM THE IRS, THE TRUST HAS OBTAINED THE OPINION OF ITS SPECIAL TAX COUNSEL THAT, BASED ON THE ORGANIZATION AND PROPOSED OPERATION OF THE TRUST AND THE OPERATING PARTNERSHIP AND BASED ON CERTAIN OTHER ASSUMPTIONS AND REPRESENTATIONS, IT WILL QUALIFY AS A REIT. THE OPINION IS NOT BINDING ON THE IRS OR ANY COURT.

THE MANAGING SHAREHOLDER HAS AGREED TO PROVIDE, DURING THE OFFERING PERIOD, TO EACH OFFEREE IN THE EXCHANGE OFFERING (OR HIS REPRESENTATIVE(S) OR BOTH) THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE MANAGING SHAREHOLDER OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS EXCHANGE OFFERING AND THE CASH OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT IT POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN. REQUESTS FOR FURTHER INFORMATION SHOULD BE MADE TO THE TRUST AND SUCH INFORMATION SHOULD BE RELIED UPON ONLY WHEN FURNISHED IN WRITTEN FORM AND SIGNED ON BEHALF OF THE TRUST. OFFEREES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS (OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE MANAGING SHAREHOLDER, AFFILIATES OR EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS EXCHANGE OFFERING) AS LEGAL OR TAX ADVICE. EACH OFFEREE SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISERS AS TO LEGAL, TAX, ECONOMIC AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR HIM.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

NO BROKER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN RESPECT OF THIS EXCHANGE OFFERING OR THE CASH OFFERING, OTHER THAN THOSE CONTAINED HEREIN (OR INFORMATION REQUESTED BY AN OFFEREE AND FURNISHED TO SUCH OFFEREE IN WRITTEN FORM, SIGNED ON BEHALF OF THE TRUST OR THE OPERATING PARTNERSHIP) AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE OPERATING PARTNERSHIP OR ANY OTHER PERSON. ANY OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. EXCEPT AS OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE DATE ON THE COVER PAGE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY CONSUMMATION OF AN EXCHANGE OFFERING MADE HEREUNDER SHALL CREATE ANY INFERENCE THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE OPERATING PARTNERSHIP SINCE THE RESPECTIVE DATES AT WHICH THE INFORMATION IS GIVEN HEREIN OR THE DATE HEREOF.

CERTAIN DEFINED TERMS MAY BE FOUND AT "GLOSSARY."

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND OFFEREES SHOULD NOT ACCEPT THIS EXCHANGE OFFERING AND THEREBY INVEST IN OPERATING PARTNERSHIP UNITS (OR TRUST COMMON SHARES, IF THE HOLDER OF SUCH UNITS EXCHANGES THEM INTO COMMON SHARES) UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR THE RISK FACTORS THAT MANAGEMENT

BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN OFFEREE IN THIS EXCHANGE OFFERING AND AN INVESTMENT IN OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES.

IN MAKING AN INVESTMENT DECISION, OFFEREES MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE EXCHANGE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 SUMMARY OF THE TRUST AND OPERATING PARTNERSHIP

     The following summary of this Prospectus is for the convenience of Offerees and does not fully reflect all of the terms of the Exchange Offering. This Prospectus describes in detail the numerous aspects of the transaction which are material to Offerees, including those summarized below. This Prospectus and accompanying Exhibits and supporting documents referred to herein should be read in their entirety by each Offeree and his advisors before accepting the Exchange Offering. The following summary is qualified in its entirety by reference to the full text of this Prospectus and the documents referred to herein. Unless the context otherwise requires, the term "Trust" as used in this Prospectus shall refer to Baron Capital Trust, the General Partner of the Operating Partnership and issuer of the Common Shares being offered in the Cash Offering, and its affiliate, Baron Capital Properties, L.P., the Operating Partnership, which is the issuer of Units being offered in this Exchange Offering and will conduct the real estate operations of the Trust and hold its property interests.

Summary of the Trust and the Operating Partnership

     This Prospectus constitutes the prospectus for the Exchange Offering being conducted by Operating Partnership, under which it is offering to issue registered Units in exchange for limited partnership interests held by individual limited partners in limited partnerships which own a direct or indirect interest in residential apartment properties. The Operating Partnership will not receive any cash proceeds in connection with this Exchange Offering. Holders of Operating Partnership Units may elect at any time and from time to time to exchange all or a portion of their Units into an equivalent number of Common Shares in the Trust so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to certain exceptions.

     This Prospectus and the accompanying transmittal letter and election form are first being sent to Offerees in connection with initial transactions under the Exchange Offering on or about October __, 1998. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance of the offering in the space provided on the election form and sign and return it to the Operating Partnership by _____________, 1998. As soon as practicable after the closing date of a transaction in connection with the Exchange Offering, the stock transfer agent will send transmittal instructions to each Offeree who accepts the Exchange Offering describing the procedures for surrendering their existing limited partnership units for certificates of Operating Partnership Units. See "THE EXCHANGE OFFERING - Election Procedure and Exchange of Certificates."

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and/or to provide or acquire debt financing secured by mortgages on such types of property. The Trust, indirectly through the Operating Partnership, intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The management of the Trust and the Operating Partnership has been involved in the residential property business for over 10 years. See "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     The Trust and the Operating Partnership intend to make regular quarterly pro rata distributions to their Shareholders and Unitholders, respectively, of net income generated from investments in property interests. The initial distribution by the Operating Partnership is expected to be made by _________, 1998. The Trust intends to operate as a REIT for federal income tax purposes, provided, however, that if the Managing Shareholder of the Trust determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS" below.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all direct or indirect property interests acquired. The Operating Partnership will own record title to properties or limited partnership interests or other equity interests in limited partnerships and other entities which own direct or indirect interests in properties. The Trust is the sole general partner of the Operating Partnership, and, in such capacity, the

Trust will control the activities of the Operating Partnership. See "THE TRUST AND THE OPERATING PARTNERSHIP." The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify and maintain its status as a REIT for federal income tax purposes, and (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as this Exchange Offering, that involve the exchange of Operating Partnership Units for such property interests and thereby provide the opportunity for deferral until a later date of any tax liabilities that sellers of property interests otherwise would incur if they received cash or Trust Common Shares in connection therewith. See "FEDERAL INCOME TAX CONSIDERATIONS." The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest. See "THE TRUST AND THE OPERATING PARTNERSHIP."

     The Managing Shareholder of the Trust is Baron Advisors, Inc. ("Baron Advisors"), a Delaware corporation which will manage the operations of the Trust and the Operating Partnership. The Trust and the Managing Shareholder are Affiliates of each other, and each of them is an Affiliate of the Operating Partnership. The Board of the Trust, a majority of whose members are comprised of Independent Trustees, will have general supervisory authority over the activities of the Trust and the Operating Partnership and prior approval authority in respect of certain actions of the Trust and Operating Partnership specified in the Declaration of Trust for the Trust. Investment decisions for the Trust and the Operating Partnership will be made by Gregory K. McGrath, a founder of the Trust and the Operating Partnership and the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder and the sole shareholder and sole director of the Managing Shareholder, and Robert
S. Geiger, a founder of the Trust and the Operating Partnership and the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder (together, the "Original Investors"), and James H. Bownas and Peter
M. Dickson, the initial Independent Trustees of the Trust. The Original Investors and Affiliates, including certain real estate limited partnerships whose limited partners will be offered the opportunity to participate in the Exchange Offering, have significant influence over the operation of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. See "CONFLICTS OF INTEREST," "MANAGEMENT" and "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     All of the Operating Partnership Units being offered pursuant to this Prospectus are being offered in connection with the Exchange Offering by the Operating Partnership. In the Exchange Offering, the Operating Partnership will offer to issue Operating Partnership Units to individual limited partners in limited partnerships which own direct or indirect interests in residential apartment properties, including the Exchange Partnerships, in exchange for such limited partnership interests. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     The number of Operating Partnership Units being offered in exchange for the limited partnership interests owned by Offerees will be based on appraisals prepared by a qualified and licensed independent appraisal firm for each residential apartment property involved in the Exchange Offering. For purposes of the Exchange Offering, each Operating Partnership Unit has been arbitrarily assigned an intial value of $10 per Unit, which corresponds to the offering price of each Trust Common Share being offered in the Cash Offering. The value of Units and Common Shares is substantially identical since Unitholders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of such units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to certain exceptions. To facilitate such exchanges of Operating Partnership Units into Trust Common Shares, 2,500,000 Trust Common Shares (in addition to the 2,500,000 Trust Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

     The net cash proceeds from the sale of Common Shares in the Cash Offering (approximately $_____ gross proceeds raised as of the date of this Prospectus) and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units in the Operating Partnership. The Trust and the Operating Partnership will use the net cash proceeds of the Cash Offering, unissued Units and Shares or a combination of net cash proceeds and unissued Units and Shares (i) to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Trust and the Operating Partnership acquire an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Trust Common Shares being offered in the Cash Offering and the Trust Common Shares into which Operating Partnership Units issued in the Exchange Offering will be exchangeable.

     The organizational chart set forth below indicates the relationship of the Trust, the Operating Partnership, the Managing Shareholder, the Exchange Partnerships managed by corporate general partners (the "Corporate General Partners") which are affiliates of the Managing Shareholder which will participate in the Exchange Offering and other real estate limited partnerships managed by corporate general partners which are affiliates of the Managing Shareholder which will not participate in the offering.

     Although this Prospectus has been prepared in connection with the offering of Operating Partnership Units in the Exchange Offering, this Prospectus also describes the material terms of the Cash Offering and an investment in Trust Common Shares since Operating Partnership Units are exchangeable into an identical number of Trust Common Shares at any time (subject to certain restrictions) and the economic interests represented by Operating Partnership Units and Trust Common Shares are substantially identical.

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Trust Common Shares and/or Operating Partnership Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities which fulfill the Trust's investment criteria are available and such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Shareholders who acquire Common Shares in the Cash Offering and Unitholders who receive Units in the Exchange Offering.

     The address and telephone and fax numbers for the Managing Shareholder are as follows:

                              Baron Advisors, Inc.
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                              Phone: (513) 984-5001
                               Fax: (513) 984-4550

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Cash Offering by the Managing Shareholder prior to the Termination Date of the Cash Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. See "SUMMARY OF DECLARATION OF TRUST - Term." The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of its assets, upon a vote of its partners or upon the occurrence of various other events. See "THE TRUST AND THE OPERATING PARTNERSHIP."

     As described below in this Prospectus, the Managing Shareholder, certain of its Affiliates, the Independent Trustees, and others will receive substantial commissions, compensation or expense reimbursements from the Trust and the Operating Partnership in connection with the Cash Offering and the Exchange Offering, the operation of the

                                                        ORGANIZATIONAL CHART

                                                            CASH OFFERING

                                                 -----------------------------------


                                                         Public Shareholders


                                             :-):-):-):-):-):-):-):-):-):-):-):-):-):-)
                                             :-):-):-):-):-):-):-):-):-):-):-):-):-):-)



                                                 -----------------------------------

                                                       Common
                                                       Shares         $


                                                 -----------------------------------
                                                                                                  Board of the REIT:

                                                        Baron Capital Trust (REIT)                - 2 Independent Trustees

                                                      (managed by Board of Managing               - Managing Shareholder (an
                                                       Shareholder and Independent                affiliate of  Mr. McGrath, a
                                                                Trustees)                         founder of the Trust and the
                                                                                                  Operating Partnership)

                                                 -----------------------------------


        EXCHANGE OFFERING                           OP Units                $


----------------------------------                  -----------------------------------                -----------------------------

                                    Exchange                  Baron Capital             $ and other
          Participating              LP Units                Properties, L.P.           consideration
     Exchange Partnerships*        ________              (Operating Partnership)        _________             Original Investors

    (managed by affiliates of      ________           (GP is REIT; LPs are Original     _________             (Gregory K. McGrath
      Managing Shareholder)                           Investors and Exchange Limited                         and Robert S. Geiger)
                                     OP Units         Partners who elect to accept)      OP Units

----------------------------------                  -----------------------------------                -----------------------------


/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\
\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/


                                                 -----------------------------------


                                                          Non-participating
                                                  Real Estate Limited Partnerships

                                                      (managed by affiliates of
                                                        Managing Shareholder)


                                                 -----------------------------------

------------------
* Each Exchange Partnership is a real estate investment program which owns directly or indirectly either all or a portion of the record title to (and, in one case, also a subordinated mortgage interest in) residential apartment property or all or a portion of the limited partnership interest or beneficial interest in a limited partnership or other entity which owns such an interest.

Trust and the Operating Partnership and the acquisition, ownership, operation, improvement and disposition of property of the Trust and the Operating Partnership. See "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES," "THE TRUST AND THE OPERATING PARTNERSHIP" and "TERMS OF THE CASH OFFERING."

     As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire an equity interest (and, in one case, also a subordinated mortgage interest) in 14 Exchange Properties directly or indirectly owned by 14 Exchange Partnerships managed by affiliates of the Managing Shareholder. The Operating Partnership will acquire interests in a particular property by acquiring from Exchange Limited Partners their units of limited partnership interests in the respective partnership (the "Exchange Partnership Units"). Each Exchange Partnership is a real estate investment program which owns directly or indirectly either all or a portion of the record title to (and, in one case, also a subordinated mortgage interest in) residential apartment property or all or a portion of the limited partnership interest or beneficial interest in a limited partnership or other entity which owns record title to (and, in one case, also a subordinated mortgage interest in) such property. The 14 targeted Exchange Properties consist of an aggregate of 849 residential units (comprised of studio, one, two, three and four-bedroom units). Ten of the properties are located in Florida, two properties in Ohio and one property each in Georgia and Indiana. The Exchange Properties are described in further detail at "INITIAL REAL ESTATE INVESTMENTS" and Exhibit B hereto.

     Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on terms substantially the same as those of his original investment. Offerees who elect not to accept the offering will not have dissenters' or appraisal rights.

     The current book value of the 14 Exchange Properties is approximately __[$13,316,000]__. If acquisitions are consummated in respect of all 14 Exchange Properties in the Exchange Offering, the property interests will have a deemed purchase price totaling approximately $33,638,991, comprised of Operating Partnership Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined.

     In June and July 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Orlando, Florida and an 80-unit property located in Lakeland, Florida. The acquisitions, which had a total cash purchase price of $1,586,293, were paid out of the net proceeds of the Cash Offering and represent the Operating Partnership's initial investments. In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships, in exchange for a special non-voting limited partnership interest in such partnerships. In September 1998, the Trust entered into an agreement to acquire two luxury residential apartment properties (total of 652 units) upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. See "INITIAL REAL ESTATE INVESTMENTS."

     Other than as described above, the available net cash proceeds of the Cash Offering (approximately $______ as of the date of this Prospectus) and future proceeds of the offering have not yet been committed to specific properties. Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired in the Exchange Offering and properties to be acquired with a portion of the net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

     In connection with the completion of the Exchange Offering in respect of each Participating Exchange Partnership, (i) Gregory K. McGrath, a founder of the Trust and the Operating Partnership, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange, will either grant the Board of the Trust a management proxy coupled with an interest to vote the shares of the Corporate General Partner of the Exchange Partnership or contract to assign all of the stock in the Corporate General Partner to the Trust for nominal consideration;
(ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

     As of the date of this Prospectus, the Trust has applied $________ of the net proceeds of the Cash Offering to acquire _____ Units in the Operating Partnership. The Units acquired and to be acquired by the Trust with the net proceeds of the Cash Offering are in addition to the 2,500,000 Units that are available for issuance in connection with the Exchange Offering. Assuming the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, the Trust will contribute the net proceeds of the Cash Offering ($22,500,000, after payment of selling commissions and reimbursable offering expenses) to the Operating Partnership in exchange for 2,500,000 Units. In that case, assuming that no transactions have been completed in the Exchange Offering, the Trust would own approximately 80.2% of the then outstanding Units and the Original Investors would own the remaining approximately 18.8%. The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

     The Trust has authority under the Declaration of Trust to issue an aggregate of up to 25,000,000 Shares (consisting of Common Shares and Preferred Shares). The Operating Partnership has authority under the Operating Partnership Agreement to issue any number of Units as may be determined by the Trust in its sole discretion. However, because outstanding Units are exchangeable into an equivalent number of Trust Common Shares, the Operating Partnership may not issue more than 25,000,000 Units, absent an appropriate amendment of the Declaration of Trust and the Operating Partnership Agreement. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchange of Units into Common Shares or any exercise of Common Share purchase warrants to be issued to the Dealer Manager and participating broker-dealers in connection with the Cash Offering), immediately upon the completion of the offerings, the Trust would have 2,625,000 Common Shares outstanding and the Operating Partnership would have 6,264,808 Units outstanding. On a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, all participants in the offerings would beneficially own an aggregate of 6,327,160 Common Shares of the Trust (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common Shares in exchange for Units). Of those Common Shares, purchasers of Common Shares in the Cash Offering as a group would beneficially own 2,500,000 Common Shares (39.5%) and recipients of Units in the Exchange Offering as a group would beneficially own the same number and percentage. The remaining Common Shares would be beneficially owned by the Original Investors (approximately 19%) and broker-dealers who earn Common Shares as commissions in exchange for their services in the Exchange Offering (approximately 2%). See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

     The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in additional properties by unaffiliated parties and by other limited partnerships managed by Affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     Properties in which the Operating Partnership will acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years. Among other investment policies described below at "INVESTMENT OBJECTIVES AND POLICIES," the Operating Partnership will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust and the Operating Partnership will not acquire or provide debt financing in respect of any property where the amount invested by the Trust and the Operating Partnership plus the amount of any existing indebtedness in respect of such property exceeds 80% of the estimated replacement cost of the property as determined by the Managing Shareholder unless substantial justification exists.

     Each Offeree who is a limited partner in an Exchange Partnership will receive a copy of a Supplement to this Prospectus which describes the Exchange Offering, the Cash Offering and certain aspects of the business of his particular Exchange Partnership, the Operating Partnership and the Trust. The Supplement is part of, and should be read in conjunction with, this Prospectus. Unless specifically requested, Exchange Limited Partners will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Certain information concerning each of the Exchange Partnerships and their property investments is included in this Prospectus in this "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" section and at "INITIAL REAL ESTATE INVESTMENTS," in certain tables herein indexed in the table of contents, and in Exhibits A, B and E. Upon receipt of a written request by any Exchange Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

     See "THE EXCHANGE OFFERING," "INITIAL REAL ESTATE INVESTMENTS," "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." For the definition of certain terms used in this Prospectus, see "GLOSSARY."

Background and Reasons for the Exchange Offering

     In the first quarter of 1997, the Original Investors determined that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests controlled by them and projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors. In anticipation of its growth and change in structure, the organization developed by the Original Investors has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio. See "MANAGEMENT - Officers of the Trust and the Operating Partnership."

     The Corporate General Partners of the Exchange Partnerships considered various alternatives to the Exchange Offering including continuation of the partnerships in accordance with their existing business plans and sale or liquidation of the partnership interest or assets held. In the case of each Exchange Partnership, the Corporate General Partner has determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative.

     Continuation of the Exchange Partnerships has been determined by their Corporate General Partners to be disadvantageous for their respective limited partners compared with the opportunity to participate in the Exchange Offering. Each of the Exchange Partnerships is a "stand-alone" entity with an interest in residential apartment property. As a result, the Exchange Partnerships have higher personnel and other operating and financing expenses on a per-unit basis than the combined enterprise will have. In addition, the combined enterprise will afford the Exchange Partnerships highly experienced management and financial personnel that, for the individual partnerships acting alone, would not be cost effective. Moreover, no market exists for the limited partnership interests of the Exchange Limited Partners, and therefore such interests are not currently liquid.

     Liquidation has been determined by the Corporate General Partners of the Exchange Partnerships to be impractical and disadvantageous for their respective limited partners. In the case of each Exchange Partnership, the Corporate General Partner has either explored the sale of the partnership assets or has determined that such a sale would be premature as it would not maximize investor value.

     The Original Investors initiated the Exchange Offering and the Corporate General Partners participated in the structuring of the offering. The Corporate General Partner of each Exchange Partnership believes that the Exchange Offering is fair to the Exchange Limited Partners regardless of whether the offering is completed with less than all Exchange Partnerships and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnerships' property interests and reflect a value greater than the original investments of the Exchange Limited Partners.

     o The Exchange Offering has been structured to permit each Exchange Limited Partner, if desired, to elect not to accept the offering and instead retain his existing interest in his current partnership on substantially the same terms and conditions as those of his original investment.

     o The Exchange Offering will provide each Exchange Limited Partner with a significantly more diversified interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnerships with a lower operating cost per residential unit and as a consequence increase operating performance. The annual cost savings resulting from the combined administration of the 14 Exchange Partnerships is expected to be at least $225,000, compared to the cost of the Exchange Offering, estimated to be approximately $440,000. The cost savings are expected to increase as the number of property interests acquired increases.

     o The Corporate General Partners believe that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of the Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

     o The Corporate General Partners considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnerships' existing business plan and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative.

Summary of Use of Proceeds of Cash Offering

     Set forth below is the estimated application of proceeds of the Trust's Cash Offering. See also "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES" and "TERMS OF THE CASH OFFERING." The Trust has exceeded the $500,000 minimum offering amount, having sold _____ Units (gross proceeds of $__________) as of the date of this Prospectus. Therefore, the table below provides information based only on the $25,000,000 maximum offering amount of the Cash Offering.

                                                      Maximum
                                                     Offering
                                                       Amount         Percent
                                                    -----------     -----------
Gross Offering Proceeds:                            $25,000,000             100%

Cash Offering Expenses:
     Underwriting Commissions (1):                    2,000,000               8%
     Distribution, Due Diligence and
       Organizational Expenses (2):                     250,000               1%
     Legal and Consulting Expenses (3):                 250,000               1%
                                                    -----------     -----------

Amount Available for Investment and
  Trust Operations:                                 $22,500,000              90%
                                                    ===========     ===========

Investment Expenses (4):                              1,000,000               4%
Proceeds to be Used to Acquire
   Limited Partnership Interest in the
   Operating Partnership                             21,500,000              86%
Cash Offering Expenses:                               2,500,000              10%
                                                    -----------     -----------

Total Application of Proceeds:                      $25,000,000             100%
                                                    ===========     ===========

Footnotes:

1. The Trust will pay the Dealer Manager of the Cash Offering, selling commissions in an amount equal to 8% of the gross proceeds received from its sales of Common Shares in the offering from which it will pay any broker-dealers that the Trust or the Dealer Manager selects to participate in the sale of Common Shares. All or a portion of the commissions payable may be reallocated to participating broker-dealers. The Trust has also granted the Dealer Manager a five-year warrant, exercisable beginning on the first anniversary of the commencement of the offering and ending on the fifth such anniversary, to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold by it in the offering at an exercise price of $13.00 per Common Share.

2. The Trust will reimburse the Managing Shareholder for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Cash Offering in an amount not to exceed 1% of the gross proceeds from sales of Common Shares in the offering ($250,000 maximum).

3. The Trust will reimburse the Managing Shareholder for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Cash Offering in an amount not to exceed 1% of gross proceeds from sales of Common Shares in the offering ($250,000 maximum). The reimbursements described in footnote 2 and this footnote 3 will be payable out of the net proceeds of the offering. To the extent which the distribution, due diligence and organizational expenses or the legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses exceed 1% of the gross proceeds from the offering, those expenses will not be reimbursed to the Managing Shareholder.

4. The Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Cash Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and for assisting them in consummating their investments, in an amount not to exceed 4% of the gross proceeds from sales of Common Shares in the offering (maximum $1,000,000) (reimbursable expenses paid in connection with investment activities plus other acquisition fees and expenses may not exceed 6% of the contract purchase price for acquisitions unless the Independent Trustees determine that the transaction is commercially reasonable). Such reimbursement will be payable from available net proceeds of the Cash Offering or as cash flow permits as determined by the Board of the Trust.

Summary of Fees and Reimbursable Expenses

     Set forth below is a summary of fees and reimbursable expenses payable in connection with the Cash Offering and the Exchange Offering and the operation of the Trust and the Operating Partnership:

                                        Type and Amount of Fees
Recipient                               and Reimbursable Expenses
---------                               -------------------------
Broker-Dealers Participating in
Cash Offering                           Selling commission in an amount equal to
                                        8% of the subscription price of all
                                        Common Shares sold in the Cash Offering
                                        ($2,000,000 maximum). As additional
                                        compensation, the Dealer Manager and the participating broker-dealers will be entitled to receive a five-year Warrant to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold in the Cash Offering by the Dealer Manager or participating broker-dealers, at a purchase price equal to $13.00 per Common Share. See
                                        "TERMS OF THE CASH OFFERING."

Managing Shareholder                    Reimbursement for distribution, due
                                        diligence and organizational expenses
                                        incurred in connection with the
                                        formation of the Trust and the Operating
                                        Partnership and with the Cash Offering,
                                        in an amount not to exceed 1% of gross
                                        offering proceeds ($250,000 maximum).

Managing Shareholder                    Reimbursement for legal, accounting and
                                        consulting fees and printing, filing,
                                        recording, postage and other
                                        miscellaneous expenses incurred in
                                        connection with the Cash Offering, in an amount not to exceed 1% of gross
                                        Offering proceeds ($250,000 maximum).

Managing Shareholder                    Reimbursement for expenses incurred
                                        prior to and during the Cash Offering
                                        for investigating, evaluating and
                                        consummating investments of the Trust
                                        and the Operating Partnership to be
                                        acquired from unaffiliated parties with
                                        net proceeds of the Cash Offering, in an amount not to exceed 4% of gross offering proceeds; payable from available net proceeds of the Cash
                                        Offering or as cash flow permits as
                                        determined by the Board of the Trust.

Gregory K. McGrath, a founder
of the Trust and the Operating
Partnership and Chief Executive
Officer of the Trust, the
Operating Partnership and the
Managing Shareholder                    Initial annual compensation payable in
                                        the form of Common Shares or other
                                        securities of the Trust or the Operating
                                        Partnership in an amount not to exceed
                                        25,000 shares to be determined by the
                                        Executive Compensation Committee of the
                                        Board of the Trust, plus health
                                        benefits. Thereafter, his compensation
                                        and benefits will be determined by the
                                        committee. In exchange for an initial
                                        cash capital contribution to the
                                        Operating Partnership and other
                                        consideration, Mr. McGrath has been
                                        issued Units which are exchangeable
                                        (subject to certain escrow restrictions) into 9.5% of the Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. See "THE TRUST AND THE
                                        OPERATING PARTNERSHIP - Formation
                                        Transactions."

Robert S. Geiger, a founder of
the Trust and the Operating
Partnership and Chief Operating
Officer of the Trust, the
Operating Partnership and the
Managing Shareholder                    Initial annual compensation of $100,000,
                                        plus health benefits and eligibility to
                                        participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee of the Board of the Trust. In exchange for an initial cash capital contribution to the Operating Partnership and other consideration, Mr. Geiger has been issued Units which are exchangeable
                                        (subject to certain escrow restrictions) into 9.5% of the Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. See "THE TRUST AND THE
                                        OPERATING PARTNERSHIP Formation
                                        Transactions."

Robert L. Astorino, President -
Property of the Operating
Partnership                             Initial annual salary of $150,000, plus
                                        health benefits and eligibility to
                                        participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee of the Board of the Trust.

David E. Williams, Chief Financial
Officer of the Operating
Partnership                             Initial annual salary of $150,000, plus
                                        health benefits and eligibility to
                                        participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee of the Board of the Trust.

Mary E. Keane, Vice President -
Accounting and Strategic Planning
of the Operating Partnership and
Secretary of the Trust                  Initial annual salary of $130,000, plus
                                        health benefits and eligibility to
                                        participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee of the Board of the Trust.

Independent Trustees                    Annual fee of $6,000.

Managing Shareholder                    Annual payment under the Trust
                                        Management Agreement, in an amount equal to up to 1% of gross proceeds from the Cash Offering plus 1% of initial assigned value of Units issued in Exchange Offering, to reimburse the
                                        Managing Shareholder for its operating
                                        expenses relating to the business of the Trust and the Operating Partnership.

Broker-Dealers Participating in
Exchange Offering                       Commission payable to broker-dealers who
                                        assist in the Exchange Offering,
                                        consisting of a number of unregistered
                                        Common Shares equal to 5% of Units
                                        exchanged in the Exchange Offering as a
                                        result of their efforts.

                      DESCRIPTION OF EXCHANGE PARTNERSHIPS

     As its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire limited partnership interests owned by partners in 14 Exchange Partnerships. The Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units for property interests in other Exchange Offering transactions, including property interests held by unaffiliated and interests held by other limited partnerships managed by Affiliates of the Managing Shareholder. Set forth below is a summary of certain information relating to each of the Exchange Partnerships. Each of the partnerships was formed with the objectives to generate current cash flow for distribution to partners from the rental of residential apartments and to provide the opportunity for capital appreciation from the future sale of the residential apartment property. The Corporate General Partners of the Exchange Properties believe these objectives have been substantially achieved. None of the Exchange Partnerships was organized as a tax credit program. The rights and obligations of the limited partners and the Corporate General Partner of each of the Exchange Partnerships under the respective limited partnership agreement is summarized below at "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." For additional information concerning the Exchange Partnerships and their respective property interests, see "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "INITIAL REAL ESTATE INVESTMENTS," the tables herein indexed in the table of contents and Exhibits A, B and D.

Baron Strategic Investment Fund II, Ltd.

     Baron Strategic Investment Fund II, Ltd. was organized as a Florida limited partnership in April 1996. In May 1996, Baron Capital XXXI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Steeplechase Apartment Property located in Anderson, Indiana.

Central Florida Income Appreciation Fund, Ltd.

     Central Florida Income Appreciation Fund, Ltd. was organized as a Florida limited partnership in April 1993. In July 1994, Baron Capital of Florida, Inc. (formerly named Sigma Financial Capital, Inc.), the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,100 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 56-unit residential apartment property referred to as the Grove Hamlet Apartment Property located in Deland, Florida.

Florida Capital Income Fund, Ltd.

     Florida Capital Income Fund, Ltd. was organized as a Florida limited partnership in August 1994. In November 1994, Baron Capital II, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,614 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $807,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 77-unit residential apartment property referred to as the Eagle Lake Apartment Property located in Port Orange, Florida.

Florida Capital Income Fund II, Ltd.

     Florida Capital Income Fund II, Ltd. was organized as a Florida limited partnership in April 1993. In May 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which in the first half of 1994 commenced a private offering of 1,840 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $920,000). (The partnership also issued 160 units to four investors in exchange for property interests acquired by them in an unrelated program which was terminated.) The offering was fully subscribed and closed in July 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 52-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase I) located in Daytona Beach, Florida.

Florida Capital Income Fund III, Ltd.

     Florida Capital Income Fund III, Ltd. was organized as a Florida limited partnership in April 1995. In May 1995, Baron Capital VII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 48-unit residential apartment property referred to as the Bridge Point Apartment Property located in Jacksonville, Florida.

Florida Capital Income Fund IV, Ltd.

     Florida Capital Income Fund IV, Ltd. was organized as a Florida limited partnership in August 1995. In August 1995, Baron Capital V, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 3,640 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 144-unit residential apartment property referred to as the Glen Lake Apartment Property located in St. Petersburg, Florida.

Florida Income Advantage Fund I, Ltd.

     Florida Income Advantage Fund I, Ltd. was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which in February 1994 commenced a private offering of 940 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $940,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 26-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase III) located in Daytona Beach, Florida.

Florida Income Appreciation Fund I, Ltd.

     Florida Income Appreciation Fund I, Ltd. was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became the general partner of the partnership, which in February 1994 commenced a private offering of 205 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $205,000). The offering was fully subscribed and closed in September 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in an 8-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase IV) located in Daytona Beach, Florida.

Florida Income Growth Fund V, Ltd.

     Florida Income Growth Fund V, Ltd. was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,300 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 70-unit residential apartment property referred to as the Blossom Corners Apartment Property (Phase
I) located in Orlando, Florida.

Florida Opportunity Income Partners, Ltd.

     Florida Opportunity Income Partners, Ltd. was organized as a Florida limited partnership in December 1994. In May 1995, Baron Capital III, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 800 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in December 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Camellia Court Apartment Property located in Daytona Beach, Florida.

GSU Stadium Student Apartments, Ltd.

     GSU Stadium Student Apartments, Ltd. was organized as a Florida limited partnership in June 1995. In September 1995, Baron Capital X, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Stadium Club Apartment Property located in Statesboro, Georgia.

Lamplight Court of Bellefontaine Apartments, Ltd.

     Lamplight Court of Bellefontaine Apartments, Ltd. was organized as a Florida limited partnership in February 1996. In March 1996, Baron Capital IX, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 700 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which holds a fee simple interest in a 80-unit residential apartment property referred to as the Lamplight Court Apartment Property located in Bellefontaine, Ohio and an unrecorded second mortgage interest in the property.

Midwest Income Growth Fund VI, Ltd.

     Midwest Income Growth Fund VI, Ltd. was organized as a Michigan limited partnership in March 1996. In March 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 66-unit residential apartment property referred to as the Brookwood Way Apartment Property located in Mansfield, Ohio.

Realty Opportunity Income Fund VIII, Ltd.

     Realty Opportunity Income Fund VIII, Ltd. was organized as a Florida limited partnership in April 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which in February 1994 commenced a private offering of 944 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $944,000). The offering was fully subscribed and closed in June 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 30-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase II) located in Daytona Beach, Florida.

                                 APPRAISAL TABLE



                                                                                        Residential                        Number
                                                                                        Apartment                            of
Partnership                                            General Partner                  Property                         Investors
-----------                                            ---------------                  --------                         ---------
Baron Strategic Investment Fund II, Ltd.               Baron Capital XXXI, Inc.         Steeplechase                         16

Central Florida Income Appreciation Fund,              Baron Capital of Florida,        Grove Hamlet                         51
   Ltd.                                                   Inc.

Florida Capital Income Fund, Ltd.                      Baron Capital II, Inc.           Eagle Lake                           31

Florida Capital Income Fund II, Ltd.                   Baron Capital IV, Inc.           Forest Glen I                        38

Florida Capital Income Fund III, Ltd.                  Baron Capital VII, Inc.          Bridge Point                         32

Florida Capital Income Fund IV, Ltd.                   Baron Capital V, Inc.            Glen Lake                            60

Florida Income Advantage Fund I, Ltd.                  Baron Capital IV, Inc.           Forest Glen III                      46

Florida Income Appreciation Fund I, Ltd.               Baron Capital IV, Inc.           Forest Glen IV                       13

Florida Income Growth Fund V, Ltd.                     Baron Capital XI, Inc.           Blossom Corners I                    49

Florida Opportunity Income Partners, Ltd.              Baron Capital III, Inc.          Camellia Court                       29

GSU Stadium Student Apartments, Ltd.                   Baron Capital X, Inc.            Stadium Club                         38

Lamplight Court of Bellefontaine                       Baron Capital IX, Inc.           Lamplight Court                      27
   Apartments, Ltd.

Midwest Income Growth Fund VI, Ltd.                    Baron Capital of Ohio            Brookwood Way                         7
                                                          III, Inc.

Realty Opportunity Income Fund VIII, Ltd.              Baron Capital IV, Inc.           Forest Glen II                       45
                                                                                                                           ----
                                                                                        Total:                              482

                                                                                                            Number of Units Offered
                                                                              Aggregate Number              to Each Limited Partner
                                                         Appraised           of Units Offered to                 per $1,000 of
                                                         Value of           All Limited Partners              Original Investment
Partnership                                              Property          (initial dollar value)*          (initial dollar value)*
-----------                                              --------          -----------------------          -----------------------
Baron Strategic Investment Fund II, Ltd.                $2,125,000             87,606 ($876,060)                  110 ($1,100)

Central Florida Income Appreciation Fund,               $2,575,887            125,275 ($1,252,750)                119 ($1,190)
   Ltd.

Florida Capital Income Fund, Ltd.                       $2,530,000             88,689 ($886,890)                  110 ($1,100)

Florida Capital Income Fund II, Ltd.                    $2,990,845            117,169 ($1,171,690)                117 ($1,170)

Florida Capital Income Fund III, Ltd.                   $1,610,000             88,503 ($885,030)                  111 ($1,110)

Florida Capital Income Fund IV, Ltd.                    $6,483,079            227,060 ($2,270,600)                125 ($1,250)

Florida Income Advantage Fund I, Ltd.                   $1,940,339            109,434 ($1,094,340)                116 ($1,160)

Florida Income Appreciation Fund I, Ltd.                $  471,679             23,778 ($237,780)                  116 ($1,160)

Florida Income Growth Fund V, Ltd.                      $2,195,000            125,475 ($1,254,750)                109 ($1,090)

Florida Opportunity Income Partners, Ltd.               $1,833,000             84,000 ($840,000)                  105 ($1,050)

GSU Stadium Student Apartments, Ltd.                    $2,800,000            105,000 ($1,050,000)                117 ($1,170)

Lamplight Court of Bellefontaine                        $2,147,000             78,098 ($780,980)                  112 ($1,120)
   Apartments, Ltd.

Midwest Income Growth Fund VI, Ltd.                     $1,764,000             30,513 ($305,130)                  102 ($1,020)


Realty Opportunity Income Fund VIII, Ltd.               $2,173,162            111,108 ($1,111,080)                118 ($1,180)
                                                       -----------          ---------------------
                               Total:                  $33,638,991          1,401,708 ($14,017,080)

----------------------------
* Value of Exchange Partnership less current principal balance of first mortgage and other indebtedness. For purposes of the Exchange Offering, each Unit has an initial assigned value of $10.00. See "THE EXCHANGE OFFERING."

                             SUMMARY OF RISK FACTORS

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see "RISK FACTORS" below.

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 14 Exchange Properties initially targeted for investment in the Exchange Offering, the properties will have a deemed purchase price totaling approximately $33,638,991, comprised of Operating Partnership Units to be issued with an initial assigned value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with an initial assigned value of approximately $10,982,920) have not yet been finally determined. In addition, the Operating Partnership has acquired two properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o The Original Investors in the Operating Partnership serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder and collectively own an amount of Operating Partnership Units which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing and may limit cash available for distribution to Shareholders and Unitholders. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares..

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See "FEDERAL INCOME TAX CONSIDERATIONS."

o    Under certain circumstances described at "FEDERAL INCOME TAX CONSIDERATIONS
     - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and effect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partners are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The [$13,316,000] aggregate book value of the 14 Exchange Properties initially targeted for investment in the Exchange Offering is less than the $33,638,991 total of the initial value assigned to the Operating Partnership Units being offered for interests in the Exchange Properties plus first mortgage and other indebtedness to which the properties are subject, due to depreciation taken against the original price of the properties paid by the Exchange Partnerships and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Properties based on the initial assigned value of the Units offered for such property interests will be less than the return on investment of the properties based on the Exchange Partnerships' book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on substantially the same terms and conditions as his original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                   TAX STATUS

The Operating Partnership

     No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, Tax Counsel has relied on the following factual representations made by the Operating Partnership and the Trust, as its General Partner:

     o The Operating Partnership has not, and will not, elect to be treated as an association taxable as a corporation;

     o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and
          (iii) the description in this Prospectus;

     o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

     o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

     Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax purposes if 90% or more of its gross income consists of passive-type income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be treated as a regulated investment company were it a domestic corporation. A domestic corporation generally will be treated as a regulated investment company only if it is required to be registered under the Investment Company Act of 1940 (the "1940 Act").

     Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect, buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

     The Operating Partnership and the Trust have represented to special tax counsel that the Units of the Operating Partnership will not be traded on an established securities market. Additionally, the Operating Partnership and the Trust have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be required to register under the 1940 Act. Special tax counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%.

In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by an Exchange Limited Partner of a limited partnership interest ("Exchange Partnership Units") to the Operating Partnership in exchange for Operating Partnership Units (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Exchange Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his Exchange Partnership Units at the time of the Exchange and provided that none of the exceptions to non-recognition of gain described at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units" apply. Special tax counsel is unable to issue an opinion as to whether or not a particular Exchange Limited Partner will defer recognition of gain upon the Exchange due to the number of factors that must be considered with respect to each Exchange Limited Partner.

     The Offerees will not receive any cash distributions in connection with the Exchange Offering. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his adjusted basis in his Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Exchange Limited Partner's adjusted tax basis in his partnership interest at such time, the assets that the Exchange Limited Partner originally contributed to the partnership in exchange for such Exchange Partnership Units, the indebtedness, if any, of the Exchange Partnership in which the Exchange Limited Partner owns an interest at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange, and the extent to which the Exchange Limited Partner includes in his basis for his Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See "RISK FACTORS - Adverse Consequences of Failure to Qualify as a REIT" and the Cash Offering Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                 COMPENSATION OF MANAGING PERSONS AND AFFILIATES

     The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will contribute all net proceeds from the sale of Common Shares in the Cash Offering to the Operating Partnership in exchange for an equivalent number of Units, and as the owner of such Units will have the same economic rights and other rights as other Unitholders. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership." The Agreement of Limited Partnership authorizes the Trust to cause the Operating Partnership to issue additional Units to the Unitholders or to third parties or the Trust which have designations, preferences or other special rights that are senior to those of the Unitholders.

     No special fees or commissions were or will be paid to the Managing Shareholder or any affiliates, in connection with the Exchange Offering. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the Exchange Offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units exchanged in the particular transactions as a result of their efforts.

     The following table describes all material fees, compensation, reimbursable expenses and other payments that may be received by the Managing Shareholder, the Independent Trustees and executive officers of the Trust, the Operating Partnership and the Managing Shareholder in exchange for their respective services and expenses incurred in connection with the Cash Offering and preparation of the Prospectus relating thereto, the operation of the Trust and the Operating Partnership and investments investigated, evaluated and consummated by the Trust and the Operating Partnership. The determination of the type and amount of such compensation and payments was not the result of arms'-length negotiation. See "CONFLICTS OF INTEREST."

     The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See Section 1.9(g) of the Declaration of Trust.)

     The Independent Trustees must determine that the total amount of acquisition fees and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property, or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board of the Trust and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration of Trust.)

     The total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) of each of the Trust and the Operating Partnership in any fiscal year may not exceed the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. (See the ________ bullet point on page _____ of this Prospectus and Section 1.9(i) of the Declaration of Trust.)

     The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See
Section 1.9(ee) of the Declaration of Trust.)

     Additional fees that are not described in this Prospectus which may become payable to affiliated parties for goods and services that may be provided to the Trust or the Operating Partnership in the future will require the approval of a majority of the Independent Trustees.

                                                  OFFERING AND ORGANIZATIONAL STAGE

Recipient                              Type of Compensation                                        Maximum Amount
---------                              --------------------                                        --------------

Managing Shareholder (Baron Advisors)  Reimbursement for distribution, due diligence and           Not to exceed $250,000
                                       organizational expenses incurred in connection with the
                                       formation of the Trust and the Operating Partnership and
                                       with the Cash Offering in an amount not to exceed 1% of
                                       gross proceeds from the Cash Offering.

Managing Shareholder                   Reimbursement for legal, accounting and consulting fees     Not to exceed $250,000
                                       and filing, recording, printing, postage and other
                                       miscellaneous expenses incurred in connection with the
                                       Cash Offering in an amount not to exceed 1% of gross
                                       proceeds from the Cash Offering.

Baron Capital Properties, Inc. (the    No compensation will be payable to the Corporate Trustee    Reimbursable expenses are
Corporate Trustee of the Trust)        for performing services on behalf of the Trust at the       expected to be limited to the
                                       direction of the Managing Shareholder; however,             expense of operating an office in
                                       reimbursement will be made for reasonable expenses          Delaware (approximately $1,500
                                       incurred on behalf of the Trust which are approved in       per year initially) as required
                                       advance by the Managing Shareholder.                        by the Delaware Act - see
                                                                                                   "MANAGEMENT - Corporate Trustee."

Managing Shareholder                   The Managing Shareholder and certain Affiliates are         Amount of reimbursable expenses
and Affiliates                         entitled to be reimbursed by the Trust and the Operating    incurred on behalf of the Trust
                                       Partnership for all reasonable direct expenses incurred     and the Operating Partnership.
                                       on behalf of the Trust and the Operating Partnership, as
                                       the case may be, including but not limited to legal,
                                       accounting and consulting fees and other expenses, to
                                       the extent those expenses were incurred by them in
                                       carrying out responsibilities assigned to them under the
                                       Declaration of Trust and the Operating Partnership
                                       Agreement and do not constitute payment for activities
                                       for which they already receive a fee, compensation and
                                       reimbursement as described herein.

                                                   ACQUISITION AND OPERATING STAGE

Recipient                              Type of Compensation                                        Maximum Amount
---------                              --------------------                                        --------------
Managing Shareholder                   Reimbursement for expenses incurred prior to and during     Not to exceed $1,000,000;
                                       the Cash Offering for investigating and evaluating          (reimbursable expenses paid in
                                       investment opportunities for the Trust and the Operating    connection with investment
                                       Partnership (other than the Exchange Properties) and for    activities plus other acquisition
                                       assisting them in consummating their investments, in an     fees and expenses may not exceed
                                       amount not to exceed 4% of gross proceeds from the Cash     6% of the contract purchase price
                                       Offering; payable from available net proceeds of the        for acquisitions unless the
                                       Cash Offering or as cash flow permits as determined by      Independent Trustees determine
                                       the Board of the Trust.                                     that the transaction is
                                                                                                   commercially reasonable).




Managing Shareholder                   Annual payment under the Trust Management Agreement to      Not to exceed $500,000 per year;
                                       reimburse it for its operating expenses relating to the     payable on a monthly basis during
                                       business of the Trust and the Operating Partnership, in     the term of the agreement
                                       an amount not to exceed 1% of gross proceeds of the Cash    beginning June 1, 1998; at its
                                       Offering plus 1% of the initial assigned value of Units     option the Managing Shareholder
                                       issued in connection with the Exchange Offering.            may elect to be paid in Common
                                                                                                   Shares with an equivalent value.

Gregory K. McGrath, a founder of       Initial annual compensation                                 Payable in the form of Common
the Trust and the Operating                                                                        Shares or other securities of the
Partnership and Chief Executive                                                                    Trust or the Operating
Officer of the Trust, the Operating                                                                Partnership in an amount not to
Partnership and the Managing                                                                       exceed 25,000 shares in the
Shareholder                                                                                        initial year of operations to be
                                                                                                   determined by the Executive
                                                                                                   Compensation Committee of the
                                                                                                   Board of the Trust, plus health
                                                                                                   benefits; thereafter, his
                                                                                                   compensation and benefits will be
                                                                                                   determined by the committee. In
                                                                                                   exchange for an initial cash
                                                                                                   capital contribution and other
                                                                                                   consideration, Mr. McGrath has
                                                                                                   been issued Units which are
                                                                                                   exchangeable (subject to certain
                                                                                                   escrow restrictions) into 9.5% of
                                                                                                   the Common Shares outstanding
                                                                                                   after the completion of the Cash
                                                                                                   Offering and the Exchange
                                                                                                   Offering, on a fully diluted
                                                                                                   basis assuming that all then
                                                                                                   outstanding

                                                                                                   Units (other than those owned by
                                                                                                   the Trust) have been exchanged
                                                                                                   into an equivalent number of
                                                                                                   Common Shares. See "The Trust -
                                                                                                   Formation Transactions."


                                              ACQUISITION AND OPERATING STAGE (cont'd)


Recipient                              Type of Compensation                                        Maximum Amount
---------                              --------------------                                        --------------
Robert S. Geiger, a founder of the     Initial annual compensation                                 $100,000, plus health benefits
Trust and the Operating Partnership                                                                and eligibility to participate in
and Chief Operating Officer of the                                                                 any option plan and bonus
Trust, the Operating Partnership                                                                   incentive plan which may be
and the Managing Shareholder                                                                       implemented by the Executive
                                                                                                   Compensation Committee of the
                                                                                                   Board of the Trust. In exchange
                                                                                                   for an initial cash capital
                                                                                                   contribution and other
                                                                                                   consideration, Mr. Geiger has
                                                                                                   been issued Units which are
                                                                                                   exchangeable (subject to certain
                                                                                                   escrow restrictions) into 9.5% of
                                                                                                   the Common Shares outstanding
                                                                                                   after the completion of the Cash
                                                                                                   Offering and the Exchange
                                                                                                   Offering, on a fully diluted
                                                                                                   basis assuming that all then
                                                                                                   outstanding Units (other than
                                                                                                   those owned by the Trust) have
                                                                                                   been exchanged into an equivalent
                                                                                                   number of Common Shares. See "The
                                                                                                   Trust - Formation Transactions."

Robert L. Astorino, President -        Initial annual salary                                       $150,000, plus health benefits
Properties of the Operating                                                                        and eligibility to participate in
Partnership                                                                                        any option plan and bonus
                                                                                                   incentive plan which may be
                                                                                                   implemented by the Executive
                                                                                                   Compensation Committee of the
                                                                                                   Board of the Trust.

David E. Williams, Chief Financial     Initial annual salary                                       $150,000, plus health benefits
Officer of the Operating                                                                           and eligibility to participate in
Partnership                                                                                        any option plan and bonus
                                                                                                   incentive plan which may be
                                                                                                   implemented by the Executive
                                                                                                   Compensation Committee of the
                                                                                                   Board of the Trust.

Mary E. Keane, Vice President -        Initial annual salary                                       $130,000, plus health benefits
Accounting                                                                                         and eligibility to participate in
                                                                                                   any

Accounting and Strategic Planning                                                                  any option plan and bonus
of the Operating Partnership                                                                       incentive plan which may be
                                                                                                   implemented by the Executive
                                                                                                   Compensation Committee of the
                                                                                                   Board of the Trust.

Independent Trustees                   Annual fee                                                  $6,000


                                              ACQUISITION AND OPERATING STAGE (cont'd)

Recipient                              Type of Compensation                                                 Maximum Amount
---------                              --------------------                                                 --------------

Baron Capital Properties, Inc. (the    No compensation will be paid for performing services on     Reimbursable expenses are
Corporate Trustee of the Trust)        behalf of the Trust at the direction of the Managing        expected to be limited to the
                                       Shareholder; however, reimbursement will be made for        expense of operating an office in
                                       reasonable expenses incurred on behalf of the Trust         Delaware (approximately $1,500
                                       which are approved in advance by the Managing               per year initially) as required
                                       Shareholder.                                                by the Delaware Act - see
                                                                                                   "MANAGEMENT - Corporate Trustee."

Managing Shareholder                   Subject to operational limitations on REITs for federal     The compensation, price or fee
and Affiliates                         income tax purposes, the Trust is authorized to contract    payable must be comparable to and
                                       with the Managing Shareholder and Affiliates to provide     competitive with that charged by
                                       goods and services other than those specified herein,       a third party rendering
                                       but  no such contract is contemplated at this time. Any     comparable goods and services
                                       such contract would require, among other things,            which could reasonably be made
                                       that such persons be previously engaged in the              available to the Trust.
                                       business of providing such goods or services as an
                                       ongoing business and that the compensation, price or fee
                                       does not exceed that specified in the third column.

Managing Shareholder                   The Managing Shareholder and certain Affiliates are         Amount of reimbursable expenses
and Affiliates                         entitled to be reimbursed by the Trust and the Operating    incurred on behalf of the Trust
                                       Partnership for all reasonable direct expenses incurred     and the Operating Partnership.
                                       on behalf of the Trust or the Operating Partnership, as
                                       the case may be, including but not limited to legal,
                                       accounting and consulting fees and other expenses, to
                                       the extent those expenses were incurred by them in
                                       carrying out responsibilities assigned to them under the
                                       Declaration of Trust and the Operating Partnership
                                       Agreement and do not constitute payment

                                       for activities for which they already receive a fee,
                                       compensation or reimbursement as described herein.

                              CONFLICTS OF INTEREST

     The Managing Shareholder will use its best efforts to conduct the affairs of the Trust and the Operating Partnership for the benefit of the Shareholders and Unitholders, respectively. However, the Trust and the Operating Partnership are subject to various conflicts of interest arising out of their relationship with the Managing Shareholder, Affiliates of the Managing Shareholder, the Original Investors, the Shareholders and the Unitholders, including but not limited to those described below.

     The Managing Shareholder was formed for the sole purpose of serving as the Managing Shareholder of the Trust. Certain Affiliates of the Managing Shareholder, however, have formed, manage or participate in other partnerships or entities which engage in real estate activities and may acquire and/or develop real estate for their own accounts. Affiliates of the Managing Shareholder are corporate general partners of 48 other Delaware or Florida real estate limited partnerships that were previously organized to invest in separate residential apartment properties and single-family housing and retail projects located in southeastern and mid-western portions of the United States. Of such partnerships, 19 have invested in record title to residential apartment properties or in limited partnership interests in limited partnerships which own a direct or indirect interest in such type of property, 19 have provided or acquired mortgage loans secured by such type of property, five have invested in second mortgage loans to developers of single-family homes, five have invested in second mortgage loans to developers of condominium projects, two have invested in second mortgage loans to shopping center developers and one has invested in a second mortgage for land for development. Generally, each such program has a separate general partner and involves separate projects or phases of projects which have been separately financed and operated on a "stand-alone" basis. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." It is expected that Affiliates of the Managing Shareholder will organize similar programs in the future.

     Certain Affiliates of the Managing Shareholder have sponsored or may sponsor real estate investment limited partnerships which may seek to acquire interests in properties similar to those which the Trust may seek to acquire. In addition, the Trust may attempt to acquire interests in properties from certain partnerships managed by Affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder and are principal Unitholders in the Operating Partnership. Therefore, individually and collectively they have significant influence over the affairs of the Trust and the Operating Partnership which may result in decisions that do not fully represent the interests of all Shareholders and Unitholders. Mr. McGrath is also the sole principal of the corporate general partners of the real estate investment limited partnerships described above, including the Exchange Partnerships, certain of which own interests in residential apartment properties in which the Trust and the Operating Partnership may acquire an interest. The Original Investors also have other business interests, including other real estate investments, and will not devote all of their business time to the operations of the Trust and the Operating Partnership.

     In order to eliminate or minimize conflicts of interest among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their respective Affiliates which may arise in such situations, the Trust has adopted provisions in the Declaration which require that at least a majority of the members of the Board be Independent Trustees and that a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     In addition, the Board of the Trust has adopted a policy designed to eliminate or minimize potential conflicts of interests which may arise in respect of investment opportunities which may be presented to the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership, in accordance with the purposes for which they were organized, only upon fulfillment of the following conditions. First, the requesting party(ies) must deliver to the Board of the Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting the Trust and the Operating Partnership a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party(ies), on the terms and conditions specified in the written proposal. In addition, the requesting party(ies) either (i) must receive written notice from a majority of the disinterested members of the Board (i.e., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that the Trust and the Operating Partnership have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party(ies) that the Trust and the Operating Partnership elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal. The Board of the Trust and the Independent Trustees are responsible for overseeing the policy under the circumstances described above to insure that it is applied fairly to the Trust. However, there can be no assurance that the policies of the Trust and the Operating Partnership will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders.

     In most cases, the management of the Managing Shareholder and its Affiliates is identical. For example, the Chief Executive Officer, sole stockholder and sole director of the Managing Shareholder is Gregory K. McGrath, who is also the President, sole director and sole shareholder of each of the corporate general partners of the investment programs referred to in the second paragraph of this section. See "MANAGEMENT." As a result, the activities of other investment programs organized by Affiliates of the Managing Shareholder may also result in conflicting demands upon the time and effort of the management of the Managing Shareholder in the performance of its duties to the Trust and the Operating Partnership. However, the Managing Shareholder will devote as much attention to the activities of the Trust and the Operating Partnership as is reasonably necessary to manage the m.

     In the event that any dispute arises in which the interests of the Trust or the Operating Partnership and any other programs sponsored by the Affiliates of the Managing Shareholder diverge, the Trust, if necessary, intends to retain separate counsel for each party with an adverse interest.

     The Managing Shareholder, the Original Investors and certain Affiliates are entitled under the Declaration of Trust and other agreements to receive compensation, payments and reimbursements discussed in this Prospectus. Such compensation generally was not determined through a process of arm's length bargaining. The amounts payable and terms of such transactions may not necessarily be determined by reference to costs to the Managing Shareholder, the Original Investors or such Affiliates, independent appraisals or comparable third party transactions. As a result, the compensation or terms may not reflect the fair market value of the services rendered or to be rendered to the Trust or the Operating Partnership by the Managing Shareholder, the Original Investors or Affiliates or the value of the property acquired or disposed of.

     In addition, the level of reimbursable expenses payable to the Managing Shareholder or its Affiliates in connection with the organization and operation of the Trust may be greater or less than compensation or reimbursable expenses payable in connection with the organization and operation of the other investment programs sponsored by such Affiliates.

     The interests of the Shareholders and Unitholders may be inconsistent in some respects with the interests of the Managing Shareholder. The Managing Shareholder and certain of its Affiliates, by reasons of their interests in the Trust and their receipt of compensation and reimbursable expenses from the Trust, have and will have potential conflicts of interest in connection with their performance of certain activities. For example, a transaction such as a sale of the property of the Trust or the Operating Partnership may produce an economic benefit for the Managing Shareholder and/or an Affiliate but adverse tax consequences for the Shareholders and Unitholders. Also, circumstances may arise where termination of business by the Trust or the Operating Partnership may be advantageous to the Managing Shareholder and/or Affiliates, while continuation of the Trust and/or the Operating Partnership might be advantageous to the Shareholders and the Unitholders.

     The Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership will indemnify the Managing Shareholder, Independent Trustees, other members of the Board of the Trust and each of their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees against certain liabilities, and the availability of such indemnification could affect the actions of such indemnified parties. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES - Liability and Indemnification."

     The Managing Shareholder intends to utilize the services of certain suppliers of goods and services for the Trust and the Operating Partnership that have previously provided goods or services to prior investment programs organized by Affiliates of the Managing Shareholder. While such providers of goods and services are unaffiliated with the Managing Shareholder, the existence of previous business relationships may affect the ability of the Managing Shareholder to independently represent the interests of the Trust and the Operating Partnership with respect to such providers of goods and services in light of such other business relationships. While the Managing Shareholder believes that it has represented and will continue to represent the interests of the Trust and the Operating Partnership and believes that there are benefits to utilizing the services of parties with whom the Managing Shareholder has previous experience, Offerees who are concerned about such potential conflicts are advised to request further information from the Managing Shareholder and to independently evaluate such relationships.

     No independent representation has been provided to Offerees to negotiate the terms of the Exchange Offering on behalf of the Offerees, and each Offeree should seek independent advice and counsel before deciding whether to accept the Exchange Offering. However, independent appraisal firms prepared appraisals of each Exchange Property, and the exchange value being offered by the Operating Partnership for each limited partnership interest to be acquired in the Exchange Offering will be based on such appraisals. In addition, the Trust has incorporated into the Declaration of Trust substantially all of the guidelines of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. Such guidelines have been adopted by the securities administrators of numerous states in which the Cash Offering and the Exchange Offering are being made and are designed to protect individual investors in REITs. The provisions of the Declaration of Trust which conform to such guidelines set forth certain guidelines, limitations and restrictions on the Cash Offering and the Exchange Offering and the operations of the Trust and the Operating Partnership. See "SUMMARY OF DECLARATION OF TRUST
- Control of Operations."

     While potential conflicts of interest, including those described herein, may not be entirely eliminated, the Trust believes that any actual conflicts that may arise will not materially affect the obligation of the Managing Shareholder, the Independent Trustees, and any other members of the Board to act in the best interests of the Trust and the Operating Partnership and their Shareholders and Unitholders. See "FIDUCIARY RESPONSIBILITY" and "RISK FACTORS."


                            FIDUCIARY RESPONSIBILITY

     The Managing Shareholder, the Trustees and other members of the Board of the Trust are deemed to be in a fiduciary relationship to the Trust and the Operating Partnership and their Shareholders and Unitholders, respectively, and consequently must exercise good faith and integrity in handling the affairs of the Trust and the Operating Partnership. The Trustees and other members of the Board of the Trust also have a fiduciary duty to the Shareholders and Unitholders to supervise the relationship of the Trust and the Operating Partnership with the Managing Shareholder. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (i.e., class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (i.e., partnership derivative action) to recover damages from third parties. Certain recent cases decided by the Federal courts may also be construed to support the right of a limited partner to bring such actions under Rule 10b-5 issued under the Securities Act of 1933, as amended, for the recovery of damages (including losses incurred in connection with the purchase or sale of a partnership interest) resulting from a breach by a managing entity of its fiduciary duty.

     The foregoing summary is based on statutes, rules and decisions as of the date of this Prospectus and involves a rapidly developing and changing area of the law. Investors who believe that a breach of fiduciary duty by the Managing Shareholder, an Independent Trustee or any other member of the Board has occurred or who have questions concerning the duties of such persons should consult with their own counsel.

     The Declaration of Trust and the Operating Partnership Agreement provides that the Trust and the Operating Partnership, respectively, will indemnify the Managing Shareholder, the Independent Trustees, other members of the Board and their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees against liability arising out of the management of the Trust and the Operating Partnership within the scope of the Declaration of Trust and the Operating Partnership Agreement, as the case may be, unless negligence or misconduct is involved. As a result of these indemnification arrangements, Offerees who accept the Exchange Offering and Shareholders of the Trust have more limited rights of action than they would have absent the limitations in the Declaration of Trust and the Operating Partnership Agreement. The exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See Section 3.7(b) of the Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Shareholder, the Independent Trustees, other members of the Board and their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

     The Managing Shareholder is not permitted to commingle any funds of the Trust or the Operating Partnership with its own funds or the funds of any other person. The Trust and the Operating Partnership are expressly prohibited from making any loans to the Managing Shareholder. The Trust and the Operating Partnership may borrow money from the Managing Shareholder, but only on terms which are competitive with those offered by unrelated lending institutions.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements, including statements regarding, among other items: (i) the anticipated business strategies of the Trust and the Operating Partnership and (ii) the intention of the Trust and the Operating Partnership to acquire property interests in exchange for cash proceeds the Trust receives from the Cash Offering and contributes to the Operating Partnership, Common Shares or Preferred Shares of the Trust, loan proceeds from any debt financings they may effect, any available net operating revenue of the Operating Partnership, and Units of the Operating Partnership in connection with the Exchange Offering and other possible transactions. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors discussed elsewhere in this Prospectus, including, without limitation, under the captions "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP," "SUMMARY OF RISK FACTORS," "RISK FACTORS," "TAX STATUS," "CONFLICTS OF INTEREST," "THE EXCHANGE OFFERING," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES," "INITIAL REAL ESTATE INVESTMENTS," "FEDERAL INCOME TAX CONSIDERATIONS," "SUMMARY OF DECLARATION OF TRUST," and "TERMS OF THE OFFERING." When used in this Prospectus the words "anticipate," "expect," "estimate," "intend," "believe," "project," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, intended, believed or projected. Among the key factors that may have a direct bearing on the business, financial condition and results of operations of the Trust and the Operating Partnership are the effects of risks associated with (i) changes in the competitive marketplace for acquisitions of interests in residential apartment properties, (ii) changes in the performance of the operations of properties in which the Trust and the Operating Partnership acquire an interest, and (iii) the volatility of the trading market for the Common Shares and general economic conditions. The Trust and the Operating Partnership assume no obligation to update such forward-looking statements or to advise of changes in the assumptions and factors on which they are based. Given these uncertainties, offerees are cautioned not to place undue reliance on such forward-looking statements.


                                  RISK FACTORS

     Offerees should carefully consider the following material risk factors, in addition to the other information set forth in this Prospectus, in connection with the Exchange Offering, an investment in the Units being offered hereby and Common Shares in the Trust and the proposed operations of the Trust and the Operating Partnership. See also "SUMMARY OF RISK FACTORS" above.

     Unless the context otherwise requires, the term "Trust" as used herein shall collectively refer to Baron Capital Trust and its affiliate, Baron Capital Properties, L.P., which is making the Exchange Offering pursuant to this Prospectus and which will conduct the real estate operations of the Trust and hold its property interests.

Arbitrary Offering Price

     The offering price of $10.00 per Common Share and the equivalent initial value given to each Unit to be issued in the Exchange Offering have been arbitrarily established by the Trust, and do not necessarily represent a price at which the Common Shares or Units could be resold, if at all. See " - Limited Marketability of Units and Common Shares."

No Separate Representation of Offerees

     The terms of the Exchange Offering were determined by the Trust and the Operating Partnership with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering. As described herein at "THE EXCHANGE OFFERING - Exchange Property Appraisals," appraisals of the fair market value of each of the Exchange Properties to be involved in the initial transactions of the Exchange Offering have been prepared by qualified independent appraisal firms. Offerees should note, however, that appraisals are only opinions of value and cannot be relied upon as measures of realizable value. The amount that a beneficial owner of an Exchange Property might realize from a sale thereof may be more or less than estimates of the value considered by the appraiser, depending upon condition of the property, current and anticipated uses and zoning, financial, economic, market and other considerations that may affect a property's value.

Offerees May Not Have Information Available to Evaluate
Properties Prior to Decision Whether to Accept the Exchange Offering

     In the Exchange Offering, the Operating Partnership will offer to issue registered Operating Partnership Units in exchange for limited partnership interests in limited partnerships which own direct or indirect interests in residential apartment properties. If acquisitions are consummated in respect of all 14 Exchange Properties initially targeted for acquisition in the Exchange Offering, the properties will have a purchase price totaling approximately $33,638,991, comprised of Units to be issued with an initial assigned value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the properties are subject. The properties to be acquired with the balance of the Units to be offered in the Exchange Offering (with an initial assigned value of approximately $10,982,920) have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing Shareholder.

     The Operating Partnership will use a significant portion of the net cash proceeds of the Trust's Cash Offering to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of direct or indirect interests in residential apartment property. As of the date of this Prospectus, $_____ of the net cash proceeds of the Cash Offering (out of gross proceeds of approximately $___________) have been used to acquire beneficial ownership of two properties. For a description of the acquired property interests, see "INITIAL REAL PROPERTY INVESTMENTS - The Acquired Properties." None of the remaining net proceeds and future net proceeds have been committed to specific properties. Although the Operating Partnership has several investment opportunities under review for the application of such proceeds, none of such potential opportunities has developed beyond the negotiating stage. The Operating Partnership may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Operating Partnership may be unable to or may decline to apply the proceeds to any specific investments that may be described in this Prospectus or any amendments or supplements thereto.

     As a result of the foregoing, prior to deciding whether to accept the Exchange Offering, Offerees may not have available sufficient information to evaluate property acquisitions by the Operating Partnership using Units or available net cash proceeds of the Cash Offering. In addition, Offerees will not have any vote in the selection of property investments by the Trust or the Operating Partnership after they accept the Exchange Offering. Consequently, Offerees will be relying upon the judgment of the management of the Trust and the Operating Partnership for such decisions. The actual number of properties in which the Operating Partnership will acquire an interest will depend upon the number of suitable investment opportunities available, the amount of net proceeds from the Cash Offering the Operating Partnership has available to invest, the willingness of Offerees in the Exchange Offering to accept Operating Partnership Units in exchange for their property interests, and the amount of funds and number of Units required for each investment opportunity. See "RISK FACTORS," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "INITIAL REAL ESTATE INVESTMENTS."

Possible Adverse Influence of Original Investors

     Following the completion of the Cash Offering and the Exchange Offering, regardless of the level of sales of Common Shares in the Cash Offering or the level of acceptance of the Exchange Offering, Mr. McGrath and Mr. Geiger, the Original Investors in the Operating Partnership, will each own an amount of Operating Partnership Units which are exchangeable (with certain escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP Formation Transactions") into 9.5% of the Common Shares outstanding after the completion of the offerings (601,080 Common Shares out of total maximum outstanding of 6,327,160 Common Shares), on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Under the Declaration of Trust, no other Shareholder or Unitholder may hold more than 5.0% of the beneficial interest in the Trust. Although a majority of the members of the Board of the Trust will be unaffiliated Independent Trustees as required under the Declaration of Trust, Mr. McGrath serves as the Chief Executive Officer of the Trust and the Operating Partnership and is the Chief Executive Officer, sole stockholder and sole director of the Managing Shareholder, and Mr. Geiger serves as Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. See "MANAGEMENT." Although there is no agreement, understanding or arrangement for such individuals to act together in any manner, they are in a position to exercise significant influence over the affairs of the Trust, the Operating Partnership and the Managing Shareholder if they were to act together in the future. Accordingly, the Original Investors have significant influence over the affairs of the Trust, the Operating Partnership and the Managing Shareholder which may result in decisions that do not fully represent the interests of all Shareholders and Unitholders. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities Conflict of Interest Policies."

Conflicts of Interest

     The Operating Partnership is subject to conflicts of interest arising out of its relationship to the Trust, the Managing Shareholder, Affiliates of the Managing Shareholder, the Original Investors, Shareholders, the Exchange Partnerships and Offerees in the Exchange Offering and other sellers of property interests who receive Units in exchange for their property interests. For example, Mr. McGrath, a founder of the Trust and the Operating Partnership, is also the sole principal of the Corporate General Partners of numerous real estate investment limited partnerships, including the Exchange Partnerships involved in the Exchange Offering which own interests in residential apartment properties in which the Trust and the Operating Partnership may acquire an interest. In addition, certain Affiliates of the Managing Shareholder controlled by Mr. McGrath have sponsored and/or managed, or may in the future sponsor and/or manage, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership may seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, the Trust and the Operating Partnership may attempt to acquire interests in properties from certain other partnerships managed by Affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, as described above at " - Possible Adverse Influence of Original Investors," the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder and have acquired for cash and other consideration a significant number of Units in the Operating Partnership in connection with the formation of the Trust and the Operating Partnership. Therefore, individually and collectively they will have significant influence over the affairs of the Trust, the Operating Partnership and the Managing Shareholder which may result in decisions that do not fully represent the interests of all Shareholders and Unitholders. Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them.

     The Trust has adopted certain policies designed to eliminate or minimize conflicts of interest. These policies include provisions in the Declaration of Trust which require that (i) at least a majority of the members of the Board of the Trust be Independent Trustees and (ii) a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust or the Operating

Partnership and the Managing Shareholder, any other member of the Board of the Trust, or any of their respective Affiliates, including the Exchange Partnerships. In addition, the Board of the Trust has adopted a policy which restricts the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates from pursuing for their own account any residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership unless the Trust and the Operating Partnership have first been given a right of first refusal to participate in the opportunity. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" and " -Conflict of Interest Policies." However, there can be no assurance that these policies will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders. While the conflicts of interest cannot be eliminated, the Trust and the Operating Partnership believe that any actual conflicts will not materially affect the obligation of the Managing Shareholder, the Board and the Independent Trustees to act in the best interests of the Trust, Shareholders, the Operating Partnership and Unitholders. See "CONFLICTS OF INTEREST."

No Assurance of Successful Performance of
Properties to be Acquired in Exchange Offering

     The annual rate of return on investment for 1997 and for the first half of 1998 generated by the Exchange Properties, which are the initial acquisition candidates involved the Exchange Offering ranged between zero and ten percent. The annual rate of return on investment for those periods generated by other residential apartment properties owned by other limited partnerships managed by Affiliates of the Managing Shareholder ranged between zero and twelve percent. Distributions were not made during these periods by certain of the Exchange Partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with the Cash Offering and the Exchange Offering. There can be no assurance that future operations of the Exchange Properties or any other properties in which the Operating Partnership or the Trust acquires a limited partnership or other interest in connection with the Exchange Offering or other transactions will be profitable or that Shareholders who acquire Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will experience returns, if any, comparable to or in excess of those experienced by investors in certain of the Exchange Partnerships or in certain other real estate limited partnerships managed by Affiliates of the Managing Shareholder. There is also no assurance that the current returns of the Exchange Partnerships will be achieved by the Operating Partnership after completion of the Exchange Offering or will be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

Potential Loss of Future Appreciation on Exchange Properties

     In the absence of the consummation of the Exchange Offering, one or more of the Exchange Properties might appreciate in value and might be able to be sold at a later date for more consideration in favor of the Exchange Limited Partners than they would receive under the terms and conditions of the Exchange Offering.

Investors in Successful Exchange Properties Could Lose
Advantage by Combining with Less Successful Exchange Properties

     In connection with the Exchange Offering, Exchange Limited Partners are being offered to exchange their existing limited partnership units in their respective Exchange Partnership for Operating Partnership Units. The number of Operating Partnership Units being offered for an interest in a particular Exchange Partnership has an initial assigned value in the range of 102% to 125% of the amount of an Offeree's original investment in his Exchange Partnership. For purposes of the Exchange Offering, the

Units have been assigned an initial value of $10 per unit, which is the price at which the Trust is currently offering Common Shares in its Cash Offering. The value of Units and Common Shares is linked since holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions.

     The number of Operating Partnership Units being offered in respect of each property differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. Therefore, by accepting the Exchange Offering, Exchange Limited Partners in Participating Exchange Partnerships whose properties are performing relatively better than other properties would lose any such advantage while Exchange Limited Partners in Participating Exchange Partnerships whose properties are performing relatively poorer than the average would correspondingly benefit.

Several Factors Could Have Possible Adverse Effects on Operation of Properties

     The results of operations of the Trust and the Operating Partnership will depend, among other things, upon the quality of opportunities available for investment. It is possible that the properties in which the Trust and the Operating Partnership invest will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. The performance of an investment in the Trust and the Operating Partnership will depend on many factors over which the Trust and the Operating Partnership may have no control, including without limitation the continuation of certain advantageous provisions of federal tax laws, adverse changes in national and local economic conditions, increases in operating costs, adverse local conditions such as decreases in employment or changes in real estate zoning laws and other characteristics of the geographical location of investments of the Trust and the Operating Partnership, which may reduce the desirability of real estate in the area, excessive building, changes in interest rates, the availability of long-term mortgage funds, changes in federal, state or local government laws, regulations, or policies, changes in tax laws, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust or the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, various uninsurable risks, liabilities in tort (which may exceed insurance coverage), acts of God and other catastrophes, hazardous substances and other environmental problems in respect of investments of the Trust and the Operating Partnership, the availability of financing for operating or capital needs and the management capabilities of the management of the Trust, the Operating Partnership, the Managing Shareholder, the Independent Trustees and other members of the Board of the Trust and their respective Affiliates and developers, borrowers and property managers.

     The above factors may also adversely affect the ability of a borrower to meet its repayment obligations to the Trust or the Operating Partnership in connection with Mortgage Loans that may be provided or acquired by them. In the event of a default under such an obligation, the Trust or the Operating Partnership, as the case may be, may experience substantial delays in enforcing its rights as mortgagee and may incur substantial costs associated with protecting its investment. In certain cases, the Trust or the Operating Partnership may be required to acquire title to a property and thereafter to make substantial improvements or repairs in order to maximize the property's investment potential. In such circumstances, the Trust or the Operating Partnership may be required to attempt to borrow or raise additional funds and may not be able ultimately to recover its investment.

     The Trust or the Operating Partnership may provide or acquire Mortgage Loans which provide for the repayment of principal, in whole or in part, in lump-sum "balloon" payments. The borrower's ability to make such payments may depend upon its ability to obtain refinancing or sell a particular property securing the loan. There is no assurance that either replacement financing or a sale can be obtained or completed by the borrower. The borrower's ability to refinance or sell its property will depend on general economic conditions, the value of the property and, in the case of a refinancing, upon the financial strength of the borrower. In the event the borrower fails to make any necessary payment upon maturity or scheduled payments as they become due, the Trust or the Operating Partnership may be compelled to institute foreclosure proceedings.

     Each of the Trust and the Operating Partnership expects that Mortgage Loans it provides or acquires which are secured by residential apartment properties would generally be made on a non-recourse basis under which the other participants in respect of the property would not be responsible for the debt and it would be able to look only to the unencumbered assets of the property for repayment. In some cases, the Trust or the Operating Partnership is expected to be secured by a Junior Mortgage that is subordinated to a Senior Mortgage. In that case, in the event of a default on the Senior Mortgage, the Trust or the Operating Partnership may find it necessary to make payments to prevent foreclosure on the Senior Mortgage, without necessarily improving its position with respect to the underlying real property. Failure to make such payments could result in foreclosure on the Senior Mortgage and the extinguishment of the Junior Mortgage in favor of the Trust or the Operating Partnership. In such event, the entire investment of the Trust or the Operating Partnership in the property could be lost. In addition, non-payment of any Junior Mortgage Loan that may be provided or acquired by the Trust or the Operating Partnership may constitute an event of default to a borrower under the underlying Senior Mortgage Loan(s), and such Senior Mortgage Loan(s) may have to be repaid by the borrower before Shareholders and Unitholders will receive any return on their investment in Common Shares and Units, respectively. Furthermore, Mortgage Loans will not be insured or guaranteed by governmental agencies or otherwise.

     If the Trust or the Operating Partnership owns real property directly, it may be on a pari passu basis with other investors. In the event of a default under such an investment, its remedies may be limited by the size of its investment relative to that of other participants.

No Assurance of Avoiding Operating Losses

     There can be no assurance that the Trust or the Operating Partnership will be able to avoid operating losses in the future in respect of properties in which it acquires an interest or that a Shareholder's investment in the Trust or a Unitholder's investment in the Operating Partnership will be recovered. In order for the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders from revenue generated by acquired residential apartment properties, certain occupancy percentages and rental rates will need to be achieved and expense levels maintained. No assurance can be given that these percentages, rates or expenses can be achieved or maintained. If the properties do not achieve and maintain such occupancy percentages at such rates, the ability to make cash distributions to Shareholders and Unitholders may be eliminated. No assurance can be given that rental increases can be instituted while maintaining acceptable occupancy levels. If the Trust or the Operating Partnership fails to generate sufficient gross income, it may find it necessary to attempt to borrow funds for operating capital or other purposes. The availability of additional financing to the Trust or the Operating Partnership is partially dependent upon general economic conditions, the value of property interests and the financial strength of the Trust and the Operating Partnership. See " - Debt Service Obligations Could Adversely Affect Cash Flow."

Several Factors Could Have Possible Adverse
Effects on Distributions to Shareholders and Unitholders

     Distributions to Shareholders and Unitholders will be based principally on cash available for distributions from properties in which the Trust and the Operating Partnership invest. Increases in rents under leases of properties acquired will increase the cash available for distribution to Shareholders and Unitholders. In contrast, the amount available to make distributions may decrease if rental rates are lowered or if properties acquired yield lower than expected returns. See also "Several Factors Could Have Possible Adverse Effects on Operations of Properties."

     The distribution requirements for REITs under federal income tax laws may limit the ability of the Trust and the Operating Partnership to finance future acquisitions and capital improvements of properties without additional debt or equity financing. If the Trust or the Operating Partnership incurs indebtedness in the future, it will require additional funds to service such indebtedness and, as a result, amounts available to make distributions may decrease. Distributions by the Trust and the Operating Partnership will also be dependent on a number of other factors, including the financial condition of the Trust and the Operating Partnership, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the Trust deems relevant. In addition, the Trust and the Operating Partnership may issue from time to time additional Common Shares, Preferred Shares, Units or debt securities in connection with the acquisition of property interests or in certain other circumstances. No prediction can be made as to the number of such securities which may be issued, if any, and, if issued, the effect on cash available for distribution, on a per Share or per Unit basis, to Shareholders and Unitholders, respectively. Such issuances, if any, could have a dilutive effect on cash available for distribution on a per Share and per Unit basis to Shareholders and Unitholders.

     To obtain the favorable tax treatment associated with REITs, the Trust generally will be required to distribute to its Shareholders at least 95% of its taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) each year. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. In addition, the Trust will be subject to tax at regular corporate rates to the extent that it distributes less than 100% of its taxable income (including net capital gains). The Trust will also be subject to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year, are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. Pursuant to the 1997 Act, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and
(iii) the tax basis of a Shareholder's Shares would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains.

     The Trust intends to make distributions to its Shareholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the non-deductible excise tax. Differences in the timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments, could require the Trust to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. See Section 1.9 of the Declaration of Trust.

Distributions to Shareholders and Unitholders Adversely
Affected by Poor Operating Results of Operating Partnership

     Net cash proceeds from the issuance of Common Shares by the Trust in connection with the Cash Offering and net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units. The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage ownership of Units. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders of the Operating Partnership, including the Original Investors and offerees in the Exchange Offering who elect to receive Units in exchange for their respective limited partnership interests in real estate limited partnerships, will own the remaining economic interest in the Operating Partnership (other than the Trust's 1% interest as General Partner of the Operating Partnership).

     Distributions of available cash flow to Shareholders of the Trust and Unitholders of the Operating Partnership will be dependent upon the operating profits generated by the Operating Partnership. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any conversion of Units into Common Shares or any exercise of Common Share purchase warrants issued by the Trust to the Dealer Manager and participating broker-dealers in the Cash Offering), immediately upon the completion of the offerings, the Shareholders (including Shareholders who acquire Common Shares in the Cash Offering and certain broker-dealers who effect transactions in connection with the Exchange Offering and receive unregistered Common Shares as commissions) would receive approximately 41.5% of any distributions made by the Operating Partnership; the Unitholders (including Offerees who accept the Exchange Offering and the Original Investors) would receive the remaining approximately 58.5% of such distributions. The actual percentage allocation of any cash distributions between the Shareholders and the Unitholders will be dependent upon the number of Common Shares and Units outstanding as of the date of the particular cash distribution, which in turn will be dependent upon (i) the actual mix of the number of Common Shares which are issued in the Cash Offering and the number of Units which are issued in the Exchange Offering and (ii) the number of issued Units which have been exchanged by their holders into Common Shares as of the date of the particular cash distribution. See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

Competition

     The Trust and the Operating Partnership will be competing for suitable investments with other financial institutions such as banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other real estate developers, managers, owners, and investment vehicles, which may have investment objectives similar to those of the Trust and the Operating Partnership. See "INVESTMENT OBJECTIVES AND POLICIES." Many of these competitors will have greater resources than the Trust and the Operating Partnership and some may have, or may have access to, more extensive real estate and financial experience than do the Managing Shareholder, the Independent Trustees, any other members of the Board of the Trust, and executive officers of the Trust, the Operating Partnership and the Managing Shareholder.

     It is expected that all properties in which the Trust and the Operating Partnership will invest will be located in developed areas that include other residential apartment properties. Certain of these competitive apartment properties may be owned by limited partnerships managed by Affiliates of the Managing Shareholder. The number of competitive apartment properties in a particular area could have a material effect on the ability of the Trust and Operating Partnership to lease apartment units to tenants at such properties and on the rents charged. The Trust and the Operating Partnership may be competing for tenants with others that have greater resources than the Trust and the Operating Partnership and whose officers and directors have more experience than the officers of the Trust and the Operating Partnership and members of the Board of the Trust, including the Managing Shareholder and the Independent Trustees. In addition, other forms of multifamily residential properties provide housing alternatives to potential tenants of residential apartment properties.

Lack of Liquidity of Real Estate

     Real estate investments are relatively illiquid, and, therefore, the Trust and the Operating Partnership will have limited ability to vary their portfolio quickly in response to changes in economic or other conditions. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the ability of the Trust and the Operating Partnership to sell properties without adversely affecting distributions to the Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - Gross Income Tests."

Cash Distributions Could be Reduced by Cost of Capital Improvements

     Properties in which the Trust and the Operating Partnership may invest will vary in age and require capital improvements regularly. The cost of such capital improvements (including capital improvements that may be required in respect of properties in which the Trust and the Operating Partnership intend to acquire an interest from real estate limited partnerships managed by Affiliates of the Managing Shareholder in connection with the Exchange Offering) may be funded out of the net proceeds of the Cash Offering and other securities offerings, available cash flow of the Trust and the Operating Partnership or borrowed funds. If the costs of improvement, whether required to attract and maintain tenants or to comply with governmental requirements, substantially increases, cash available for distribution to Shareholders and Unitholders could be reduced.

Real Estate Investments May Fail to Perform to Expected Level

     The Trust and the Operating Partnership intend to actively seek to acquire interests in residential apartment properties to the extent they can be acquired on advantageous terms and meet their investment criteria. See "INVESTMENT OBJECTIVES AND POLICIES." Acquisitions in respect of such properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any real estate investment.

     The Trust and the Operating Partnership will acquire property interests from time to time in exchange for cash or unissued Units, Common Shares or other securities. They will obtain appraisals with respect to the market value of any property interest that they acquire or an opinion as to the fairness of the allocation of Units in the Operating Partnership or other consideration payable to sellers of property interests. Appraisals and fairness opinions are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of the aggregate percentage interests in the Operating Partnership paid to persons contributing assets to it in exchange for Units is equivalent to the value the Trust and the Operating Partnership will realize from those contributions, that the initial public offering price of the Cash Offering will reflect the fair market value of the Common Shares purchased in the Cash Offering or that the cash price for any property interests acquired by the Trust and the Operating Partnership is fair and reasonable.

     Subject to the REIT provisions of the Code and regulations issued thereunder and certain limitations set forth in Section 1.9 of the Declaration of Trust, the Trust and the Operating Partnership will also be authorized to invest in raw land, stocks, bonds, notes, partnership interests and other securities, and thus will be dependent to a lesser extent upon the satisfactory performance of such assets and securities. See "FEDERAL INCOME TAX CONSIDERATIONS" for a description of the REIT provisions of the Code and regulations issued thereunder and Section 7.4 of the Declaration of Trust regarding such permitted investments.

Debt Service Obligations Could Adversely Affect Cash Flow

     The Trust and the Operating Partnership will be subject to the risks normally associated with debt financing, including the risks that cash flow will be insufficient to meet required payments of principal and interest on any indebtedness, the risk that the interest rates on any adjustable interest rate indebtedness will increase, the risk that indebtedness secured by properties in which the Trust or the Operating Partnership own an interest will not be refinanced at maturity or that the terms of such refinancing will not be as favorable as the terms of such indebtedness. If the Trust or the Operating Partnership were unable to refinance its indebtedness on acceptable terms, if at all, it might be forced to dispose of one or more of its properties upon disadvantageous terms, which might result in losses to it and might adversely affect the cash available for distribution to Shareholders and Unitholders. If prevailing interest rates or other factors at the time of the refinancing result in higher interest rates on refinancings, the interest expense of the Trust or the Operating Partnership, as the case may be, would increase, which would adversely affect its cash flow and its ability to pay distributions to Shareholders and Unitholders. Further, if a property is mortgaged to secure payment of indebtedness, and the Trust or the Operating Partnership is not able to meet mortgage payments, or is in default under the related mortgage or deed of trust, such property could be transferred to the mortgagee, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases, or pursue other remedies, all with the consequence of loss of income and asset value to the Trust or the Operating Partnership. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Trust's ability to meet the REIT distribution requirements of the Code.

     In connection with the acquisition by the Trust or the Operating Partnership of an equity interest in a given property, it may assume the seller's obligations under any underlying Mortgage Loan or obtain Mortgage financing in connection with the acquisition. Any such loan would be secured by the property acquired and may require a "balloon" payment upon the maturity of its term. The ability of the Trust or the Operating Partnership to repay such obligation may be dependent on its ability to obtain adequate long-term refinancing or equity financing or to sell the property at or prior to the maturity date. There is no assurance that either replacement debt or equity financing or a sale could be obtained, and the Trust or the Operating Partnership could suffer a complete loss of its investment if neither a sale nor such replacement financing could be obtained. The ability to obtain refinancing will be dependent upon general economic conditions, the value of the property and the financial strength of the Trust and the Operating Partnership. There is no assurance that any such property could be refinanced upon the maturity of any replacement debt. Failure to obtain the refinancing necessary to make the foregoing payment when due, or to make any scheduled payments due with respect to any obligation secured in whole or in part by the property, could result in a foreclosure and loss of the property, and the Trust or the Operating Partnership could suffer a complete loss of its investment in the property. See "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     Under the Declaration of Trust, the Trust and the Operating Partnership may incur aggregate borrowings in an amount up to 300% of the amount of their respective net assets, except where the Trust determines that a higher level of borrowing is appropriate. Therefore, the Trust and the Operating Partnership could become highly leveraged, increasing the risks of leverage as described above. There can be no assurance that the ratio of debt to any measure of asset value of the Trust and the Operating Partnership will maximize the level of distributions to Shareholders and Unitholders.

Adverse Affects of Under-performing Mortgage Investments

     The Trust and the Operating Partnership may invest in mortgages, either by providing mortgage financing or acquiring mortgages. Mortgage investments are subject to the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the amounts owed, and the risk that interest rates payable to the Trust or the Operating Partnership on the mortgages may be lower than its cost of funds. If the Trust or the Operating Partnership invested in mortgages and if any of the above occurred, the ability to make distributions to Shareholders and Unitholders could be adversely affected.

     Any subordinated Mortgage Loan the Trust or the Operating Partnership may provide or acquire may or may not be recorded. If any particular Mortgage is not recorded, the security interest of the Trust or the Operating Partnership, as the case may be, in such Mortgage would not be perfected and it would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instrument which will be entered into in connection with any Mortgage Loan proposed to be provided or acquired by the Trust or the Operating Partnership will generally restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with the Mortgage to be held by it.

Possible Adverse Effects as a Result of Loss of Key Management

     The Trust and the Operating Partnership will be dependent upon the efforts of management of the Trust, the Operating Partnership and the Managing Shareholder (primarily Gregory K. McGrath, Robert S. Geiger, Robert L. Astorino, David E. Williams and Mary E. Keane) and other members of management (including, without limitation, the Independent Trustees and any other members of the Board of the Trust). While the Trust believes that it could find replacements for such management, the loss of their services could have an adverse effect on the business, financial condition and operating results of the Trust and the Operating Partnership. In addition, each of Mr. McGrath and Mr. Geiger has other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder.

Uncertainty of Successful Completion of Cash Offering and Exchange Offering

     In the Cash Offering the Trust is offering for sale to the public 2,500,000 Common Shares at $10 per share (maximum gross proceeds of $25,000,000). In the Exchange Offering, the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests in limited partnerships which own direct or indirect interests in residential apartment properties. To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units, and the Trust has registered an additional 2,500,000 Common Shares into which holders of Units may exchange such Units, subject to certain conditions.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold title to property interests acquired. The Trust will contribute to the Operating Partnership the net cash proceeds from the sale of Common Shares in the Cash Offering in exchange for an equivalent number of Units. The Operating Partnership will use a portion of the net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units (i) to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Trust or the Operating Partnership acquires an interest and (iii) for working capital purposes. Therefore, the successful performance of the Operating Partnership will be largely dependent upon the successful completion of the Cash Offering.

     It is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust. In addition, during the period of the Cash Offering and the Exchange Offering there may be ongoing unregistered private offerings by real estate limited partnerships sponsored and managed by Affiliates of the Managing Shareholder. Therefore, despite the different nature and scope of proposed activities of the Trust and such partnerships, the Trust will be competing with such unregistered offerings to sell investment securities to prospective Investors with the possible adverse effect that the Trust will sell fewer Common Shares in the Cash Offering than otherwise might be the case absent such unregistered offerings. See " - Conflicts of Interest."

     As a Unitholder, the Trust will have an economic interest in the Operating Partnership which will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. Thus, the performance of an investment in Common Shares will depend in large part upon successful completion of the Exchange Offering and profitable operating results of the properties in which the Operating Partnership acquires an interest.

     In addition, the Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. Moreover, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the acquisition of Exchange Partnership Units with an initial assigned value of at least $6,000,000. As a result, there can be no assurance that a significant number of Offerees will accept the terms of the Exchange Offering or that any properties acquired in the Exchange Offering will generate operating profits sufficient to permit the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders. See " - Several Factors Could Have Possible Adverse Effects on Operation of Properties," " - Real Estate Investments May Fail to Perform to Expected Level" and " - No Assurance of Avoiding Operating Losses."

     In addition, the Trust and the Operating Partnership will incur significant operating expenses. Among such expenses is total annual cash compensation payable to the executive officers of the Trust and the Operating Partnership of $536,000. The amount of executive compensation and other payroll expenses will remain significant in relation to the net asset value and operating cash flow of the Operating Partnership until the Trust sells a substantial portion of the Common Shares being offered in the Cash Offering and the Exchange Partnership completes transactions in the Exchange Offering in respect of a substantial number of properties. Furthermore, regardless of the operating results of the Trust and the Operating Partnership, the Managing Shareholder will be entitled to be reimbursed up to $1,000,000 (an amount not to exceed 4% of gross offering proceeds in the Cash Offering) for expenses incurred prior to and during the Cash Offering for investigating, evaluating and consummating investments and up to $500,000 (an amount not to exceed 1% of gross proceeds in the Cash Offering plus 1% of initial assigned value of Units issued in the Exchange Offering) for expenses incurred each year relating to the operations of the Trust and the Operating Partnership. The ability of the Trust and the Operating Partnership to continue to cover operating expenses will be dependent upon the success of the Cash Offering and the Exchange Offering and the performance of properties interests acquired.

Limited Marketability of Units and Common Shares

     Although Operating Partnership Units to be issued in the Exchange Offering and Trust Common Shares issued and to be issued in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely transferable (subject to certain restrictions described below), a public market is not expected to develop for such Units, and such Common Shares have not yet been registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a stock exchange. The Trust will apply for listing on the American Stock Exchange ("AMEX") of Common Shares to be issued in connection with the Cash Offering and Common Shares into which Units issued in the Exchange Offering will be exchangeable, and anticipates it will qualify for listing prior to the end of the second quarter of 1999. However, there can be no assurance that the Common Shares will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing. Thus, there can be no assurance that an active trading market will develop after the offerings.

     Accordingly, an Offeree should participate in the Exchange Offering only as a long-term investment and should be prepared to remain a Unitholder or Shareholder indefinitely. In addition, to facilitate the Trust's continued compliance with federal tax laws and regulations governing REIT's, the Declaration of Trust contains significant restrictions relating to the ownership and transfer of Shares. See " - Limits on Ownership and Transfers of Shares," "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer," and
Article 2A of the Declaration of Trust.

     Furthermore, the initial public offering price of Common Shares being offered in the Cash Offering and the initial assigned value of the Units to be issued in the Exchange Offering may not be indicative of the market price for Common Shares after completion of the Cash Offering and the Exchange Offering.

Possible Adverse Effect on Market Price as a Result of
Availability of Units and Common Shares for Future Sale

     Future sales or issuances of a substantial number of Common Shares and/or Units following the completion of the Cash Offering and the Exchange Offering, or the perception that such sales or issuances could occur, could adversely affect then prevailing market prices for Common Shares. In addition to up to 2,500,000 Common Shares to be issued in the Cash Offering, up to approximately 1,200,000 Units (exchangeable into an equivalent number of Common Shares subject to conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP- Formation Transactions") have been issued to the Original Investors in the Operating Partnership in connection with its initial capitalization. The Original Investors have deposited their Units into a security escrow account for a period of six to nine years following the date of the Cash Offering Prospectus (May 15, 1998), subject to earlier release if the Trust achieves certain operating results described at "THE TRUST AND THE OPERATING PARTNERSHIP- Formation Transactions." The practical effect of such escrow arrangement is that the Original Investors may not exchange such Units for an equivalent number of Common Shares and then sell such Common Shares while the Units are subject to such arrangement.

     In addition, up to 2,500,000 Units (exchangeable into an equivalent number of Common Shares) may be issued in the Exchange Offering to owners of limited partnership interests in limited partnerships which own direct or indirect interests in residential apartment properties, in exchange for such partnership interests. The Executive Compensation Committee of the Board of the Trust may also vote to reserve additional Common Shares or Units for issuance in connection with employee and management option plans that may be adopted by the committee. See "MANAGEMENT - Option Plan" and "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

Possible Adverse Effect of Market Interest Rates on Common Share Prices

     One of the factors that may influence the price of the Common Shares in public markets will be the annual yield from dividend distributions made by the Trust and the Operating Partnership to Shareholders and Unitholders, respectively. Thus, following the completion of the Cash Offering and the Exchange Offering, an increase in market interest rates may lead future purchasers of Common Shares to demand a higher annual yield, which could adversely affect the market price of the Common Shares.

Potential Adverse Tax Consequences

     Unfavorable resolution of any of a number of tax issues could adversely affect Unitholders and Shareholders. The following is a summary of the principal tax risks of an investment in the Operating Partnership and the Trust, respectively. For a more detailed description of the Federal income tax consequences and the tax-related risks of an investment in the Operating Partnership and the Trust, respectively, see "FEDERAL INCOME TAX CONSIDERATIONS." Neither the Trust nor the Operating Partnership has obtained or expects to request a letter ruling from the IRS as to the classification and treatment of the Operating Partnership and the Trust, respectively, for federal tax considerations described herein, or any other tax matters. The Trust has obtained the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and representations, it will qualify as a REIT for federal income tax purposes. The Operating Partnership has obtained the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Operating Partnership and based on certain other assumptions and representations, it will be classified as a partnership for federal income tax purposes. Neither of these opinions is binding on the IRS or on any court. Offerees are advised to consult with and rely upon their own legal, tax and investment advisor regarding how an investment in the Operating Partnership and the Trust will affect them.

     Taxation of the Trust as a Corporation if It Fails to Qualify as a REIT

     The Trust intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1998. Although the Managing Shareholder believes that the Trust will be organized and will operate in such a manner, no assurance can be given that the Trust will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions of which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Trust's control. For example, in order to qualify as a REIT, at least 95% of the Trust's gross income in any year must be derived from qualifying sources and the Trust must pay distributions to Shareholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form (as the Trust will do). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Trust has been advised by special Tax Counsel regarding various issues affecting the Trust's ability to qualify, and continue to qualify, as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust" and "LEGAL MATTERS." No assurance can be given that actual operating results will meet the REIT requirements.

     If the Trust fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any such year will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to Shareholders will be taxed as ordinary income. Moreover, unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Trust available for investment or distribution to Shareholders because of the additional tax liability to the Trust for the years involved. In addition, distributions to Shareholders would no longer be required to be made. "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

     Taxation of the Operating Partnership as a Corporation if It Fails to be Classified as a Partnership

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and it net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

     Deferral of Gain from Exchange Offering Subject to Certain Exceptions

     Deferral of recognition of gain upon the contribution to the Operating Partnership of Exchange Partnership Units by an Exchange Limited Partner in exchange for Operating Partnership Units (the "Exchange") will not apply in all circumstances. If any of the following circumstances apply, gain will be recognized currently rather than being deferred:

1. Any decrease in an Exchange Limited Partner's share of liabilities of an Exchange Partnership, if not offset by a corresponding increase in the Exchange Limited Partner's share of Operating Partnership liabilities, could cause the Exchange Limited Partner to recognize taxable gain as a result of the Exchange Limited Partner being deemed to have received a cash distribution from the Exchange Limited Partnership. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under Section 721 or Section 731 of the Code. A decrease in an Exchange Limited Partner's share of Operating Partnership liabilities (and the resulting deemed cash distribution) might occur upon a repayment of part or all of the liabilities of an Exchange Partnership following the Exchange.

2. A contribution of Exchange Partnership Units that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

3.   A distribution of "marketable securities" under Section 731(c) of the Code.

4.   Recapture under Section 465(e) of the Code.

5. A contribution of Exchange Partnership Units if the Operating Partnership would be treated as an investment company (within the meaning of Section
     351) if the Operating Partnership were incorporated.

See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

     Investors Liable for State and Local Taxes

     Each Investor will also be liable for state and local income taxes payable in the state or locality in which the Investor is a resident or doing business or in a state or locality in which the Trust or the Operating Partnership conducts or is deemed to conduct business. Depending upon the state in question, an Investor who pays such taxes in a foreign state may be entitled to receive a credit for all or a portion of such amount paid against any income taxes payable in his state of residence. Thus each Investor will likely be required to file multiple state income tax returns as a result of his investment in the Trust or the Operating Partnership.

     EACH OFFEREE IS URGED AND EXPECTED TO CONSULT WITH HIS PERSONAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES RELATED TO AN INVESTMENT IN THE TRUST AND THE OPERATING PARTNERSHIP.


Non-participating Limited Partners in Participating Exchange Partnerships Will Have Significant Influence over Certain Actions of the Partnerships

     Following the completion of the Exchange Offering, each Exchange Limited Partner in a Participating Exchange Partnership who elects not to accept the Exchange Offering ("Non-participating Limited Partner") will retain his existing interest in the partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in their respective partnership agreement. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." Although Non-participating Limited Partners in any particular Participating Exchange Partnership together will hold no more than 10% of the limited partnership interest in the partnership, they will have significant influence over certain activities of the partnership and the Operating Partnership by virtue of certain partnership agreement amendments in favor of the Non-participating Limited Partners which will be made upon completion of the Exchange Offering. The purpose of the amendments is to permit Non-participating Limited Partners in Participating Exchange Partnerships the opportunity to vote as a class whether to approve certain actions which the Operating Partnership might otherwise unilaterally cause a particular Participating Exchange Partnership to take by exercising the Operating Partnership's voting rights in its capacity as a likely large minority holder or majority holder of limited partnership interests in the partnership following the Exchange Offering.

     As described in further detail in this Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," the partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement relating to the partnership prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval.

     As a result of such amendments, Non-participating Limited Partners in a Participating Exchange Partnership will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

Possible Dilution as a Result of Issuance of Additional Securities

     The Trust and the Operating Partnership have authority to offer authorized but unissued Shares (which may be comprised of Common Shares and/or Preferred Shares in the discretion of the Trust), debt securities and Units in exchange for property, cash or otherwise. In order to facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units and the Trust has registered an additional 2,500,000 Common Shares into which such Units are exchangeable by their holders, subject to certain restrictions. In addition, the Trust intends to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Cash Offering (May 18, 1998) if management determines that suitable property acquisition opportunities are available at attractive prices and such an offering would fulfill its cost of funds requirements. Offerees who acquire Operating Partnership Units in connection with the Exchange Offering will have no preemptive rights to acquire any such additional Shares, debt securities or Units, and could suffer dilution as a result of subsequent issuances of securities. See Article 2 of the Declaration of Trust and Section 4.2 of the Operating Partnership Agreement.

     In addition, in connection with the formation of the Trust and the Operating Partnership, each of Mr. McGrath and Mr. Geiger, the Original Investors, has received an amount of Units in the Operating Partnership which are exchangeable (subject to escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration. Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will pay a higher price per Common Share and Unit than the Original Investors paid for their Units. As a result of the issuance of such Units to the Original Investors and the use of a portion of the gross proceeds of the Cash Offering to cover expenses of the Cash Offering and the Exchange Offering and to reimburse the Managing Shareholder for reimbursable expenses incurred prior to and during the Cash Offering for investigating, evaluating and consummating investments of the Trust and the Operating Partnership, purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will experience immediate dilution in their investment in the Trust and the Operating Partnership, respectively.

     To the extent that the Trust and the Operating Partnership issue additional securities in the future (including, without limitation, Common Shares purchased by broker-dealers who exercise warrants to purchase Common Shares received as partial compensation for their services in connection with the Cash Offering), there will be further dilution. See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership." In addition, the Exchange Properties involved in the initial transactions of the Exchange Offering have not previously been put on the market for sale by the Exchange Partnerships, and the acquisition of beneficial ownership of such properties by the Operating Partnership at their estimated appraised value may result in the properties being carried at a value above or below what may be obtainable in the market. Moreover, any acquisition of property interests in the Exchange Offering above their carrying value would result in deferred gains to the sellers and could reduce the potential returns on investment results for the Operating Partnership.

Limits on Ownership and Transfers of Common Shares and Units
Which May Delay or Prevent a Takeover Offering a Premium Price

     In order for the Trust to maintain its qualification as a REIT, not more than 50% in value of the outstanding Shares and Units may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, after the first taxable year for which a REIT election is made, the Trust's Shares must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if the Trust, or an owner of 10% or more of the Trust, actually or constructively, owns 10% or more of a tenant of the Trust (or a tenant of any partnership in which the Trust is a partner), the rent received by the Trust (either directly or indirectly through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." In order to protect the Trust against the risk of losing REIT status due to a concentration of ownership among Shareholders and Unitholders, the Declaration of Trust limits actual or constructive ownership of Shares and Units by any single Shareholder (other than the Original Investors) to 5% (the "Limit") of the then outstanding Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer." The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. The Managing Shareholder will waive the Limit with respect to a particular Shareholder if it is satisfied, based upon the foregoing, that ownership by such Shareholder in excess of the Limit would not jeopardize the Trust's status as a REIT and the Managing Shareholder otherwise decided that such action would be in the best interests of the Trust.

     Actual or constructive ownership of Shares in excess of the Limit, or with the consent of the Managing Shareholder, such other limit, will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of Shares in excess of the Limit, or, with the consent of the Managing Shareholder, such other limit, as applicable. Such purported transferee or owner would have no right to vote such Shares or be entitled to dividends or other distributions with respect to such Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer" and Article 2A of the Declaration of Trust for additional information regarding the Limit.

     The foregoing ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. See "CAPITAL STOCK OF THE TRUST
- Restrictions on Ownership and Transfer" and Article 2A of the Declaration of Trust for additional information regarding the ownership limitations.




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Lack of Liquidity of Retained Interest in an
Exchange Partnership Following the Exchange Offering

     Exchange Limited Partners who elect not to accept the Exchange Offering will retain their limited partnership interest in their respective Exchange Partnership with substantially the same rights they had prior to the offering. Following the Exchange Offering, limited partnership interests retained in any Participating Exchange Partnership by Non-participating Limited Partners are likely to remain extremely illiquid because such interests will represent a small minority interest (10% or less) in the partnership and because of the uncertainty whether the property would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly Exchange Limited Partners in such partnership who accept the Exchange Offering if the Trust sold a property interest in the short term.

No Operating History

     Operating Partnership Units being offered in the Exchange Offering and Trust Common Shares into which such Units are exchangeable must be considered speculative investments, and there can be no assurance that the Trust will fulfill its investment objectives. The Trust, the Operating Partnership and the Managing Shareholder have no significant operating history. In addition, the assets of the Trust and the Operating Partnership will consist primarily of direct or indirect equity or debt investments they may make in respect of particular residential apartment properties and thus will be largely dependent upon the successful operation of such properties. Management of the Trust, the Operating Partnership and the Managing Shareholder, however, has substantial prior experience in and knowledge of the residential apartment property market and its financing, and has significant experience in the management of investment programs.

Limited Participation Rights of Shareholders and Unitholders in Management

     Management of the Trust and the Operating Partnership is vested in the Managing Shareholder, subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. Shareholders and Unitholders will generally not have the right to participate in the management of the Trust and the Operating Partnership and their property interests or in the decisions of management relating to their investments. See Sections 1.9, 6.1 and 7.1 of the Declaration of Trust. Although the members of the Board of the Trust owe fiduciary duties to the Trust, their failure to enforce the material terms of any agreements entered into by the Trust and the Operating Partnership, particularly the indemnification provisions and remedy provisions for breaches of representations and warranties, could result in a substantial monetary loss to the Trust and the Operating Partnership.

Regulatory Non-compliance Could Result in Fines or Judgments

     Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires residential apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Non-compliance with the FHA could result in the imposition of fines or an award of damages to private litigants. Each of the Trust and the Operating Partnership will use its best efforts to ensure that properties subject to the FHA in which it acquires an interest will be in compliance with such law.

     Americans with Disabilities Act. Properties in which the Trust or the Operating Partnership acquire an interest must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA regulations requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped



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access in certain public areas of the properties of the Trust and the Operating
Partnership, where such removal is readily achievable and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or exceeds 20% of the cost of the alteration for existing structures. The ADA does not, however, consider residential properties, such as residential apartment properties, to be public accommodation or commercial facilities except to the extent portions of such facilities, such as a leasing office, are open to the public. Each of the Trust and the Operating Partnership will use its best efforts to ensure that its properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of injunctive relief, fines or an award of damages.

     Compliance with Environmental Laws. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to properly remediate such substances, when released, may adversely affect the owner's ability to sell such real estate or to borrow such real estate as collateral.

     In order to address these issues, the Trust intends, where necessary, to retain an unaffiliated consultant to conduct a Phase I environmental audit of any property in which it or the Operating Partnership intends to acquire an interest. The Phase I audit generally consists of an on-site inspection of the land and improvements; a review of the building plans and specifications to determine the construction materials and procedures used; a review of EPA and other governmental agency files to determine if the subject property or any other properties in its vicinity have been the subject of any investigations, reports or classifications that would indicate potential environmental risks; and a review of the chain of title of the subject property to determine the ownership history of the property. Phase I audits do not include soil sampling or subsurface investigations. Thus, a Phase I audit is not comprehensive or exhaustive and will not identify all possible hazardous substances. The Trust and the Operating Partnership will obtain Phase II environmental audits where matters disclosed in the Phase I audit warrant further investigation. No assurances can be given, however, that the environmental studies undertaken with respect to any particular property will reveal all potential environmental liabilities, that any prior owner of a property did not create any material environmental conditions not known to the Trust or the Operating Partnership, or that a material environmental condition does not otherwise exist as to any particular property in which the Trust or the Operating Partnership acquires an interest. If it is ever determined that hazardous substances are present, the Trust or the Operating Partnership could be required to pay all costs of any necessary clean-up work, although under certain circumstances claims against other responsible parties could be made it.

Shareholders and Unitholders Could be Adversely Affected by
Limited Liability and Indemnification of the Managing Persons

     Although the Managing Shareholder, Independent Trustees and any other members of the Board will be accountable to the Trust and the Operating Partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in handling the assets and affairs of the Trust and the Operating Partnership, the Declaration of Trust and the Operating Partnership Agreement provide that such persons and their respective officers, directors, shareholders, partners, agents and employees will not be liable to the Trust, the Operating Partnership or any of the Shareholders for errors in judgment or for actions or omissions taken without negligence or bad faith, provided they acted within the scope of the Declaration of Trust and the Operating Partnership Agreement. Moreover, the Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership will indemnify the Managing Shareholder, Independent Trustees, other members of the Board and such other persons against all liabilities, costs and expenses (including legal fees and expenses) incurred by the Managing Shareholder or any such persons arising out of or incidental to the Exchange Offering or the Cash Offering or the operation of the Trust and the Operating Partnership on certain conditions. See Section 3.7 of the Declaration of Trust and Section 7.7 of the Operating Partnership Agreement. As a result, the Shareholders



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



and Unitholders will have more limited rights against the Managing Shareholder and such persons than they would have absent the limitations in the Declaration of Trust and the Operating Partnership Agreement. See "FIDUCIARY RESPONSIBILITY" and "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

No Assurance of Shareholder Limited
Liability for Activities of Delaware Business Trust

     The Trust has been organized as a Delaware business trust having limited liability of the Shareholders of the Trust. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. Other states have not enacted such legislation, although it is expected (although not assured) that most of such states will also recognize the limited liability of the Shareholders. Accordingly, there is a risk that Shareholders will not have limited liability for activities of the Trust in any other state in which the Trust may conduct activities which does not recognize the limited liability of beneficiaries of a Delaware business trust. Such risk is substantially mitigated by the Trust conducting its activities and holding its interest in properties in the Operating Partnership.

No Assurance of Profitable Sale of Trust and Operating Partnership Property

     The Trust will periodically review the portfolio of assets which the Trust and the Operating Partnership may acquire. The Trust has no current intention to dispose of any interest in properties to be acquired, although it reserves the right to do so. There is no assurance as to the timing of any sales of property or that if the Trust determines to attempt to sell a particular property it will be able to do so on favorable terms, if at all. A successful sale of any property will depend upon, among other things, the operating history of the property and prospects for the property, the number of potential purchasers, the economics of any bids made by such potential purchasers and the state of the market for residential properties of the type sought to be sold. The management of the Trust and the Operating Partnership will have full discretion to determine whether the properties should be sold and the timing, price and other terms of any such sales. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Property Losses May Not be Insurable

     Properties in which the Trust and the Operating Partnership invest are expected to be covered by adequate comprehensive liability and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, floods, riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments. Should an uninsured loss or a loss in excess of insured limits occur, the Trust or the Operating Partnership could lose its investment in and anticipated profit and cash flow from a property and would continue to be obligated on any mortgage indebtedness or other obligations related to such properties. Any such loss would adversely affect the Trust and the Operating Partnership and their ability to make distributions to Shareholders and Unitholders.

Possible Lack of Independent Assessment of Prior
Operating Results of Acquired Property Interests

     In making an investment decision in respect of any given property, the Trust and the Operating Partnership may rely on financial statements covering the operations of the property which may have been prepared by the current owner or property manager of the property and which may have not been compiled, reviewed or audited by independent public accountants or reviewed by counsel to the Trust, the Operating Partnership or the Managing Shareholder. In any such case, therefore, there will not have been



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



any independent assessment of any of such financial statements and accordingly the Trust and the Operating Partnership would be subject to the risk that such financial statements do not properly reflect the prior operation of the property.

Initial Value Assigned to Operating Partnership Units Offered in Exchange for Interests in Exchange Properties Exceeds Current Book Value of Properties

     The [$13,316] aggregate book value of the 14 Exchange Properties initially targeted for acquisition in the Exchange Offering is less than the $33,638,991 total of the initial value assigned to the Operating Partnership Units being offered for the Exchange Properties plus first mortgage and other indebtedness to which the properties are subject, due to depreciation taken against the original price of the properties paid by the Exchange Partnerships and the appreciation of the properties since such purchase. As a result, the return on investment of the properties based on the initial value assigned to Units offered for the properties in connection with the Exchange Offering will be less than the return on investment of the properties based on the Exchange Partnerships' book value.

Changes in Laws Could Increase Operating Expenses

     Increased costs resulting from changes in real estate taxes or other governmental requirements may generally not be passed directly through to tenants, inhibiting the ability of the Trust and Operating Partnership to recover such increased costs. An attempt to pass through any substantial increases in such costs by increasing rental rates may affect tenants' ability to pay rent, causing increased delinquency and vacancy. Similarly, increases in income or transfer taxes generally are not passed through to tenants and may adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders.

No Rights of Dissent

     Offerees who elect not to accept the Exchange Offering will retain their existing limited partnership interest in their respective Exchange Partnership on substantially the same terms and conditions as their original investment. Upon the completion of the Exchange Offering, the limited partnership interests in each Participating Exchange Partnership will be owned by the Operating Partnership and any Non-participating Limited Partners in the partnership. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

Possible Lack of Diversification in Property Investments

     Although the Trust and the Operating Partnership are expected to invest in several residential apartment properties, the number of properties in which they ultimately invest may be insufficient to afford adequate diversification against the risk that their investments will not be profitable or return their invested capital. There can be no assurance that the properties invested in will earn a return or that the returns on the properties will be sufficient to permit distributions to Shareholders and Unitholders.

Other Participants May Fail to Fulfill Obligations

     In certain cases, the Trust and the Operating Partnership will jointly participate with one or more other entities in respect of their property investments, including without limitation developers, property owners, and First Mortgage lenders and other financing sources. If any such other participants fail to fulfill their obligations or have divergent interests or are in a position to take action contrary to the policies or objectives of the Trust or the Operating Partnership, the interest of the Trust or the Operating Partnership,



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



as the case may be, in such project may be adversely affected. The successful operation of certain property interests acquired will, to a certain extent, be determined by the quality and performance of other participants.

Extended and Uncertain Investing Period Could Adversely Affect Returns

     The use of the net proceeds of the Cash Offering and Units in the Operating Partnership to acquire interests in one or more existing residential apartment properties may occur over an extended period, including the offering period, during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which net proceeds of the Cash Offering are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on real estate investments made.

Possible "Year 2000" Problems

     Although the computer systems of the Trust and the Operating Partnership have been tested for year 2000 problems and management believe that such systems are year 2000 compatible, it is possible that certain computer systems or software products of their suppliers may experience year 2000 problems and that such problems could adversely affect their operations. The Trust is in the process of inquiring as to the progress of the principal suppliers of the Trust and the Operating Partnership in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches. However, there can be no assurance that the Trust and the Operating Partnership will identify the future date-handling problems of their suppliers in advance of the occurrence of such problems, or that such parties will be able to successfully remedy any problems that are discovered. The failure to identify and solve all year 2000 problems affecting them could have an adverse effect on the business, financial condition and results of operations of the Trust and the Operating Partnership.





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



                              THE EXCHANGE OFFERING

     All of the Operating Partnership Units being offered pursuant to this Prospectus are being offered in connection with the Exchange Offering by the Operating Partnership. In the Exchange Offering, the Operating Partnership is offering to issue registered Units in exchange for limited partnership interests owned by individual limited partners in limited partnerships which directly or indirectly own equity or debt interests in residential apartment properties.

     As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire an equity interest (and, in one case, also a subordinated mortgage interest) in 14 residential apartment properties (the "Exchange Properties") directly or indirectly owned by 14 real estate limited partnerships managed by Affiliates of the Managing Shareholder (collectively, the "Exchange Partnerships" and individually, an "Exchange Partnership"). The Exchange Properties consist of an aggregate of 849 residential units (comprised of studio and one, two, three and four-bedroom units). Ten of the properties are located in Florida, two properties in Ohio and one property each in Georgia and Indiana. Such property interests are described in further detail at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibit B hereto. See also "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     Each Exchange Partnership is a real estate investment program which owns directly or indirectly either all or a portion of the record title to (and, in one case, also a subordinated mortgage interest in) an Exchange Property or all or a portion of the limited partnership interest or beneficial interest in a limited partnership or other entity which owns record title to (and, in one case, also a subordinated mortgage interest in) such property. The Operating Partnership will indirectly acquire interests in the Exchange Properties by offering to issue registered Units in exchange for limited partnership interests ("Exchange Partnership Units") held by individual limited partners in the Exchange Partnerships (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners"). The Original Investors (comprised of Gregory K. McGrath and Robert S. Geiger) do not hold limited partnership interests in any of the Exchange Partnerships. Mr. McGrath is the sole stockholder, director and executive officer of each of the Corporate General Partners of the Exchange Partnerships. See "MANAGEMENT."

     Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on substantially the same terms as his original investment. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     The current book value of the 14 Exchange Properties is approximately [$13,316,000]. If investments are consummated in respect of all 14 Exchange Properties in the Exchange Offering, the property interests will have a deemed purchase price totaling approximately $33,638,991, comprised of Operating Partnership Units to be issued with a deemed value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with an initial value of approximately $10,982,920) have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in additional properties by unaffiliated parties and by other limited partnerships managed by Affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     In June and July 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Orlando, Florida and an 80-unit property located in Lakeland, Florida. The acquisitions, which had a total cash purchase price of $1,586,293, were paid out of the net proceeds of the Cash

Offering and represent the Operating Partnership's initial investments. In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships, in exchange for a special non-voting limited partnership interest in such partnerships. In September 1998, the Trust entered into an agreement to acquire two luxury residential apartment properties (total of 652 units) upon the completion of construction for an aggregate purchase price in the range of $41,000,000 to $43,000,000. See "INITIAL REAL ESTATE INVESTMENTS."

     Other than as described above, the remaining net cash proceeds of the Cash Offering (approximately $_________ as of the date of this Prospectus) and future net proceeds from the offering have not yet been committed to specific properties. Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired in the Exchange Offering and properties to be acquired with net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

     The commencement of the Exchange Offering in respect of the 14 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder.

     The Corporate General Partner of each Exchange Partnership recommends that the Offerees elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to Offerees and the Exchange Partnerships and an analysis of possible alternative transactions. See below at " - Background of the Exchange Offering" and " - Effects of Formation Transactions and Cash Offering and Exchange Offering."

     The number of Units being offered to each Exchange Limited Partner in a given Exchange Partnership per $1,000 of his original investment is indicated on the table set forth on page 27 of this Prospectus, on page 2 and at the bottom of the table relating to such partnership set forth at Exhibit B to this Prospectus. The number of Units being offered to each Exchange Limited Partner in exchange for his interest in a given Exchange Partnership have been assigned an initial value in the range of 102% to 125% of the amount of an Exchange Limited Partner's original investment in the partnership. For purposes of the Exchange Offering, each Unit has been arbitrarily valued at $10 per Unit, which corresponds to offering price of each Trust Common Share offered in the Cash Offering. The value of Units and Common Shares is substantially identical since Unitholders, including recipients of Units in the Exchange Offering may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions.

     The number of Units being offered in respect of each Exchange Property was determined by the Original Investors and differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " - Exchange Property Appraisals."

     In connection with the completion of the Exchange Offering in respect of each Participating Exchange Partnership, (i) Gregory K. McGrath will either grant the Board of the Trust a management proxy coupled with an interest to vote the shares of the Corporate General Partner of the Exchange Partnership or contract to assign all of the stock in the Corporate General Partner to the Trust for nominal consideration; (ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

     A description of certain differences between (i) the Exchange Partnership Units currently owned by Exchange Limited Partners, (ii) the Operating Partnership Units being offering in the Exchange Offering and (iii) the Trust Common Shares into which the Operating Partnership Units are exchangeable, is set forth under "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     As a Unitholder, each recipient of Units in the Exchange Offering will be entitled to exchange all or a portion of his Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. There can be assurance that such securities will qualify for listing or the timing of such listing. See "TERMS OF THE CASH OFFERING."

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Offerees who accept this Exchange Offering and Shareholders of the Trust.

Accounting Treatment

     Exchange Properties in which the Operating Partnership acquires beneficial ownership under the Exchange Offering will be accounted for under the purchase method.

Background of the Exchange Offering

     In the first quarter of 1997, the Original Investors determined that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which were controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors. In anticipation of its growth and change in structure, the organization developed by the Original Investors has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio. See "MANAGEMENT - Officers of the Trust and the Operating Partnership."

     The Original Investors did not wish to exclude any investors in any of the investment programs managed by affiliates of the Managing Shareholder, including the Exchange Partnerships, which have been privately placed in the last four years from the opportunity to diversify their real estate ownership interest by an exchange of their existing limited partnership units for an ownership interest in a publicly structured organization with the ultimate potential of receiving the benefit of holding the interest in a marketable form of security. At the same time, the Original Investors have structured the Exchange Offering to afford each limited partner in the Exchange Partnerships the opportunity, if desired, to continue with the investment as originally purchased and in an entirely undisturbed manner. Moreover, if more than 10% of the limited partners of any Exchange Partnership affirmatively elects not to accept the Exchange Offering, the Operating Partnership will not acquire any limited partnership interests in that partnership. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of



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Units with an initial assigned value of at least $6,000,000. Following the completion of the Exchange Offering, each Exchange Partnership will continue to own and operate its respective Exchange Property interest without significant modification.

     The amount of capital raised from limited partners in each Exchange Partnership private placement offering is set forth at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" and in the respective table in Exhibit B to this Prospectus. The entire net proceeds from each of the original offerings have been invested in the property interest which the particular Exchange Partnership currently holds. The funds were invested as planned. Each of the partnerships was formed with the objectives to generate current cash flow for distribution to partners from the rental of residential apartments and to provide the opportunity for capital appreciation from the future sale of the residential apartment property. The Corporate General Partners of the Exchange Properties believe these objectives have been substantially achieved. Neither the Corporate General Partners of the Exchange Partnerships nor any affiliated person materially dependent upon its compensation arrangement with an Exchange Partnership has experienced, since the most recently completed fiscal year, or is likely to experience, any material adverse financial development.

     The Corporate General Partners of the Exchange Partnerships considered various alternatives to the Exchange Offering including continuation of the partnerships in accordance with their existing business plans and sale or liquidation of the partnership interest or assets held. In the case of each Exchange Partnership, the Corporate General Partner has determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative. In the case of certain affiliated income producing partnerships which are not included in the Exchange Offering, the Corporate General Partner concluded otherwise, determining that the Operating Partnership could not offer sufficient value for the exchange.

     Continuation of the Exchange Partnerships has been determined by their Corporate General Partners to be disadvantageous for their respective limited partners compared with the opportunity to participate in the Exchange Offering. Each of the Exchange Partnerships is a "stand-alone" entity with an interest in residential apartment property. As a result, the Exchange Partnerships have higher personnel and other operating and financing expenses on a per-unit basis than the combined enterprise will have. In addition, the combined enterprise will afford the Exchange Partnerships highly experienced management and financial personnel that, for the individual partnerships acting alone, would not be cost effective. Moreover, no market exists for the limited partnership interests of the Exchange Limited Partners, and therefore such interests are not currently liquid.

     Liquidation has been determined by the Corporate General Partners of the Exchange Partnerships to be impractical and disadvantageous for their respective limited partners. In the case of each Exchange Partnership, the Corporate General Partner has either explored the sale of the partnership assets or has determined that such a sale would be premature as it would not maximize investor value.

     The Original Investors initiated the Exchange Offering, and the Corporate General Partners of the Exchange Partnerships participated in the structuring of the offering. The Corporate General Partner of each Exchange Partnership believes that the Exchange Offering is fair to the Exchange Limited Partners regardless of whether the offering is completed with less than all Exchange Partnerships and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the original investments of the Exchange Limited Partners in the partnership.

     o The Exchange Offering has been structured to permit each Exchange Limited Partner, if desired, to elect not to accept the offering and instead retain his existing interest in his current partnership on substantially the same terms and conditions as those of his original investment.



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     o    The Exchange Offering will provide each Exchange Limited Partner with a significantly more diversified interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance. The annual cost savings resulting from the combined administration of the 14 Exchange Partnerships is expected to be at least $225,000, compared to the cost of the Exchange Offering, estimated to be approximately $440,000. The cost savings are expected to increase as the number of property interests acquired increases.

     o The Corporate General Partners believe that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of the Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

     o The Corporate General Partners considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnerships' existing business plans and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners than any other considered alternative.

Effects of Formation Transactions and Cash Offering and Exchange Offering

     The formation transactions, the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Participating Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for the purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering.

     The principal benefits include the following:

     o The Exchange Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Operating Partnership has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The Corporate General Partners of the Exchange Partnerships believe that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors. The annual cost savings resulting from the combined administration of the



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          14 Exchange Partnerships is expected to be at least approximately
          $225,000, compared to the cost of the Exchange Offering, estimated to be approximately $440,000.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Operating Partnership and the Trust will have enhanced ability to obtain more favorable terms for the financing of their assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

     o The Corporate General Partners of the Exchange Partnerships considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnerships' existing business plans and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners than any other considered alternative. Liquidation has been determined to be impractical and disadvantageous for the Exchange Limited Partners. The Corporate General Partners have either explored the sale of partnership assets or determined that such a sale would be premature as it would not maximize investor value.

The principal disadvantages are as follows (see "RISK FACTORS"):

     o Conflicts of interests between the Trust, the Operating Partnership and the Original Investors with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The significant influence of the Original Investors over the affairs of the Trust and the Operating Partnership and by virtue of their collective ownership of Operating Partnership Units.

     o Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will pay greater consideration per Common Share and per Operating Partnership Unit than the Original Investors paid for their Operating Partnership Units.

Exchange Property Appraisals

     In connection with the refinancing of first mortgage financing or to obtain evidence of current valuation, the Corporate General Partners of the Exchange Partnerships retained Consortium Appraisal, Inc. (ACAI@), Winter Park, Florida, Consortium Appraisal and Consulting Services, Inc. ("CACSI"), Winter Park, Florida, and Richards Appraisal Service, Inc. ("RAS"), Melbourne, Florida, to prepare appraisal reports as to the fair market value of each of the Exchange Properties proposed to be acquired by the Operating Partnership in connection with the initial transactions of the Exchange Offering. CAI or its affiliate, CACSI, prepared appraisal reports in respect of 10 of the Exchange Properties and RAS prepared an appraisal report in respect of four of the properties. The number of Operating Partnership Units which will be issued to each Offeree elects to accept the Exchange Offering will be based on the appraisal relating to the respective property. CAI, CACSI and RAS were retained based on their experience in connection with preparing appraisals for resident apartment properties, as well as their familiarity with the relevant property markets. In addition, CAI and CACSI are familiar with the Exchange Properties they appraised, having completed appraisals for previous acquisitions and/or financings of such properties.

     CAI, CACSI and RAS have delivered their written appraisals in respect of each of the Exchange Properties to the effect that, as of the appraisal date and based on the matters described therein, each Exchange Property has an estimated fair market value stated therein. The appraised value of each Exchange Property is set forth above and on




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the applicable table contained in Exhibit B to this Prospectus which sets forth information relating to the property interest, first mortgage indebtedness relating thereto and the limited partnership program which owns a direct or indirect ownership interest in the property. The appraisal reports constitute only the opinion of CAI, CACSI or RAS, as the case may be, as to the estimated fair market values of the properties each of them appraised, and do not constitute a recommendation as to whether or not an Exchange Limited Partner should accept the Operating Partnership's Exchange Offering. Compensation paid or payable to the appraisal firms is not contingent upon the completion or level of acceptance of the Exchange Offering

     The summary of the appraisal reports set forth in this Prospectus is qualified in its entirety by reference to each report. The appraisals are available for inspection and copying at the Trust's principal executive offices during its regular business hours by any interested Offeree or his representative who has been so designated in writing by the Offeree. A copy of any appraisal report will be delivered by the Trust to any interested Offeree or his authorized representative upon written request and payment by the requesting Offeree of $25 to cover copying and administrative expenses relating thereto. Offerees are urged to review such appraisal reports carefully and in their entirety for a description of the procedures followed, the factors considered and the assumptions made by CAI, CACSI and RAS.

     The table in Exhibit F to this Prospectus sets forth the appraised value of each Exchange Property determined by the respective appraisal firm and the value of each property determined by it under the three traditional property valuation methods described below.

CAI and CACSI

     Consortium Appraisal, Inc. ("CAI") or its affiliate, Consortium Appraisal and Consulting Services, Inc. ("CACSI"), prepared appraisal reports as to the fair market value of 10 of the Exchange Properties of which the Operating Partnership will offer to acquire beneficial ownership in connection with the initial transactions of the Exchange Offering. The number of Operating Partnership Units which will be issued to each Offeree which elects to accept the Exchange Offering will be based on these appraisals. CAI and CACSI were retained based on their experience in connection with preparing appraisals for residential apartment properties, as well as their familiarity with the relevant property markets, in general, and familiarity with the Exchange Properties appraised, in specific, having completed appraisals for previous acquisitions and/or financings of several of the Exchange Properties.

     In connection with the preparation of its appraisal reports, CAI or CACSI, as the case may be, among other things: (i) physically inspected each Exchange Property (but did not inspect occupied units); (ii) reviewed a site and building plan for each property; (iii) discussed with county planning, zoning and tax officials the current zoning, future land use designation and real estate assessments applicable to each property; (iv) reviewed the property appraiser's records for the preceding five-year sales history of each property; (v) analyzed the metropolitan area, market area and neighborhood in which each property is located, including past and present development trends and current market conditions; (vi) reviewed past sales and current listings involving similar properties; and (vii) analyzed rental rates and terms for similar properties located in each property's general market area, operating expenses of each property compared to similar properties in its general market area, and the property's historic operations. CAI and CACSI did not review sub-soil, structural, mechanical or other engineering reports (and recommend that such reports be obtained) relating to the current condition of any property, and CAI's and CACSI's appraisals are based on there being no such conditions which would materially adversely affect the value of any property.

     According to CAI or CACSI, each Exchange Property appraised to date by it is in generally good overall condition. In the appraisal reports relating to certain of the properties, CAI and CACSI conditioned their market value estimate on the completion of certain specified minor deferred maintenance items, estimated at no more than $_________ in respect of any Exchange Property appraised.

     In preparing their appraisal reports, CAI and CACSI employed the three traditional property valuation methods: the cost approach, the direct sales comparison approach, and the income approach. The "cost approach" is based on the principle that an informed purchaser would pay no more than the cost of building a comparable




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property. This approach involves the estimation of the current market value of the land and the replacement cost of improvements. Accrued depreciation of the improvements is then calculated and deducted from such estimation to indicate the value of the property. Generally, the land value is determined using the direct sales comparison approach described below. The replacement cost of improvements is estimated based on current prices for building materials, less depreciation, after analyzing the disadvantages or deficiencies of the existing building compared to a new building.

     The "income approach" is based on the principle that value is created by the expectation of economic benefits to be derived in the future. This approach to valuation takes into account the amount of income a property is expected to earn in the future and its present value. Under this approach, net income before payment of debt service obligations is first estimated. That amount is then converted into present value through a process called capitalization, which involves dividing the net income by a capitalization rate. Factors such as risk, time, interest on the capital investment and the recapture of the depreciating assets are taken into account to determine the capitalization rate. The selection of an appropriate capitalization rate is one of the most important factors to be analyzed under the income approach of valuation. One important method to determine the capitalization rate is to extract the rate based on comparable residential apartment properties.

     The "direct sales comparison" approach is based on the principle that an informed purchaser will pay no more for a property than the cost of acquiring an existing property with the same characteristics. The appraiser first gathers data relating to sales of comparable properties and then analyzes the nature and condition of each comparable sale, making adjustments for dissimilar characteristics. To determine land value, the price per acre or price per unit is the common denominator. For improvements, the common denominator may be price per square foot, price per unit or room, or a gross rent multiplier (i.e., a comprehensive unit of comparison based on the relationship between gross potential rental income and value).

     The final step in CAI's and CACSI's appraisal process is reconciling the values estimated under the three approaches. CAI and CACSI consider the relative applicability of each approach, examine the range between the estimated values and emphasize the approach that appears to produce the most reliable estimate. According to CAI and CACSI, the income and direct sales comparison approaches are considered by most purchasers and sellers to be the most relevant when valuing income-producing properties such as the Exchange Properties. CAI and CACSI give the least consideration to the cost approach because purchasers and sellers are more responsive to acquiring income-producing properties based on attractive overall capitalization rates that incorporate favorable rates of return.

     CAI and CACSI are to be paid fees ranging from $3,000 to $4,000 by the respective Exchange Partnership or the mortgage lender for each appraisal report prepared in connection with the initial transactions of the Exchange Offering, or a total of approximately $34,000. CAI or CACSI has completed or commenced additional appraisal reports in connection with the acquisition and/or financing of property interests by other real estate limited partnerships managed by affiliates of the Managing Shareholder, several of which partnerships may be involved in later stages of the Exchange Offering. It is anticipated that CAI and CACSI will perform additional appraisal services for the Trust and its affiliates in the future.

RAS

     RAS prepared appraisal reports as to the fair market value of three different configurations of four Exchange Properties, which consist of four phases of a residential apartment community referred to as the Forest Glen Apartments. RAS researched the subject market area and selected three recent sales of properties which are similar and in close proximity to the subject properties. RAS principally relied upon the direct sales comparison approach as described above under " - CAI and CACSI." Its appraisal estimate was supported by the cost approach and the income approach. An RAS representative inspected the interior and exterior areas of each subject property and the exterior of the three comparable properties. According to RAS, the subject property is in good condition and there appears to be no adverse conditions on the site or in the vicinity of the site. RAS has been paid a fee of $300 for its appraisal services. It is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.



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Historical Cash Distributions and Corporate General Partner Compensation

     On an aggregate basis, the limited partners in the Exchange Partnerships have received the following approximate amount of cash distributions during the periods indicated: 1994: $125,653, 1995: $473,975, 1996: $935,055, 1997:
$816,486, 1998 (through May 31st): $504,973, and all such periods: $2,939,142.
The Corporate General Partners have received compensation during such periods in the aggregate amount of approximately [$83,000] (excluding commissions and fees relating to the original private offering). If the compensation structure to be in effect after each Participating Exchange Partnership's participation in the Exchange Offering had been in effect during such period, the Corporate General Partner of the partnership would not have been entitled to be paid any compensation or cash distributions during such period.

Election Procedure and Exchange of Certificates

     This Prospectus and the accompanying transmittal letter and election form are first being sent to Offerees in connection with initial transactions under the Exchange Offering on or about October __, 1998. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance of the offering in the space provided on the election form and sign and return it to the Operating Partnership by _____________, 1998. The Exchange Offering will remain open for 30 days from the date the offer is first sent to Offerees. The election forms will be tabulated effective the thirtieth day, subject to extension of such date, as necessary or desirable in the sole discretion of the Trust. An Offeree's election form bearing the latest date that is either post-marked on or before the tabulation date or physically received by the Operating Partnership on the close of business on the tabulation date will constitute the Offeree's election. The Operating Partnership will extend the Exchange Offering for at least 10 business days from the date it gives notice to Offerees that there has been an increase or decrease in the percentage of the Exchange Partnership Units of each Exchange Partnership being sought by the Operating Partnership, the number of Operating Partnership Units or other consideration offered by the Operating Partnership or the soliciting fee payable to participating broker-dealers.

     The Operating Partnership will not extend the length of the Exchange Offering (except as provided in the immediately preceding paragraph) without issuing a notice of such extension by press release or other public announcement indicating the approximate number of Exchange Partnership Units in respect of each Exchange Partnership which have been deposited to date. Such notice will be issued no later than 9:00 a.m. Eastern time on the next business day after the scheduled expiration date.

     From and after the closing date of the relevant transactions of the Exchange Offering, each Exchange Limited Partner in a Participating Exchange Partnership who accepts the Exchange Offering will be entitled to receive the number of Operating Partnership Units per $1,000 of his original investment indicated on page 27 of this Prospectus, on page 2 of the Prospectus Supplement relating to his partnership and on the bottom of the table of Exhibit B to this Prospectus relating to his partnership. The closing dates of the initial transactions of the Exchange Offering described in this Prospectus are expected to occur in _______1998. As soon as practicable after each closing date, the stock transfer agent of the Operating Partnership will mail transmittal instructions and a form of transmittal letter to each Offeree in Participating Exchange Partnerships who accepts the Exchange Offering. The transmittal instructions will describe the procedures for surrendering certificates representing Exchange Partnership Units ("Exchange Partnership Certificates") in exchange for certificates representing Operating Partnership Units ("Operating Partnership Certificates"). Offerees who accept the Exchange Offering should not submit their Exchange Partnership Certificates for exchange unless and until they have received the transmittal instructions and a form of letter of transmittal from the stock transfer agent.

     Offerees who accept the Exchange Offering will not be entitled to receive any dividend or other distributions on the Operating Partnership Units until they have exchanged their Exchange Partnership Certificates for Operating Partnership Certificates. Subject to applicable laws, any such dividends and distributions after the closing date of the particular transactions of the Exchange Offering will be accumulated and, at the time the Exchange Partnership Certificates are surrendered to the stock transfer agent, all such accrued and unpaid dividends and distributions will be paid without interest. When a Offeree delivers his Exchange Partnership Certificates to the




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stock transfer agent along with a properly executed letter of transmittal and any other required documents, such Exchange Partnership Certificates will be canceled and the Exchange Limited Partner will receive an Operating Partnership Certificate representing the number of full Units to which the Exchange Limited Partner is entitled under the Exchange Offering. The Operating Partnership will not issue any fractional Units in connection with the Exchange Offering, and neither the Trust or the Operating Partnership nor any of their respective affiliates will be required to be make any cash or other payment in respect of any fractional Units. From and after the respective closing date, the Operating Partnership will be registered as the owner of all limited partnership interests in the particular Participating Exchange Partnership owned prior to the completion of the Exchange Offering in respect of such Exchange Partnership by Exchange Limited Partners who accept the Exchange Offering.

     If any Operating Partnership Certificate is to be issued in a name other than that in which the corresponding Exchange Partnership Certificate is registered, it is a condition to the exchange that the Exchange Limited Partner involved comply with applicable transfer requirements and pay any applicable transfer or other taxes.

     Except as described herein, Offerees who elect not to accept the Exchange Offering will retain their limited partnership interest in their respective Exchange Partnership on substantially the same terms and conditions as their original investment in the partnership. Upon the completion of the Exchange Offering in respect of a Participating Exchange Partnership, the Offerees who elect not to accept the Exchange Offering and the Operating Partnership will constitute all the limited partners of such partnership. As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership.

Expenses of the Exchange Offering

     All legal, accounting, due diligence and other expenses incurred by each of the Exchange Partnerships and the Operating Partnership incident to the Exchange Offering will be paid by the party incurring such expense, except that all of the expenses incurred in connection with the preparation, filing, printing and distributing of the Registration Statement and the Prospectus, and completion of the transactions described therein (estimated to be approximately $440,000) will be paid by the Operating Partnership out of the net proceeds of the Trust's Cash Offering and net available cash flow. No special fees or commissions were or will be paid to the Managing Shareholder, any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates, in connection with the Exchange Offer. As of the date of this Prospectus, in connection with the Exchange Offering, each Exchange Partnership has paid out of available cash flow an estimated amount in the range of $26,000 to $38,000 of expenses. The Exchange Partnerships are not expected to incur any significant additional expenses related to the offering.

     Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the deemed value of Operating Partnership Units exchanged in the particular transactions. See "EXPENSES OF THE EXCHANGE OFFERING."




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                              PRIOR PERFORMANCE OF
                       AFFILIATES OF MANAGING SHAREHOLDER

     This section provides certain historical information regarding 48 private limited partnerships sponsored and/or managed by Affiliates of the Managing Shareholder of the Trust. Offerees should be aware that: (i) the inclusion of the following information and information set forth in the tables which comprise Exhibit A hereto does not imply that the Trust or the Operating Partnership will experience results similar to those reflected below and in the tables or that an Offeree who acquires Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares) will receive returns, if any, comparable to those experienced by investors in such limited partnerships; (ii) except as otherwise described in this Prospectus, Offerees who acquire Units in the Exchange Offering and Shareholders of the Trust will not acquire any direct or indirect ownership interest in any of the prior limited partnerships; and (iii) the following information and information set forth in the tables is given solely to enable Offerees to evaluate the experience of the Managing Shareholder and its Affiliates and, in certain cases, to evaluate certain properties in which the Operating Partnership may acquire an interest in connection with the Exchange Offering.

     Gregory K. McGrath, the President, sole director and sole stockholder of the Managing Shareholder and the Chief Executive Officer of the Trust, has substantial experience in the real estate industry. See "MANAGEMENT." Since 1994, Affiliates of the Managing Shareholder and of Mr. McGrath have sponsored and/or managed 48 prior real estate investment limited partnership offerings, certain of them with investment objectives similar to those of the Trust. The limited partner interests in these prior partnerships were offered without registration under the Securities Act of 1933, as amended, in reliance upon the non-public offering exemption from registration. The first such offering sponsored by an Affiliate of the Managing Shareholder commenced in September 1994. As of September 1, 1998, the prior partnerships had raised aggregate capital contributions of approximately $41,799,500 from approximately 1,713 investors (including investors who have invested in two or more programs). The annual rate of return on investment for 1997 and for the first half of 1998 generated by the residential apartment properties owned by the prior partnerships ranged between zero and twelve percent. Distributions were not made during these periods by certain of the partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with this Exchange Offering and the Cash Offering.

     To date, the prior partnerships have acquired interests in 54 properties, 29 of which are located in Florida (Bartow, Brandon, Clearwater, Cocoa, Cocoa Beach, Crystal River, Daytona Beach, Deland, Jacksonville, Kissimmee, Lakeland, Melbourne, Orlando, Port Orange, St. Petersburg, Seminole, Tampa and Titusville); one of which is located in Georgia (Statesboro); one in Indiana (Anderson); 17 in Kentucky (Alexandria, Burlington, Independence and Louisville); and six in Ohio (Bellefontaine, Cincinnati and Mansfield). All acquisitions occurred within the last four years. The aggregate dollar amount of property interests acquired and initial cash reserves held was approximately $32,032,772. The property interests acquired have consisted of the following: direct or indirect equity interests in 21 residential apartment properties comprised of 1,311 units; mortgage financing interests in 17 residential apartment properties comprised of 2,052 units; mortgage financing interests in four residential condominium properties comprised of 578 units; mortgage financing interests in six single-family housing developments relating to approximately 981 homes; a mortgage financing interest in 8.2 acres of land for development into a 195-unit condominium property; a mortgage financing interest in 4.0 acres of land for development into a shopping center; and a mortgage financing interest in respect of the conversion of a 144-unit residential apartment property into an extended-stay hotel. Each of the properties is subject to first mortgage financing. One property interest has been sold to date. See the balance of this section and Exhibit A hereto for more detailed information relating to the individual property interests owned by certain of the prior partnerships. Additional information relating to the original acquisitions of such property interests is included in Part II of the Form S-4 registration statement filed with the Commission by the Operating Partnership in connection with the Exchange Offering. The Trust will provide such information at no charge to any Offeree who requests it. Exhibit B



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



hereto sets forth certain information concerning the Exchange Properties and the Exchange Partnerships which will be involved in the initial transactions of the Exchange Offering.

     As its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire property interests owned by partners in 14 of the prior partnerships. The Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units for property interests in other Exchange Offering transactions, including property interests held by unaffiliated and interests held by other limited partnerships managed by Affiliates of the Managing Shareholder, which may include certain of the partnerships described below.

     In July 1994, Baron Capital of Florida, Inc. (formerly named Sigma Financial Capital, Inc.), at that time an Affiliate of Sigma Financial Corporation, the Dealer Manager of the Cash Offering, sponsored an offering of up to 2,100 units of limited partner interest in Central Florida Income Appreciation Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 56-unit residential apartment community located in Deland, Florida. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In September 1994, Baron Capital I, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,050 units of limited partner interest in Tampa Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in August 1995. The partnership invested the net proceeds of its offering to acquire title to an 83-unit residential apartment community located in Brandon, Florida. The partnership sold the property in February 1997 in exchange for cash and a purchase money mortgage taken back by the partnership.

     In November 1994, Baron Capital II, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,614 units of limited partner interest in Florida Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $807,000). The offering was fully subscribed and closed in April 1995. The partnership invested the net proceeds of its offering to acquire title to a 77-unit residential apartment community located in Port Orange, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Appreciation Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 205 units of limited partnership interest in the partnership (gross proceeds of $205,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to an eight-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Advantage Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 940 units of limited partnership interest in the partnership (gross proceeds of $940,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 26-unit residential apartment community



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located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Realty Opportunity Income Fund VIII, Ltd., a Florida limited partnership, which in the first half of 1994 sold 944 units of limited partnership interest in the partnership (gross proceeds of $944,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 30-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Capital Income Fund II, Ltd., a Florida limited partnership, which in the first half of 1994 sold 1,840 units of limited partnership interest in the partnership (gross proceeds of $920,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 52-unit residential apartment community located in Daytona Beach, Florida. The partnership also issued 160 units (valued at $80,000) to four investors in exchange for property interests acquired by them in an earlier program which was terminated. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In April 1995, Baron Capital VI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 626 units of limited partner interest in Florida Tax Credit Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $626,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a limited partnership that owns title to a 78-unit residential apartment community located in Tampa, Florida.

     In May 1995, Baron Capital III, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 800 units of limited partner interest in Florida Opportunity Income Partners, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 60-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In May 1995, Baron Capital VII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Florida Capital Income Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 48-unit residential apartment community located in Jacksonville, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In June 1995, Baron Capital VIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Homebuyer Mortgage Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 200 single-family home sites located in Louisville, Kentucky.

     In August 1995, Baron Capital V, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,640 units of limited partner interest in Florida Capital Income Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire title to a 144-unit residential apartment community located in St. Petersburg, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In September 1995, Baron Capital X, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in GSU Stadium Student Apartments, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire title to a 60-unit student residential apartment community located in Statesboro, Georgia. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In November 1995, Baron Capital XI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,300 units of limited partner interest in Florida Income Growth Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire title to a 70-unit residential apartment community located in Orlando, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In December 1995, Baron Capital XII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 575 units of limited partner interest in Brevard Mortgage, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996. The partnership invested the net proceeds of its offering to acquire a second mortgage loan which is secured by a 64-unit residential apartment community located in Melbourne, Florida.

     In December 1995, Baron Capital XV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in July 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 39 single-family home sites located in Louisville, Kentucky.

     In January 1996, Baron Capital XVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Clearwater First Time Home Buyer Program, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to provide subordinated mortgage financing to a developer for the acquisition of 8.2 acres of land located in Clearwater, Florida for a 195-unit residential condominium development.




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



     In March 1996, Baron Capital IX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 700 units of limited partner interest in Lamplight Court of Bellefontaine Apartments, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to acquire debt and equity interests in a limited partnership that owns title to an 80-unit residential apartment community located in Bellefontaine, Ohio. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In April 1996, Baron Capital XXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,800 units of limited partner interest in Baron Strategic Vulture Fund I, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire notes receivable associated with an 81-unit residential apartment community located in Tampa, Florida.

     In April 1996, Baron Capital XXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 100 condominium units located in Independence, Kentucky.

     In May 1996, Baron Capital XXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 82 single-family homes in Louisville, Kentucky.

     In May 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of the second phase of an 84-unit residential condominium development in Independence, Kentucky.

     In May 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Strategic Investment Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a 72-unit residential apartment community located in Anderson, Indiana. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In May 1996, Baron Capital XXXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996. The partnership invested the net proceeds of its offering to acquire notes receivable associated with a 68-unit residential apartment community located in Orlando, Florida.




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



     In June 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Baron Income Property Mortgage Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit apartment community located in Independence, Kentucky.

     In June 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), at that time an Affiliate of Sigma Financial Corporation, the Dealer Manager of the Cash Offering, sponsored an offering of up to 600 units of limited partner interest in Midwest Income Growth Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 66-unit residential apartment community located in Mansfield, Ohio. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In July 1996, Baron Capital XXXIV, an Affiliate of the Managing Shareholder, sponsored an offering of up to 620 units of limited partner interest in Florida Tax Credit Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $310,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering to acquire title to a 47-unit residential apartment community located in Bartow, Florida.

     In October 1996, Baron Capital XVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Strategic Investment Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to acquire an equity interest in a 73-unit residential apartment community in Tampa, Florida.

     In October 1996, Baron Capital XXXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a second mortgage loan to the developer of an 84-unit residential apartment community in Alexandria, Kentucky.

     In October 1996, Baron Capital XXXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,300 units of limited partner interest in Baron Mortgage Development Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $650,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a second mortgage loan to the developer of a 114-unit residential apartment community located in Louisville, Kentucky.

     In October 1996, Baron Capital XL, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997. The partnership invested the net proceeds of its offering to purchase receivables associated with two properties comprising a total of 141 residential apartment units located in Tampa and Titusville, Florida.

     In November 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was



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



fully subscribed and closed in April 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan secured by a 91-unit residential apartment community located in Orlando, Florida.

     In November 1996, Baron Capital XLI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,800 units of limited partner interest in Baron Strategic Investment Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,900,000). The offering was fully subscribed and closed in December 1997. The partnership has invested the net proceeds of its offering to purchase receivables associated with three properties comprising 145 residential apartment units located in Cocoa Beach, Lakeland and Titusville, Florida.

     In November 1996, Baron Capital XLIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in December 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 226 condominium units in Cincinnati, Ohio.

     In December 1996, Baron Capital XLII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Development Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in September 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 320 single-family home site located in Louisville, Kentucky.

     In February 1997, Baron Capital XXXIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in August 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 168 residential condominium units in Cincinnati, Ohio.

     In February 1997, Baron Capital XLIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to acquire notes receivable associated with two residential apartment properties comprising a total of 99 units located in Cocoa and Kissimmee, Florida and with a retail shopping center located in Burlington, Kentucky.

     In March 1997, Baron Capital XLVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000. The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 396-unit luxury residential apartment community in Cincinnati, Ohio.

     In April 1997, Baron Capital XLVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 111,000 square-foot shopping center located in Burlington, Kentucky.

     In May 1997, Baron Capital XLVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund XV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to make a



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



subordinated mortgage loan to the developer of an 88-unit residential apartment community located in Alexandria, Kentucky.

     In May 1997, Baron Capital LX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in June 1998. The partnership has invested the net proceeds of its offering to make a first mortgage loan to the developer of approximately 200 entry-level single-family homes in Cincinnati, Ohio.

     In May 1997, Baron Capital LXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $840,500 as of September 1, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a first mortgage loan to the developer of approximately 140 entry-level single-family homes in Crystal River, Florida.

     In June 1997, Baron Capital LXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering to acquire a limited partnership interest in the limited partnership which owns a 72-unit residential apartment property in Lakeland, Florida and to make a subordinated mortgage loan in respect of the development of a separate residential apartment property.

     In June 1997, Baron Capital LXIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to acquire limited partnership interests in two limited partnerships which own a 91-unit residential apartment property located in Orlando, Florida and a 72-unit residential apartment property located in Lakeland, Florida, respectively, and to provide subordinated mortgage financing secured by a 41-unit residential apartment property in Kissimmee, Florida.

     In July 1997, Baron Capital LXV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XVIII, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit residential apartment community in Independence, Kentucky.

     In September 1997, Baron Capital LXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $979,750 as of September 1, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of four approximately one-acre out parcels of land adjacent to a shopping center development to be constructed in Burlington, Kentucky.

     In September 1997, Baron Capital LXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in July 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to finance the conversion of a 144-unit residential apartment community located in St. Petersburg, Florida into an extended-stay hotel.




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



     In November 1997, Baron Capital LXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XXI, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $852,250 as of September 1, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to a developer to finance land acquisition, development and construction in respect of two phases of a 396-unit luxury residential apartment community to be constructed in four phases in Burlington, Kentucky, a suburb of Cincinnati, Ohio.

     There have been no major adverse business developments or conditions experienced to date by any of the prior limited partnerships that would be material to Offerees who acquire Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares). Offerees should note that certain of the prior limited partnerships described above and in the tables comprising Exhibit A hereto were only recently organized, that certain partnerships have only recently commenced operations, and that others are still in the development stage. Accordingly, it would be premature to draw conclusions based upon the current stages of operations or development of certain of the prior limited partnerships.

     Exhibit A sets forth certain historical information relating to the offerings of 41 of such prior limited partnerships, compensation paid to the general partners of such partnerships and their Affiliates in connection therewith, operating results of such partnerships, sales of properties and results of completed programs. Exhibit A is comprised of the following tables:

Table I      Baron Advisors and Affiliates Experience in Raising and
             Investing Funds
Table II     Compensation to Baron Advisors Affiliates from Prior Funds
Table III    Operating Results of Prior Programs
Table IV     Results of Completed Programs
Table V      Sales or Disposals of Properties





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                                   MANAGEMENT

     As Managing Shareholder of the Trust, Baron Advisors, Inc. ("Baron Advisors") will have direct and exclusive discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Properties (an Affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998 and the audited balance sheet of the Managing Shareholder as of February 28, 1998 are included in this Prospectus at Exhibit C.

     The Board of the Trust and the Independent Trustees will act only where their consent and participation is required under the Declaration of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations." The members of the Board and the Independent Trustees are under a fiduciary duty similar to that of corporation directors to act in the Trust's best interests and may compel action by the Managing Shareholder to carry out that duty if necessary, but ordinarily they have no duty to manage or direct the management of the Trust outside their enumerated duties.

     Although the Managing Shareholder will be in control of the Trust and the Operating Partnership (subject to the powers and obligations of the Board and the Independent Trustees), it will have no liability to the Trust, the Operating Partnership, Shareholders or Unitholders for losses or liabilities except in cases of its negligence, misconduct or breach of the Declaration. See "FIDUCIARY RESPONSIBILITY."

Managing Shareholder

     Baron Advisors, Inc., the Managing Shareholder of the Trust, was incorporated in July 1997 as a Delaware corporation. The management of Baron Advisors has substantial prior experience in and knowledge of the residential apartment property and single-family housing market and its financing and experience in the management of investment programs and in directing their operations. The Chief Executive Officer, sole director and sole shareholder of Baron Advisors is Gregory K. McGrath and its Chief Operating Officer is Robert
S. Geiger. The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the proposed Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

     Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust. Such officers and employees generally will serve in the same capacity for the Trust and will be compensated by the Trust in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers. See " - Trust Management Agreement." Set forth below is certain information concerning Mr. McGrath and Mr. Geiger.

     Gregory K. McGrath, age 37, is the Chief Executive Officer, sole director and sole shareholder of Baron Advisors and Chief Executive Officer of the Trust. Mr. McGrath has over 10 years experience in all aspects of the real estate industry, including site selection and acquisition, arrangement and closing of mortgage financing, and property acquisition and management. Between January 1993 and June 1994, Mr. McGrath served as Senior Vice President of Realty Capital, Inc., a Florida corporation which sponsored real estate limited partnerships. Mr. McGrath is also the President, sole director and sole shareholder of Baron Real Estate Services, Inc. ("Baron"), an Ohio corporation headquartered in Cincinnati, Ohio, which he co-founded in 1989. Under Mr. McGrath's leadership, Baron grew from the property manager of a single site in Ohio to managing over 40 residential apartment properties containing over 3,000 units which have a current value in excess of $100 million, and




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commercial space. In January 1997, substantially all of Baron's property management operations were sold to Affirmative Management, Inc., an Affiliate of Affirmative Equities Company, L.P., a New York City-based owner, operator and manager of multi-family residential apartment properties. Mr. McGrath is the President, sole director and sole shareholder of Brentwood Management, LLP, an Ohio limited liability company which may provide property management services in respect of properties in which the Trust may invest. Mr. McGrath is also a principal of The Baron Organization, Inc., a Delaware corporation which asset manages an approximately $100 million real estate portfolio. In addition to the affiliations described below, Mr. McGrath is also a principal in a number of other related business entities which are involved in various aspects of the real estate industry. Mr. McGrath attended Miami University.

     Mr. McGrath is also the President, sole director and sole shareholder of each of seven Delaware or Florida corporations which is the sole general partner of one of seven separate real estate investment limited partnerships organized in Delaware or Florida since 1994 to invest in real estate located in the midwestern and southeastern portions of the United States. The name of each such corporation and the limited partnership sponsored by it are listed on the last page of Exhibit A hereto. Each of these limited partnerships is currently offering limited partner interests in private securities offerings and/or has not commenced significant operations yet. One of a group of 37 separate Affiliates of the Managing Shareholder identified above in "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" (and in Table I at the beginning of Exhibit A hereto ) is also the sole general partner of one of 41 additional real estate investment limited partnerships formed in Florida or Delaware which have commenced operations. Mr. McGrath is the President, sole director and sole shareholder of each of such affiliated corporations. These partnerships have provided financing in respect of residential apartment properties and other real estate located in the midwestern and southeastern portions of the United States. Each of the partnerships has completed its private placement offering and invested the net proceeds thereof. Attached hereto at the beginning of Exhibit A are five tables (Tables I through V) which summarize certain information about such offerings, compensation paid to the general partners of such programs and their Affiliates in connection therewith, operating results of such programs, the application of net offering proceeds to real estate investments, and sales of properties.

     Robert S. Geiger, age 47, is one of the founders of the Trust and the Operating Partnership and serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. Since August 1, 1998, Mr. Geiger has been counsel with Atlas, Pearlman, Trop & Borkson P.A., a Fort Lauderdale, Florida law firm which has a general practice. Between 1986 and July 1998, Mr. Geiger was managing director of the law firm of Geiger Kasdin Heller Kuperstein Chames & Weil, P.A., a Miami, Florida law firm which had a general practice, and its predecessor firms. Mr. Geiger's practice is concentrated in complex commercial and real property transactions and litigation, financings and business and banking law. He has served as general counsel for national, regional and small business corporations engaged in a wide range of business activities, including regulated industry matters. Mr. Geiger's firms have performed and his current firm is expected to continue to perform legal services for the Trust and Affiliates of the Managing Shareholder. Compensation received by the firms for such services has not represented a material portion of the revenues of the firms. Mr. Geiger will continue in his current law practice after the Offering. Prior to 1986, Mr. Geiger practiced law at private law firms. Mr. Geiger is a member of the Panel of Arbitrators, American Arbitration Association, Dade County and American Bar Associations, The Florida Bar (member, Corporation, Business and Banking Law), and the International Bar Association. Mr. Geiger earned a law degree from the University of Florida in 1974 and a Bachelor of Arts degree from Hobart College in 1972. Mr. Geiger maintains an "av" rating, the highest recognized by the Martindale-Hubbell directory of American lawyers.

     Mr. McGrath and Mr. Geiger are the founders of the Trust and the Operating Partnership. Each of them has contributed $50,000 for the initial capitalization of the Operating Partnership and other consideration to the Operating Partnership in exchange for an amount of Units which are exchangeable (subject to escrow restrictions described below at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. Such Units are exchangeable into an equivalent number of Common Shares, subject to a security escrow agreement among Mr. McGrath, Mr. Geiger, the Trust and an institutional escrow agent. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions." Such Units and the Common Shares into which they are exchangeable are in addition to the 2,500,000 Common Shares which the Trust is offering for sale in the Cash Offering and the 2,500,000 Units which the Operating Partnership will offer in connection with the Exchange Offering (and the equivalent number of Common Shares into which such Units are exhangeable). See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its Affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. See "SUMMARY OF DECLARATION OF TRUST - Removal and Resignation of the Managing Shareholder."

     Trust Management Agreement

     The Trust has entered into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust from the commencement of the Cash Offering. The Trust Management Agreement is subject to approval by the Board of the Trust. The services to be rendered include, among other things, communicating with and reporting to Investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration of Trust.

     The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the proposed Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

     The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a Majority of the Shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees. The Independent Trustees have responsibility for determining that compensation payable to the Managing Shareholder under the Trust Management Agreement is reasonable. The agreement may be terminated without cause or penalty at any time on 60 days' prior notice by a majority of the Independent Trustees, by a Majority of the Shareholders entitled to vote on such matter or by the Managing Shareholder. Amendment of the agreement requires the approval of (i) a majority of the Trustees or a Majority of the Shareholders entitled to vote on such matter and (ii) a majority of the Independent Trustees. Shareholders entitled to vote on such matters will be entitled to vote whether or not to amend or terminate the agreement or to extend it for an additional one-year period only if such item is called for a Shareholder vote at the annual meeting of Shareholders or a special meeting of Shareholders by either the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust or Shareholders who hold 10% or more of the Common Shares then outstanding.

Officers of the Trust and the Operating Partnership

     The Declaration provides that the Managing Shareholder will appoint officers of the Trust who may act on behalf of the Trust and sign documents on behalf of the Trust as authorized by the Managing Shareholder and who will have the duties and powers usually applicable to similar officers of a Delaware corporation in carrying out Trust business. Officers act under the supervision and control of the Managing Shareholder, which can remove any officer at any time for any or no reason. Unless otherwise specified by the Managing Shareholder, the Chief




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




Executive Officer of the Trust will have full power to act on behalf of the Trust. Gregory K. McGrath, a founder of the Trust and the Operating Partnership, serves as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. He has agreed to serve as Chief Executive Officer for the first year in exchange for compensation in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee based upon his performance.

     Robert S. Geiger, the other founder of the Trust and the Operating Partnership, serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. His initial annual salary has been set at $100,000 (in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any Common Share option plan and bonus incentive compensation plan which may be implemented by the Trust).

     Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust. Such officers and employees may serve in the same capacity for the Trust and will be compensated by the Trust in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers.

     Information concerning Mr. McGrath and Mr. Geiger is set forth above at "-Managing Shareholder." Information concerning the other executive officers of the Operating Partnership is set forth below.

     Robert L. Astorino, age 52, has served as President - Property of the Operating Partnership since May 25, 1998. From February 1998 through May 25, 1998, he served as President - Property of Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1992 through January 1998, he served as President of The Housing Partnership, Inc., a Louisville, Kentucky-based real estate investment and consulting company. Between 1991 and 1992, Mr. Astorino served as Assistant Vice President, Real Estate Operations at Great Western Bank in Beverly Hills, California, where his responsibilities included the operation and sale of residential and commercial real estate obtained in foreclosure. Between 1986 and 1991, Mr. Astorino was employed by Lexford, Inc. ("Lexford") (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.), where he served first as the Regional Director of Apartment Management and then as the Vice President of Operations. Lexford is a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. Prior to 1986, Mr. Astorino was employed by National Housing Partnership in Washington, D.C. where he served as an Executive Vice President of NCHP Property Management and then as Vice President of Property Management. He has also served as a Director of the Housing Authority of Louisville and in various positions for other municipal and rural real estate development programs. Mr. Astorino is a member of the Kentucky Bar Association, the National Association of Realtors and the National Association of Homebuilders. He is also a member of the Kentucky Housing Association, where he served as president in 1982 and as a legislative chairman in 1980, 1981 and 1983, and is a member of Louisville Housing Services, where he served on the Board of Directors from 1984 through 1988. Mr. Astorino received a law degree from the University of Louisville, a Masters degree in Public Administration from Syracuse University and an undergraduate degree from the University of Massachusetts, Amherst. He has also completed the Senior Public Executive Program at Harvard University.

     Mr. Astorino's initial annual salary has been set at $150,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

     David E. Williams, age 51, has served as Chief Financial Officer of the Operating Partnership since May 25, 1998. From January 1998 through May 25, 1998, he served as Chief Financial Officer of Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From January 1996 through December 1997, Mr. Williams served as President of The Williams Consulting Group in Cincinnati, Ohio, where he provided real estate consulting services, including strategic planning and property analysis. From 1991 to 1996, he served as Vice President and then Executive Vice President, Real Estate Management for Lexford, Inc. ("Lexford") (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.). Lexford is a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships.

At Lexford, Mr. Williams was responsible for the management of real estate valued in excess of $1.5 billion. Between 1986 and 1990, he was employed by Cardinal Apartment Management Group, Inc., where he served as Executive Vice President, Chief Financial Officer - Partnerships in 1990 and as a Regional Director from 1986 through 1989. Prior to 1986, he held various property management positions. Mr. Williams has served in various capacities in The United States Air Force, Strategic Air Command. He currently serves on the Board of the Institute of Real Estate Management. Mr. Williams received his undergraduate degree from the University of Cincinnati.

     Mr. Williams' initial annual salary has been set at $150,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

     Mary E. Keane, age 45, has served as Vice President - Accounting and Strategic Planning for the Operating Partnership since May 25, 1998. She has also served as Secretary of the Trust since May 15, 1998. From March 1998 through May 25, 1998, she served as Vice President - Accounting for Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1996 through February 1998, Ms. Keane served as Vice President, Finance - Consumer Services Division for Blue Cross of California, a subsidiary of WellPoint Health Networks, Inc., a Fortune 250 company. Her responsibilities there included financial preparation, reporting and analysis for a $2 billion annual revenue company. From 1992 through 1995, she served as Chief Financial Officer for Steptoe & Johnson, a prominent international law firm headquartered in Washington, D.C. From 1988 through 1992, Ms. Keane served as Assistant Corporate Controller for Commodore International, Limited, at the time a $1 billion Canadian company which manufactured and marketed personal computers. Prior to that, she was a business analyst for Johnson Matthey, PLC, a British precious metals company, and a senior accountant for Mobil Oil Corporation, an international energy company. Ms. Keane received a Bachelor of Science degree from Boston College and a Masters of Business Administration degree from the Wharton School at the University of Pennsylvania. She is also a certified accountant.

     Ms. Keane's initial annual salary has been set at $130,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

The Board of the Trust, Committees and Trustees

     As Managing Shareholder of the Trust, Baron Advisors will have discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and the Independent Trustees in respect of certain actions specified in the Declaration and described at "SUMMARY OF THE DECLARATION - Control of Operations."

     The Board of the Trust

     The Board of the Trust has continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the Trust property. The Board of the Trust has general supervisory authority over the activities of the Managing Shareholder and prior approval authority in respect of certain actions under the Declaration. A majority of the members of the Board must be Independent Trustees. The initial Board of the Trust will be comprised of the Managing Shareholder and two individuals described below who have agreed to serve as the initial Independent Trustees upon the completion of the Cash Offering. Each member of the Board must have adequate experience in the residential real estate industry. The term of each member of the Board is one year. Each member of the Board (other than the initial members and any member who is elected to fill the unexpired term of another member no longer serving) must be elected by vote of the Shareholders entitled to vote on such matter at the annual meeting of Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Each member may serve an unlimited number of terms.




                                       89
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     The Board may establish such committees as it deems appropriate, provided, the majority of the members of any such committee are Independent Trustees. The Board of the Trust has established an Audit Committee, Executive Compensation Committee, and Nominating Committee. The members of the Audit Committee and the Nominating Committee are the Managing Shareholders and the Independent Trustees. The members of the Executive Compensation Committee are the Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the internal accounting controls of the Trust and the Operating Partnership. The Executive Compensation Committee will determine compensation for the executive officers of the Trust and the Operating Partnership and implement a Common Share option plan and bonus incentive compensation plan for members of management and key employees of the Trust and the Operating Partnership. The Nominating Committee will nominate the members of the Board of the Trust to be presented to Shareholders for election at each annual meeting beginning in 1999.

     The Trust intends to pay its Independent Trustees an annual fee of $6,000. The Executive Compensation Committee will consider from time to time adjustments in the compensation payable to members of the Board and the possibility of permitting the members of the Board to participate in any option plans which the Trust may adopt. Mr. McGrath, the Chief Executive Officer of the Trust and the President of the Managing Shareholder, will not be paid any fees for serving on the Board on behalf of the Managing Shareholder. In addition, the Trust will reimburse all members of the Board for expenses incurred in attending meetings.

     The Board will meet at least annually, and, except to the extent conflicting with the Delaware Act or the Declaration, the law of Delaware governing meetings of directors of corporations shall govern such meetings, voting and consents by the members of the Board. The Compensation Committee of the Board may review the compensation payable to the Independent Trustees and other members of the Board (other than the Managing Shareholder, which will not be compensated for serving on the Board) annually and may increase or decrease it as the committee deems reasonable. Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. Shares in the Trust owned by the Managing Shareholder, the Trustees, other members of the Board of the Trust, the Original Investors and any of their respective affiliates may not vote regarding the removal of the Managing Shareholder, the Trustees or any other member of the Board or any transaction between the Trust (or the Operating Partnership) and any of them.

     Independent Trustees

     The Trust is required to have at least two Independent Trustees, and such Independent Trustees must constitute a majority of the Board. To qualify to serve the Trust as an Independent Trustee, a person may not be associated or have been associated within the last two years with the Managing Shareholder (or any successor advisor to the Trust). A person is deemed to be associated with the Managing Shareholder if he (i) owns an interest in, is employed by, or is an officer, director or trustee of the Managing Shareholder or any of its Affiliates; (ii) performs services, other than as an Independent Trustee, for the Trust; (iii) is a trustee for more than three REITs organized or advised by the Managing Shareholder; or (iv) has any material business or professional relationship with the Managing Shareholder or any of its Affiliates.

     The term of each Independent Trustee is one year, and each Independent Trustee (other than one who has been elected to fill the unexpired term of another Independent Trustee who no longer serves in such capacity) must be elected by a vote of the Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Any person may serve an unlimited number of terms. The Independent Trustees will nominate replacements for vacancies created in the authorized number of Independent Trustees prior to the end of a term. An Independent Trustee may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. The Independent Trustees are not obligated




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to persons other than Shareholders for the obligations of the Trust. See
"SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

     James H. Bownas and Peter M. Dickson serve as the initial Independent Trustees of the Trust. Set forth below is certain information concerning these individuals, who are not otherwise affiliated with the Trust, the Operating Partnership, the Managing Shareholder or any of their respective Affiliates. In performing their responsibilities to the Trust, the Independent Trustees are under a fiduciary duty and obligation to act in the best interests of the Trust. In interpreting the scope of this obligation, the Independent Trustees will have the responsibilities of, and will be entitled to, the defenses of directors of a Delaware corporation.

     James H. Bownas, age 49, is a principal in Gamble Hartshorn Alden Co. LPA, a Columbus, Ohio law firm with a general practice. Mr. Bownas's practice is concentrated in securities, real estate, taxation, corporate and estate planning. Between 1989 and January 1996, Mr. Bownas served as General Counsel, Vice President and Secretary of Cardinal Realty Services, Inc. ("Cardinal") (formerly known as Cardinal Industries, Inc.), a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. At Cardinal, Mr. Bownas developed significant experience in the syndication of real estate investment limited partnerships, negotiated the resolution of over $2 billion of creditors' claims in connection with the bankruptcy reorganization of Cardinal Industries, Inc., and coordinated the transition of Cardinal Industries, Inc. from a bankruptcy creditor to a successful publicly traded company. Since 1995, Cardinal has engaged in several arms-length transactions (none of which represented a material portion of Cardinal's assets, liabilities, revenues or expenditures) with Affiliates of the Managing Shareholder pursuant to which multi-family real estate was sold to, purchased from and managed by and for such entities. Prior to 1989, Mr. Bownas served as General Counsel and Vice President of Alliance Corporate Resources, Inc., Dublin, Ohio, a third party equipment lessor, and practiced law at private law firms. Mr. Bownas is a member of the American Bar Association, the Ohio State Bar Association and the Columbus Bar Association. Mr. Bownas earned a law degree from Harvard University in 1971 and a Bachelor of Science degree from Xavier University in 1968. He resides in Columbus, Ohio.

     Since 1991, Peter M. Dickson, age 47, has been managing director of the Guardian Management Company Limited, a global financial services corporation based in Bermuda. In addition, since 1994 Mr. Dickson has served as a director to Grosvenor Trust Company Limited, another Bermuda-based financial services corporation. Between 1985 and 1990, Mr. Dickson served as the Executive Vice President of Finance for The Wraxall Group, Bermuda. Between 1979 and 1985, Mr. Dickson held several positions with Peat, Marwick, Bermuda, beginning as a Senior Accountant/Supervisor, before being promoted to Manager, then to Senior Manager, and finally to Director of Accounting Services. Prior to 1979, Mr. Dickson was a Senior Accountant with Deloitte, Haskin & Sells in Manchester, with whom he was Articled. Mr. Dickson qualified as a Chartered Accountant in 1974 with the Institute of Chartered Accountants in England and Wales. Mr. Dickson is a member of the Bermuda Institute of Chartered Accountants, Chartered Institute of Marketing, and The Offshore Institute. He is a member of the Institute of Chartered Accountants in England & Wales, Institute of Cost and Executive Accountants, Association of Financial Controllers Managers and Association of Business Executives. Mr. Dickson serves as Fellow of the Institute of Chartered Accountants in England & Wales, Faculty of Corporate Executive Secretaries, Institute of Directors, Faculty of Business Administrator and Institute of Financial Accountants. Mr. Dickson earned his undergraduate degree from Wrekin College, Shropshire, England in 1969.

     Corporate Trustee

     The Corporate Trustee of the Trust is Baron Capital Properties, Inc. ("Baron Properties"), a Delaware corporation formed in July 1997 and an Affiliate of the Managing Shareholder. The primary duty of the Corporate Trustee will be to operate an office in the State of Delaware as the Delaware Act requires that at least one of the trustees of a Delaware business trust (such as the Trust) have an office in Delaware. Legal title to Trust Property will be in the name of the Trust if possible or Baron Properties as trustee. Baron Properties, as Corporate Trustee of the Trust, will act only at the direction of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The Corporate Trustee will not be compensated for its services, but will be reimbursed only for its reasonable out-of-pocket expenses in serving in such capacity which are approved in advance by the Managing Shareholder. Such expenses are expected to be limited to those incurred in connection with the operation




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of its Delaware office. Baron Properties may be a trustee of other similar entities that may organized by the Managing Shareholder, Baron Capital, Inc., and any of their Affiliates. The President, sole director and sole stockholder of Baron Properties is Gregory K. McGrath. See " - Managing Shareholder." The principal office of Baron Properties is at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899. The Corporate Trustee is not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF THE DECLARATION."




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




                     THE TRUST AND THE OPERATING PARTNERSHIP

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential apartment business for over 10 years.

     The Trust and the Operating Partnership intend to make regular quarterly distributions to their Shareholders and Unitholders of net income generated from its investments. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

The Operating Partnership

     The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify as a REIT under the Code, (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as the Exchange Offering, that involve the exchange of Units of limited partnership interest in the Operating Partnership for such property interests and thereby provide an opportunity for the deferral until a later date of any tax liabilities that sellers of property interests otherwise would incur if they received cash or Common Shares in connection therewith. See "FEDERAL INCOME TAX CONSIDERATIONS." Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole General Partner, the Trust will control the Operating Partnership as well as hold Units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

     The net cash proceeds from the issuance of Common Shares of the Trust in connection with the Cash Offering and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of units of limited partnership interest in the Operating Partnership ("Units"). The Operating Partnership will use net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests. See "-Ownership of the Trust and the Operating Partnership."

     In the Exchange Offering, the Operating Partnership is offering to issue Units in exchange for interests in residential apartment properties. As its initial investment targets in the Exchange Offering, the Operating Partnership will offer to acquire limited partnership interests owned by individual limited partners in 14 real estate limited partnerships managed by Affiliates of the Managing Shareholder which directly or indirectly equity or mortgage interests in residential apartment properties. The properties consist of an aggregate of 849 residential units (comprised of studio and one, two, three and four-bedroom units). Ten of the properties are located in Florida, two properties in Ohio and one property each in Georgia and Indiana. The Exchange Properties are described in further detail at "INITIAL REAL ESTATE INVESTMENTS" and Exhibit B hereto. If property investments are consummated in respect of all 14 properties, the deemed purchase price is expected to be approximately $33,600,000, comprised of Units in the Operating Partnership to be issued with a deemed value of approximately $14,000,000 plus first mortgage and other indebtedness of approximately $19,400,000 to which the properties are subject. The Trust intends to investigate other investment opportunities for the Exchange Offering, including




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property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing Shareholder and of the Dealer Manager. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     In the initial transactions of the Exchange Offering, the Operating Partnership will offer to issue Operating Partnership Units to each individual limited partner in an Exchange Partnership (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in exchange for his respective limited partnership interest in the Exchange Partnership. The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership will have a deemed value in the range of 102% to 125% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purpose, each Operating Partnership Unit will be initially valued at $10, the same offering price of each Trust Common Share offered in the Cash Offering. The value of Units and Common Shares is substantially identical since holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions. Any Exchange Limited Partner that does not desire to participate in the Exchange Offering would be entitled to retain his limited partnership interest in his partnership on substantially the same terms and conditions as his original investment. As part of the transaction, the Operating Partnership will either acquire the Corporate General Partner's equity interest in each of the Exchange Partnerships involved or the Board of the Trust will receive a management proxy. See "THE EXCHANGE OFFERING."

     The number of Operating Partnership Units to be offered to the Exchange Limited Partners in respect of each Exchange Property will differ based upon a number of factors, including, among others, the estimated appraised market value and the operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See "THE EXCHANGE OFFERING - Exchange Property Appraisals."

     To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units. Unitholders of the Operating Partnership, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of the Units held by them for an equivalent number of Common Shares at any time and from time to time, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares, subject to the Trust's right to cash out any holder of Units who requests an exchange. Therefore, in conjunction with the registration of the Common Shares being offered in the Cash Offering, the Trust has registered 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered in the Cash Offering) for issuance to holders of Units who request the Trust to exchange Units for Common Shares.

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on purchasers of Common Shares in the Cash Offering and Unitholders.

     The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders (i.e., other Limited Partners) of the Operating Partnership, including the Original Investors and recipients of Units in the Exchange Offering, will own the remaining economic interest in the Operating Partnership. Subject to certain percentage limitations on ownership, Units may be transferred by Limited Partners without restriction (other than Original Investors who are subject to escrow restrictions described below), although the transferee may only be admitted as a Unitholder with the consent of the Trust as general partner. As described below at " - Formation Transactions," the Original Investors have entered into a security escrow agreement with the Trust under which they have deposited into an escrow account with an institutional escrow agent for a period of six to nine years (subject to their earlier release if the Trust meets certain specified operating criteria) all Units issued to them in connection with the formation of the Trust and the Operating Partnership. The effect of the escrow arrangement is that, as long as their Units are held in the escrow account, the Original Investors will not be able to exchange their Units into Common Shares and then sell any Common Shares. As Unitholders exchange their Units for Common Shares, the Trust's percentage interest in the Operating Partnership will increase.

     The Trust will hold one Unit in the Operating Partnership for (i) each Common Share that it sells in the Cash Offering, (ii) each Common Share that it issues in exchange for a Unit at the request of a Unitholder, and (iii) each Unit it elects to cash out in lieu of an exchange described in item (ii) above. The net proceeds from the sale of Common Shares of the Trust in the Cash Offering and of any other issuance of Common Shares will be contributed to the Operating Partnership in exchange for an equivalent number of Units.

     As the General Partner of the Operating Partnership, the Trust will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. Baron Advisors, Inc., the Managing Shareholder of the Trust, has complete discretion in the management and control of the Trust and the Operating Partnership (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Gregory K. McGrath, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and Robert
S. Geiger, the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder, and James H. Bownas and Peter M. Dickson, the initial Independent Trustees of the Trust, will make investment decisions for the Trust. The Independent Trustees and the Managing Shareholder comprise all the initial members of the Board of the Trust. The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of the Operating Partnership or upon a vote of the Partners or upon the occurrence of various other events. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

Formation Transactions

     Set forth below is a description of transactions relating to the formation of the Trust and the Operating Partnership. Gregory K. McGrath and Robert S. Geiger are the founders of the Trust and the Operating Partnership (the "Original Investors"). Mr. McGrath serves as the Chief Executive Officer of the Trust and the Operating Partnership and is the Chief Executive Officer, sole shareholder and sole director of the Managing Shareholder, which will manage the day to day operations of the Trust and the Operating Partnership. McGrath is also the President, sole shareholder and sole director of the corporate general partners of 46 real estate investment limited partnerships, which since 1994 have acquired interests in residential and commercial properties. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." As described below at "INITIAL REAL ESTATE INVESTMENTS," certain of the prior partnerships, including the Exchange Partnerships, own interests in properties which the Trust may acquire in connection with the Exchange Offering. Mr. Geiger serves the Trust, the Operating Partnership and the Managing Shareholder as their Chief Operating Officer.

     In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath and Mr. Geiger have each been issued an amount of Units which are exchangeable (subject to certain escrow restrictions described below) into 9.5% of the Common Shares outstanding after the completion of the Exchange Offering and the Cash Offering (601,080 Common Shares out of total maximum outstanding of 6,327,160 Common Shares), on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Their consideration for the Units included an initial capital contribution of $100,000 to the Operating Partnership; a waiver of any ongoing fees currently payable to the Corporate General Partners (which Mr. McGrath controls) which manage real estate investment limited partnerships whose investors participate in the Exchange Offering; an assignment to the Operating Partnership of any back end interest attributable to such Corporate General Partners; and the advancement to date of approximately

$300,000 in formative expenses, including the support of the activities of the entire staff of an affiliate of the Managing Shareholder in connection with the Exchange Offering and the Cash Offering. As described in further detail below, the Units issued to the Original Investors are being held in an escrow account for a period of six to nine years, subject to earlier release in certain cases.

     Assuming the Exchange Offering and the Cash Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchange of Units into Common Shares or any exercise of Common Share purchase warrants to be issued to the Dealer Manager and participating broker-dealers in connection with the Cash Offering), immediately upon the completion of the offerings, Mr. McGrath and Mr. Geiger would each own 601,080 Units of the Operating Partnership, representing beneficial ownership of 9.5% of the Trust Common Shares. If the Cash Offering is closed and all or a portion of the 2,500,000 Common Shares being offering therein are sold prior to that closing, and the Exchange Offering is also closed, but less than 2,500,000 Units are issued prior thereto, the Original Investors would own a varying number of Units depending upon the actual number of Common Shares sold in the Cash Offering and the number of Units issued in the Exchange Offering, but their collective Common Share beneficial ownership percentage would remain at 19%. See below at " - Ownership of the Trust and the Operating Partnership."

     Mr. McGrath and Mr. Geiger have entered into a security escrow agreement with the Trust under which they have deposited into an escrow account with American Stock Transfer & Trust Company (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering) Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering.

     The effect of the escrow arrangement is that, as long as their Units are held in the escrow account, the Original Investors will not be able to exchange their Units into Common Shares and then sell any Common Shares. The Original Investors will retain any voting rights to which the escrowed Units are entitled. Any dividends paid on the escrowed Units will be held in the escrow account and available for distribution to other Shareholders and Unitholders in the event of any transaction which results in the distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

Ownership of the Trust and the Operating Partnership

     Set forth below is a description of the ownership of the Trust and the Operating Partnership on a pro forma basis, assuming that the Cash Offering and the Exchange Offering are completed in their entirety as contemplated herein and that the Dealer Manager or other participating broker-dealer has not exercised any Common Share warrants granted to it in connection with the Cash Offering. Immediately after the completion of the Cash Offering and the Exchange Offering, there would be 2,625,000 Common Shares and 6,264,808 Units outstanding. The purchasers of Common Shares in the Cash Offering would own 2,500,000 Common Shares, representing a 95.2% ownership interest in the Trust as of the closing of the Cash Offering and the Exchange Offering. Broker-dealers who earn commissions for their services in the Exchange Offering (a number of Common Shares equal to 5% of the Units issued to offerees as a result of their efforts) would own the remaining 125,000, or 4.8%, of the outstanding Common Shares. On a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering, recipients of Units in the Exchange Offering, the Original Investors and broker-dealers who provide services in the Exchange Offering would have a 39.5%, 39.5%, 19.0% and 2.0% beneficial ownership interest (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common Shares in exchange for Units) in the Trust, respectively.

     The Trust will contribute the net proceeds of the Cash Offering to the Operating Partnership in exchange for up to 2,500,000 unregistered Units and in its capacity as General Partner of the Operating Partnership will also receive a 1% partnership interest in the Operating Partnership. Units held by the Trust will not be exchangeable into Common Shares.

     The two tables below reflect the pro forma allocation of Common Shares and Units among the participants in the Cash Offering and the Exchange Offering. The first table assumes the consummation of the Cash Offering by itself without taking into account the Exchange Offering. The second table assumes the consummation of the Cash Offering and the Exchange Offering.

                                  Cash Offering


     --------------------------------
                                         Ownership:

                                         Purchasers of
            BARON CAPITAL TRUST          Common
                                         Shares in the Cash Offering      100.0%
                 ("TRUST")




     --------------------------------

     --------------------------------
                                         General Partner
                                         Baron Capital Trust                1.0%

       BARON CAPITAL PROPERTIES, L.      Limited Partners
                                         Baron Capital Trust               80.2%
        ("OPERATING PARTNERSHIP")        Original Investors                18.8%
                                                                          -----
                                                             Total        100.0%



     --------------------------------

     If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering (gross proceeds of $25,000,000) and assuming that the Dealer Manager and participating broker-dealers have not exercised any Common Share warrants granted to them in connection with the Cash Offering and that no transactions are effected pursuant to the Exchange Offering, the following would result:

     o The Trust would use the net proceeds of the Cash Offering ($22,500,000) (remaining after payment of commissions and reimbursable offering expenses) to acquire 2,500,000 Units in the Operating Partnership (80.2% of the then outstanding amount). The Original Investors would own 18.8% of the then outstanding Units (586,420 Units) and the Trust, in its capacity as general partner of the Operating Partnership, would own the remaining 1% (31,176 Units).




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




     o The purchasers of Common Shares in the Cash Offering would own 100% of the equity interest in the Trust, which, in turn, would own an 80.2% limited partnership interest in the Operating Partnership.

     o The respective ownership percentage interests in the Trust and the Operating Partnership would remain proportionately the same in the event the Trust sells less than all Common Shares being offered in the Cash Offering, even though there would be fewer outstanding Common Shares and Units.

     o The Operating Partnership would use the cash proceeds received from the Trust to acquire property interests and for working capital and other general business purposes. Until such time that the election of the Trust to be treated as a REIT for federal income taxes is revoked, said uses of the cash proceeds shall exclude the acquisition of assets that are listed in Section 351(e)(1) of the Code to the extent that such assets would cause the Operating Partnership to own more than 78% of the assets that are listed in Section 351(e)(1) of the Code. The purpose of this requirement is to prevent the Operating Partnership from being treated as an "investment company" for federal income tax purposes. "See FEDERAL INCOME TAX CONSIDERATIONS - Transfer to an Investment Company."

                       Cash Offering and Exchange Offering

     --------------------------------
                                         Ownership:

                                         Purchasers of Common
            BARON CAPITAL TRUST          Shares in the Cash
                                           Offering                        95.2%
                ("TRUST")                Broker-dealers participating       4.8%
                                                                          -----
                                           in the Exchange Offering       100.0%
                                                               Total


     --------------------------------

     --------------------------------
                                         General Partner
                                         Baron Capital Trust                1.0%

      BARON CAPITAL PROPERTIES, L.P.     Limited Partners
                                         Baron Capital Trust               39.9%
        ("OPERATING PARTNERSHIP")        Sellers of Property in
                                           Exchange Offering               39.9%
                                         Original Investors                19.2%
                                                                          -----
                                                               Total      100.0%

     --------------------------------

     If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, and the Operating Partnership uses all 2,500,000 registered Units to complete the Exchange Offering to acquire property interests, the following would result:

     o The Trust would use the net proceeds of the Cash Offering ($22,500,000) (remaining after payment of commissions and reimbursable offering expenses) to acquire 2,500,000 Units in the Operating Partnership.

     o The Operating Partnership would issue all 2,500,000 registered Units to sellers of property interests in exchange for such interests and acquire additional property interests with the cash proceeds received from the Trust.

     o Each broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual offerees who accept the offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the number of Operating Partnership Units exchanged in the respective transactions.

     o Assuming no Unitholders have exercised their right to exchange their Units for an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would own 95.2% and 4.8%, respectively, of the equity interest in the Trust, and the Units of the Operating Partnership would be owned as follows:

                                                                      Percentage
              Limited Partners                             Units       Interest
              ----------------                             -----       --------
              Baron Capital Trust (as limited partner)    2,500,000      39.9%
              Sellers of Property Interests
                in Exchange Offering                      2,500,000      39.9%
              Original Investors                          1,202,160      19.2%
              Baron Capital Trust (as general partner)       62,648       1.0%
                                                          ---------     -----
                              Total:                      6,264,808     100.0%

     If the Cash Offering is closed and all or a portion of the 2,500,000 Common Shares being offering therein are sold prior to that closing, and the Exchange Offering is also closed, but less than 2,500,000 Units are issued prior thereto, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would still together hold 100% of the then outstanding Common Shares of the Trust (but in varying percentages between them, depending upon the number of Units issued), and the Trust and the recipients of Units in the Exchange Offering would own varying numbers of Units and percentages of the then outstanding Units, depending upon how many Common Shares and Units were issued in connection with the respective offerings. The Original Investors collectively would own a varying number of Units, but their collective Common Share beneficial ownership percentage would remain at 19%. In addition, over time as Unitholders exercise their rights to exchange Units for an equivalent number of Common Shares: (i) the number of outstanding Common Shares would increase, resulting in changing percentages of ownership among Shareholders, and (ii) the number of outstanding Units would decrease, resulting in changing percentages of ownership among Unitholders. However, such exchanges would not affect the ownership percentage interests of any Shareholder or Unitholder.

Regulations

     General. Residential apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Trust will use its best efforts to provide that each property in which it acquires an interest has the necessary permits and approvals to operate its business.

     Fair Housing Amendments of 1988. The FHA requires residential apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Trust will use its best efforts to provide that properties subject to the FHA in which it acquires an interest are in compliance with such law.

     Americans with Disabilities Act ("ADA"). Properties in which the Trust acquires an interest must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations, except to the extent portions of such facilities, such as a leasing office, are open to the public. The Trust will use its best efforts to provide that properties in which it acquires an interest comply with all present requirements under the ADA and applicable state laws. Noncompliance could result in imposition of injunctive relief, fines or an award of damages. If required changes involve a greater expenditure than the Trust might anticipate, or if changes must be made on a more accelerated basis than it might anticipate, the Trust's ability to make expected distributions to Shareholders could be adversely affected. The Trust believes that its competitors would face similar costs to comply with the requirements of the ADA.

     Environmental Regulations. The Trust is subject to Federal, state, and local environmental regulations that apply to the development of real property, including construction activities, the ownership of real property, and the operation of multifamily apartment communities.

     The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), and applicable state Superfund laws subject the owner of real property to claims or liability for the costs of removal or remediation of hazardous substances that are disposed of on real property in amounts that require removal or remediation. Liability under CERCLA and applicable state Superfund laws can be imposed on the owner of real property or the operator of a facility without regard to fault or even knowledge of the disposal of hazardous substances on the property or at the facility. The presence of hazardous substances in amounts requiring response action or the failure to undertake remediation where it is necessary may adversely affect an owner's ability to sell real estate or borrow money using such real estate as collateral. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in a claim by a private party for personal injury or a claim by an adjacent property owner for property damage.

     The Trust, where required, intends to retain a qualified environmental consultant to conduct an environmental investigation of each property that it considers for investment. If there is any indication of contamination, sampling of the property will be performed by the environmental consultant. The environmental investigation report will be reviewed by the Trust and counsel prior to purchase of an interest in any property.

     Rent Control Legislation. Although none currently are applicable to any of the properties in which the Trust and the Operating Partnership are contemplating an investment, state and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to cover increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. The Trust does not presently intend to acquire interests in residential apartment properties in markets that are either subject to rent control or in which rent limiting legislation exists.

Employees

     The Trust and the Operating Partnership initially expect to employ a total of approximately 20 employees. The number of employees it will hire will depend upon the amount of net proceeds raised in the Cash Offering and the results of the Exchange Offering.

                       INVESTMENT OBJECTIVES AND POLICIES

General

     The Trust and the Operating Partnership have been organized to acquire equity interests in existing residential apartment properties located in the United States and/or to provide or acquire debt financing secured by mortgages on such types of property. Such investments are expected to consist primarily of: (i) the direct and indirect acquisition, ownership, operation, management, improvement and disposition of equity interests in such types of properties and/or (ii) Mortgage Loans which the Trust and the Operating Partnership provide or acquire which are secured by mortgages on such types of properties. The Managing Shareholder expects that the proposed investments will
(1) generate current cash flow for distribution to Shareholders and Unitholders from rental payments from the rental of residential apartment units which the Trust and the Operating Partnership may acquire and/or principal and interest payments in respect of Mortgage Loans which the Trust and the Operating Partnership may provide or acquire and (2) provide the opportunity for capital appreciation through the sale of all or a portion of the investment in equity interests in residential apartment properties. The Trust and the Operating Partnership intend to pay regular quarterly distributions to the Shareholders and the Unitholders. Properties in which the Trust and the Operating Partnership will acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years.

     The management of the Trust and the Operating Partnership has been involved in the residential property business for over 10 years and has extensive experience and presence in the residential property business which have enabled it to form key alliances and working relationships with owners of residential apartment properties and financial institutions.

     The Trust and the Operating Partnership intend to acquire, own, operate, manage, and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The strategy of the Trust and the Operating Partnership is to pursue acquisitions of interests in properties that (i) are available at prices below estimated replacement cost; (ii) may provide attractive returns with significant potential growth in cash flow from property operations; (iii) are strategically located, of high quality and competitive in their respective markets; (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues, and (v) provide anticipated total returns that will increase distributions by the Trust and the Operating Partnership and its overall market value. The Trust will make investments in properties indirectly through the Operating Partnership in which it will hold all of its real estate assets and conduct all real estate operations. Unless the context otherwise requires, the term "Trust" as used herein shall collectively refer to Baron Capital Trust and the Operating Partnership.

     The primary business objective of the Trust is to increase distributions to Shareholders and Unitholders and to increase the value of the Trust's portfolio of properties in which it acquires an interest. The Trust intends to achieve these objectives by:

     (i) Acquiring interests in properties that are available at prices below estimated replacement cost and capable of enhanced performance, both in terms of cash flow and investment value, through application of the Trust's management ability and strategic capital improvements;

     (ii) Increasing cash flow of the Trust's properties through active leasing, rent increases, improvement in tenant retention, expense controls, effective property management, and regular maintenance and periodic renovations, including additions to amenities;

     (iii) Managing operating expenses through the use of affiliated leasing, marketing, financing, accounting, legal, and data processing functions; and

     (iv) Emphasizing capital improvements to enhance the Trust's competitive advantages in its markets.

     The Exchange Partnerships collectively manage the properties in which they have an interest and share property management expenses. Other properties in which the Trust acquires an interest will be similarly managed.

     After the Trust has invested the net proceeds of the Cash Offering and completed the Exchange Offering, it intends to utilize one or more sources of capital for future acquisitions and capital improvements, which may include undistributed cash flow, borrowings, issuance of debt or equity securities and other bank and/or institutional




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borrowings. The Trust intends to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Cash Offering if the Board of the Trust determines that suitable property acquisition opportunities which meet its investment criteria are available to the Trust at attractive prices and such an offering would fulfill its cost of funds requirements. There can be no assurance, however, that the Trust will be able to obtain capital for any such acquisitions or improvements on terms favorable to the Trust.

     The Trust expects to qualify as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 1998. See "TAX STATUS OF THE TRUST" and "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Trust Policies with Respect to Certain Activities

     The following is a discussion of the Trust's policies with respect to investments, dispositions, financings, and conflicts of interest. These policies have been determined by the Managing Shareholder of the Trust and under the Declaration of Trust may be amended or revised from time to time at the discretion of the Board with approval of a majority in interest of the Shareholders entitled to vote on such matters. The Declaration of Trust contains certain additional limitations on the Trust's activities. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration.

     At all times, the Trust intends to make investments and conduct its operations in such a manner as to be consistent with the requirements of the Code for the Trust to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Managing Shareholder, with the consent of a majority of the Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, determines that it is no longer in the best interests of the Trust to qualify as a REIT. No assurance can be given that the Trust's objectives will be attained.

     Investment Policies

     The Trust's investment objective is to provide quarterly cash distributions and achieve long-term appreciation through increases in cash flows and the value of its properties. The Trust intends to pursue these objectives by acquiring equity interests in one or more existing residential apartment properties located in the United States and/or making or investing in Mortgage Loans and other real estate interests related to such types of properties consistent with its qualification as a REIT. The Trust may invest in First Mortgage Loans or Junior Mortgage Loans and participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. The Trust may also retain a purchase money mortgage for a portion of the sale price in connection with the disposition of properties from time to time.

     Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Trust also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." The Trust may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Trust's investment policies.

     The Trust will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust will not acquire or provide debt financing in respect of any property where the amount invested by the Trust plus the amount of any existing indebtedness in respect of such property exceeds 80% of the estimated replacement cost of the property as determined by the Managing Shareholder unless substantial justification exists. Repayment of any Mortgage Loans provided or acquired by the Trust would typically be secured by a Mortgage on the land, apartment units, and other improvements financed by the Trust and be non-recourse to the borrower. It is expected that in certain cases the Trust will provide or acquire a Second




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Mortgage Loan that is subordinate to a First Mortgage Loan provided by a lending institution. In certain cases, Mortgage Loans provided or acquired by the Trust may be in the form of First Mortgage Loans.

     Junior Mortgages securing Junior Mortgage Loans to be provided or acquired by the Trust may or may not be recorded. If any Junior Mortgage in favor of the Trust is not recorded, the Trust's security interest in the Mortgage would be unperfected and the Trust would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instruments that will be entered into in connection with Mortgage Loans to be provided or acquired by the Trust will typically restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with (i.e., equal to) the Mortgage held by the Trust. Non-payment of any Junior Mortgage Loan that may be made or acquired by the Trust may constitute an event of default by the borrower under the underlying Senior Mortgage Loan, and such Senior Mortgage Loan may have to be repaid by the borrower before Shareholders in the Trust will receive any return on their investment.

     The Board of the Trust has adopted a policy, described below at " - Conflicts of Interest Policy," designed to eliminate or minimize potential conflicts of interest which may arise in respect of any residential apartment property investment opportunity which an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates may wish to pursue for his own account and which might be suitable for the Trust and the Operating Partnership. Such an opportunity may be pursued only if the Board is first given a right of first refusal to participate in the investment in place of the requesting party on the same terms and conditions as originally proposed and, in addition, either a majority of the disinterested members of the Board determine that the Trust and the Operating Partnership will not exercise the right or they fail to respond to the requesting party's proposal within a specified period.

     The Trust will obtain and maintain insurance coverage on property in which it acquires an equity interest (and, prior to providing or acquiring any Mortgage Loan in respect of a property, will be listed as an additional insured or loss payee in respect of such property), protecting against casualty loss up to replacement cost (with a $1,000 deductible per loss), and against public liability in an amount that is reasonable taking into account the market value of the property at the time insurance is obtained. There can be no assurance, however, that the Trust's Property would not sustain losses in excess of its applicable insurance coverage, and it could sustain losses as a result of risks which are uninsurable. There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which may be either uninsurable or not economically insurable. Should such a loss occur, the Trust could lose its invested capital in the property. In that case, the Shareholders and Unitholders could suffer a complete loss of their investment in the Trust.

     Pending the commitment of Trust and Operating Partnership funds for the purposes described in this Prospectus, for distributions to Shareholders and Unitholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in:
(i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest.

     The Trust intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

     Disposition Policies

     The Managing Shareholder will periodically review the portfolio of assets which the Trust acquires. The Trust has no current intention to dispose of any property interests it may acquire, although it reserves the right to do so. Disposition decisions relating to a particular property will be made based on (but not limited to) the following factors: (i) potential to continue to increase cash flow and value; (ii) the sale price; (iii) strategic fit of the property with the rest of the Trust's portfolio; (iv) potential for, or the existence of, any environmental or regulatory




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problems; (v) alternative uses of capital; and (vi) maintaining qualification as a REIT. Any decision to dispose of a property will be made by the Managing Shareholder.

     Financing Policies

     The Trust will have the right to borrow funds, and use the Trust's available assets as security for any such loan, if the Trust's cash requirements exceed its available cash. Under the Declaration of the Trust, the aggregate borrowings of the Trust in relation to its net assets may not exceed 300%, except where the Trust determines that a higher level of borrowing is appropriate. It is expected that each property in which the Trust invests will secure a First Mortgage Loan. The principal balance of any such First Mortgage Loan typically would represent a substantial percentage of the Trust's basis in any property in which the Trust owns an equity interest.

     To the extent that the Managing Shareholder desires that the Trust obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares and debt securities (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties, the issuance of Shares, or the issuance of Units of limited partnership interest in the Operating Partnership and any other partnerships the Trust may form or acquire an equity interest in to conduct all or a portion of its real estate operations.

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in any applicable Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties.

     Conflict of Interest Policies

     The Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, there can be no assurance that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might fail to reflect the interests of all Shareholders and Unitholders.

     The Managing Shareholder will have discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to (i) general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and (ii) prior approval authority of a majority of the Board and/or of a majority of the Independent Trustees in respect of certain actions of the Trust and the Operating Partnership. The Declaration of the Trust requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its Affiliates.

     Actions of the Trust and the Operating Partnership requiring approval of the Board and/or the Independent Trustees include, without limitation, the payment of compensation to the Managing Shareholder, a Trustee, any other member of the Board of the Trust or any of their respective Affiliates in amounts in excess of certain specified limits for services performed for the Trust and the acquisition of properties from, or the sale of properties to, any such parties. For example, the Trust may not purchase property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates unless a majority of the members of the Board and, in addition, a majority of the Independent Trustees who have no other interest in the particular proposed transaction (beyond their role on the Board or as Independent Trustees) review the proposed transaction and determine that it is fair and reasonable to the Trust and that the purchase price to the Trust for such property is no greater than the cost of the property to such proposed seller, or if the purchase price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its then current appraised value. As of the date of this Prospectus, the Trust does not contemplate using any substantial portion of the net proceeds of the Cash Offering to acquire property interests from




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the Managing Shareholder, any Trustee or any other member of the Board of the
Trust or any of their respective affiliates.

     The Board of the Trust has adopted a policy designed to eliminate or minimize potential conflicts of interests which may arise in respect of investment opportunities suitable for the Trust and the Operating Partnership which may be presented to the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership (i.e., in accordance with the purposes for which they were organized) only upon fulfillment of the following conditions. First, the requesting party(ies) must deliver to the Board of the Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting the Trust and the Operating Partnership a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party(ies), on the terms and conditions specified in the written proposal.

     In addition, the requesting party(ies) either (i) must receive written notice from a majority of the disinterested members of the Board (i.e., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that the Trust and the Operating Partnership have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party(ies) that the Trust and the Operating Partnership elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal. The Board of the Trust and the Independent Trustees are responsible for overseeing the policy under the circumstances described above to insure that it is applied fairly to the Trust. However, there can be no assurance that the policies of the Trust and the Operating Partnership will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders.

     For a more detailed description of Trust and Operating Partnership actions requiring approval of the Board and/or the Independent Trustees, see "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

                         INITIAL REAL ESTATE INVESTMENTS

The Acquired Properties

     Set forth below is a description of the Operating Partnership's recent acquisition of beneficial ownership of a 67-unit and 80-unit residential apartment properties located in Orlando, Florida and Lakeland, Florida, respectively, and a special limited partnership interest in certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships, which own direct or indirect equity or debt interests in residential apartment properties. The investments were made using net proceeds of the Trust's Cash Offering. Also described is a purchase agreement recently entered into by the Trust under which the Trust, subject to certain conditions, will acquire two residential apartment properties (totaling 652 units) under development in Burlington and Louisville, Kentucky upon completion of construction.

     Heatherwood Apartments

     In June 1998, the Operating Partnership acquired the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership (the "Heatherwood Partnership") which owns fee simple title to a 67-unit residential apartment property referred to as the Heatherwood Apartments
- Phase I (the "Heatherwood Property") located at 1005 Airport Road in Kissimmee, Florida 32741. Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.




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     The Heatherwood Property, completed in 1981, consists of 17 studio/one bathroom units, 45 one bedroom/one bathroom units, and five two bedroom/one bathroom units. The property is situated on approximately 2.26 acres and has approximately 35,136 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of July 1, 1998 for each type of unit is approximately $379, $439 and $539, respectively, or $1.31, $.76 and $.62 per square foot, respectively. The units were approximately 97% occupied as of July 1, 1998. The average monthly occupancy rates for 1993, 1994, 1995, 1996 and 1997 were approximately 89%, 91%, 88%, 93% and 97%, respectively.

     The Operating Partnership acquired the entire limited partnership interest in the Heatherwood Partnership from Rylex Capital, L.L.C., a Florida limited liability company, an unaffiliated third party, for a purchase price of $830,000. The Heatherwood Property is subject to first mortgage financing with a current principal balance of approximately $1,245,000. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is December 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,083,553. The monthly debt service payments are $8,847, or an annual amount of $106,164. The loan bears a fixed interest rate of 7.625% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

     In March 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm in Winter Park, Florida which estimated the market value of the property at $2,075,000. The methods employed in appraising the property are discussed at "THE EXCHANGE OFFERING - Exchange Property Appraisals." The Trust and the Operating Partnership were not responsible for the payment of any fees or expenses for the appraisal.

     The acquisition was unanimously approved in advanced by the Board of the Trust.

     Crystal Court Apartments

     In July 1998, the Operating Partnership acquired the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership (the "Crystal Court Partnership") which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II (the "Crystal Court Property") located in Lakeland, Florida. Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.

     The Crystal Court Property, completed in 1986, consists of 20 studio/one bathroom units, 54 one bedroom/one bathroom units, and six two bedroom/one bathroom units. The property is situated on approximately 6.8 acres and has approximately 42,048 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of July 1, 1998 for each type of unit is approximately $319, $369 and $455, respectively, or $1.11, $.64 and $.53 per square foot, respectively. The units were approximately 92% occupied as of July 1, 1998. The average monthly occupancy rates for 1993, 1994, 1995, 1996 and 1997 were approximately 95%, 91%, 91%, 90% and 95%, respectively.

     The Operating Partnership acquired the entire limited partnership interest in the Crystal Court Partnership from Rylex Capital, L.L.C., a Florida limited liability company, an unaffiliated third party, for a purchase price of $756,293. The Crystal Court Property is subject to first mortgage financing with a current principal balance of approximately $1,488,000. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is October 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,366,490. The monthly debt service payments are $10,404, or an annual amount of $124,808. The loan bears a fixed interest rate of 7.5% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

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     In June 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm which estimated the market value of the property at $2,170,000. The Trust and the Operating Partnership were not responsible for the payment of any fees and expenses for the appraisal.

     The acquisition was unanimously approved in advance by the Board of the Trust.

     Attached as Exhibit E hereto in respect of each of the Heatherwood Property and the Crystal Court Property is an audited statement of revenues and certain expenses for the years ended December 31, 1996 and 1997 and an unaudited statement of revenues and certain expenses for the five-month period ended May 31, 1998.

     Acquisition of Special Limited Partnership Interests

     In July 1998, the Operating Partnership made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships, which own direct or indirect equity or debt interests in residential apartment properties. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships. Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     Contract to Purchase Two Additional Properties

     [On September 16, 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at Burlington, Ltd.) are controlled by Gregory K. McGrath, one of the founders of the Trust and the Operating Partnership. The properties will have a total of 652 units, comprised of studios and one, two and three bedroom/one or two bathroom apartments. Construction on one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of first mortgage financing and the Trust raising the balance of the funds necessary for the acquisition in its ongoing Cash Offering.

     In connection with the transaction and in exchange for certain benefits described below, the Trust agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days, up to $3,000,000 of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by KeyBank, N.A. to the development companies. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and an 111,000 square foot shopping center being developed in Burlington, Kentucky. The interest rate on the construction loans is 7.52% and no interest payments are due until November 1998. The loan to value ratio of the development portion of the construction loans is approximately 48%. The principal portion of the construction loans may not exceed a loan to building cost ratio of 80% or a loan to value ratio of 70%. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out KeyBank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days.]

     The Trust expects to receive significant benefits from the transaction in addition to the acquisition of two luxury apartment properties located in attractive communities. First, in exchange for the guarantee of the development portion of the construction loans, the Trust will receive a discount of approximately $212,500 (representing a .5% reduction) on the purchase price of the properties. The Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid

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prior to the expiration of the guarantee period and the Trust is required to buy out or arrange for the buyout of the lender's position on the loans.]

The Exchange Properties

     In the Exchange Offering, the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests owned by individual limited partners in limited partnerships which own direct or indirect interests in family residential apartment properties. As its initial investment targets in the Exchange Offering, the Operating Partnership will offer to acquire units of limited partnership interests from individual limited partners in 14 real estate limited partnerships managed by Affiliates of the Managing Partnership (such limited partners are collectively referred to herein as the "Exchange Limited Partners" and individually as an "Exchange Limited Partner," such partnerships are collectively referred to herein as the "Exchange Partnerships" and individually as an "Exchange Partnership" and the limited partnership interests owned by the Exchange Limited Partners in the Exchange Partnerships are collectively referred to herein as "Exchange Partnership Units").

     Each Exchange Partnership directly or indirectly owns all or a portion of the equity interest (and, in one case, a subordinated mortgage interest) in residential apartment property. The Operating Partnership will acquire a beneficial ownership interest in the property by acquiring from Exchange Limited Partners of Participating Exchange Partnerships their limited partnership interests in the respective partnership. In connection with the completion of the Exchange Offering in respect of each Participating Exchange Partnership, (i) Gregory K. McGrath, a founder of the Trust and the Operating Partnership, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange Partnership, will either grant the Board of the Trust a management proxy coupled with an interest to vote the shares of the Corporate General Partner of the Exchange Partnership or contract to assign all of the stock in the Corporate General Partner to the Trust for nominal consideration; (ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

     The 14 Exchange Properties consist of an aggregate of 849 residential units (comprised of studio and one, two, three and four-bedroom units). Ten of the properties are located in Florida, two properties are in Ohio and one property each in Georgia and Indiana. Certain information relating to the 14 properties and mortgage indebtedness secured thereby is summarized in the two tables set forth below. Assuming the Exchange Offering in respect of the 14 properties is accepted by all Exchange Limited Partners, the aggregate purchase price would be approximately $33,638,991, comprised of Operating Partnership Units to be issued with an initial value of approximately $14,017,080 plus first mortgage and other indebtedness of approximately $19,424,161 to which the properties are subject. The Trust and the Operating Partnership will investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and by certain other limited partnerships managed by Affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER," THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     Audited statements of revenues and certain expenses for the 14 Exchange Properties described herein and a combined audited statement for the years ended December 31, 1996 and December 31, 1997 are included in Exhibit D to this Prospectus. Also included in the exhibit is an unaudited statement of revenues and certain expenses for each of the properties and a combined statement for the five-month period ended May 31, 1998. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties.

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue Operating Partnership Units to each individual Exchange Limited Partner in exchange for his respective limited partnership interest in an Exchange Partnership. Each Exchange Limited Partner will have the opportunity to elect on an individual basis either (i) to accept Operating Partnership Units in exchange for his limited partnership interest in his respective Exchange Partnership or (ii) retain his interest in the Exchange Partnership on substantially the same terms and conditions as his original investment. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial value of at least $6,000,000. After the completion of the Exchange Offering, each Exchange Partnership will continue to own its interest in its respective Exchange Property, but all of the limited partnership interests therein would then be owned by the Operating Partnership, if all Exchange Limited Partners in such Exchange Partnership elect to accept the Exchange Offering, or by the Operating Partnership and any Exchange Limited Partners who elect not to accept the Exchange Offering.

     The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership have a deemed value in the range of 102% to 125% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purposes, each Operating Partnership Unit will be initially valued at $10, the offering price of each Trust Common Share offered in the Cash Offering. The value of the Units and the Common Shares are substantially identical since, as described above, recipients of Operating Partnership Units in the Exchange Offering may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions. "See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP."

     The number of Operating Partnership Units to be offered in respect of each Exchange Property will differ based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. Each Exchange Property has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance of acquisition.

     All expenses incurred in connection with the Exchange Offering to produce, file, print and distribute the Prospectus will be paid by the Trust and the Operating Partnership. No special fees or commissions were or will be paid in connection with the Exchange Offer to the Managing Shareholder, any Corporate General Partner of an Exchange Partnership, or any of their respective Affiliates. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual offerees who accept the offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units issued to offerees as a result of their efforts.

                              Property Information
                               Exchange Properties

     The table set forth below summarizes certain information relating to the 14 Exchange Properties in which the Operating Partnership intends to acquire an interest in connection with the initial transactions of the Exchange Offering, including (i) name of the partnership, and its general partner, (ii) name and location of the properties, (iii) year each property was completed, (iv) number of units, acreage, rentable area, average unit size, average rental rate per unit and per square feet of rentable area as of July 1, 1998, and (v) physical occupancy of each property as of July 1, 1998.



                                               Property                                        Year                    No. of
Partnership                 GP                 (and Type of Interest)    Location              Completed               Units
-----------                 --                 ---------------------     -----------           ---------               -----
Baron Strategic             Baron Capital      Steeplechase Apartments   Anderson, Indiana       1977            Total           72
Investment Fund II, Ltd.    XXXI, Inc.         (1)
                                                                                                                 1 BR            12
                                                                                                                 2 BR            60

Central Florida Income      Baron Capital of   Grove Hamlet              Deland, Florida         1986            Total           56
Appreciation Fund, Ltd.     Florida, Inc.      Apartments(1)
                                                                                                                 1 BR            10
                                                                                                                 2 BR            46

Florida Capital Income      Baron Capital      Eagle Lake Apartments     Port Orange,            1987            Total           77
Fund, Ltd.                  II, Inc.           (1)                       Florida
                                                                                                                 1 BR            73
                                                                                                                 2 BR             4

Florida Capital Income      Baron Capital      Forest Glen Apartments    Daytona Beach,          1985            Total           52
Fund II, Ltd.               IV, Inc.           (Phase I)(2)              Florida
                                                                                                                 2 BR            28
                                                                                                                 3 BR            24

Florida Capital Income      Baron Capital      Bridge Point Apartments   Jacksonville,           1986            Total           48
Fund III, Ltd.              VII, Inc.          (Phase II)(1)             Florida
                                                                                                                Studio            6
                                                                                                                 1 BR            37
                                                                                                                 2 BR             5

Florida Capital Income      Baron Capital V,   Glen Lake Apartments(1)   St. Petersburg,         1986            Total          144
Fund IV, Ltd.               Inc.                                         Florida
                                                                                                                 1 BR           144

Florida Income Advantage    Baron Capital      Forest Glen Apartments    Daytona Beach,          1985            Total           26
Fund I, Ltd.                IV, Inc.           (Phase III)(2)            Florida
                                                                                                                 2 BR            19
                                                                                                                 3 BR             7

Florida Income              Baron Capital      Forest Glen Apartments    Daytona Beach,          1985            Total            8
Appreciation Fund I, Ltd.   IV, Inc.           (Phase IV)(2)             Florida
                                                                                                                 2 BR             6
                                                                                                                 3 BR             2

Florida Income Growth       Baron Capital      Blossom Corners           Orlando, Florida        1980            Total           70
Fund V, Ltd.                XI, Inc.           Apartments (Phase I)(1)
                                                                                                                Studio           15
                                                                                                                 1 BR            49
                                                                                                                 2 BR             6
Florida Opportunity         Baron Capital      Camellia Court            Daytona Beach,          1982            Total           60
Income Partners, Ltd.       III, Inc.          Apartments(1)             Florida
                                                                                                                 1 BR            59
                                                                                                                 2 BR             1

GSU Stadium Student         Baron Capital X,   Stadium Club Apartments   Statesboro,             1987            Total           60
Apartments, Ltd.            Inc.               (1)                       Georgia
                                                                                                                Studio            2
                                                                                                                 3 BR             3
                                                                                                                 4 BR            55

Lamplight Court of
Bellefontaine               Baron Capital      Lamplight Court           Bellefontaine,          1973            Total           80
Apartments, Ltd.            IX, Inc.           Apartments(3)             Ohio
                                                                                                                Studio           12
                                                                                                                One/One          53
                                                                                                                Two/One          15

Midwest Income Growth       Baron Capital of   Brookwood Way Apartments  Mansfield, Ohio         1974            Total           66
Fund VI, Ltd.               Ohio III, Inc.     (1)
                                                                                                                Studio            3
                                                                                                                 1 BR            60
                                                                                                                 2 BR             3

Realty Opportunity Income   Baron Capital      Forest Glen Apartments    Daytona Beach,          1985            Total           30
Fund VIII, Ltd.             IV, Inc.           (Phase II)(2)             Florida
                                                                                                                 2 BR            23
                                                                                                                 3 BR             7

                                                                                                                            ========
                                               TOTAL  PROPERTIES:                                                               849
                                                                                                                            ========

                                                 Approx.                                                                  Physical
                                                Rentable                                         7/1/98                  Occupancy
                                    Approx.       Area           Avg. Unit Size          Average Rental Rates/Month        As Of
Partnership                          Acres      (Sq. Ft.)*          (Sq. Ft.)          (Per Unit)       (Per Sq. Ft.)      7/1/98
-----------                          -----      ---------           ---------          ----------       -------------      ------
Baron Strategic                    3.20         47,280        Avg.            657        $428               $.65            91%
Investment Fund II, Ltd.
                                                              1 BR            550
                                                              2 BR            678

Central Florida Income             6.21         45,504        Avg.            813        $467               $.57            98%
Appreciation Fund, Ltd.
                                                              1 BR            576
                                                              2 BR            864

Florida Capital Income             4.68         45,504        Avg.            591        $448               $.75           100%
Fund, Ltd.
                                                              1 BR            576
                                                              2 BR            864

Florida Capital Income             6.85         62,692        Avg.          1,205        $655               $.54            94%
Fund II, Ltd.
                                                              2 BR          1,075
                                                              3 BR          1,358

Florida Capital Income             3.39         27,360        Avg.            570        $450               $.79            92%
Fund III, Ltd.
                                                             Studio           288
                                                              1 BR            576
                                                              2 BR            864

Florida Capital Income             7.16         79,200        Avg.            550        $674              $1.23            68%
Fund IV, Ltd.
                                                              1 BR            550

Florida Income Advantage           6.85         29,931        Avg.          1,151        $641               $.56            92%
Fund I, Ltd.
                                                              2 BR          1,075
                                                              3 BR          1,358

Florida Income                     6.85          9,166        Avg.          1,146        $639               $.56            88%
Appreciation Fund I, Ltd.
                                                              2 BR          1,075
                                                              3 BR          1,358

Florida Income Growth              3.67         39,300        Avg.            560        $434               $.78            94%
Fund V, Ltd.
                                                             Studio           300
                                                              1 BR            600
                                                              2 BR            900
Florida Opportunity                5.15         34,848        Avg.            580        $420               $.72            90%
Income Partners, Ltd.
                                                              1 BR            576
                                                              2 BR            864

GSU Stadium Student                3.50         50,736        Avg.            860        $853               $.99            82%
Apartments, Ltd.
                                                             Studio           288
                                                              3 BR            880
                                                              4 BR            880

Lamplight Court of                 6.00         46,944        Avg.            587        $391               $.63            95%
Bellefontaine Apartments, Ltd.
                                                             Studio           288
                                                             One/One          576
                                                             Two/One          864

Midwest Income Growth              3.92         38,016        Avg.            576        $359               $.61            97%
Fund VI, Ltd.
                                                             Studio           288
                                                              1 BR            576
                                                              2 BR            864

Realty Opportunity Income          6.85         34,231        Avg.          1,141        $638               $.56            93%
Fund VIII, Ltd.
                                                              2 BR          1,075
                                                              3 BR          1,358

                     ==================   ============ ===========     =========== ================== ================= ========
     TOTAL  PROPERTIES:           74.28        590,712                    [766.66]      [$529]             [$.74]
                     ==================   ============ ===========     =========== ================== ================= ========

------------------
*  Includes only residential apartment units and excludes common areas.

(1) Partnership owns the entire limited partnership interest in a limited partnership which holds fee simple title.

(2) Partnership owns beneficial interest in an unrecorded land trust which holds fee simple title.

(3) Partnership owns (i) a 32% limited partnership interest in a limited partnership which holds fee simple title and (ii) an unrecorded second mortgage in the property in the principal amount of [$300,000].

                              Mortgage Information
                               Exchange Properties

     The table below sets forth certain information relating to the indebtedness secured by or associated with the 14 Exchange Properties in which the Operating Partnership intends to acquire an interest in connection with the initial transactions of the Exchange Offering, including (i) name of partnership and its general partner, (ii) name and location of the properties, (iii) principal balances as of May 31, 1998, (iv) interest rates, (v) annual debt service, (vi) amortization term, (vii) maturity dates, (viii) balances due on maturity, (ix) monthly payments, and (x) name of lending institution.

                                                                                             5/31/98
                                                                                            Principal          Interest     Annual
   Partnership           GP                    Property               Location              Balance              Rate        Debt
   -----------           --                    --------               --------              -------              ----       ------
Baron Strategic          Baron Capital XXXI,   Steeplechase           Anderson,                $1,244,892  Yrs.    1-2:    $91,344
Investment Fund II,      Inc.                  Apartments             Indiana                                    7.25%
Ltd.                                                                                                       Yrs.    3-4:
                                                                                                                 7.75%
                                                                                                           Yrs.  5-10:
                                                                                                                 8.25%

Central Florida Income   Baron Capital of      Grove Hamlet           Deland, Florida           1,254,807        9.50%     156,024
Appreciation Fund, Ltd.  Florida, Inc.         Apartments

Florida Capital Income   Baron Capital II,     Eagle Lake Apartments  Port Orange,              1,447,811        8.56%     144,636
Fund, Ltd.               Inc.                                         Florida

Florida Capital Income   Baron Capital IV,     Forest Glen            Daytona Beach,            1,834,103        7.01%     145,920
Fund II, Ltd.            Inc.                  Apartments             Florida
                                               (Phase I)

Florida Capital Income   Baron Capital VII,    Bridge Point           Jacksonville,               716,752        9.52%      76,572
Fund III, Ltd.           Inc.                  Apartments             Florida
                                               (Phase II)

Florida Capital Income   Baron Capital V,      Glen Lake Apartments   St. Petersburg,           2,692,623        9.55%     293,700
Fund IV, Ltd.            Inc.                                         Florida                     359,016        8.00%      34,728


Florida Income           Baron Capital IV,     Forest Glen            Daytona Beach,              853,557        7.01%      67,908
Advantage Fund I, Ltd.   Inc.                  Apartments             Florida
                                               (Phase III)

Florida Income           Baron Capital IV,     Forest Glen            Daytona Beach,              236,265        7.01%      18,792
Appreciation Fund I,     Inc.                  Apartments             Florida
Ltd.                                           (Phase IV)

Florida Income Growth    Baron Capital  XI,    Blossom Corners        Orlando, Florida         $1,030,195        9.04%     105,288
Fund V, Ltd.             Inc.                  Apartments (Phase I)

Florida Opportunity      Baron Capital III,    Camellia Court         Daytona Beach,            1,082,394        9.04%     111,132
Income Partners, Ltd.    Inc.                  Apartments             Florida

GSU Stadium Student      Baron Capital X,      Stadium Club           Statesboro,               1,740,736        7.87%     151,272
Apartments, Ltd.         Inc.                  Apartments             Georgia

Lamplight Court of
Bellefontaine            Baron Capital IX,     Lamplight Court        Bellefontaine,            1,376,182        9.04%     135,660
Apartments,Inc. Ltd.                                                  Ohio


Midwest Income Growth    Baron Capital of      Brookwood Way          Mansfield, Ohio           1,058,868        9.04%     108,612
Fund VI, Ltd.            Ohio III, Inc.        Apartments

Realty Opportunity       Baron Capital IV,     Forest Glen            Daytona Beach,            1,070,688        7.01%      85,188
Income Fund VIII, Ltd.   Inc.                  Apartments             Florida
                                               (Phase II)

                                                                                        =================           ==============
                                               TOTAL PROPERTIES:                              $17,998,889               $1,726,776
                                                                                        =================           ==============


                                                                   Balance
                             Amortization        Maturity           Due On      Monthly
   Partnership                   Term              Date            Maturity      Payment     Lender
   -----------                   ----              ----            --------      -------     ------
Baron Strategic                30 years          10/1/06          $1,099,557     $7,612      Crown Bank
Investment Fund II,
Ltd.

Central Florida Income         25 years          6/27/98           1,314,872     13,002      Midland Loan Services
Appreciation Fund, Ltd.

Florida Capital Income         25 years          11/1/05           1,244,562     12,053      Column Financial, Inc.
Fund, Ltd.

Florida Capital Income         30 years           3/05             1,681,926     12,160      Prudential Mortgage Capital
Fund II, Ltd.


Florida Capital Income         25 years          7/1/06              625,327      6,381      Huntington Mortgage Co.
Fund III, Ltd.


Florida Capital Income         25 years          5/18/00           2,652,341      24,475     Republic Bank
Fund IV, Ltd.                  25 years          5/1/05              343,772      2,894      Glen Lake Arms
                                                                                             Joint Venture

Florida Income                 30 years           3/05               782,744      5,659      Prudential Mortgage Capital
Advantage Fund I, Ltd.


Florida Income                 30 years           3/05               216,712      1,566      Prudential Mortgage Capital
Appreciation Fund I,
Ltd.

Florida Income Growth          25 years          11/1/06          $1,030,195     $8,774      Column Financial, Inc.
Fund V, Ltd.

Florida Opportunity            25 years          11/1/06             984,430      9,261      Column Financial, Inc.
Income Partners, Ltd.

GSU Stadium Student            30 years          10/1/05           1,615,458     12,606      GMAC
Apartments, Ltd.

Lamplight Court of             25 years          11/1/06           1,158,349     11,305      Column Financial
Bellefontaine Apartments,
Ltd.

Midwest Income Growth          25 years          12/1/06             890,263      9,051      Mellon Bank
Fund VI, Ltd.

Realty Opportunity             30 years           3/05               981,813      7,099      Prudential Mortgage Capital
Income Fund VIII, Ltd.
                                                                 ===========  ========
                                                                 $16,622,321  $143,898
                                                                 ===========  ========

Property Description

     The Exchange Properties are primarily garden style, one and two-story residential apartment dwellings which range in size from eight units to 144 units. The Trust believes that the Exchange Properties generally occupy strategic locations in growing sub-markets. The average unit size for properties is 724 square feet, with ___% of the units having two or more bedrooms. A majority of the units have washer/dryer connections and walk-in closets. The Exchange Partnerships have improved the attractiveness of the Exchange Properties by investing in extensive landscaping and rehabilitating certain units. Other features frequently included in certain Exchange Properties are swimming pools, playgrounds, volley ball courts, fitness centers and community rooms.

     None of the Exchange Partnerships currently intend to incur a material amount of major maintenance expenditures in the next 12-month period. The Exchange Partnerships currently expect to incur no more than approximately $40,000 of major maintenance expenditures in respect of any property.

Lease Agreements

     The Exchange Partnerships use a variety of lease forms to comply with applicable state and local laws and customs. At some properties, the Exchange Partnerships use leases provided or recommended by state or local apartment associations. At other properties, the Exchange Partnerships use a standard company lease modified if necessary to comply with local law or custom. The terms of a lease varies with local market conditions; however, one-year leases are most common. Generally, the leases provide that unless the parties agree in writing to a renewal, the tenancy will convert at the end of a lease term to a month-to-month tenancy, subject to the terms and conditions of the lease, unless either party gives the other party at least 30 days' prior notice of termination. All leases are terminable by the Exchange Partnerships for nonpayment of rent, violation of property rules and regulations, or other specified defaults.

Competition

     In general, there are numerous other residential apartment properties located in close proximity to each of the Exchange Properties. The number of units available in any target metropolitan market could have a material effect on a property's capacity to rent space and on the rents charged. In addition, in many of the Trust's proposed sub-markets, institutional investors and owners and developers of residential apartment properties compete for the acquisition and leasing of properties. Many of these persons have substantial resources and experience.

Insurance

     The Managing Shareholder believes that all of the Exchange Properties are adequately insured; however, an uninsured loss could result in loss of capital investment and anticipated profits. See "RISK FACTORS - Property Losses May Not be Insurable."

Property Management

     In June 1998, the Exchange Partnerships and other real estate partnerships managed by affiliates of the Managing Shareholder entered into an agreement to terminate property management agreements with the prior property manager. Since the transaction, the Exchange Partnerships and other partnerships have managed the properties in which they have an interest and shared property management expenses. The Exchange Properties and other properties in which the Trust and the Operating Partnership acquire an interest will be similarly managed. During 1997, the Exchange Partnerships paid an aggregate of approximately $435,689 in property management fees. Each of the partnerships is expected to benefit from an economy of scale, such that the cost of self management of the properties will be less than historical management costs.

                             SELECTED FINANCIAL DATA

The Exchange Properties

     The following table contains selected audited operating data for the 14 Exchange Properties on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and unaudited operating data for the five-month period ending May 31, 1998. The data was derived from the statement of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. All of the Exchange Partnerships directly or indirectly own the entire equity interest in respect of a residential apartment property other than one Exchange Partnership which indirectly owns 32% of the equity interest in a property and a second mortgage interest secured by such property. See "DESCRIPTION OF THE EXCHANGE PARTNERSHIPS" and "INITIAL REAL ESTATE INVESTMENTS - The Exchange Properties" and Exhibits A and B hereto. Offerees should note that the Operating Partnership will be entitled to record the full operating results of the Exchange Properties in which it directly or indirectly acquires the entire equity interest only if it acquires 100% of the Exchange Partnership Units from the Offerees in the Exchange Offering and thereby acquires the entire beneficial ownership of the properties. If the Operating Partnership acquires less than all of the Exchange Partnership Units being sought and/or any Exchange Partnership owns less than the entire equity interest in an Exchange Property, the Operating Partnership will be entitled to record its proportionate share of the operating results.

     The statement of revenues and certain expenses for each Exchange Property and a combined statement are included in Exhibit D to this Prospectus, and the data set forth below should be reviewed in conjunction with such statements for the related period, including the notes thereto. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties.

                                                                                                                  Five-Month
                                                       Year Ended                   Year Ended                   Period Ended
                                                   December 31, 1997            December, 31, 1996               May 31, 1998
                                                   -----------------            ------------------               ------------
Revenues:

Rental income                                          $3,963,840                  $3,994,339                      $1,860,064
Other income                                              179,421                     242,598                          76,224
                                                       ----------                  ----------                      ----------

       Total revenues                                  $4,143,261                  $4,236,937                      $1,936,288

Certain Expenses:

   Personnel                                           $  504,299                  $  497,488                      $  255,079
   Advertising and promotion                              112,092                      93,181                          37,181
   Utilities                                              435,385                     430,595                         136,407
   Repairs and maintenance                                364,344                     329,363                         198,437
   Real estate taxes and insurance                        522,589                     530,041                         216,094
   Mortgage interest expense                            1,596,412                   1,549,124                         665,172
   Management fees                                        245,983                     262,461                          94,948
   Other operating expenses                                81,811                      66,102                          38,402
                                                       ----------                  ----------                      ----------

       Total certain expenses                          $3,862,915                  $3,758,355                      $1,641,740
                                                       ----------                  ----------                      ----------

Revenues in Excess of Certain Expenses
                                                       $  280,346                  $  478,582                      $  294,568
                                                       ==========                  ==========                      ==========

                              Exchange Properties
                       Estimated Taxable Operating Results

Set forth below is a table which sets forth the estimated taxable operating results for each of the Exchange Properties and on a consolidated basis, for the next 12-month period based on operating results for 1997 with adjustments necessary to reflect current and expected operations of the properties.

                                              Baron Strategic Investment       Central Florida Income           Florida Capital
                                              Fund II, Ltd. (Steeplechase      Appreciation Fund, Ltd.          Income Fund, Ltd.
                                              Apts.)                           (Grove Hamlet Apts.)             (Eagle Lake Apts.)
                                              ------------------------------------------------------------------------------------
   Gross Rental Revenue:                                          262,000                      323,000                    390,000
   Other Revenue:                                                  54,000                        1,000                     21,000
                                              ------------------------------------------------------------------------------------
   Total Revenue:                                                 316,000                      324,000                    411,000

Less:
   Operating Expenses:                                            205,000                      113,000                    182,000
   Interest Expenses:                                              93,000                      135,000                    159,000
   Depreciation and Amortization:                                  38,000                       76,000                     64,000
   Other, including Major Maint.:                                  70,000                         --                       20,000
                                              ------------------------------------------------------------------------------------
   Total Expenses:                                                406,000                      324,000                    425,000
                                              ====================================================================================

Net Income (Loss) - Tax Basis:                                    (90,000)                        --                      (14,000)

                                                   Florida Capital Income       Florida Capital Income      Florida Capital Income
                                                   Fund II, Ltd. (Forest        Fund III, Ltd.              Fund IV, Ltd. (Glen
                                                   Glen Apts.  Phase I)         (Bridgepoint Apts.)         Lake Apts.)
                                              ------------------------------------------------------------------------------------
   Gross Rental Revenue:                                          430,000                      240,000                    950,000
   Other Revenue:                                                   8,000                        7,000                     23,000
                                              ------------------------------------------------------------------------------------
   Total Revenue:                                                 438,000                      247,000                    973,000

Less:
   Operating Expenses:                                            159,000                      116,000                    490,000
   Interest Expenses:                                             165,000                       69,000                    311,000
   Depreciation and Amortization:                                  79,000                       37,000                    132,000
   Other, including Major Maint.:                                  14,000                       14,000                     37,000
                                              ------------------------------------------------------------------------------------
   Total Expenses:                                                417,000                      236,000                    970,000
                                              ====================================================================================

Net Income (Loss) - Tax Basis:                                     21,000                       11,000                      3,000

                                                     Florida Income
                                                     Advantage Fund, Ltd.
                                                     (Forest Glen Apts.
                                                     Phase III)
                                                     --------------------
   Gross Rental Revenue:                                          207,000
   Other Revenue:                                                   7,000
                                                     --------------------
   Total Revenue:                                                 214,000

Less:
   Operating Expenses:                                             79,000
   Interest Expenses:                                              56,000
   Depreciation and Amortization:                                  71,000
   Other, including Major Maint.:                                   6,000
                                                     --------------------
   Total Expenses:                                                212,000
                                                     ====================

Net Income (Loss) - Tax Basis:                                      2,000


                                                                                Florida Income                Florida Opportunity
                                              Florida Income Appreciation       Growth Fund V, Ltd.           Income Partners,
                                              Fund I, Ltd. (Forest Glen         (Blossom Corners Apts.        Ltd. (Camellia
                                              Apts. Phase IV)                   Phase I)                      Court Apts.)
                                              ------------------------------------------------------------------------------------
   Gross Rental Revenue:                                           71,000                      350,000                    290,000
   Other Revenue:                                                   2,000                       21,000                       --
                                              ------------------------------------------------------------------------------------
   Total Revenue:                                                  73,000                      371,000                    290,000

Less:
   Operating Expenses:                                             26,000                      163,000                    154,000
   Interest Expenses:                                              21,000                       94,000                     99,000
   Depreciation and Amortization:                                  16,000                       26,000                     44,000
   Other, including Major Maint.:                                   2,000                       16,000                     22,000
                                              ------------------------------------------------------------------------------------
   Total Expenses:                                                 65,000                      299,000                    319,000
                                              ====================================================================================

Net Income (Loss) - Tax Basis:                                      8,000                       72,000                    (29,000)



                                                                               Lamplight Court of
                                                    GSU Student Stadium        Bellefontaine                Midwest Income Growth
                                                    Apartments, Ltd.           Apartments, Ltd.             Fund VI, Ltd.
                                                    (Stadium  Club Apts.)      (Lamplight Court Apts.)      (Brookwood Way Apts.)
                                              ------------------------------------------------------------------------------------
   Gross Rental Revenue:                                          459,000                      114,000                    256,000
   Other Revenue:                                                  28,000                       71,000                      1,000
                                              ------------------------------------------------------------------------------------
   Total Revenue:                                                 487,000                      185,000                    257,000

Less:
   Operating Expenses:                                            243,000                       62,000                    112,000
   Interest Expenses:                                             146,000                       43,000                    107,000
   Depreciation and Amortization:                                  65,000                       20,000                     55,000
   Other, including Major Maint.:                                  35,000                            0                       --
                                              ------------------------------------------------------------------------------------
   Total Expenses:                                                489,000                      125,000                    274,000
                                              ====================================================================================

Net Income (Loss) - Tax Basis:                                     (2,000)                      60,000                    (17,000)


                                                   Realty Opportunity
                                                   Income Fund VIII, Ltd.
                                                   (Forest Glen Apts.
                                                   Phase II)
                                                   ----------------------
   Gross Rental Revenue:                                          202,000
   Other Revenue:                                                   6,000
                                                   ----------------------
   Total Revenue:                                                 208,000

Less:
   Operating Expenses:                                             93,000
   Interest Expenses:                                              67,000
   Depreciation and Amortization:                                  56,000
   Other, including Major Maint.:                                  11,000
                                                   ----------------------
   Total Expenses:                                                227,000
                                                   ======================

Net Income (Loss) - Tax Basis:                                    (19,000)

                                                               All 14 Exchange
                                                           Partnerships Combined
                                                           ---------------------

            Gross Rental Revenue:                                4,544,000
            Other Revenue:                                         250,000
                                                                 ---------
            Total Revenue:                                       4,794,000

         Less:
            Operating Expenses:                                  2,197,000
            Interest Expenses:                                   1,565,000
            Depreciation and Amortization:                         779,000
            Other, including Major Maint.:                         247,000
                                                                 ---------
            Total Expenses:                                      4,788,000
                                                                 =========

         Net Income (Loss) - Tax Basis:                              6,000

The Acquired Properties

     The following table contains selected audited operating data for the two Acquired Properties beneficially owned by the Operating Partnership on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and unaudited operating data for the five-month period ending May 31, 1998. The data was derived from the statement of revenues and certain expenses of the respective limited partnerships which own fee simple title to the properties. The Operating Partnership acquired the entire limited partnership interest in each of the limited partnerships in June and July 1998. See "INITIAL REAL ESTATE INVESTMENTS - The Acquired Properties."

     The statements of revenues and certain expenses are included in Exhibit E to this Prospectus, and the data set forth below should be reviewed in conjunction with such statements for the related period, including the notes thereto. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties.

                                                                                                                    Five-Month
                                                             Year Ended                 Year Ended                 Period Ended
                                                         December 31, 1997          December, 31, 1996             May 31, 1998
                                                         -----------------          ------------------             ------------
Revenues:

Rental income                                                 $601,582                    $580,792                    $274,457
Other income                                                    21,928                      19,050                      12,086
                                                              --------                    --------                    --------

       Total revenues                                         $620,043                    $599,842                    $286,543

Certain Expenses:

   Personnel                                                  $ 68,794                    $ 64,418                    $ 36,766
   Advertising and promotion                                     5,998                       8,078                       4,761
   Utilities                                                    49,227                      50,420                      19,257
   Repairs and maintenance                                      60,257                      83,880                      17,153
   Real estate taxes and insurance                              72,692                      70,743                      18,160
   Mortgage interest expense                                   181,246                     191,724                     121,847
   Management fees                                              35,266                      35,937                      15,420
   Other operating expenses                                     12,019                       8,949                        --
                                                              --------                    --------                    --------

       Total certain expenses                                 $485,499                    $514,149                    $233,364
                                                              --------                    --------                    --------

Revenues in Excess of Certain Expenses
                                                              $134,544                    $ 85,693                    $ 53,179
                                                              ========                    ========                    ========

                               Acquired Properties
                       Estimated Taxable Operating Results

Set forth below is a table which sets forth the estimated taxable operating results for each of the Acquired Properties and on a consolidated basis, for the next 12-month period based on operating results for 1997 with adjustments necessary to reflect current and expected operations of the properties.

                                          Heatherwood          Crystal Court
                                          Kissimmee, Ltd.      Apartments II, Ltd.   Two Acquired
                                          (Heatherwood         Crystal Court         Properties
                                          Apartments Phase I)  Apartments Phase II)  Combined
                                          ------------------------------------------------------
   Gross Rental Revenue:                     294,513              307,069             601,582
   Other Revenue:                              9,380                9,081              18,461
                                          ------------------------------------------------------
   Total Revenue:                            303,893              316,150             620,043

Less:
   Operating Expenses:                       158,897              107,049             265,946
   Interest Expenses:                         60,327              120,919             181,246
   Depreciation and Amortization:             56,326               45,644             101,970
   Other, including Major Maint.:             16,976               23,590              40,566
                                          ------------------------------------------------------
   Total Expenses:                           292,526              297,202             589,728
                                          ======================================================
Net Income (Loss) - Tax Basis:                11,367               18,948              30,315


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES

Overview

     The operating results of the 14 Exchange Properties depend primarily upon income from residential apartment properties, which is substantially influenced by (i) the demand for and supply of residential apartment units in their primary target market and sub-markets, and (ii) operating expense levels. The operating results of the Trust and the Operating Partnership, subsequent to the effectiveness of the Cash Offering and the closing of any acquisitions in connection with the Exchange Offering, will depend primarily upon these two factors and upon the pace and price at which they can acquire and improve additional properties.

     The target metropolitan markets and sub-markets have benefited in recent periods from demographic trends (including population and job growth) which increase the demand for residential apartment units, while financing constraints (specifically, reduced availability of development capital) have limited new construction to levels significantly below construction activity in prior years. Consequently, rental rates for residential apartment units have increased at or above the inflation rate for the last two years and are expected to continue to experience such increases for the next 18 months based on market statistics made available to management of the Trust in terms of occupancy rates, supply, demographic factors, job growth rates and recent rental trends. Expense levels also influence operating results, and rental expenses (other than real estate taxes) for residential apartment properties have generally increased at approximately the rate of inflation for the past three years and are expected to increase at the rate of inflation for the next 18 months.

Results of Operations

Comparison of Year Ended December 31, 1996 to Year Ended December 31, 1997

     For the year ended December 31, 1997, revenues in excess of certain expenses were $280,346, representing a 41.4% decrease from revenues in excess of certain expenses of $478,582 for the year ended December 31, 1996. The decrease was primarily attributable to three factors. First, five Exchange Properties, including the four phases of the Forest Glen Property and the Grove Hamlet Property, comprised of 172 residential units, were substantially removed from the rental market during 1997 to be prepared for sale as individual condominium units. Substantial rehabilitation was completed in the units, including new roofs, exteriors and appliances and interior decorating. The residential units were returned to the rental market in January 1998 after marketing efforts over a one-year period failed to produce the number of pre-sales of units required to permit the conversion of rental units into condominium units. The Corporate General Partners of the respective Exchange Partnerships determined that the return of the units to rental units was in the best interest of the partnerships. The properties presently have an occupancy rate of 94%.

     Second, one Exchange Property, the Glen Lake Property, comprised of 144 residential units, was substantially removed from the rental market for six months in 1997 for material rehabilitation to change its focus from that of long-term rentals to that of short-term corporate rentals. The process has been substantially completed and the occupancy rate as of the date of this Prospectus is 97%.

     Third, two Exchange Properties, including the two phases of the Blossom Corners Property, comprised of 138 residential units, were materially rehabilitated during the first five months of 1997. The rehabilitation included new roofs, exteriors and appliances and interior decorating. Occupancy averaged 80% during the rehabilitation period. However, occupancy has averaged 96% since August 1997, and continues at that rate as of the date of this Prospectus.

     Despite the foregoing factors, rental income from the Exchange Properties decreased by only $30,499, or 0.7%, from $3,994,339 in 1996 to $3,963,840 in
1997. The stability of rental income in 1997 was attributable to strong rental markets and ongoing capital improvements. Other income (comprised primarily of one-time fees) decreased by $63,177, or 26.0%, from $242,598 in 1996 to $179,421 in 1997. The decrease in other income in 1997 was attributable primarily to a reduction in laundry income.

     Property operating expenses increased by $57,272, or 2.6%, from $2,209,231 in 1996 to $2,266,503 in 1997. The increase in property operating expenses in 1997 was attributable to an expensing of costs involved with the rehabilitation and re-renting of the properties. Personnel expenses increased by $6,811 (1.4%), advertising and promotion expenses increased by $18,911 (20.3%), utility expenses increased by $4,790 (1.1%), repairs and maintenance expenses increased by $34,981 (10.6%), real estate taxes and insurance expenses decreased by $7,452 (1.4%), mortgage interest expense increased by $47,288 (3.1%), management fees decreased by $16,478 (6.3%), and other operating expenses (comprised primarily of administrative costs involved with refinancing) increased by $15,709 (23.8%).

     Each Exchange Property secures the repayment of large-scale first mortgage financing. At May 31, 1998, the aggregate principal balance of such loans was approximately $17,998,889. The Exchange Properties, taken in the aggregate, have significantly reduced interest rate risk through refinancings that have occurred over the past two years. By _______ 1998, the last of ______ out of the 14 Exchange Properties is expected to be refinanced with fixed interest rate mortgage debt. The first mortgage loans have terms in the range of five to 10 years, amortization periods of 25 to 30 years and interest rates ranging from 7.25% to 9.55% per annum. The weighted average interest rate is approximately 8.60%. The two remaining properties are expected to be refinanced over the next six months, which is expected to result in the weighted average interest rate dropping an additional 35 basis points to 8.25%. Other information relating to mortgage financing secured by the Exchange Properties is summarized in the table above at "INITIAL REAL ESTATE INVESTMENTS."

Liquidity and Capital Resources

     The Exchange Properties, taken in the aggregate, had sufficient liquidity and working capital to meet their obligations during 1996 and 1997 and to date in 1998. They are expected to have sufficient liquidity and working capital to meet their obligations during the next twelve-month period. Longer-term capital needs for the properties, taken in the aggregate, include the completion of certain deferred maintenance items (including, but not limited to, the complete renovation of five residential units and the completion of the upgrading of furnishings of 110 residential units. The Trust anticipates that no funds from the Cash Offering will be applied to such items, as reserves are currently in place for such events. The Trust does not anticipate that any funds from the Cash Offering will be applied to other anticipated capital improvements.

     The Trust believes that known trends, events or uncertainties which will or are reasonably likely to affect the Exchange Properties short-term and long-term liquidity and current and future prospects include the performance of the economy and the building of new apartment communities. Although the Trust cannot reliably predict the effects of these trends, events and uncertainties on the Exchange Properties as a whole, some of the reasonably anticipated effects might include downward pressure on rental rates and occupancy levels.

     Generally, there are no seasonal aspects on the operations of any of the Exchange Properties which might have a material effect on the financial condition or results of operation, except that for the last 32 months, one student housing property, comprised of 60 units, has had an average occupancy rate of 93% for nine months of the year and 40% for the remaining three months per year.

     The Trust and the Operating Partnership commenced operations on May 17, 1998. In June 1998, the Operating Partnership applied a portion of the net proceeds from the Trust's Cash Offering to acquire beneficial ownership of a 67-unit residential apartment property referred to as the Heatherwood Apartments
- Phase I located in Kissimmee, Florida. In July 1998, the Operating Partnership applied a portion of the net proceeds of the Cash Offering to acquire beneficial ownership of an 80-unit residential apartment property referred to as the Crystal court Apartments - Phase II located in Lakewood, Florida. In July 1998, the Operating Partnership also made capital contributions in the range of $8,000 to $14,000 (aggregate amount approximately $200,000) to certain real estate partnerships managed by affiliates of the Managing Shareholder, including each of the Exchange Partnerships. In exchange, the Operating Partnership received a special non-voting limited partnership interest in such partnerships.

Each partnership interest acquired by the Operating Partnership is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering. In September 1998, the Trust entered into a purchase agreement under which, subject to certain conditions, it will acquire two residential apartment properties (totaling 652 units) under development in Burlington and Louisville, Kentucky upon completion of construction. See "INITIAL REAL ESTATE INVESTMENTS." The Operating Partnership intends to continue to acquire similar property interests using proceeds from the Trust's Cash Offering.

     The Trust and the Operating Partnership have the ability to satisfy their cash requirements for the foreseeable future. However, it will be necessary to raise additional capital during the next 12 months to make acquisitions and to meet management's revenue and cash flow goals. The Trust intends to investigate making an additional public or private offering of Common Shares and/or Units within the next 12 months.

     The Trust and the Operating Partnership expect no material change in the number of employees over the next 12 months.

     See also "THE EXCHANGE OFFERING," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "INITIAL REAL ESTATE INVESTMENTS."

Year 2000

     The computer systems of the Trust and the Operating Partnership have been tested for year 2000 problems and the Trust and the Operating Partnerships believe that such systems are year 2000 compatible. It is possible, however, that certain computer systems or software products of their suppliers may experience year 2000 problems and that such problems could adversely affect them. The Trust and the Operating Partnership are in the process of inquiring as to the progress of its principal suppliers in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches. However, there can be no assurance that the Trust and the Operating Partnership will identify the future date-handling problems of their suppliers in advance of the occurrence of such problems, or that such parties will be able to successfully remedy any problems that are discovered. With respect to their own computer systems, the Trust and the Operating Partnership intend to upgrade their principal operating computer software to the most recent available revision sold by their software supplier, which the supplier has represented to be year 2000 compliant. The Trust and the Operating Partnership believe that such upgrade will identify and solve those year 2000 problems that could affect their operating software and can be accomplished before the year 2000 at a reasonable cost. The failure to identify and solve all year 2000 problems affecting their business could have an adverse effect on the business, financial condition and results of operations of the Trust and the Operating Partnership. See "Risk Factors - Possible "Year 2000" Problems."

                        FEDERAL INCOME TAX CONSIDERATIONS

     This section is a summary of material tax considerations that may be relevant to prospective holders of Operating Partnership Units, based upon the Code, administrative regulations promulgated or proposed by the Treasury Department (the "Regulations"), judicial decisions and rulings of the Internal Revenue Service (the "IRS" or the "Service"), all of which are subject to change (collectively the "Tax Laws"). Subsequent changes in such authorities may cause the tax consequences to vary substantially from the consequences described below.

     Because many of the federal income tax consequences of an investment in the Partnership will vary from one Unitholder to another, this summary does not discuss all of the provisions of the Code that might be applicable to a particular Unitholder. The discussion below focuses on Unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, non-resident aliens or other Unitholders subject to specialized tax treatment (such as tax-exempt institutions, foreign persons, individual retirement accounts, REITs or mutual funds). Unitholders should also be aware that the IRS may not agree with all of the conclusions stated herein, and that no ruling will be requested from the IRS. Moreover, changes in the Tax Laws after the date of this prospectus may alter the tax consequences to a Unitholder of an investment in the Partnership. Finally, various provisions of the Code contain a number of ambiguities, which will be resolved only by future legislative, administrative or court action.

     This summary is not intended as a substitute for individual tax planning. Neither the Trust as General Partner of the Operating Partnership ("General Partner"), the Operating Partnership nor any of their counsel or consultants assumes any responsibility for the tax consequences of this transaction to any Unitholder. Each prospective Unitholder will be required to represent in a subscription agreement that he or she has consulted his or her own tax advisor with respect to the federal, state, local and foreign tax consequences arising from his or her purchase of the Units.

CLASSIFICATION AS A PARTNERSHIP

     No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has obtained and relied on the opinion of special Tax Counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes.

     In rendering its opinion, Tax Counsel has relied on the following factual representations made by the Partnership and the General Partner:

     o The Operating Partnership has not, and will not, elect to be treated as an association taxable as a corporation or corporation;

     o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and
          (iii) the description in this Prospectus;

     o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

     o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

     Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax purposes if 90% or more of its gross income consists of passive-type income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be treated as a regulated investment company were it a domestic corporation. A domestic corporation generally will be treated as a regulated investment company only if it is required to be registered under the 1940 Act.

     Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradeable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect, buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

     The Operating Partnership and the General Partner have represented to special Tax Counsel that the Units of the Operating Partnership will not be traded on an established securities market. Additionally, the Operating Partnership and the General Partner have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be required to register under the 1940 Act. Special Tax Counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

     THE DISCUSSION BELOW IS BASED ON THE ASSUMPTION THAT THE OPERATING PARTNERSHIP WILL BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

EXCHANGE OF EXCHANGE PARTNERSHIP UNITS FOR OPERATING PARTNERSHIP UNITS

     Based on certain factual representations made by the Operating Partnership and the General Partner to special Tax Counsel, a contribution by an owner ("Exchange Limited Partner") of a partnership interest ("Exchange Partnership Units") to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Exchange Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange and provided that none of the exceptions to nonrecognition of gain described in the immediately succeeding paragraph apply. Special Tax Counsel is unable to issue an opinion as to whether or not a particular Exchange Limited Partner will defer recognition of gain upon the Exchange due to the number of factors that must be considered with respect to each Exchange Limited Partner. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Exchange Limited Partner's adjusted tax basis in his or her partnership interest at such time, the assets that the Exchange Limited Partner originally contributed to the partnership in exchange for such Exchange Partnership Units, the indebtedness, if any, of the partnership in which the Exchange Limited Partner owns an interest (the "Exchange Partnership") at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange, and the extent to which the Exchange Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange.

     Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." In addition, Section 731 of the Code provides that a distribution of property other than "money," by a partnership to a partner does not result in taxable gain to that partner. The nonrecognition rule of Section 721 ordinarily applies even when the transferred property is subject to liabilities (so long as the assumption of such liabilities does not result in a deemed distribution of "money" to the partner in excess of the partner's basis in the assets contributed to the partnership). Accordingly, Section 721 and Section 731 generally will apply to prevent the recognition of gain by either an Exchange Partnership or an Exchange Limited Partner in connection with the Exchange. However, there are several exceptions to the availability of nonrecognition treatment under Section 721 and Section 731 of the Code, including the following:

     1. Any decrease in a partner's liabilities, if not offset by a corresponding increase in the partner's share of other partnership liabilities, could cause the partner to recognize taxable gain as a result of the partner being deemed to have received a cash distribution from the partnership. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under
          Section 721 or Section 731 of the Code. A decrease in a partner's share of partnership liabilities (and the resulting deemed cash distribution) also might occur upon a repayment of part or all of such liabilities following the exchange.

     2. A contribution of property that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

     3. A distribution of "marketable securities" under Section 731(c) of the Code.

     4.   Recapture under Section 465(e) of the Code.

     5. A contribution of an appreciated asset to a partnership which would be treated as an investment company (within the meaning of Section 351) if the partnership were incorporated.

     The foregoing exceptions are discussed in greater detail below.

RELIEF FROM LIABILITIES/DEEMED CASH DISTRIBUTION

     If an Exchange Limited Partner is deemed to receive a cash distribution as a result of such Exchange Limited Partner's relief from its allocable share of liabilities of an Exchange Partnership in connection with the Exchange, then such Exchange Limited Partner will recognize taxable gain, but only to the extent that the deemed cash distribution exceeds such Exchange Limited Partner's adjusted tax basis in his or her Exchange Partnership Units immediately prior to the Exchange. Whether the deemed cash distribution results in a taxable gain depends upon a number of circumstances that can be determined only with full knowledge of the specific details of each particular exchange.

     Under the applicable provisions of the Code, partners in a partnership include their share of the partnership's liabilities, determined in accordance with Regulations under Section 752 of the Code, in determining the basis of their partnership interests. Partners also include in the basis of their partnership interest the adjusted tax basis of any capital contributions that they have actually made to the partnership and their allocable share of all partnership income and gains, and they reduce their basis by the amount of all distributions that they received from the partnership and their allocable share of all partnership losses. For purposes of these rules, if a partner's share of the partnership's liabilities is reduced for any reason, the partner is deemed to have received a cash distribution equal to the amount of such reduction.

     In the case of the Exchange, these rules will be applied by reference to the Exchange Limited Partner's share of the liabilities of the Exchange Partnership immediately before the Exchange and that Exchange Limited Partner's share of liabilities as a Unitholder in the Operating Partnership immediately after the Exchange. Although the Code is not clear on whether netting of debt relief and debt assumption is possible in the case of a contribution of a partnership interest to a partnership, Section 1.752-1(f) of the Regulations implies that netting is permissible. Thus, an Exchange Limited Partner has a reasonable basis for offsetting his or her share of the liabilities of the Operating Partnership against the elimination of such Exchange Limited Partner's share of liabilities of the Exchange Partnership in determining the amount of the deemed cash distribution to such Exchange Limited Partner. If an Exchange Limited Partner, however, is deemed under these rules to receive a cash distribution in an amount in excess of the basis immediately prior to the Exchange of the Exchange Limited Partner's Exchange Partnership Units, the Exchange Limited Partner may recognize taxable gain.

     Under Section 752 of the Code and the Regulations thereunder, a partner's share of partnership liabilities includes the partner's share of recourse liabilities plus the partner's share of partnership nonrecourse liabilities. A partnership liability is a recourse liability to the extent that any partner (or a person related to any partner) bears the "economic risk of loss" for that liability within the meaning of the Regulations, and a partnership liability is nonrecourse to the extent that no partner (or related person) bears the "economic risk of loss." The Operating Partnership and the General Partner have represented to special Tax Counsel that no Unitholder will have any share of any recourse liabilities of the Operating Partnership. Therefore, Exchange Limited Partners who currently include in the basis for their Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" agreements that they have entered into with the Exchange Partnership, will realize a deemed cash distribution in connection with the Exchange because such indemnification and "deficit restoration" agreements will be eliminated in the Exchange.

     Pursuant to the Regulations, a partner's share of partnership nonrecourse liabilities equals the sum of (i) the partner's share of "partnership minimum gain," determined in accordance with the rules of Section 704(b) of the Code and the Regulations thereunder ("Section 704(b) Gain"); (ii) the amount of any taxable gain that would be allocated to the partner under Section 704(c) of the Code (or in the same manner as Section 704(c) of the Code in connection with a revaluation of partnership property) if the partnership disposed of (in a taxable transaction) all partnership property subject to one or more nonrecourse liabilities of the partnership in full satisfaction of the liabilities and for no other consideration ("Section 704(c) Gain"); and (iii) the partner's share of "excess nonrecourse liabilities" (i.e. those not allocated under (i) and (ii) above) which are to be allocated in accordance with the partners' respective "shares of partnership profits."

     To the extent an Exchange Limited Partner had a share of the "partnership minimum gain" from the



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Exchange Partnership immediately prior to the Exchange, on contribution of the
Exchange Limited Partner's Exchange Partnership Units to the Operating Partnership such share of "partnership minimum gain" will be converted into an equivalent amount of Section 704(c) Gain. Thus, there will not be any Section 704(b) Gain for purposes of determining the Exchange Limited Partner's share of partnership nonrecourse liabilities upon the Exchange. The nonrecourse liabilities, if any, allocable for a particular former Exchange Limited Partner of an Exchange Partnership by reason of Section 704(c) Gain will depend on a number of factors, including, for example (i) the former Exchange Limited Partner's share of existing Section 704(c) Gain of the Exchange Partnership immediately prior to the Exchange (although the matter is not free from doubt, the amount of such share appears to depend on, among other things, the assets that such Exchange Limited Partner contributed (or was deemed to contribute) to the Exchange Partnership in exchange for Exchange Partnership Units of the Exchange Partnership, the tax basis of those assets at the time of contribution relative to the fair market value at such time, and the amount of nonrecourse liabilities of the Exchange Partnership currently secured by such assets, relative to the current tax basis and "tax book value" of those assets), (ii) the extent, if any, to which the Section 704(c) Gain attributable to the assets of the Exchange Partnership increases by reason of the Exchange (because the nonrecourse liabilities currently secured by particular assets exceed the tax basis of such assets by more than the existing Section 704(c) Gain attributable to such assets), and (iii) the extent to which the Operating Partnership causes nonrecourse liabilities as to which there exists Section 704(c) Gain immediately prior to the Exchange to be repaid or refinanced in connection with the Exchange in a manner that reduces or eliminates that Section 704(c) Gain.

     The Operating Partnership will allocate any "excess nonrecourse liabilities" among the Unitholders in accordance with their respective Percentage Interests.

     The Agreement of Limited Partnership of the Operating Partnership provides that nonrecourse deductions for any taxable period are to be allocated to the Unitholders in accordance with the respective Partnership Interests. Additionally, the General Partner has been given the discretion to allocate the Operating Partnership's nonrecourse deductions in a different manner to satisfy the Safe Harbor requirements of the Regulations. There can be no assurance that each Unitholder will be allocated nonrecourse deductions in a manner prescribed by the Regulations.

     IT IS ESSENTIAL IN ASSESSING THE POTENTIAL IMPACT RESULTING FROM A DEEMED RELIEF FROM LIABILITIES THAT EACH EXCHANGE LIMITED PARTNER IN AN EXCHANGE PARTNERSHIP CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO HIS OR HER PARTICULAR CIRCUMSTANCES.

DISGUISED SALE REGULATIONS

     The Exchange will be taxable to an Exchange Limited Partner to the extent that it is treated as a "disguised sale" of all or a portion of the Exchange Limited Partner's Exchange Partnership Units under the Code or the Regulations.
Section 707 of the Code and the Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of certain prescribed exceptions is applicable, a partner's contribution of property to a partnership in a contemporaneous transfer of money or other consideration from the partnership (other than an interest in the partnership, such as the Operating Partnership) to the partner will be treated as a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations further provide that transfers of monies or other consideration between a partnership and a partner that are made within two years of each other are presumed to be a sale unless the facts and circumstances clearly establish that either the transfers do not constitute a sale or an exception to disguised sale treatment applies.

     1. Effect of Assumption of Liabilities Under the Disguised Sale Regulations. For purposes of these rules, certain reductions in a partner's share of liabilities are treated as a transfer of money or other property from the partnership to the partner which may give rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the partner's basis. Furthermore, the method of computing the existence and amount of any reduction in a partner's share of liabilities under the Disguised Sale Regulations is different from, and generally more onerous than, the method applied under the rules discussed above under the heading "Relief From Liabilities/Deemed Cash Distribution." However, if a transfer of property by a partner to a partnership is not otherwise treated to any extent as part of a disguised sale, any reduction in the



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partner's share of "qualified liabilities" (discussed below) is not treated as part of a disguised sale. Moreover, even if the transfer otherwise constitutes a disguised sale to some extent, the amount of the reduction in the partner's share of liabilities treated as part of the sale proceeds may in some cases be computed under a more favorable method in the case of "qualified liabilities" than in the case of other liabilities.

     For purposes of the Disguised Sale Regulations, a "qualified liability" in connection with a transfer of property to a partnership includes (i) any liability incurred more than two years prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property, so long as the liability has encumbered the transferred property throughout the two-year period; (ii) a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership and that has encumbered the transferred property since it was incurred; (iii) a liability that is traceable under the Treasury Regulations to capital expenditures with respect to property contributed to the partnership; and (iv) a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are transferred to the partnership, other than assets that are not material to a continuation of the trade or business. However, a recourse liability is not a qualified liability unless the amount of the liability does not exceed the fair market value of the transferred property (less any other liabilities that are senior in priority and encumber such property or any allocable liabilities described in (iii) or (iv), above) at the time of transfer. A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, when contributed property is borrowed against, pledged as collateral for a loan, or otherwise refinanced, and the proceeds of the loan are distributed to the contributing partner, there is no disguised sale to the extent that the proceeds are attributable to indebtedness properly allocable to the contributing partner under the rules of Section 752 of the Code and the partner retains substantive liability for the repayment of the loan. Finally, if a partner treats a liability described in (i) or (ii) above as a "qualified liability" because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the IRS in the manner set forth in the Disguised Sale Regulations.

     Special Tax Counsel does not have adequate information, and is therefore unable to determine, whether or not any liabilities of a particular Exchange Partnership assumed by the Operating Partnership in the Exchange fall into one of the four categories of "qualified liabilities" described above. Thus, special Tax Counsel is unable to render an opinion with regard to that matter. In any event, certain liabilities of each Exchange Partnership may be qualified liabilities solely by reason of exception (i) or (ii) in the preceding paragraph, and thus, the Exchange Partnership and former Exchange Limited Partner may be required to make disclosure with respect to those liabilities in their tax returns for the year in which the Exchange occurs.

     2. Effect of Cash Distributions Under the Disguised Sale Regulations. Cash distributions from a partnership to a partner may be treated as a transfer of property for purposes of the "disguised sale" rules. An exception applies, however, to distributions of "operating cash flow," as such term is defined in the Disguised Sale Regulations. Operating cash flow distributions are presumed not to be a part of a sale of property to a partnership unless the facts and circumstances clearly establish that the distribution of operating cash flow is part of a sale. The General Partner and the Operating Partnership have represented to special Tax Counsel that no distribution of cash will be made by the Operating Partnership to the Exchange Limited Partners of the Exchange Partnership Units upon exchange of such interests to the Operating Partnership. The Operating Partnership believes that its periodic distributions of cash to Exchange Limited Partners will qualify as distributions of "operating cash flow" under the Disguised Sale Regulations.

     3. Effect of Right to Convert to a Share of the Trust. The Regulations provide that the Section 731 nonrecognition provision regarding distribution of property by a partnership does not apply where property is contributed to a partnership and, within a short period, other property is distributed to the contributing partner. The existence of the right by each Unitholder to exchange his or her Units of the Operating Partnership for Shares of Beneficial Interest of the Trust (the "Conversion Right") may be considered to be "other property" received by the Exchange Limited Partners in connection with the Exchange that will cause some portion of the Exchange to be



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considered to be a disguised sale. The Service has previously ruled in Revenue
Ruling 69-265, in a case involving a reorganization of a corporation under
Section 368(a)(1)(C) of the Code, that a conversion right is considered "other property" under certain circumstances. Special Tax Counsel is not able to issue an opinion as to whether the conversion right received by the Exchange Limited Partners will be treated as "other property." Additionally, otherwise "qualified liabilities" could also be taxable if the Conversion Right is treated as other property (see "Effect of Disguised Sale Characterization" immediately below).

     4. Effect of Disguised Sale Characterization. In any case in which a transfer of Exchange Partnership Units to the Operating Partnership is found to be a "disguised sale," all or a substantial portion of the gain represented by the excess of the fair market value of the Units received by each Exchange Limited Partner over the tax basis of the Exchange Limited Partner's Exchange Partnership Units would be recognized by the Exchange Limited Partner. If a transfer of property to a partnership and one or more transfers of money or other consideration (including the assumption or taking subject to a liability) by the partnership to that partner are treated as a disguised sale, then the transfers will be treated as a sale of property, in whole or in part, to the partnership by the partner acting in a capacity other than as a member of a partnership, rather than as a contribution under Section 721 of the Code and a partnership distribution. A transfer that is treated as a sale is treated as a sale for all purposes of the Code and the sale is considered to take place on the date that, under general principles of federal tax law, the partnership is considered to become the owner of the property.

     If a transfer of property by a partner to a partnership is treated as part of a sale without regard to the partnership's assumption of or taking subject to a qualified liability in connection with the transfer of property, the partnership's assumption of or taking subject to that liability is treated as a transfer of consideration made pursuant to a sale of such property to the partnership only to the extent of the lesser of: (1) the amount of consideration that the partnership would be treated as transferring to the partner if the liability were not a qualified liability, or (2) the amount obtained by multiplying the amount of the qualified liability by the partner's net equity percentage with respect to that property. A partner's net equity percentage with respect to an item of property is generally the amount of consideration received by such partner (other than relief from "qualified liabilities") divided by the partner's net equity in the property sold, as calculated under the Disguised Sale Regulations.

SECTION 465(E) RECAPTURE

     In general, the "at-risk" rules of Section 465 of the Code limit the use of losses, (see "Tax Treatment of Partners Who Hold Operating Partnership Units After the Exchange below and Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below). Under Section 465(e) of the Code, a taxpayer may be required to include in gross income (i.e., to "recapture") losses previously allowed to the taxpayer with respect to an "activity," if the amount for which the taxpayer is "at risk" in the activity is less than zero at the close of the taxable year.

     The identification of a taxpayer's activities for purposes of the at-risk rules and the determination of a taxpayer's amount at risk in an activity are complex and uncertain. However, as a general matter a taxpayer's amount at risk in an activity is increased by the taxpayer's income, and reduced by the taxpayer's losses, from the activity. Therefore, any income taken into account by an Exchange Limited Partner as a result of a deemed cash distribution or disguised sale treatment is likely to reduce the extent to which Section 465(e) of the Code would apply to that Exchange Limited Partner.

     Nevertheless, it is possible that the consummation of the Exchange or the repayment of certain "qualified nonrecourse financing" (as defined in Section 465(b)(6) of the Code) of the Operating Partnership or an Exchange Partnership at the time of or following the Exchange, singularly or in combination, could cause a former Exchange Limited Partner 's amount at risk in an activity to be reduced below zero and could, therefore, cause an income inclusion to the former Holder under Section 465(e) of the Code. In this regard, the definition of "qualified nonrecourse financing" is different from, and in certain material respects more restrictive than, the definition of "nonrecourse liabilities" that are taken into account under Section 752 of the Code. Hence, it is possible that a partner can incur a reduction in his or her share of "qualified nonrecourse financing" that causes the partner to recognize income under Section 465(e) of the Code even though the partner has a sufficient share of "nonrecourse


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liabilities" under Section 752 of the Code so that the partner would not be deemed to have received a deemed cash distribution in excess of his or her basis in his or her partnership interest (and thus recognized gain as a result thereof).

TRANSFER TO AN INVESTMENT COMPANY

     Tax Counsel has relied on factual representations made by the Operating Partnership and the General Partner that, throughout the term of the Operating Partnership, at least 22% of the total value of all assets of the Operating Partnership will consist of assets other than those described in Section 351(e)(1) of the Code and the Regulations thereunder ("Liquid Assets").

     Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." Section 721(b) of the Code, however, provides that gain (but not loss) must be recognized in the case of a "transfer of property to a partnership which would be treated as an investment company (within the meaning of Section
351) if the partnership were incorporated."

     Pursuant to Section 1.351-1(c)(1) of the Regulations, as extended to partnerships, a transfer of property to a partnership will be considered to be a transfer to an investment company if (a) the transfer results, directly or indirectly, in diversification of the transferors' interests, and (b) either (i) more than 80% of the value of the partnership's assets are held for investment and are readily marketable stocks or securities or interests in regulated investment companies or real estate investment trusts (the "not-more-than-80%-of-assets" test), or (ii) the partnership would be a regulated investment company or a real estate investment trust if it were incorporated.

     Section 351(e)(1) of the Code provides that the determination of whether a company is an investment company is made: (a) by taking into account all stocks and securities held by the company; and (b) by treating as stock and securities
- (i) money, (ii) stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or future contracts, notional principal contracts and derivatives, (iii) any foreign currency, (iv) any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly-traded partnership (as defined in Section 7704(b) or any other equity interest (other than in a corporation) which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in clauses (i) through (iv) or clause (v) or clause (vii), (v) except to the extent provided in the Regulations, any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or business after the contribution, (vi) except as otherwise provided in the Regulations, interests in any entity if substantially all of the assets of such entity consist (directly or indirectly) of any assets described in any of the preceding clauses or clause (viii), (vii) to the extent provided in the Regulations, any interest in any entity not described in clause (vi), but only to the extent of the value of such interest that is attributable to assets listed in clauses (i) through (v) or clause (viii), or (viii) any other assets specified in the Regulations. Assets not covered by Section 351(e)(1) are hereinafter referred to as "Liquid Assets."

     Although "money" is treated as a stock or security (see clause (i) above), Regulation Section 1.351-1(c)(2) provides that "[T]he determination of whether a corporation is an investment company shall ordinarily be made by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination shall be made by reference to the later circumstances." The 1997 Act Senate Committee Report states that although cash is counted as a tainted asset for purposes of the not-more-than-80%-of-assets test, the preceding Regulation should be applied so that if, as a part of a plan, cash is used to purchase assets that are not treated as stock or securities, then the investment company determination is made after the asset purchase.

     Based on the preceding, cash owned by the Operating Partnership will be considered "stock and securities" (and therefore not an Liquid Asset) unless the Operating Partnership has a written plan in existence at the time that the cash is obtained to use the cash to purchase assets other than those listed in Code
Section 351(e)(1) and the Operating Partnership does in fact use the cash for such purpose.




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     Additionally, the Exchange Partnership Units that are contributed to the
Operating Partnership will be considered "stock and securities" since they are exchangeable for shares of the Trust, which is a real estate investment trust (see clause (iv) above).

     Although the Exchange of Exchange Partnership Units to the Operating Partnership will result in a diversification of an Exchange Limited Partner's interests, the Operating Partnership will not meet the other test that, if otherwise satisfied, would result in the Operating Partnership being classified as an "investment company." Based on representations made by the Operating Partnership and the General Partner, upon the transfer of a partnership interest to the Operating Partnership, at least 22% of the value of the Operating Partnership's assets will consist of Liquid Assets. Consequently, at the time of contribution of a partnership interest to the Operating Partnership, not more than 80% of the Operating Partnership's assets will consist of assets that are not Liquid Assets.

     If the Operating Partnership is considered an investment company, the Exchange of existing partnership interests in exchange for Units of the Operating Partnership will be currently taxable.

WITHHOLDING

     If any gain is recognized in connection with the Exchange by an Exchange Limited Partner who is not considered a U.S. resident for tax purposes, withholding (in an amount equal to 10% of the "amount realized" by such Exchange Limited Partner, which would include both the value of the Operating Partnership Units received and such Exchange Limited Partner's share of the liabilities of the Exchange Partnership, as determined for federal income tax purposes) may be required. Alternatively, if gain were recognized by the Exchange Partnership, the non-U.S. Unitholder could be subject to withholding at the current rate of 35% on his share of the gain. As a condition to the receipt of Operating Partnership Units in the Exchange, each Exchange Limited Partner who does not want to be subject to such withholding will have to provide to the Operating Partnership either a certification, made under penalties of perjury, that he or she is a United States citizen or resident (or if an entity, an entity organized under the laws of the United States) or, alternatively, a notice of nonrecognition treatment with respect to the Exchange in a form reasonably acceptable to the Operating Partnership.

TAX TREATMENT OF UNITHOLDERS WHO HOLD OPERATING PARTNERSHIP UNITS AFTER THE EXCHANGE

     INCOME AND DEDUCTIONS IN GENERAL. Each Unitholder will be required to report on his or her income tax return his or her allocable share of income, gains, losses, deductions and credits of the Operating Partnership. Such items must be included on the Unitholder's federal income tax return without regard to whether the Operating Partnership makes a distribution of cash to such Unitholder. No federal income tax will be payable by the Operating Partnership so long as it qualifies as a partnership for federal income tax purposes (see "Classification as a Partnership").

     TREATMENT OF PARTNERSHIP DISTRIBUTIONS. Distributions of money by the Operating Partnership to a Unitholder (including for these purposes decreases in a Unitholder's share of Partnership liabilities) generally will not be taxable to such Unitholder for federal income tax purposes to the extent of such Unitholder's aggregate basis in his or her Operating Partnership Units immediately prior to the distribution. Distributions of money in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be taxed as ordinary income. As discussed above, any reduction in a Unitholder's share of the Operating Partnership's non-recourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with non-recourse liabilities secured by the other assets, or otherwise, may be treated as a distribution of money to such Unitholder. An issuance of additional Operating Partnership Units by the Operating Partnership without a corresponding increase in debt may decrease each existing Unitholder's share of non-recourse liabilities of the Operating Partnership and, thus, will result in a corresponding deemed distribution of money.

     INITIAL BASIS OF OPERATING PARTNERSHIP UNITS. In general, an Exchange Limited Partner who acquires Operating Partnership Units in the exchange will have an initial tax basis in such Operating Partnership Units ("Initial Basis") equal to the aggregate basis in his or her interest in his or her Exchange


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Partnership, adjusted to reflect the effects of the Exchange (that is, reduced to reflect any deemed distributions resulting from a reduction in the former holder's share of liabilities and increased to reflect any gain required to be recognized in connection with the Exchange).

     As a result of the decreases in each Unitholder's share of Partnership non-recourse liabilities that may result from the consummation of the Exchange (see "Tax Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution"), each Exchange Limited Partner who receives Operating Partnership Units may have an Initial Basis in his or her Operating Partnership Units that is significantly lower than the basis in his or her interest in his or her Exchange Partnership immediately prior to the Exchange. Because of this reduction in basis, distributions of cash and deemed distributions resulting from a reduction of a Unitholder's share of Partnership non-recourse liabilities will be taxable to an Exchange Limited Partner sooner than it would have if such basis reduction had not occurred. Such basis reduction also would affect the Unitholder's ability to deduct its share of any Partnership tax losses. For the effects on an Exchange Limited Partner of a reduction in basis that may result from the Exchange, see "See Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution" and "Treatment of Partnership Distributions," above and "Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below.

     Each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will generally be increased by (a) his or her share of Operating Partnership taxable income and Operating Partnership exempt income and, (b) his or her share of increases in non-recourse liabilities incurred by the Operating Partnership, if any. Generally, each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will be decreased (but not below zero) by (i) his or her share of Partnership distributions, (ii) his or her share of decreases in liabilities of the Operating Partnership, including any decrease in the Exchange Limited Partner's share of non-recourse liabilities of the Operating Partnership (see "Tax Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution"), (iii) his or her share of any losses of the Operating Partnership, and (iv) his or her share of non-deductible expenditures of the Operating Partnership that are not chargeable to capital account.

     ALLOCATIONS OF PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTIONS. The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") provides that, if the Operating Partnership operates at a net loss, net losses shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership, provided that net losses that would have the effect of creating a deficit balance in a limited partner's capital account (as specially adjusted for such purpose) ("Excess Loss") will be reallocated to the General Partner. The Partnership Agreement also provides that, if the Operating Partnership operates at a net profit, net income will first be allocated to the General Partner to the extent of Excess Losses with respect to which the General Partner has not previously been allocated net income, and any remaining net income shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership. Notwithstanding the preceding, the Partnership Agreement permits the General Partner to issue additional Units to the General Partner and to third parties whereby such Units may have special rights, preferences and designations, including with regard to allocations of net income and net losses, that are senior to the rights of the other Unitholders ("Preferred Units"). Net income and net loss of the Operating Partnership for the taxable year of liquidation of the Operating Partnership is to be allocated first to eliminate negative balances in each Unitholder's capital account and then, to the extent possible, in a manner such that the capital accounts of the Unitholders immediately prior to final liquidating distributions are equal to the amount which would have been distributable to Unitholders as set forth in the Partnership Agreement.

     EFFECT OF THE EXCHANGE ON DEPRECIATION. The Exchange may adversely affect the computation of depreciation deductions with respect to assets of each Exchange Partnership. Pursuant to Code Section 708(b)(1)(B), a partnership will be considered to have been terminated if within a twelve month period, there is a sale or exchange of 50% or more of the interests in partnership capital and profits. As a result of the exchange of one or more interests of an Exchange Partnership, an Exchange Partnership may "terminate" under Section 708(b)(1)(B) of the Code. Section 168(i)(7) of the Code provides, in effect, that when a partnership terminates under Section 708(b)(1)(B) of the Code, the partnership must begin new depreciation periods for its property. As a result, if there is a tax termination of an Exchange Partnership, the remaining basis of the assets of



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the Exchange Partnership will be depreciated over the period that would apply if those assets were newly acquired by the such terminated Exchange Partnership in a purchase transaction.

     TAX ALLOCATIONS WITH RESPECT TO BOOK-TAX DIFFERENCE ON CONTRIBUTED PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to as "Book-Tax Difference"). These rules will apply with respect to the contribution of Exchange Partnership Units to the Operating Partnership in the Exchange.

     The Partnership Agreement requires allocations of income, gain, losses and deductions attributable to the properties as to which there Book-Tax Difference be made in a manner that is consistent with Section 704(c) of the Code. The Partnership Agreement authorizes the General Partner to elect any method prescribed by the Regulations to be used by the Operating Partnership for allocation of items affected by Section 704(c) of the Code. As a result of
Section 704(c), in general, a contributor of Exchange Partnership Units will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain until such time that the Book-Tax Difference is reduced to zero. In addition, depending on the method of allocation that is selected, the contributor could be allocated items of income for tax purposes to offset depreciation which is allocated to other partners in excess of depreciation otherwise permitted to be allocated to other partners by the ceiling rule of the Regulations. This would tend to eliminate the Book-Tax Difference.

     DISSOLUTION OF PARTNERSHIP. In the event of the dissolution of the Operating Partnership, a distribution of Partnership property (other than money) will not result in taxable gain to a Unitholder (except to the extent provided in Sections 737, 704(c)(1)(B) and 731(c) of the Code). A Unitholder will hold such distributed property with a basis equal to the adjusted basis of such Operating Partnership Units, reduced by any money distributed in liquidation. Further, the liquidation of the Operating Partnership will be taxable to a holder of Operating Partnership Units to the extent that any money distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such holder's tax basis in his or her Operating Partnership Units.

     LIMITATIONS ON DEDUCTIBILITY OF LOSSES; TREATMENT OF PASSIVE ACTIVITIES AND PORTFOLIO INCOME. The passive loss limitations generally provide that individuals, estates, trusts and closely held corporations and personal service corporations can deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate), only to the extent that such losses are not in excess of the taxpayer's income from passive activities or investments. If the partnership were to be classified as a publicly traded partnership under the Code (see "Classification of the Partnership" above), any losses or deductions allocable to a holder of Operating Partnership Units could be used only against gains or income of the Operating Partnership and could not be used to offset passive income from other passive activities. Similarly, any Partnership income or gain allocable to a holder of Operating Partnership Units could not be offset with losses from other passive activities of such holder.

     In addition to the foregoing limitations, a holder of Operating Partnership Units may not deduct from taxable income its share of Partnership losses, if any, to the extent that such losses exceed the lesser of (i) the adjusted tax basis of his or her Operating Partnership Units at the end of the Operating Partnership's taxable year in which the loss occurs, and (ii) the amount for which such holder is considered "at risk" at the end of that year. In general, a holder of Operating Partnership Units will initially be "at risk" to the extent of his or her basis in his or her Units (unless the Unitholder borrowed amounts on a non-recourse basis to acquire such interest), including for such purposes only such Unitholder's share of the Operating Partnership's liabilities, as determined under Section 752 of the Code, that are considered "qualified non-recourse financing" for purposes of the "at risk" rules. After consummation of the Exchange, in general, a Unitholder's at-risk amount will increase or decrease as the adjusted basis in his or her Operating Partnership Units increases or decreases. Losses disallowed to a Unitholder as a result




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of these rules can be carried forward and may be allowable to such holder to the extent that his or her adjusted basis or at-risk amount (whichever was the limiting factor) is increased in a subsequent year. The at-risk rules apply to an individual partner, an individual shareholder of a corporate partner that is an S corporation and a corporate partner if 50% or more of the value of stock of such corporate partner is owned directly or indirectly by five or fewer individuals at any time during the last half of the taxable year.

     SECTION 754 ELECTION. The General Partner has the authority, in its sole and absolute discretion, to determine whether to make any available election pursuant to the Code including, without limitation, an election under Section 754 of the Code. Once made, a Section 754 Election is irrevocable without the consent of the IRS. If made, the 754 Election would generally permit a purchaser of Operating Partnership Units to adjust his or her share of the basis in the Operating Partnership's properties ("Inside Basis") pursuant to Section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the Operating Partnership Units), as if such purchaser had acquired a direct interest in the Operating Partnership's Assets. The Section 743(b) adjustment is attributed solely to a purchaser of Operating Partnership Units and is not added to the basis of Partnership's assets associated with all of the Operating Partnership's Unitholders.

     A Section 754 Election is advantageous if the transferee's tax basis in his or her interests is higher than such interest's share of the aggregate tax basis to the partnership of the partnership's assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in his or her share of the partnership's assets for purposes of calculating, among other items, his or her depreciation and depletion deductions and his or her share of any gain or loss on a sale of the partnership's assets. Conversely, a Section 754 Election is disadvantageous if the transferee's tax basis in such interests is lower than such interest's share of the aggregate tax basis of the partnership's assets immediately prior to the transfer. Thus, the fair market value of the interests may be affected either favorably or adversely by the election.

     DISPOSITION OF OPERATING PARTNERSHIP UNITS BY UNITHOLDERS. If a Partnership Unit is sold or otherwise disposed of, the determination of gain or loss from the sale or other disposition will be based on the difference between the amount realized and the tax basis for such Partnership Unit. Upon the sale of a Partnership Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received for the Operating Partnership Unit plus the portion of the Operating Partnership's liabilities considered allocable to the Operating Partnership Unit sold. Similarly, upon a gift of a Partnership Unit, a Unitholder will be deemed to have realized an amount with respect to the portion of the Operating Partnership's nonrecourse liabilities considered allocable to such Partnership Unit. To the extent that the sum of the amount of cash or property received and the allocable share of the Operating Partnership's liabilities exceeds the holder's basis for the Operating Partnership Unit disposed of, such Unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received from such disposition.

     To the extent that the amount realized upon the sale of the Operating Partnership Unit attributable to a Unitholder's share of "unrealized receivables" of the Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously includable in Partnership Income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of a Partnership Unit, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

     TAX TREATMENT OF CONVERSION RIGHT. If a Unitholder exercises his or her right to exchange his or her Operating Partnership Units for Common Shares of the Trust, or if upon a Unitholder's election to convert, the Trust satisfies the Unitholder's conversion right by paying cash for the Unitholder's Operating Partnership Units, such transaction will be a fully taxable sale to the Unitholder. As a result, the Unitholder will be treated as realizing an amount equal to the amount of the cash or the value of the Common Shares received upon the conversion plus the amount of liabilities of the Operating Partnership considered allocable to the redeemed Operating Partnership Units at the time of the redemption.

     CONSTRUCTIVE TERMINATION. A partnership, will be considered to have been terminated for tax



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purposes if there is a sale or exchange of 50% or more of the total interests in partnership capital and profits within a twelve-month period. Under existing Regulations, a termination of a partnership will result in a deemed transfer by a partnership, of its assets to a new partnership in exchange for an interest in a new partnership followed by a deemed distribution of interests in the new partnership to the partners of the terminated partnership in liquidation of the partnership. Under the 1997 Act, if a partnership is permitted to elect and does elect to be treated as a large partnership it will not terminate by reason of the sale or exchange of interests in the partnership. A termination of the partnership will result in the closing of the partnership's taxable year for all partners. In the case of a partner reporting on a taxable year other than a fiscal year ending December 31, the closing of the partnership's taxable year may result in more than twelve months' taxable income or loss of the partnership being includable in the partners taxable income for year of termination. New tax elections required to be made by the partnership, including a new election under
Section 754 of the Code, would be required to be made subsequent to a termination if such an election continues to be desired, and a termination could result in a deferral of partnership deductions for depreciation. A termination could also result in penalties if the partnership were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of or subject the partnership to, any tax legislation enacted prior to the termination.

TAX-EXEMPT ORGANIZATIONS AND CERTAIN OTHER INVESTORS

     Ownership of Units by employee benefit plans, other tax exempt organizations, non-resident aliens, foreign corporations, other foreign persons and regulated investment companies raise issues unique to such persons and, as described below, may have substantially adverse tax consequences.

     Employee benefit plans and most other organizations exempt from federal income tax (including IRAs and other retirement plans) are subject to federal income tax on unrelated business taxable income. Much of the taxable income derived by such an organization from the ownership of a Unit will be unrelated business taxable income and thus will be taxable to such a Unitholder.

     Non-resident aliens and foreign corporations, trusts or estates which hold Units will be considered to be engaged in business in the United States on account of ownership of Units. As a consequence, they will be required to file federal tax returns in respect of their share of Partnership income, gain, loss or deduction and pay federal income tax at regular rates on any net income or gain. Generally, a partnership is required to pay a withholding tax on the portion of the partnership's income which is effectively connected with the conduct of a United States trade or business and which is allocable to the foreign partners, regardless of whether any actual distributions have been made to such partners. However, under rules applicable to publicly-traded partnerships, a partnership must withhold on actual cash distributions made quarterly to foreign Unitholders. Each foreign Unitholder must obtain a taxpayer identification number from the IRS and submit that number to the transfer agent of the Operating Partnership in order obtain credit for the taxes withheld. A change in applicable law may require the Operating Partnership to change these procedures.

     Because a foreign corporation which owns Units will be treated as engaged in a United States trade or business, such a corporation may be subject to United States branch profits tax at a rate of 30% in addition to regular federal income tax on its allocable share of the Operating Partnership's income and gain (as adjusted for changes in the foreign corporation's "United States net equity") which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which a foreign corporate Unitholder is a qualified resident. In addition, such a Unitholder is subject to special information reporting requirements under Section 6038C of the Code.

     Under a ruling of the IRS, a foreign Unitholder who sells or otherwise disposes of a Unit will be subject to federal income tax on gain realized on the disposition of the such Unit to the extent that such gain is effectively connected with the United States trade or business of the foreign Unitholder.

PARTNERSHIP INCOME TAX INFORMATION RETURNS AND PARTNERSHIP AUDIT PROCEDURES




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     The General Partner on behalf of the Operating Partnership will use reasonable efforts to furnish the Unitholders with the tax information reasonably required by Unitholders for federal and state income tax reporting purposes within 90 days after the close of each Partnership taxable year.

     The federal income tax information returns filed by the Operating Partnership may be audited by the Service. The Code contains partnership audit procedures governing the manner in which the Service audit adjustments of partnership items are resolved. For taxable years beginning after December 31, 1997 (the first available year), the Operating Partnership may be able to elect the simplified pass-through system for audits that was enacted as part of the 1997 Act. Such election is available to partnerships that have 100 or more partners and meet certain other requirements set forth in the Act.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Partnership Agreement appoints the General Partner as the Tax Matters Partner for the Operating Partnership.

     The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the Operating Partnership and the Unitholders and can extend the statute of limitations for assessment of tax deficiencies against Unitholders with respect to Partnership items. The Tax Matters Partner will make a reasonable effort to keep each Unitholder informed of administrative and judicial tax proceedings with respect to Partnership's items to the extent required pursuant to Regulations issued under Section 6223 of the Code. The Tax Matters Partner is authorized to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Unitholder for income tax purposes, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Unitholders, provided, however, that such settlement agreement shall not bind any Unitholder (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Unitholder or
(b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code).

     The Unitholders will generally be required to treat Operating Partnership items on their federal income returns in a manner consistent with the treatment of the items on the Operating Partnership information return. In general, that consistency requirement is waived if the Unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the Unitholder to the treatment on the Operating Partnership return. Even if the consistency requirement is waived, adjustments to the Unitholder's tax liability with respect to the Operating Partnership items may result from an audit of the Operating Partnership's or the Unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject a Unitholder to substantial penalties. In addition, an audit of the Operating Partnership return may also lead to an audit of an individual Unitholder's tax return and such audit could result in adjustment of non-partnership items.

     A partner in an electing large partnership must report all partnership items consistently with their treatment on the partnership return. An inconsistency cannot be excused by notifying the IRS of the differing treatment. Unitholders who fail to report partnership items consistently with their treatment on the partnership return are subject to accuracy-related and fraud penalties.

REGISTRATION AS A TAX SHELTER

     The Code requires that "tax shelters" be registered with the Secretary of the Treasury. The Temporary Regulations interpreting the tax shelter registration provisions of the Code are extremely broad. It is arguable that the Operating Partnership is not subject to the registration requirement on the basis that it will not constitute a tax shelter.




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     Under Section 183 of the Code, certain expenses (other than for real estate taxes and interests) from activities not engaged in for profit are allowed as deductions only to the extent of income from the activity and then only to the extent such expenses, together with other itemized deductions exceed two percent (2%) of the taxpayer's adjusted gross income. Section 183 generally applies to activities that are not conducted as a business or in a business-like manner, activities that have significant recreational aspects with little or no profits, or activities where the primary source of investment return is through tax deductions and credits.

     The limitation of Section of 183 may not be applicable if, based on the facts and circumstances of the particular situation, it is determined that a member's investment in the Operating Partnership and the Operating Partnership's business constitutes transactions and activities "entered into for profit." The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses under
Section 183. The General Partner and the Operating Partnership have represented that the Operating Partnership's principal objective is to earn a profit. Based on such representation and on the nature and extent of the activities to be undertaken by the Operating Partnership, it is not likely that Section 183 could be successfully applied to limit deductions claimed by the Operating Partnership. However, because of the inherently factual nature of the inquiry, special Tax Counsel cannot give unqualified assurance that the IRS will not attempt to challenge a Unitholder's deductions under Section 183 or that any such challenge would not be successful.

     With respect to Partnership activities, the profit objective test is to be applied at the Operating Partnership level. However, the test may be applied at the partner level to determine whether the partner acquired his or her interest in an anticipation of profit. Accordingly, no assurance can be given that the profit objective principals may not be applied in the future to disallow deductions taken by one or more of the partners with respect to their interest in the Operating Partnership. No investor should become a partner unless his objective is to secure an economic profit from his investment in the Operating Partnership, determined without regard to tax benefits, which may be received.

ORGANIZATIONAL AND SYNDICATION FEES

     Section 709 of the Code provides that organizational fees are not deducted currently but may be amortized over a period of not less than 60 months after a partnership begins doing business. If a partnership is liquidated before the end of the 60-month period, the remaining organizational expenditures are deductible as losses at that time. Organizational fees and expenses are those expenditures that are (i) incidental to the creation of a partnership, (ii) chargeable to the capital account, (iii) of a character that, if expended incidentally to the creation of a partnership having an ascertainable life, would be amortized over such life.

     Section 709 also disallows a current deduction for syndication fees. Further, such fees are not eligible for the 60-month amortization period for organizational expenses noted above. Syndication fees are expenses connected with the promotion of the sale of units or interests in a partnership and may include such items as some professional fees, selling expenses, and printing costs.

     There can be no assurance that the IRS will not attempt to reclassify certain expenditures that are deducted or amortized by the Operating Partnership as syndication costs.

ANTI-ABUSE REGULATIONS

     Pursuant to Section 1.701-2 of the Regulations regarding certain "abusive" transactions involving partnerships, if a partnership is formed or availed of in connection with a transaction "with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent" of the partnership provisions of the Code, the Service has the authority to recast the transaction so as to achieve tax results consistent with the intent of the partnership provisions, taking into account all of the facts and circumstances. Special Tax Counsel is not able to render an opinion regarding whether or not the Service will apply the anti-abuse Regulations to recast the transactions of the Operating Partnership.




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ALTERNATIVE MINIMUM TAX ON ITEMS OF TAX PREFERENCE.

     The Code contains different sets of minimum tax rules applicable to corporate and non-corporate taxpayers. The Operating Partnership will not be subject to the alternative minimum tax, but the Unitholders are required to take into account on their own tax returns their respective shares of the Operating Partnership's tax preference items and adjustments in order to compute alternative minimum taxable income. SINCE THE IMPACT OF THE ALTERNATIVE MINIMUM TAX DEPENDS ON EACH UNITHOLDER'S PARTICULAR SITUATION, THE FORMER HOLDERS OF EXCHANGE PARTNERSHIP UNITS, AND CURRENT UNITHOLDERS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE APPLICABILITY OF THE ALTERNATIVE MINIMUM TAX

STATE AND LOCAL TAXES

     In addition to the federal income aspects described above, a Unitholder should consider the potential state and local tax consequences of owning Operating Partnership Units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a Unitholder resides and in each state or local jurisdiction in which the Operating Partnership has assets or otherwise does business. Thus, persons holding Operating Partnership Units either directly or through one or more Partnerships or limited liability companies, may be subject to state and local taxation in a number of jurisdictions in which the Operating Partnership directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. The Operating Partnership anticipates providing the Unitholders with information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that a Unitholder pays income tax with respect to the Operating Partnership to a state where he or she is not a resident (or the Operating Partnership is required to pay such tax on behalf of the Unitholder), the Unitholder may be entitled, in whole or in part, to a deduction or credit against income tax that otherwise would be owed to his or her state of residence with respect to the same income. A Unitholder should consult with his or her personal tax advisor with respect to the state and local income tax implications for such Unitholder of owning Operating Partnership Units.

     EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE INVESTOR OF AN INVESTMENT IN THE OPERATING PARTNERSHIP, INCLUDING TAX CONSEQUENCES TO THE INVESTOR UPON THE EXCHANGE OF HIS OR HER EXCHANGE PARTNERSHIP UNITS FOR UNITS OF THE OPERATING PARTNERSHIP.

INCOME TAX CONSIDERATIONS WITH RESPECT TO THE TRUST

The General Partner (sometimes hereinafter referred to as the "Trust") intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the Federal income tax considerations for the Trust and its Shareholders with respect to the treatment of the Trust as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Trust's Common Shares is urged to consult his own tax advisor with respect to the Federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Common Shares. The Trust has not obtained, and does not intend to request, a ruling from the Internal Revenue Service ("IRS") that it will be treated as a REIT. Instead, the Trust has obtained and relied upon the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and representations, it will qualify as a REIT. The opinion is not binding on the IRS or any court.

     In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Trust, that invest primarily in real estate and that otherwise would be treated for Federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to Shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and Shareholder levels) that generally results from the use of corporations.




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     If the Trust fails to qualify as a REIT in any year, however, it will be subject to Federal income taxation as if it were a domestic corporation, and its Shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, the Trust could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its Shareholders would be reduced or eliminated.

     The Managing Shareholder of the Trust currently expects that the Trust will operate in a manner that permits it to elect, and that it will elect, REIT status for the taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Trust continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Trust's operating results.

     The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of Federal income taxation that may be relevant to a prospective Shareholder in light of his particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under Federal income tax laws.

TAXATION OF THE TRUST

     General. In any year in which the Trust qualifies as a REIT, in general it will not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualifications as a REIT, the Trust may also be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% of the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% test or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gain. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report to the taxable year. The Trust may also be subject to the corporate alternative minimum tax, as well as tax in certain situations, not presently contemplated. The Trust will use the calendar year both for Federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

     In order to qualify as a REIT, the Trust must meet, among others, the following requirements:

     Stock Ownership Tests. The Trust's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times



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during the second half of each taxable year, no more than 50% in value of the
Shares of the Trust may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. For purposes of this test, in general, any Shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These stock ownership requirements need not be met until the second taxable year of the Trust for which a REIT election is made.

     In order to ensure compliance with the foregoing stock ownership tests, the Trust has placed certain restrictions on the transfer of its Shares to prevent additional concentration of the share ownership. Moreover, to evidence compliance with these requirements, under Treasury regulations the Trust must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, the Trust must and will demand written statements each year from the record holders of designated percentages of its Shares disclosing the actual owners of such Shares (as prescribed by Treasury regulations). Under the 1997 Act, for taxable years beginning after August 5, 1997, if the Trust complies with the Treasury regulations for ascertaining its actual ownership and did not know, or exercise reasonable diligence would not have reason to know, that more than 50% in value of its outstanding Shares were held, actually or constructively, by five or fewer individuals, then the Trust will be treated as meeting such requirements. A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Trust's records. A Shareholder failing or refusing to comply with the Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of Shares and certain other information. In addition, the Declaration of Trust for the Trust provides restrictions regarding the transfer of its Shares that are intended to assist the Trust in continuing to satisfy the stock ownership requirements.

     Asset Tests. At the close of each quarter of the Trust's taxable year, the Trust must satisfy three tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (which for this purpose includes (i) its allocable share of real estate assets held by partnerships in which the Trust owns an interest; (ii) stock or debt instruments purchased with the proceeds of a stock offering and held for not more than one year from the date the Trust received such proceeds), cash, cash items and government securities and (iii) stock in other real estate investment trusts. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. The Trust's investment in any properties through its interest in one or more partnerships would be intended to constitute an investment in qualified assets for purposes of the 75% assets test.

     Gross Income Tests. There are currently three separate percentage tests relating to the sources of the Trust's gross income which must be satisfied for each taxable year. For purposes of these tests, if the Trust invests in one or more partnerships, the Trust will be treated as receiving its share of the income and loss of such partnerships, and the gross income of the partnerships will retain the same character in the hands of the Trust as it has in the hands of the respective partnerships. The three tests are as follows:

          1. The 75% Test. At least 75% of the Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as described below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) qualified temporary investment income.

          Rents received from a tenant will not, however, qualify as rents from real property in satisfying



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     the 75% test (or the 95% gross income test described below) if the Trust, or an owner of 10% or more of the Trust, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, the Trust generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Trust derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." For taxable years beginning after August 5, 1997, a REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real estate.

          The amount received or accrued by the Trust during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the Trust directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of the Trust in furnishing or rendering the service (or providing the management or operation).

          2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income, and from dividends, interests, or gains from the sale or other disposition of Shares or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

          For purposes of determining whether the Trust complies with the 75% and 95% gross income test, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Trust for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. The Trust and the Managing Shareholder have represented to Special Tax Counsel that neither the Trust nor the Operating Partnership will enter into transactions for the sale of dealer property. Special Tax Counsel, is, however, unable to issue an opinion regarding whether or not the Trust will recognize income from one or more prohibited transactions.

          The Trust believes that, for purposes of both the 75% and 95% gross income test, its investment in properties directly or through one or more partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of properties, or of the Trust's interest in a partnership, generally will also constitute qualifying income. The Trust intends to closely monitor its non-qualifying income and anticipates that any non-qualifying income on its investments and activities will not result in the Trust failing either the 75% or 95% gross income test.

          Even if the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply was due to reasonable cause and not to willful neglect;
     (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the



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     Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

          3. The 30% Test. For taxable years beginning on or before August 5, 1997, a REIT was required to derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities (including an interest rate swap or cap agreement) held for less than one year, and (iii) property in a prohibited transaction. The Trust does not anticipate that it will have difficulty in complying with this test. The 30% test has been repealed for taxable years beginning after August 5, 1997.

     Annual Distribution Requirements. In order to qualify as a REIT, the Trust is required to distribute dividends (other than capital gain dividends) to its Shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Trust's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. For taxable years beginning after August 5, 1997 the Act (i) expands the class of non-cash income that is excluded from the distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount ("OID") (over cash and the fair market value of property received on the instrument) as such non-cash income to OID instruments generally and for REITs that use an accrual method of accounting. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year,
(ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report for the taxable year.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the preceding paragraph. In this regard, the Declaration authorizes the Managing Shareholder of the Trust to take such steps as may be necessary to cause any partnership in which the Trust may own an interest to distribute to its partners an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Trust's REIT taxable income, on the other hand; due to a partnership's inability to control cash distributions with respect to those properties as to which it does not have decision making control; or for other reasons. To avoid any problem with the 95% distribution requirement, the Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause any applicable partnership or other affiliate to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     If the Trust fails to meet the 95% distribution requirement as a result of an adjustment to the Trust's tax return by the Internal Revenue Service (the "Service"), the Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

     Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its



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taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distribution to Shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE TRUST'S INVESTMENT IN THE OPERATING PARTNERSHIP

     An increase in the Trust's REIT taxable income from its interest in a partnership (whether or not a corresponding cash distribution is also received from the partnership) will increase its distribution requirements, but will not be subject to Federal income tax in the hands of the Trust provided that an amount equal to such income is distributed by the Trust to its Shareholders. Moreover, for purposes of the REIT asset tests, the Trust will include its proportionate share of assets held by a partnership.

     Entity Classification. The Trust's investment in one or more partnerships raises special tax considerations, including the possibility of a challenge by the Service of the status of such entities as a partnership (as opposed to an association taxable as a corporation for Federal income tax purposes) (see "Classification as a Partnership" above). If a partnership were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Trust's assets and items of gross income would change, which would preclude the Trust from satisfying the REIT asset tests and the REIT gross income tests, which in turn would prevent the Trust from qualifying as a REIT.

     Tax Allocations with Respect to Trust Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. See "Tax Treatment of Unitholders Who Hold Operating Partnership Units After the Exchange -- Tax Allocations With Respect to Book-Tax Difference on Contributed Properties."

     Sale of Trust Properties. The Trust's share of any gain realized by a partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Any partnership utilized by the Trust for its real estate operations would be expected to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owing, operating and developing the properties, and to make such occasional sales of the properties as are consistent with the Trust's investment objectives. Based upon the Trust's investment objectives, the Trust believes that overall, properties acquired by it or a partnership utilized by it should not be considered dealer property and that the amount of income from prohibited transactions, if any, would not be material.

TAXATION OF SHAREHOLDERS

     Taxation of Taxable Domestic Shareholders. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period from which the Shareholder has held its Common Shares. However, corporate Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Trust makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the Shareholders, reducing the tax basis of a Shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the Shareholder's tax basis being taxed as capital



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gains (if the Common Shares is held as a capital asset). In addition, any dividend declared by the Trust in October, November or December of any year and payable to a Shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Shareholders.

     In general, any loss upon a sale or exchange of Common Shares by a Shareholders who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains.

     The 1997 Act made certain changes to the Code with respect to taxation of long-term capital gains earned by taxpayers other than a corporation. In general, for sales made after May 6, 1997, the maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is lowered to 20% for most assets. This 20% rate applies to sales on or after July 29, 1997 only if the asset was held more than 18 months at the time of disposition. Capital gains on the disposition of assets on or after July 29, 1997 held for more than one year and up to 18 months at the time of disposition will be taxed as "mid-term gain" at a maximum rate of 28%. Also, so called, "unrecaptured Section 1250 gain" is subject to a maximum federal income tax rate of 25%. "Unrecaptured Section 1250 gain" generally includes the long-term capital gain realized on (i) the sale after May 6, 1997 of a real property asset described in Section 1250 of the Code, or (ii) the sale after July 28, 1997 of a real property asset described in
Section 1250 of the Code which the taxpayer has held for more than 18 months, but in each case not in excess of the amount of depreciation (less the gain, if any, treated as ordinary income under Code Section 1250) taken on such asset. The rate of 18% instead of 20% will apply after December 31, 2000 for assets held more than five years. However, the 18% rate applies only to assets acquired after December 31, 2000 unless the taxpayer elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001. In the case of individuals whose ordinary income is taxed at a 15% rate, the 20% rate is reduced to 10%, and the 10% rate for assets held more than five years is reduced to 8%.

     On November 12, 1997, the IRS issued Notice 97-64 which describes temporary Treasury regulations that will be issued under Section 1(h) of the Code and provides guidance regarding the application of the 1997 Act's new capital gain rates to the sale of assets by REIT's and other pass-through entities.

     Shareholders of the Trust should consult their tax advisor with regard to
(i) the application of the changes made by the 1997 Act with respect to taxation of capital gains and capital gain dividends, and (ii) to state, local and foreign taxes on capital gains.

     Backup Withholding. The Trust will report to its domestic Shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the Shareholder's income tax liability. U.S. Shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. The Trust may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status on the Trust. See "Taxation of Foreign Shareholders" below.

     Taxation of Tax-Exempt Shareholders. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Trust to a Shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Common Shares



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with "acquisition indebtedness" within the meaning of the Code, and the Common
Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a "real estate mortgage investment conduit" ("REMIC").

     However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT") at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

     Taxation of Foreign Shareholders. The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state, local and foreign income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). The Trust currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Trust's current anticipation that the Trust will qualify as a domestically controlled REIT, because the Common Shares will be freely tradable by Shareholders, no assurance can be given that the Trust will continue to so qualify.

     Distributions of cash generated by the Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign Shareholder files with the Trust the required form evidencing such lower rate, or (ii) the foreign Shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income.

     Distributions of proceeds attributable to the sale or exchange of United States real property interests of the Trust are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a Shareholder which is a foreign corporation if it is not entitled to treaty relief for exemption. The Trust is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by the Trust as a capital gain dividend; this amount is creditable against the foreign Shareholder's FIRPTA tax liability.

     The Federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in the Trust should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in the Trust.

OTHER TAX CONSIDERATIONS

     Possible Legislative or Other Actions Affecting Tax Consequences. Prospective Shareholders should recognize that the present Federal income tax treatment of investment in the Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in



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Federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Trust.

     State and Local Taxes. The Trust and its Shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its Shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective Shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

     EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.





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                 SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

     Unitholders of the Operating Partnership, including without limitation, Offerees who accept the Exchange Offering will have the rights and obligations under the Operating Partnership Agreement. The material provisions of the Operating Partnership Agreement are described above at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership" and below at "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." The Declaration of Trust also contains certain additional limitations on the Trust's activities which will affect the operation of the Operating Partnership. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.


                         SUMMARY OF DECLARATION OF TRUST

     Shareholders of the Trust will have the rights and obligations under the Declaration of Trust for the Trust (the "Declaration of Trust" or the "Declaration"). The following briefly summarizes material provisions of the Declaration not described elsewhere in this Prospectus and is qualified in its entirety by express reference to the provisions of the agreement. The Trust will deliver a copy of the Declaration to each requesting Offeree without charge.

Term

     The term of the Trust commenced on July 31, 1997 and will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. Upon dissolution, the Managing Shareholder or a liquidity receiver or trustee selected by the Managing Shareholder or the Investors will liquidate the Trust's assets. (See Recitals and Article 9 of the Declaration.)

Control of Operations

     The Managing Shareholder will manage and control the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and/or the Independent Trustees in respect of certain actions. The Declaration requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its Affiliates. The Managing Shareholder will be obligated to devote to the Trust such time as may be reasonably necessary to conduct the Trust's business. The Investors will have no participation in or control over the management of the Trust or the Operating Partnership. The Managing Shareholder is obligated to manage the Trust in the best interest of its Partners. (See "FIDUCIARY RESPONSIBILITY" and Article 7 of the Declaration.)

     The following discussion describes certain actions of the Trust and the Operating Partnership, as applicable, which require approval and/or supervision of the Board and/or the Independent Trustees and certain other provisions, restrictions and limitations affecting the operations of the Trust and the Operating Partnership. (See Section 1.9 of the Declaration.)

o At, or prior to, the initial meeting of the Board of the Trust, the Declaration and the Operating Partnership Agreement must be reviewed and ratified by a majority vote of the Board and of the Independent Trustees. (See Section 1.9(b) of the Declaration.)

o The Board must establish written policies on investments and any borrowing to be made by the Trust and Operating Partnership and monitor the administrative procedures, investment operations and performance of the



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     Trust, the Operating Partnership and the Managing Shareholder to ensure that such policies are being carried out. (See Section 1.9(c) of the Declaration.)

o The Board must evaluate the performance of the Managing Shareholder (and any successor advisor of the Trust) prior to entering into or renewing a management agreement relating to the administration and management of the Trust (other than the initial term of the Trust Management Agreement which is described in this Prospectus (see "MANAGEMENT - Trust Management Agreement"), which is deemed to have been approved by Investors who acquire Common Shares in the Offering, by a majority of the Board and a majority of the Independent Trustees). Any such management agreement may not have a term of more than one year and must be terminable by a majority of the Independent Trustees or the Managing Shareholder (or any successor advisor, as the case may be) on at least 60 days prior written notice without cause or penalty. The Board must determine that any successor to the Managing Shareholder (or any successor advisor) possesses sufficient qualifications to perform the advisory function for the Trust and justify the compensation provided for in the applicable management agreement. (See Section 1.9(d) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the total fees and expenses of the Trust and the Operating Partnership are reasonable in light of their investment performance, their net assets, their net income, and the fees and expenses of other comparable unaffiliated REITs. (See Section 1.9(f) of the Declaration.)

o The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See
     Section 1.9(g) of the Declaration.)

o The Independent Trustees must determine that the total amount of any acquisition fee and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property (including the amount actually paid for or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and Acquisition Expenses), or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration.)

o The Independent Trustees have the fiduciary responsibility of limiting the total operating expenses (less certain items described below) of each of the Trust and the Operating Partnership in any fiscal year to the greater of (i) 2% of the aggregate book value of their respective investments, or
     (ii) 25% of their respective net income for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. Within 60 days after the end of each fiscal year in which the Trust or the Operating Partnership incurs operating expenses in excess of such amount, the Trust or the Operating Partnership, as the case may be, must send to the Shareholders and Unitholders written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees do not determine such excess expenses are justified, the Managing Shareholder must reimburse the Trust or the Operating Partnership, as applicable, at the end of such fiscal year the amount by which the total operating expenses paid or incurred by the Trust or the Operating Partnership exceed the limitations herein provided. For purposes of determining "total operating expenses" the following items are excluded:
     (i) the expenses of raising capital, including without limitation organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing, if any, of the Trust's Shares and the Operating Partnership's Units; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive compensation paid which is based on the gain from the sale of Trust or Operating Partnership assets; and (e)



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     acquisition fees and expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property. (See Section 1.9(i) of the Declaration.)

o A majority of the Independent Trustees must determine that any real estate commission paid to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates in connection with the resale of any Trust or Operating Partnership asset is reasonable, customary and competitive in light of the size, type and location of such property and in no event exceeds 3% of the sale price, and that the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to 6% of the sale price. (See Section 1.9(j) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the compensation which the Trust contracts to pay to the Managing Shareholder (or any successor advisor) is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the fourth item above in this section. The Independent Trustees must also supervise the performance of the Managing Shareholder (and any successor advisor) and the compensation payable to it by the Trust to determine that the terms and conditions of the contract are being carried out. (See Section 1.9(k) of the Declaration.)

o Neither the Trust nor the Operating Partnership may purchase property or any equity interest in any entity owning one or more properties from the Managing Shareholder, a Trustee, any other member of the Board, or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees review the proposed transaction and determine that it is fair and reasonable to the Trust and the Operating Partnership and that the purchase price to the Trust or the Operating Partnership, as applicable, for such property or equity interest is no greater than the cost of the property or equity interest to such proposed seller, or if the purchase price to the Trust or the Operating Partnership is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its current appraised value. (See Section 1.9(l) of the Declaration.)

o Neither the Managing Shareholder, any Trustee, any other member of the Board nor any of their respective Affiliates may acquire or lease any assets from the Trust or the Operating Partnership unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(m) of the Declaration.)

o No loans may be made by the Trust or the Operating Partnership to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates except as provided below or to any wholly owned subsidiary of the Trust or the Operating Partnership. (See Section 1.9(n) of the Declaration.)

o Neither the Trust nor the Operating Partnership may borrow money from or invest in joint ventures with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable and no less favorable to the Trust and the Operating Partnership than such transactions between unaffiliated parties under the same circumstances. (See Section 1.9(o) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in equity securities unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable. (See Section 1.9(q) of the Declaration.)



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o    The Independent Trustees must review the investment policies of the Trust at least annually to determine that the policies being followed by the Trust at any time are in the best interests of the Shareholders and the Unitholders. (See "INVESTMENT OBJECTIVES AND POLICIES" and Section 1.9(r) of the Declaration.)

o In the event that the Trust or the Operating Partnership and one or more other investment programs sponsored by the Managing Shareholder or an Affiliate of the Managing Shareholder seek to acquire similar types of properties, the Board (including the Independent Trustees) must review the method described in "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" for allocating the acquisition of properties among the Trust or the Operating Partnership, as applicable, and such other programs in order to determine that such method is applied fairly to the Trust and the Operating Partnership. (See
     Section 1.9(s) of the Declaration.)

o Any other transaction not described in this section between the Trust or the Operating Partnership and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates requires the determination of a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership and on terms and conditions no less favorable to the Trust and the Operating Partnership than those available from unaffiliated parties. (See Section 1.9(t) of the Declaration.)

o The purchase price payable for property to be acquired by the Trust and the Operating Partnership must be based on the fair market value of the property as determined by a majority of the members of the Board, provided, however, in cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the Trust or the Operating Partnership proposes to acquire property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates, such fair market value must be determined by a qualified independent appraiser selected by the Independent Trustees. (See
     Section 1.9(u) of the Declaration.)

o In connection with a proposed Roll-up (as defined below) involving the assets of the Trust or the Operating Partnership, an appraisal of all such assets must be obtained from a qualified independent appraiser and delivered to the Shareholders and Unitholders in connection with the proposed transaction. The sponsor of the transaction must offer to Shareholders and Unitholders who vote against the proposal the choice of:
     (i) accepting the securities of the Roll-up entity (i.e., the entity surviving the Roll-up) or (ii) either (x) remaining as Shareholders in the Trust or Unitholders in the Operating Partnership, as applicable, and preserving their interests therein on the same terms and conditions as existed previously or (y) receiving cash in an amount equal to their respective pro rata share of the appraised value of the net assets of the Trust or the Operating Partnership, as applicable. The Trust is prohibited from participating in certain types of Roll-ups specified in the Declaration. Generally, a "Roll-up" is a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Trust or the Operating Partnership and the issuance of securities of a Roll-up entity. (See Section 1.9(v) of the Declaration.)

o The aggregate borrowings of each of the Trust and the Operating Partnership, secured and unsecured, must be reasonable in relation to their respective net assets and must be reviewed at least quarterly by the Board. The maximum amount of such borrowings in relation to such net assets may not exceed 300%, in the absence of a satisfactory showing that higher level of borrowing is appropriate. Any borrowing in excess of such amount requires the approval of a majority of the Independent Trustees and must be disclosed to Shareholders and the Unitholders in the next quarterly report of the Trust, along with an explanation of the justification of such excess. (See Section 1.9(w) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest more than 10% of its total assets in unimproved real property or mortgage loans on such type of property. (See Section 1.9(x) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in commodities or commodity future contracts, excluding future contracts used solely for hedging purposes in connection with the Trust's or the Operating


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     Partnership's ordinary business of investing in real estate assets and mortgages. (See Section 1.9(y) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in or make mortgage loans (other than loans insured or guaranteed by a government or government agency) unless an appraisal of replacement cost is obtained concerning the underlying property. In cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the proposed transaction is with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates, the appraisal must be obtained from a qualified independent appraiser. The appraisal must be maintained in the Trust's records for at least five years, and must be available for inspection and duplication by any Shareholder or Unitholder at the Shareholder's or Unitholder's own expense. In addition to the appraisal, the Trust or the Operating Partnership, as applicable, must also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. The Trust and the Operating Partnership are prohibited from (i) investing in real estate contracts of sale (i.e., land sale contracts), unless such contracts are in recordable form and appropriately recorded in the chain of title; (ii) investing in or making any mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust or the Operating Partnership, as applicable, would exceed an amount equal to 80% of the replacement cost of the property as determined by appraisal unless substantial justification exists; and (iii) making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of the Managing Shareholder, Trustees, any other members of the Board or any of their respective Affiliates. (See Section 1.9(z) of the Declaration.)

o The Trust and the Operating Partnership may not issue options or warrants to purchase Shares or Units to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective Affiliates except on the same terms as such options or warrants are sold to the general public. The Trust and the Operating Partnership may issue options or warrants to persons not so connected with the Trust or the Operating Partnership but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective Affiliates must not exceed an amount equal to 10% of the outstanding Common Shares or other securities of the Trust or of the Units or other securities of the Operating Partnership on the date of grant of any options or warrants. (See Section 1.9(cc) of the Declaration.)

o The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration.)

Liability and Indemnification

     Neither the Managing Shareholder, the Trustees, any other members of the Board nor any of their respective Affiliates are liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and such course of conduct was within the scope of the Declaration and did not constitute negligence or misconduct in the case of a person who is not an Independent Trustee, or gross negligence or willful misconduct, in the case of any such person who is an Independent Trustee. (See Section 3.5 of the Declaration.)

     The Trust will indemnify the Managing Shareholder, the Independent Trustees, any other member of the Board and each of its Affiliates and each of their respective officers, directors, shareholders, partners, agents and



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employees (provided such persons act within the scope of the Declaration)
against any loss, liability or damage (including costs of litigation and attorneys' fees) incurred by such person arising out of or incidental to the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. Notwithstanding the foregoing, the exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See
Section 3.7(b) of the Declaration of Trust. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of a Managing Shareholder or persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, is unenforceable. (See Sections 3.7 and 3.8 of the Declaration.)

     Assuming compliance with the Declaration and applicable formative and qualifying requirements in Delaware and any other jurisdiction in which the Trust conducts its business, a Shareholder will not be personally liable under Delaware law for any obligations of the Trust, except for indemnification liabilities arising from any misrepresentation made by him in the Investor Subscription Documents submitted to the Trust. The Trust will, to the extent practicable, endeavor to limit the liability of the Shareholders in each jurisdiction in which the Trust operates. (See Section 3.4 of the Declaration.)

     The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the Shareholders is uncertain. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. In other states, there has been no authoritative legislative or judicial determination as to whether the limitation of liability would be honored. The Trust will make all equity investments in properties through the Operating Partnership, a Delaware limited partnership, which provides the Trust limited liability. Therefore, regardless of the local treatment of business trusts, the Trust believes that the Shareholders will not be subject to personal liability for property liabilities and that with regard to the operation of the Trust itself the limitation of Shareholders' liability under Delaware law will govern.

     Under certain federal and state environmental laws of general application, entities that own or operate properties contaminated with hazardous substances may be liable for cleanup liabilities regardless of other limitations of liability. The Trust is not aware of any case where such environmental liabilities were imposed on non-management participants in a business trust. See "THE TRUST AND THE OPERATING PARTNERSHIP - Regulations."

     The Delaware Act does not contain any provision imposing liability on a Shareholder for participation in the control of the Trust, although no Shareholder has any rights to do so except through the rights to propose and vote on matters described above. The Delaware Act does not require a Shareholder who receives distributions that are made when the Trust is or would be rendered insolvent to return those distributions under equitable principles enforced by courts. Under Delaware decisions, a trust beneficiary who receives overpayments from a trust is obligated to return those payments, with interest, subject to equitable defenses. The application of these cases to beneficiaries of a business trust is uncertain. The Declaration has been signed by the Corporate Trustee and the Managing Shareholder is the initial beneficiary.

Distributions

     The Trust presently intends to make quarterly pro rata distributions of available funds, if any, to its Shareholders. In order to maintain its qualification as a REIT under the Code, the Trust must make annual distributions to Shareholders of at least 95% of its taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include



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income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. Under certain circumstances, the Trust may be required to make distributions in excess of cash flow available for distribution to meet such distribution requirements. Shareholders will be entitled to receive any distributions declared on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. (See Section 6.7 of the Declaration.)

     The Board of the Trust is expected to adopt a distribution reinvestment program. Upon the adoption of the plan, the Trust will provide material information to Shareholders regarding the plan and the effect of reinvesting distributions from the Trust, including the tax consequences thereof. The Trust will provide Shareholders updated information at least annually. (See Section
2.8 of the Declaration.)

Quarterly and Annual Reports

     The Trust will provide each Shareholder with quarterly and annual reports as described below at "REPORTS TO UNITHOLDERS AND SHAREHOLDERS." (See also
Section 5.3 of the Declaration.)

Accounting

     The accounting period of the Trust will end on December 31 of each year. The Trust will utilize the accrual method of accounting for the Trust's operations on the basis used in preparing the Trust's federal income tax returns with such adjustments as may be in the Trust's best interest. (See Section 5.1 of the Declaration.)

Books and Records; Tax Information

     The Trust will keep appropriate records relating to its activities. All books, records and files of the Trust will be kept at its principal offices at Cincinnati, Ohio or Wilmington, Delaware. An independent certified public accounting firm will prepare the Trust's federal income tax returns as soon as practicable after the conclusion of each year. The Trust will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Shareholders as soon as possible after receipt from the accounting firm. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. (See Sections 5.2, 5.3(c), and 6.4 of the Declaration.)

Governing Law

     All provisions of the Declaration will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state. (See Section 9.2 of the Declaration.)

Amendments and Voting Rights

     The Managing Shareholder may amend the Declaration without notice to or approval of the Shareholders for the following purposes: to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to disqualify the Trust's REIT status and a majority of Common Shares entitled to vote approve such determination); or to comply with law. (See Section 9.6(a) of the Declaration.)

     Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 6.5 of the Declaration. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents. (See Section 9.6(b) of the Declaration.) Other voting rights of Shareholders are described below at " - Meeting and Voting Rights."



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Dissolution of Trust

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the vote of a majority in interest of the Shareholders, (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Offering, (e) any other event requiring dissolution by law. The Trust will wind up its business after dissolution unless (i) any remaining Managing Shareholder and a majority in interest of the Shareholders (calculated without regard to Common Shares held by the Managing Shareholder) or (ii) if there is no remaining Managing Shareholder or its Affiliates, a majority in interest of the Shareholders, elects to continue the Trust. The Managing Shareholder (or in the absence thereof, a liquidating trustee chosen by the Shareholders) will liquidate the Trust's assets if it is not continued. (See Article 8 of the Declaration.)

Removal and Resignation of the Managing Shareholder

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its Affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. (See Section 7.11 of the Declaration.)

     The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. Upon the termination of the Trust Management Agreement, the Managing Shareholder must cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the management, administrative and advisory function. (See Section 7.3(d) of the Declaration and Article VI of the Trust Management Agreement.)

Transferability of Shareholders' Interests

     The Common Shares are freely transferable by the Shareholders, subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. (See Section 2.5 and Article 2A of the Declaration.) Such limitations are described at "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer."

Independent Activities

     Provided that they comply with any fiduciary obligation to the Trust, the Managing Shareholder and each Shareholder may engage in whatever activities they choose, whether or not such activities are competitive with the Trust, without any obligation to offer any interest in such activities to the Trust or to any other Shareholders. (See Sections 6.2 and 7.9 of the Declaration.)

Power of Attorney

     In the Declaration, the Shareholders acknowledge that the Managing Shareholder has been granted an irrevocable power of attorney to execute and file (i) all amendments, alterations or changes in the Declaration of the Trust which comply with the terms of the Declaration; (ii) all other instruments which the Managing Shareholder believes to be in the best interest of the Trust to file; (iii) all certificates or other instruments necessary to qualify or maintain the Trust as a REIT or as a business trust in which the Shareholders have limited liability in the jurisdictions where the Trust may conduct business; and (iv) all instruments necessary to effect a dissolution, termination, liquidation or continuation of the Trust when such dissolution, termination, liquidation, cancellation or continuation is called for under the Declaration. (See Section 9.3 of the Declaration.)



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Meetings and Voting Rights

     The Trust will conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and a Majority of the Shareholders entitled to vote on such matter approve staggered elections for such positions, in which case only the class up for election) will be elected or reelected and any other proper business may be conducted. Each Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. The Shareholders meeting will be held upon reasonable notice and within 30 days after the delivery of the Trust's annual report to Shareholders, but in any event no later than the end of the sixth month following the end of the prior full fiscal year. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders who hold 10% or more of the Common Shares then outstanding, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of the holders of at least a majority of the Shares entitled to vote:

          (1) Sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or in connection with liquidation and dissolution.

          (2) Merge or otherwise reorganize the Trust.

          (3) Dissolve or liquidate the Trust, other than before its initial investment in property.

          (4) Amend the Declaration; provided, however, the Declaration may be amended by the Managing Shareholder without notice or approval of the Shareholders for the following purposes: (i) to maintain the federal income tax status of the Trust (unless the Managing Shareholder determines (with the concurrence of a Majority of the Shareholders entitled to vote on such matter) that it is in the best interest of Shareholders to change the Trust's tax status); and (ii) to comply with law. (See Sections 1.9(ff), 6.5, 6.6 and 7.3(b) of the Declaration.)

     In addition to any other actions of the Trust requiring the approval of Shareholders under the Declaration, a Majority of the Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration, terminate the Trust, and elect and/or remove one or more members of the Board. (See Section 6.6(b) of the Declaration.)

Additional Offerings of  Shares

     There will be no mandatory assessments of Shareholders in respect of the Common Shares or any additional Shares the Trust may issue in the future. To the extent that the Board desires to obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares, debt securities, or Units of limited partnership interest in the Operating Partnership (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties or through the issuance of Shares or debt securities or the issuance of Units of limited partnership interest in the Operating Partnership in which it will conduct all of its real estate operations. (See Article 2 of the Declaration.)

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in the Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties. (See Section 1.8(a) of the Declaration.)

Temporary Investments

     Pending the commitment of Trust funds for the purposes described in this Prospectus, for distributions to Shareholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either




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have assets in excess of $5 billion or are insured in their entirety by the
United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest. (See Sections 1.2(a) and 5.5 of the Declaration.)


                     REPORTS TO UNITHOLDERS AND SHAREHOLDERS

Operating Partnership Unitholders

     Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each Limited Partner, an annual report containing financial statements of the Operating Partnership presented in accordance with generally accepted accounting principles ("GAAP") and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last quarter), the Operating Partnership is required to mail to each Limited Partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to Limited Partners, within 90 days after the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

     Each Limited Partner is entitled, upon written request and at his expense, to obtain a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Commission by the Trust under the Exchange Act (defined below), (ii) the Operating Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each Limited Partner and the date each Limited Partner became a partner of the Operating Partnership.

Trust Shareholders

     The Trust will keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report will contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder in conformity with generally accepted accounting principles on a basis consistent with that of the annual financial statements and showing its derivation from net income. (See Section 5.3(a) of the Declaration.)

     Within 120 days after the end of each fiscal year following the completion of the Cash Offering, the Trust is required to prepare and mail to each Shareholder as of a record date determined by the Managing Shareholder, an annual report which includes the following:

          (1) Financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by the Trust's independent certified public accountants;

          (2) The ratio of the costs of raising capital during the period to the capital raised;

          (3) The aggregate amount of advisory fees and the aggregate amount of other fees paid to the Managing Shareholder and any of its Affiliates during the period by the Trust and including fees or charges paid to them by third parties doing business with the Trust;

          (4) The total operating expenses (as defined in Section 1.9(i) of the Declaration), stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income;

          (5) A report from the Independent Trustees that the policies being followed by Trust are in the best interests of its Shareholders and the basis for such determination; and



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          (6) Full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective Affiliates occurring in the year for which the annual report is made. (See Section 5.3(b) of the Declaration.)

     The Common Shares being sold in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). As of the date of this Prospectus, the Trust has not registered the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed them on any securities exchange. The Trust will apply for listing on the American Stock Exchange ("AMEX") of the Common Shares being offered in the Cash Offering and Common Shares into which Units being offered in the Exchange Offering are exchangeable and expects to qualify for AMEX listing and register such Common Shares under the Exchange Act by the end of the second quarter of 1998. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing.

     Although Common Shares acquired by Investors in the Cash Offering and Common Shares acquired by Unitholders in exchange for Units will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act in 1998 and for any subsequent fiscal year in which it has more than 300 Shareholders in any such year or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Cash Offering and accordingly would be required to file such reports on a continuing basis.




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         COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,
               OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES

     The rights and obligations of the Corporate General Partner and Exchange Limited Partners in respect of each Exchange Partnership are governed by the agreement of limited partnership of the partnership (collectively, the "Exchange Partnership Agreements" and individually, an "Exchange Partnership Agreement"). The rights and obligations under the various Exchange Partnership Agreements are identical except as described below. Exchange Limited Partners are urged to review the Exchange Partnership Agreement pertaining to their investment which was attached as Exhibit A to the Private Placement Memorandum they received in connection with their original purchase of Exchange Partnership Units in such partnership's private offering.

     Upon their acceptance of the Exchange Offering, Exchange Limited Partners of Participating Exchange Partnerships will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as described below. Exchange Limited Partners of Participating Exchange Partnerships who accept the Exchange Offer and thereby receive Operating Partnership Units will entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described above at "THE EXCHANGE OFFERING." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized above at "SUMMARY OF DECLARATION OF TRUST" and below. The Declaration of Trust also contains certain additional limitations on the Trust's activities which will affect the operation of the Trust and the Operating Partnership. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

     The rights of limited partners in the Participating Exchange Partnerships differ in many respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security but does not purport to be a complete statement of such provisions under Florida and Delaware limited partnership law, as applicable, Delaware business trust law, the Exchange Partnership Agreements, the Operating Partnership Agreement and the Declaration of Trust of the Trust or a comprehensive comparison of the rights of holders of Exchange Partnership Units, the holders of Operating Partnership Units and holders of Trust Common Shares under such agreements or laws. This summary is qualified in its entirety by reference to such agreements and laws.

     Following the Exchange Offering, each Non-participating Partner will retain his existing interest in his Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS," the partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners following the Exchange Offering will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "THE EXCHANGE OFFERING."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of each Participating Exchange Partnership which has one or more Non-participating Limited Partners immediately following the completion of the Exchange Offering as to such partnership.



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Issuance of Additional Securities

Exchange Partnerships: Under the Exchange Partnership Agreements, the interests of the partners are comprised of general partner interests and limited partner interests only. Additional partnership interests may be sold by an Exchange Partnership in the future if the Corporate General Partner thereof determines it to be in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partnerships other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the Corporate General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

     Operating Partnership: Under the Operating Partnership Agreement, the initial interests of the partners are comprised of the General Partner interest held by the Trust and Operating Partnership Units of limited partnership interest to be held by the Trust and by recipients of Operating Partnership Units in connection with the Exchange Offering. The Trust, as General Partner of the Operating Partnership, is authorized to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership for any purpose of the Operating Partnership at any time to the partners in the Operating Partnership or to other persons for such consideration and on such terms and conditions as may be established by the Trust in its sole and absolute discretion. The Trust may cause the Operating Partnership to issue additional interests in the Operating Partnership in one or more classes, or one or more series of any such classes, with such designations, preferences and relative rights, powers and duties senior to interests Operating Partnership Limited Partners, subject to Delaware business trust law. Since Units are exchangeable by Unitholders into an equivalent number of Common Shares of the Trust, the maximum number of Units that may be issued by the Operating Partnership is limited to the number of authorized Shares of the Trust, which is 25,000,000, less the number of Shares issued directly by the Trust (excluding Common Shares issued in exchanges of Units for Common Shares).

The Trust: The Trust has authority to issue an aggregate of 25,000,000 Shares. The Managing Shareholder is authorized to issue from the authorized but unissued Shares of the Trust, additional Common Shares as well as Preferred Shares in one or more series and to establish from time to time the number of Preferred Shares to be included in each such series and to fix the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each series, provided, however, (i) the Managing Shareholder will be authorized to issue Preferred Shares only upon approval of either Shareholders of the Trust holding a majority of the then outstanding Shares entitled to vote upon such matter or a majority of the disinterested Independent. If the Trust issues additional securities in the future, (x) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(y) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

     In addition, upon the exercise of an option granted by the Trust for Trust Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Operating Partnership Unit for each Trust Common Share acquired upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Operating Partnership Units to employees of the Operating Partnership or any subsidiary of the Operating Partnership upon the exercise by any such employees of an option to acquire Operating Partnership Units granted by the Operating Partnership pursuant to an employee stock option plan.



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




     The Trust will also issue Trust Common Shares on a one-for-one basis to holders of Operating Partnership Units who exercise their rights to exchange their Operating Partnership Units for an identical number of Trust Common Shares, subject to certain exceptions described at "THE EXCHANGE OFFERING."

Term of Existence

Exchange Partnerships: The term of each Exchange Partnership terminates on December 31 of the year of the fortieth anniversary of its formation, unless terminated earlier by law or under the provisions of the respective Exchange Partnership Agreement, including (i) the determination of a majority in interest of limited partners to dissolve the partnership, (ii) actions affecting the activities of the Corporate General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the limited partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

     In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (each of the Exchange Partnerships currently have only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

Operating Partnership: The term of the Operating Partnership terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including (i) the withdrawal of the Trust as General Partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the General Partner's election to dissolve the Operating Partnership with the approval of Limited Partners holding a majority in interest of the Operating Partnership Units, (ii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

The Trust: The term of the Trust terminates on December 31, 2098 unless terminated earlier (i) by law, (ii) the determination of the holders of at least a majority of the Trust Shares then outstanding to dissolve the Trust, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to the termination date of the Cash Offering.




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Management Control

Exchange Partnerships: Subject to the rights of limited partners in the Exchange Partnerships set forth in the Exchange Partnership Agreements which are described below at "Meetings and Voting Rights," the Corporate General Partner of each partnership has full exclusive and complete discretion in management and control of the partnership.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, any amendment of any agreement entered into between any Participating Exchange Partnership and any affiliates of the Corporate General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

Operating Partnership: Subject to the rights of Operating Partnership Limited Partners set forth in the Operating Partnership Agreement which are set forth below at "Meetings and Voting Rights," the Trust, as General Partner of the Operating Partnership, has all management powers over the business and affairs of the Operating Partnership. As described immediately below, the Managing Shareholder of the Trust has management control over the Operating Partnership and the Trust.

The Trust: Subject to the rights of Shareholders set forth in the Declaration of Trust, the Managing Shareholder of the Trust has full exclusive and complete discretion in the management and control of the Trust and the Operating Partnership, subject to the general supervision and review by the Independent Trustees and the Managing Shareholder of the Trust acting together as the Board of the Trust and subject to the prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations" and
Section 1.9 of the Declaration of Trust.

Economic Interest

Exchange Partnerships: In private offerings commenced between 1994 and 1997, Exchange Limited Partners acquired Exchange Partnership Units in one or more Exchange Partnerships in return for capital contributions. Each Exchange Partnership maintains a capital account for each of its partners to which it allocates the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. Under the respective Exchange Partnership Agreement, after giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the Corporate General Partner until the profit allocated plus the cumulative profit allocable to the Corporate General Partner for prior fiscal periods during which a profit was earned by the partnership equal the cumulative amounts distributable to the Corporate General Partner and the balance, if any, is allocated to the Exchange Limited Partners and (ii) taxable losses are allocable 99% to the Exchange Limited Partners and 1% to the Corporate General Partner, provided, however, that losses are not allocable to any Exchange Limited Partner to the extent that such allocation would cause such Exchange Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the Corporate General Partner). Each limited partnership in an Exchange Partnership owns an interest in the entire limited partnership interests in the partnership in proportion to his respective ownership of shares.

     Each Exchange Limited Partnership is required to distribute at least quarterly distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves). Each Exchange Limited Partner has a preferential interest over the Corporate General Partner in respect of his partnership's distributable




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cash flow and net proceeds from the sale or refinancing of property owned by the partnership. The interests of the Exchange Limited Partners and the Corporate General Partner in a particular Exchange Partnership in such distributable cash flow and net sale or refinancing proceeds are set forth in the Prospectus Supplement delivered to each Exchange Limited Partner in the partnership. Schedule B to this Prospectus contains a table for each Exchange Partnership which summarizes on a partnership by partnership basis such allocations.

     The Corporate General Partner of each Participating Exchange Partnership has agreed to waive all fees that may be earned by it, including without limitation administrative fees, investments fees and real estate commissions. The Corporate General Partner of each Participating Exchange Partnership has also agreed to assign to the Operating Partnership all of its back-end interests in each such partnership.

     Upon the liquidation and dissolution of an Exchange Partnership, and after payment of or the creation of reserves for the payment of partnership liabilities, the proceeds of the sale or other disposition of the partnership's remaining property will be distributed to the limited partners and the Corporate General Partner in proportion to their respective capital accounts in the partnership.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

Operating Partnership: Each limited partner in a real estate limited partnership who agrees to sell his limited partnership interest to the Operating Partnership, including each Exchange Limited Partner in a Participating Exchange Partnership who accepts the Exchange Offering, will exchange such limited partnership interests for a number of Operating Partnership Units based on the seller's proportionate share of the appraised market value of the underlying property.

     The Operating Partnership will maintain for each partner in the Operating Partnership a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner to the extent that, on a cumulative basis, net losses previously allocated to the General Partner exceed net income previously allocated to the General Partner, and the balance is allocable to Limited Partners and the General Partner in proportion to their respective ownership of Operating Partnership Units, and (ii) net losses are allocable to the Limited Partners and the General Partner in proportion to their respective ownership of Operating Partnership Units, provided, however, that net losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the General Partner).

     The Operating Partnership is required to distribute at least quarterly all available cash flow of the Operating Partnership (defined as (i) all cash revenues received by the Operating Partnership from any source, other than capital contributions to the Operating Partnership, and cash flow treated as net capital gains under the Code, plus (ii) the amount of any reduction in reserves of the Operating Partnership). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Operating Partnership Units (no such preferred class exists as of the date of this Prospectus or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Operating Partnership Units. Each holder of Operating Partnership Units, including the Trust and each recipient of Operating Partnership Units in the Exchange Offering, will receive a share of such distributions in proportion to his respective ownership of Operating Partnership Units.




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     Upon liquidation of the Operating Partnership, the Limited Partners and the
General Partner are entitled to receive a share of the net liquidation proceeds of the Operating Partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

The Trust: Holders of Trust Common Shares will acquire such shares (i) in connection with the Cash Offering or any subsequent public or private offering of Trust Common Shares that may be made by the Trust, (ii) upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares, or (iii) upon their exercise of options or their receipt of Trust Common Shares under any stock option plan or employee bonus plan that may be adopted by the Board of the Trust.

     As discussed above under "Issuance of Additional Securities," the Trust is authorized to issue Shares in addition to the Trust Common Shares offered in the Cash Offering and Trust Common Shares to be issued in connection with the exchange of Operating Partnership Units.

     The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, the Managing Shareholder is required to endeavor to declare and make distributions as required for the Trust to quality as a REIT under the Code so long as the Managing Shareholder believes it is in the best interest of the Trust to continue to so qualify. As of the date of this Prospectus, the Trust intends to make quarterly distributions of available funds, if any to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Prospectus or is currently anticipated by the management of the Trust to be issued.

     Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class

Property Investments and Anticipated Holding Period

Exchange Partnerships: Each of the Exchange Partnerships was formed to acquire and now owns an interest in residential apartment property described at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" and in Exhibits A and B to this Prospectus and in the Prospectus Supplement accompanying this Prospectus prepared for each particular Exchange Partnership and delivered to each Exchange Limited Partner in such partnership. The anticipated holding periods of the respective properties in which the Exchange Partnerships own a direct or indirect interest were not stated in the original private placement offering materials, although the offering materials in respect of certain of the Exchange Partnerships indicated that the Corporate General Partner intended to list the property interests on the market for sale within two to five years following the private offering.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

Operating Partnership and the Trust: The Operating Partnership and the Trust have been formed to acquire a diversified portfolio of equity and debt interests in residential apartment properties, including without limitation property interests owned by the Exchange Partnerships and other real estate limited partnerships which are managed by affiliates of the Managing Shareholder of the Trust. The Operating Partnership will use net cash proceeds from the Trust's Cash Offering and from any future public or private offering of securities that may be made by the Trust or the Operating Partnership, together with unissued securities of the Trust or the Operating Partnership, to acquire property interests. The Operating Partnership intends to issue up to $25 million of registered Operating Partnership Units in connection with the Exchange Offering. The first candidates targeted for acquisition in the Exchange



                                      159
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Offering are property interests in 14 Exchange Properties described in this
Prospectus at "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and at Exhibit B. The Trust and the Operating Partnership contemplate acquiring assets for long-term ownership, and in any given case, for a minimum of four years.

Restrictions on Transfers of Securities

Exchange Partnerships: Under each Exchange Partnership Agreement, no limited partner of the respective Exchange Partnership may sell or transfer his interest in the partnership unless the Corporate General Partner of the partnership consents to such sale or transfer and certain other conditions are fulfilled.

Operating Partnership: Each Operating Partnership Limited Partner may sell or transfer his Operating Partnership Units without the prior written consent of the Trust (acting as General Partner of the Operating Partnership) except where, in the opinion of legal counsel to the Operating Partnership, such transfer would require the filing of a registration statement under the Act or would otherwise violate applicable federal or state securities laws.

The Trust: The Trust Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. Such restrictions are described at "Capital Stock of the Trust - Restrictions on Ownership and Transfers." The restrictions may have the effect of making an attempted takeover of the Trust more difficult for an acquiror. See "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnerships: The Exchange Partnerships were designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, the Exchange Partnerships are not be subject to federal income tax. Instead, each limited partner in an Exchange Partnership is required to report annually on his personal income tax return his allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made to by the partnership to limited partners during any given year. A distribution from an Exchange Partnership, including a distribution in final liquidation, results in the recognition of income by each limited partner to the extent that any cash distributed exceeds his adjusted tax basis in his Existing Partnership Units at that time.

     Each Offeree should review the "TAX ASPECTS" section of the original private placement memorandum pertaining to his investment in his Exchange Partnership. A limited partner who sells or transfers his Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of. See Exhibit B to this Prospectus.

Operating Partnership: The Operating Partnership has been designed to be classified and treated as a partnership for federal income tax purposes. The tax consequences of an investment in the Operating Partnership are identical to those described immediately above under " - Exchange Partnerships."

The Trust: In any year in which the Trust qualifies as a real estate investment trust ("REIT"), in general it will not be subject to federal income tax on that portion of its REIT taxable income or gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his Trust Common Shares.

     In general, any loss upon a sale or exchange of Trust Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust




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required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth above at "FEDERAL INCOME TAX CONSIDERATIONS." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each Offeree's tax advisor.

Pre-emptive Rights

Exchange Partnerships, Operating Partnership and the Trust: Holders of Exchange Partnership Units, holders of Operating Partnership Units and holders of Trust Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the Corporate General Partner of an Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the Corporate General Partner intends whenever possible to give limited partners the first opportunity for a limited time to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time and from time to time, subject to certain conditions described at "THE EXCHANGE OFFERING."

Managing Entity Removal and Resignation Rights

Exchange Partnerships: Limited partners holding at least a majority of the outstanding Exchange Partnership Units of an Exchange Partnership have the right to remove the Corporate General Partner of the partnership if they determine that it is not performing its powers, duties and obligations in the best interests of the partnership (unless any officer or affiliate of the general partner would continue to have personal liability for any debts of the partnership). The Corporate General Partner may resign by delivering written notice to the limited partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the limited partners only if the limited partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, (except where any officer or affiliate of the general partner would continue to have personal liability for any debts of the partnership), the Corporate General Partner of the partnership may be removed only if a court of competent jurisdiction finds that the general partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the general partner is given the requisite notice. The effect of this amendment is that following the Exchange Offering, the Corporate General Partner of a Participating Exchange Partnership with one or more Non-participating Limited Partners may be removed only if the Non-participating Limited Partners initiate an action in court to have the general partner removed and the court makes the requisite finding.

     In addition, as a result of such amendments, if the last remaining general partner of the partnership (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the Corporate General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."




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Operating Partnership: The Trust may not be removed as General Partner of the
Operating Partnership by the Limited Partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as General Partner except in certain limited circumstances.

The Trust: The holders of at least 10% of the outstanding Trust Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of any of the foregoing requires either the affirmative vote of a majority of the outstanding Trust Common Shares (excluding Trust Common Shares held by the Managing Shareholder, Independent Trustee or other member of the Board which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the disinterested Independent Trustees.

     The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. The holders of at least a majority of the outstanding Trust Common Shares, at a meeting called for such purpose in accordance with the terms and conditions of the Declaration, may also terminate the Trust Management Agreement.

     Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnerships: Each limited partner of an Exchange Partnership is entitled to receive annual financial statements relating to the partnership, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of limited partners holding at least 20% of the outstanding limited partnership interests in an Exchange Partnership, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Exchange Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, each Exchange Partnership is required to provide each limited partner therein with data necessary to report his distributive share of partnership income, deductions and credits for federal income tax purposes.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, Non-participating Limited Partners of a Participating Exchange Partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each Limited Partner, an annual report containing financial statements of the Operating Partnership presented in accordance with GAAP and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last quarter), the Operating Partnership is required to mail to each Limited Partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to Limited Partners, within 90 days after the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

     Each Limited Partner is entitled, upon written request and at his expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed




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with the Commission by the Trust under the 1934 Act, (ii) the Operating
Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each Limited Partner and the date each Limited Partner became a partner of the Operating Partnership.

The Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report is required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

     In addition, the Trust is also required to deliver to its Shareholders periodic reports required to be delivered under the 1934 Act (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Securities Act registration statement becomes effective and thereafter if either
(i) the Trust registers the Trust Common Shares under the 1934 Act and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

     The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders. See "SUMMARY OF DECLARATION OF TRUST Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnerships, Operating Partnership and the Trust: No future assessments may be required of holders of limited partnership interests in an Exchange Partnership, holders of Operating Partnership Units or holders of Trust Common Shares.

Amendments of Governing Agreements

Exchange Partnerships: The amendment of the partnership agreement pertaining to each Exchange Partnership requires the consent of the holders of at least a majority of the outstanding limited partnership interests in the partnership except that (i) the Corporate General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a limited partner's consent increase his liability or change the capital contribution required from him, his economic interest, rights on dissolution or any voting rights.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, except in certain circumstances specified in immediately preceding paragraph, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited




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partnership  interests in the  partnership  and (ii)  Non-participating  Limited
Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

Operating Partnership: Amendments to the Operating Partnership Agreement may be proposed by the Trust (as General Partner) or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Operating Partnership Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the Operating Partnership Agreement without the consent of any Limited Partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as General Partner of the Trust or to surrender for the benefit of Limited Partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the Limited Partners.

     The Operating Partnership Agreement may not be amended, without a Limited Partner's consent, to convert his partnership interest into a general partner's interest; modify his limited liability; alter his rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership prior to the time provided for in the Operating Partnership Agreement; amend the amendment provision of the Operating Partnership Agreement described in this paragraph; or amend Article VI of the Operating Partnership Agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

     The consent of all Limited Partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Operating Partnership Units is required to amend any of the following sections of the Operating Partnership
Agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any Limited Partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future);
(ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as General Partner of the Operating Partnership by the Limited Partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as General Partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Operating Partnership Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of Limited Partners).

The Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to discontinue the Trust's REIT status and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law.

     Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Trust Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents.




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Liability and Indemnification

Exchange Partnerships: The Corporate General Partner of each Exchange Partnership is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each limited partner of an Exchange Partnership is generally not liable for the liabilities and obligations of the partnership.

     Each Exchange Partnership is required to indemnify its Corporate General Partner, each of the Corporate General Partner's affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the applicable partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liability to his Exchange Partnership or to any partner thereof for any loss suffered by the Exchange Partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the Exchange Partnership and within the scope of the applicable partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating Partnership: The Trust, as General Partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The Limited Partners (other than the Trust in its capacity as General Partner thereof) have no responsibility for the liabilities or obligations of the Operating Partnership.

     The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

     The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith, or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities and obligations of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

     The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and




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employees (provided such persons have acted within the scope of the Declaration)
against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnerships: The allocation between the limited partners and Corporate General Partner of each Exchange Partnership of distributable cash flow and net proceeds from the sale or refinancing of property is described in Exhibit B to this Prospectus. The allocation of net liquidation proceeds among the partners is described above at " - Economic Interest." The Corporate General Partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds.

     The Corporate General Partner of each Participating Exchange Partnership has agreed to waive all fees payable to it by the partnership following the Exchange Offering, including without limitation annual administrative fees, acquisition fees and real estate commissions, and to assign to the Operating Partnership all back-end interests attributable to the Corporate General Partnership's general partner interest in the partnership. Accordingly, the Exchange Partnership Agreement of each Participating Exchange Partnership will be amended following the Exchange Offering to delete the payment of the foregoing fees.

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders of Operating Partnership Units on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

The Trust: The table included in this Prospectus at "COMPENSATION OF MANAGING PERSONS AND AFFILIATES - The Trust" describes all reimbursement payments that may be received by the Managing Shareholder and its affiliates for expenses incurred in connection with the preparation of the prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property.

Meetings and Voting Rights

Exchange Partnerships: Meetings of the partners of each Exchange Partnership may be called at any time, either by the Corporate General Partner or by limited partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which limited partners may vote. The following actions require the affirmative vote of limited partners holding at least a majority of the outstanding Exchange Partnership Units in respect of an Exchange Partnership:
(a) reforming the partnership to replace the Corporate General Partner; (b) acceptance of the resignation of the Corporate General Partner; (c) revising any contract between the Exchange Partnership and any affiliate of the Corporate General Partner; (d) removal of the Corporate General Partner; (e) dissolution of the Exchange Partnership prior to the expiration of its term except as otherwise provided in the applicable partnership agreement or as required by law; (f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement as described above at " - Amendments of Governing Agreements."

     The consent of all limited partners is required for the following actions by each Exchange Partnership: (a) contravening the respective partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; and (d) allowing the Corporate General Partner to possess partnership assets for other than a partnership purpose.




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




     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, the Corporate General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the Corporate General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the general partner in connection with the liquidation of the partnership. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS."

Operating Partnership: Meetings of the partners of the Operating Partnership may be called by the Trust (as General Partner) and by Limited Partners holding at least 25% of the outstanding Operating Partnership Units. The consent of Limited Partners holding at least a majority of the outstanding Operating Partnership Units is required for action by the Limited Partners, except where otherwise provided in the Operating Partnership Agreement as described below. Voting by the Limited Partners may be conducted at a meeting of the partners or without a meeting by written consent. Limited Partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " Amendments of Governing Agreements."

     The following actions of the Operating Partnership require the consent of all Limited Partners of the Operating Partnership: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement;
(c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Act.

     In addition, the consent of the Limited Partners holding at least a majority of the outstanding Operating Partnership Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. Limited Partners holding a majority of the outstanding Operating Partnership Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

The Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and Shareholders holding at least a majority of the outstanding Trust Shares entitled to vote on such matter approve staggered elections for such positions, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Trust Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and (c) the dissolution or liquidation of the Trust following its initial property investments.

     In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.




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Accounting Method and Period

Exchange Partnerships, Operating Partnership and the Trust: The accounting period of the Exchange Partnerships, the Operating Partnership and the Trust will end on December 31 of each year. Each of them will utilize the accrual method of accounting for their operations.


                           CAPITAL STOCK OF THE TRUST

General

     The Declaration of Trust authorizes the Trust to issue up to 25,000,000 Shares of beneficial interest, no par value per Share, consisting of Common Shares and of Preferred Shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the Cash Offering, there were no Shares outstanding. The Trust is offering for sale up to 2,500,000 Common Shares in the Cash Offering. If the Exchange Offering is completed as contemplated, sellers of property interests would receive up to 2,500,000 Units in the Operating Partnership which would be exchangeable into 2,500,000 additional Common Shares.

     The following description summarizes all material terms and provisions of the Common Shares. The Common Shares when paid for and issued will be fully paid and non-assessable. Each Common Share is equal in all respects to every other Common Share and entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Holders of Common Shares do not have the right to cumulate their votes in the election of members of the Board, which means that the holders of a majority of the outstanding Common Shares can elect all of the nominees for Board positions then standing for election. Shareholders are entitled to such distributions as may be declared from time to time by the Managing Shareholder out of funds legally available therefor. Shareholders will be entitled to receive any distributions declared by the Managing Shareholder on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Trust in the future. In the event of a liquidation, dissolution or winding up of the affairs of the Trust, the Shareholders are entitled to share ratably in the assets of the Trust remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on any series of Preferred Shares that may have been issued.

Transfer Agent

     The escrow agent for the Cash Offering, and the transfer agent and registrar for the Common Shares and the Units, will be American Stock Transfer & Trust Company, New York, New York. The company will also hold in an escrow account the Units acquired by the Original Investors in connection with the formation of the Trust and the Operating Partnership as described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

Restrictions on Ownership and Transfer

     The Trust's Declaration of Trust contains certain restrictions on the number of Shares of the Trust that individual Shareholders may own. For the Trust to qualify as a REIT under the Code, no more than 50% in value of its Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of a shorter taxable year. Because the Trust expects to qualify as a REIT, the Declaration of the Trust contains restrictions on the acquisition of Shares intended to ensure compliance with these requirements.

     Subject to certain exceptions specified in the Declaration of Trust, no Shareholder (other than the Original Investors) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the "Ownership Limit") of the Trust's Shares. The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Ownership Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. As a condition of such exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Managing Shareholder of the Trust may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Any transfer of the Shares that would (i) create a direct or indirect ownership of the Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Managing Shareholder determines, which determination must be approved by the Shareholders, that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Trust to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee re-transfers the Excess Shares. While these Excess Shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions. Subject to the Ownership Limit, the Excess Shares may be transferred by the intended transferee to any person (if the Excess Shares would not be Excess Shares in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value), at which point the Excess Shares will automatically be exchanged for the Shares to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, if no consideration was paid, fair market value) as reflected in the last reported sales price reported on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Managing Shareholder of the Trust.

     From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares except the right to payment of the purchase price of the Shares on the retransfer of Shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that such Shares have been transferred in violation of the provisions of the Trust's Declaration shall be repaid to the Trust upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     All certificates representing Shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the

Code) of the number or value of the outstanding Shares of the Trust must give a written notice to the Trust by January 31 of each year. In addition, each Shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Managing Shareholder deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Operating Partnership on a pro forma basis, assuming the completion of the sale of a minimum number of ________ Common Shares (_____ shares have been sold as of the date of this Prospectus) and a maximum number of 2,500,000 Common Shares being offered. As described above at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership," the Trust will contribute the net proceeds from its Cash Offering in exchange for a number of Units equivalent to the number of Common Shares sold by the Trust in the Cash Offering. The subscription price for each Common Share being offered in the Cash Offering is $10.00, and is payable in full in cash upon subscription. For purposes of determining capitalization, such amount has been calculated after deducting commissions and reimbursable offering expenses, estimated to be approximately $1.00 per Common Share to be paid out of the proceeds of the Cash Offering. The capitalization of the Operating Partnership set forth below does not take into account any proposed acquisitions of property interests by the Operating Partnership in exchange for Units registered in connection with the Exchange Offering and the subsequent exchange by Unitholders of such Units for Common Shares. The Operating Partnership will not receive any cash proceeds from the Exchange Offering. The Original Investors provided initial capitalization of the Operating Partnership in the amount of $100,000 cash and other consideration. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."


                                                Minimum Common Shares                            Maximum Common Shares
                                            Sold in Cash Offering (______)                 Sold in Cash Offering (2,500,000)
                                            ------------------------------                 ---------------------------------
Capital Contribution by the Trust:
    Units                                            $_________                               $ 22,500,000
                                                      ---------                               ------------

Total Capitalization                                 $_________                               $ 22,500,000

                           TERMS OF THE CASH OFFERING

     The Trust is offering in the Cash Offering a maximum of 2,500,000 Common Shares of beneficial interest in the Trust at $10.00 per Common Share ($25,000,000 in the aggregate). See "CAPITAL STOCK OF THE TRUST" and "CAPITALIZATION." As of the date of this Prospectus, the Trust has sold _______ Common Shares in the Cash Offering (gross proceeds of $_________). All offering proceeds received by the Trust have been released from the escrow account with American Stock Transfer & Trust Company since the Trust has fulfilled the $500,000 minimum gross proceeds escrow condition.

     All of the Common Shares to be issued or sold by the Trust in the Cash Offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its REIT status under the Code for federal income tax purposes. See above at "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership" for a description of the ownership of the Common Shares being offered hereby and the Units of limited partnership interest in the Operating Partnership on a pro forma basis, assuming that all or a portion of the Common Shares being offered Cash Offering are sold and the Exchange Offering is completed in whole or in part.

     After payment of commissions and reimbursable expenses related to the Cash Offering, the remaining funds will be contributed to the Operating Partnership to be used to fund investments or to pay expenses other than those associated with the Cash Offering, as determined by the Trust in its discretion. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership."

     The Common Shares will be offered and sold in the Cash Offering on a non-exclusive best efforts basis through Sigma Financial Corporation (the "Dealer Manager"), a Michigan corporation which is a member of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker-dealer with the Securities and Exchange Commission and with the appropriate authority of each state where offers of the Common Shares will be made. Sigma Financial Corporation, which is not affiliated with the Managing Shareholder or any of its Affiliates, has acted as dealer manager for certain private offerings of limited partner interests in real estate investment limited partnerships sponsored by Affiliates of the Managing Shareholder and is expected to act as dealer manager in certain future programs sponsored by Affiliates of the Managing Shareholder. The Dealer Manager may select other NASD member firms as co-manager or selected broker-dealers to participate in the Cash Offering. Asset Allocation Securities Corp., Calton & Associates, Inc., Oakbrook Investment Brokers Inc. and Strategic Assets, Inc., each a member of the NASD, have entered into selling agreements with the Dealer Manager and will participate in the sale of Common Shares in connection with the Cash Offering.

     The Dealer Manager and participating broker-dealers have entered into an Underwriting Agreement with the Trust pursuant to Appendix F of the Rules of Fair Practice of the NASD. The Dealer Manager and participating broker-dealers will receive selling commissions in an amount equal to 8% of the subscription price for all Common Shares sold by them. The Dealer Manager may reallocate a portion or all of its commission. The Trust reserves the right to waive the payment of all or a part of a commission by one or more investors in the Cash Offering, in which case the cost of the Common Shares acquired by such investors will be less than the cost of equivalent Common Shares to an investor paying a commission, provided, however, the Trust will exercise such waiver right on a case by case basis according to the facts and circumstances involved.

     In addition, the Dealer Manager and the participating broker-dealers will be entitled to receive a warrant ("Warrant") to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold in the Cash Offering by the Dealer Manager or participating broker-dealers selected by it, at a purchase price equal to $13.00 per Common Share. The Warrant will be exercisable for a period of four years following the first anniversary of the grant of the Warrant. For a period of six years following the grant of the Warrant, any registered holder of the Warrant or Common Shares issued upon exercise of the Warrant may request that the Trust include such securities as well as any Common Shares underlying any unexercised portion of the Warrant in any registration statement that the Trust determines to file under the Securities Act. Such registration would be at the Trust's expense, excluding underwriter's compensation and expense allowance relating to the requesting holder's securities to be registered and fees and expenses of such holder's counsel.

     Pursuant to the Underwriting Agreement, the Dealer Manager and participating broker-dealers will not be obligated to purchase any Common Shares, but will only be required to use their best efforts to sell Common Shares to suitable offerees. The agreement may be terminated by either party in certain circumstances. The Trust and the Dealer Manager have agreed to indemnify each other against or to contribute to losses arising out of certain liabilities, including liabilities arising under the Security Act. The Trust has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, the parties may seek to enforce such indemnification and rights to contribution which are expressly provided under the agreement.

     The Trust will reimburse the Managing Shareholder for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Cash Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in the Cash Offering. To the extent the distribution, due diligence and organizational expenses exceed 1% of gross proceeds of the Cash Offering, those expenses will not be reimbursed. The Trust will also reimburse the Managing Shareholder for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Cash Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in the Cash Offering. Any such expenses of the Managing Shareholder in excess of 1% of the aggregate subscription price paid for Common Shares in the Cash Offering will be paid by the Managing Shareholder. Such reimbursements will be payable out of the net proceeds of the Cash Offering.

     In addition, the Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Cash Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and assisting them in effecting their investments, in an amount not to exceed 4% of the aggregate subscription price paid for Common Shares in the Cash Offering. Such reimbursements will be payable from available net proceeds of the Cash Offering or as cash flow permits as determined by the Board of the Trust.

     The termination date of the Cash Offering (the "Termination Date") is scheduled to be December 31, 1998 or an earlier or later date (no later than November 30, 1999) determined by the Managing Shareholder as specified below. The Managing Shareholder may in its sole discretion terminate the Cash Offering at any time before the scheduled Termination Date or extend the scheduled Termination Date to any date or from date to date which is no later than the earlier to occur of the date by which all 2,500,000 Common Shares being offered have been sold and November 30, 1999.

     The Managing Shareholder will have the right to withdraw the Offering of Common Shares at any time prior to the Termination Date, in which case the Trust will be immediately dissolved at the expense of the Managing Shareholder and all subscription funds will be returned promptly to the subscribers. If the Managing Shareholder withdraws the Offering, any person that has received fees or other payments from the proceeds of the Cash Offering will be required to return such fees or payments to the Trust upon the demand of the Managing Shareholder.

     The Common Shares being sold in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust has not yet registered the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applied for their listing on any securities exchange. The Trust will apply for listing on the American Stock Exchange ("AMEX") of the Common Shares being offered in the Cash Offering and of the Common Shares into which Units to be offered in the Exchange Offering are exchangeable and expects to qualify for AMEX listing and register such Common Shares under the Securities Exchange Act of 1934, as amended, by the end of the second quarter of 1999. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing.

     The eligibility for listing or quotation privileges in respect of a particular national securities exchange or over-the-counter market is based on several factors, including without limitation the number of shareholders and market makers, the bid price of the issuer's security, the number and market value of outstanding securities owned by non-Affiliates of the issuer, total assets of the issuer, and the amount of shareholders' equity in the issuer. Although the Common Shares acquired by purchasers in the Cash Offering will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act during 1998 and in any subsequent fiscal year in which it has more than 300 Shareholders or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Cash Offering and accordingly would be required to file such reports on a continuing basis.

                           AMENDMENTS OF PARTICIPATING
                         EXCHANGE PARTNERSHIP AGREEMENTS

     Following the completion of the Exchange Offering, each limited partner in a Participating Exchange Partnership (as defined below) who elects not to accept the Exchange Offering (individually, a "Non-participating Limited Partner" and collectively, the "Non-participating Limited Partners") will retain his existing interest in the partnership. The Non-participating Limited Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in their respective partnership agreement. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." Although Non-participating Limited Partners in any particular Participating Exchange Partnership together will hold no more than 10% of the limited partnership interest in the partnership, they will have significant influence over certain activities of the partnership and the Operating Partnership by virtue of certain partnership agreement amendments in their favor which will be effected upon completion of the Exchange Offering. For purposes of this Prospectus, the term "Participating Exchange Partnership," which will apply only if the Exchange Offering is completed in part or in full, refers to each Exchange Partnership whose limited partners holding at least 90% of all limited partnership interests therein elect to accept the Exchange Offering, and the term "Participating Exchange Partnerships" refers to all such partnerships as a group.

     The purpose of the amendments is to permit Non-participating Limited Partners in Participating Exchange Partnerships the opportunity to vote as a class whether to approve certain actions which the Operating Partnership might otherwise unilaterally cause a Participating Exchange Partnership to take by exercising the Operating Partnership's voting rights in its capacity as a likely large minority holder or majority holder of limited partnership interests in the partnership following the Exchange Offering.

     The partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners following the Exchange Offering will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval.

     As a condition of the admission of the Operating Partnership as a limited partner to each Participating Exchange Partnership (by virtue of the completion of exchanges in connection with the Exchange Offering), the Trust and the Operating Partnership have agreed to amend the agreement of limited partnership of each Participating Exchange Partnership (individually, the "Exchange Partnership Agreement," and collectively, the "Exchange Partnership Agreements") in the manner described below, and not to cause the further amendment of the Exchange Partnership Agreement, as long as any Non-Participating Limited Partner remains a limited partner in the partnership, without the prior approval of either (i) all Non-Participating Limited Partners, if unanimous approval is required under the Exchange Partnership Agreement prior to the Exchange Offering, or (ii) Non-participating

Limited Partners holding at least a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership, if the approval of a majority interest is required under the Exchange Partnership Agreement prior to the Exchange Offering. The Exchange Partnership Agreements, as amended, will define these special rights as granted to all limited partners in the respective Participating Exchange Partnerships other than the Trust, the Operating Partnership and any of their respective affiliates.

     Set forth below are the specific Exchange Partnership Agreement amendments that will be effected in respect of each Participating Exchange Partnership which has one or more Non-participating Limited Partners immediately following the completion of the Exchange Offering as to such partnership. For illustration purposes, the section numbers set forth below refer to the Agreement of Limited Partnership of GSU Stadium Student Apartments, Ltd., one of the Exchange Partnerships whose limited partners are being offered the opportunity to participate in the Exchange Offering. Section numbers may vary among the various Exchange Partnership Agreements, and corresponding amendments will be made to the corresponding sections of the partnership agreements of other applicable Participating Exchange Partnerships.

     1. The Exchange Partnership Agreement will be amended by adding the following provision as Section 16.08 thereof:

     "16.08 Certain Actions Requiring Approval of Unaffiliated Limited Partners

     Without the prior approval of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners:

          (i) The Partnership will not cease to exist; will continue to own the same property interest it owned prior to the completion of the offering of Baron Capital Properties, L.P. to Limited Partners to issue limited partnership interests therein in exchange for Units in the Partnership; and will not acquire any additional property interests or sell any property interests;

          (ii) The Partnership will not reinvest its Distributable Cash [defined in the respective Exchange Partnership Agreements to include all cash received by the Partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves], but rather will continue to distribute such cash to the Limited Partners in the Partnership in accordance with Section 10.02 of this Agreement at least quarterly within 30 days following the end of each fiscal quarter.

          (iii) The Partnership will not reinvest net proceeds from the sale or refinancing of the Partnership's Property, but rather will distribute such proceeds to the Limited Partners in the Partnership in accordance with
     Section 10.03 of this Agreement following repayment of all indebtedness secured by such property."

     As a result of this amendment, following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the respective Participating Exchange Partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the right of limited partners to continue to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement.

     2. Section 12.03 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "Except for admission of Limited Partners to the Partnership in the manner provided in this Article XII and Article XI, no one may subsequently be admitted to the Partnership as a Limited Partner except upon amendment of this Agreement executed and acknowledged by the General Partner and Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners."

     As a result of this amendment, following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the respective Participating Exchange Partnership voting as a class, the partnership may not admit any additional persons as limited partnerships other than pursuant to
Article XII (sets forth procedures for admission) and Article XI (pertaining to transfers of limited partnership interests).

     3. Section 12.05(c) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "(c) The General Partner may cause the Partnership to issue additional Units of the same class as the Units initially offered to Investors in any number to such persons and on such terms as the General Partner may determine, provided, however, the Partnership will either sell those additional Units (i) for a price at least equal to the net asset value per Unit of the Partnership or (ii) for a price not less than the approximate market value of the Units, provided that Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners have approved the sale in advance."

     As a result of this amendment, the Corporate General Partner of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, continues to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units.

     4. Section 15.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "If at any time the last remaining General Partner retires, resigns, is removed or fails or ceases for any other reason to act as the General Partner of the Partnership, the Limited Partners may, by a vote of Limited Partners holding at least a majority of the Units then outstanding under
     Section 22.03 within 90 days following such occurrence, elect to continue the Partnership and elect one or more successor General Partners willing to serve in such capacity to continue the business of the Partnership, provided, however, such continuation and election of a successor General Partner(s) may only be effected with the consent of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners. In case the Partnership is continued under the terms and conditions of this Section 15.02, the successor General Partner(s) will be permitted to purchase an interest in the Partnership only in an amount, of a type and at a purchase price consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners."

     As a result of this amendment, if the last remaining general partner of any Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering (each of the Exchange Partnerships currently have only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited

Partners. In addition, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class.

     5. Section 15.03 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The General Partner may announce its intention to retire or resign its position by written notice mailed or delivered to each of the Limited Partners not less than 90 days prior to the effective date of such proposed retirement or resignation. Such retirement or resignation will become effective upon the date specified in such notification but only if Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent in writing to said retirement or resignation. In the event of the retirement or resignation of the General Partner, its interest in the Partnership, as General Partner, will be automatically converted into a Limited Partner interest except that it will be entitled to the same allocations of income, gain, expense, loss, deduction and credit and the same distributions to which it would otherwise have been entitled, provided, however, it will not then be entitled to any uncollected fees payable by the Partnership to the extent not accrued before the date of resignation or retirement. The reformation or reorganization of the General Partner, should the General Partner at any time be a corporation or partnership, will not in and of itself constitute the retirement or resignation of the General Partner for purposes of this Section 15.03."

     As a result of this amendment, the Corporate General Partner of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering may retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     6. Section 15.05(d) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "Any contract referred to in subsection (c) above [i.e., agreements entered into between the Partnership and any affiliates of the General Partner (other that any agreements described in the offering documents relating to the original private offering of the Partnership)] will require the approval of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, exercising their voting rights pursuant to Section 22.03 below, before it may be amended."

     As a result of this amendment, any amendment of any agreement entered into between any Participating Exchange Partnership and any affiliates of the Corporate General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     7. Section 15.06(a) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "A General Partner may be removed only if (i) a court of law with competent jurisdiction over the matter determines that the General Partner is not performing its powers, duties and obligations in the best interests of the Partnership, (ii) Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent to such removal and (iii) the General Partner is given written notice of removal at least 30 days prior to the effective date of such removal. Notwithstanding anything to the contrary contained herein, a General Partner may not be removed by any action if any officer or Affiliate thereof has any personal liability whatsoever on any debt of the Partnership unless and until such liability has been extinguished."

     Prior to the Exchange Offering, the Corporate General Partner of an Exchange Partnership may be removed by limited partners of the partnership holding at least a majority of the outstanding limited partnership interests in the partnership if they determine that the general partner is not performing its duties in the best interests of the partnership, they give the general partner the requisite notice, and no officer or affiliate of the general partner has any personal liability on any debt of the partnership. As a result of the foregoing amendment, except as provided in the last sentence of Section 15.06(a), the Corporate General Partner of a Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering may be removed only if a court of competent jurisdiction finds that the general partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the general partner is given the requisite notice. The effect of this amendment is that following the Exchange Offering, the Corporate General Partner of a Participating Exchange Partnership with one or more Non-participating Limited Partners may be removed only if the Non-participating Limited Partners initiate an action in court to have the general partner removed and the court makes the requisite finding.

     8. Section 16.07 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The General Partner will list the Partnership's Property for sale with a nationally recognized real estate broker no later than June 30, 2004 and at least every 18 months thereafter until the property is sold, at a price to be determined by the General Partner. The affirmative vote of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners shall be required to effect a sale of all or substantially all of the Partnership's Property."

     As a result of this amendment, following the Exchange Offering, a Participating Exchange Partnership with one or more Non-participating Limited Partners may sell all or substantially all of its property only with the prior approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     9. Section 19.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "Within 90 days after the end of each Fiscal Year of the Partnership, the General Partner will prepare and furnish to each of the Partners a statement showing net income or loss of the Partnership for Federal income tax purposes and the share thereof allocable to each Partner and any additional information required under Section 15.05(c). Each Limited Partner will be provided annually with financial statements, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, the General Partner will, at the Partnership's request and expense, have such financial statements audited by an independent public accountant in accordance with generally acceptable auditing standards and will promptly send a copy of such audited statements and report of the accountant to each Limited Partner."

     As a result of this amendment, following the Exchange Offering, Non-participating Limited Partners of a Participating Exchange Partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited.

     10. The first sentence of Section 20.01 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The occurrence of any one of the following events will cause the dissolution of the Partnership:

          (1) The expiration of the term of this Agreement.

          (2) The vote of Limited Partners holding at least a majority of the Units then outstanding to dissolve the Partnership, and in addition the consent to such dissolution of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners.

          (3) The death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetency of the last remaining General Partner then in office and the refusal of any successor General Partner to replace it, unless Limited Partners holding at least a majority of the Units then outstanding, as provided in Section
               15.02 of this Agreement, vote to continue the Partnership and elect one or more successor General Partners willing to serve in such capacity to continue the business of the Partnership and in addition Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent to such continuation, election of such General Partner(s) and the amount, type and purchase price of any interest in the Partnership such successor General Partner(s) may acquire in connection therewith.

          (4)  The sale of all or substantially all of the Partnership's
               Property.

          (5) The occurrence of any other event which, by law, would require the Partnership to be dissolved."

     As a result of this amendment, following the Exchange Offering, a Participating Exchange Partnership with one or more Non-participating Limited Partners may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. In addition, the partnership will be dissolved if the last remaining general partner of the partnership (each of the Exchange Partnerships currently have only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     11. The third sentence of the second paragraph of Section 20.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The Limited Partners may, by exercising their voting rights under Section 22.03, appoint such a liquidating receiver or trustee to replace the General Partner or the receiver or trustee appointed by the General Partner for the purpose of liquidating the assets of the Partnership, provided, however, such appointment must be consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners; any such appointment by the Limited Partners





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




     will supersede the designation herein of the General Partner or such receiver or trustee appointed by the General Partner."

     Prior to the Exchange Offering, limited partners of each Exchange Partnership, by a vote of at least a majority of the outstanding limited partnership interests in the partnership, had the right to appoint a liquidating receiver or trustee to replace the Corporate General Partner or the receiver or trustee appointed by the general partner in connection with the liquidation of the partnership. As a result of this amendment, in respect of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, such replacement also requires the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     12. Section 21.01 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "No alterations, modifications, amendments or changes of this Agreement will be effective or binding upon the parties unless the same have been adopted by Limited Partners exercising their voting rights pursuant to
     Section 22.03 and the same has been consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, except (i) with respect to one or more amendments admitting Limited Partners, which may be effected in the manner provided in Article XII of this Agreement, (ii) that no Partner's duties or liabilities may be increased and no Partner's interest in the capital, profits, Distributable Cash or Net Proceeds of the Partnership or voting rights may be reduced, without his written consent; and (iii) that this Agreement may be amended by the General Partner without notice to or the approval of the Limited Partners, from time to time for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Memorandum or to effect any amendment without notice to or approval by Limited Partners, as specified in other provisions of this Agreement; (2) to make such other changes or provisions in regard to matters or questions arising under this Agreement that will not materially and adversely affect the interest of any Limited Partner; (3) to otherwise equitably resolve issues arising under the Memorandum or this Agreement so long as similarly situated Limited Partners are not treated differently; (4) to maintain the federal tax status of the Partnership and any of its Limited Partners (so long as no Limited Partner's liability is materially increased without his consent) or as provided in Section 10.4(c); and (5) to comply with law."

     As a result of this amendment, following the Exchange Offering and except in certain circumstances specified in Section 21.02, the partnership agreement of a Participating Exchange Partnership with one or more Non-participating Limited Partners may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     13. The first sentence of Section 22.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The General Partner, or Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, may convene a meeting of the Partnership for any matter on which the Partners may vote as provided in this Agreement."

     As a result of this amendment, following the Exchange Offering in respect of each Participating Exchange Partnership with one or more Non-participating Limited Partners, the Corporate General Partner or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited

Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act.

     14. The Corporate General Partner of each Exchange Partnership is a single-purpose corporation whose stock is owned entirely by Gregory K. McGrath, a founder of the Trust and the Operating Partnership. In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath agreed to waive fees payable under the Exchange Partnership Agreement to the Corporate General Partner of each Participating Exchange Partnership following the Exchange Offering. The fees waived include, without limitation, annual administrative fees, any real estate commission that might be earned in connection with the sale of a partnership's property and any fees to cover distribution, due diligence and organizational expenses and legal, accounting, filing, recording and other miscellaneous expenses in connection with additional sales of units of limited partnership interest pursuant to Section 12.05 of the Exchange Partnership Agreement. Moreover, since all the Exchange Partnerships assumed the property management function in respect of their properties in June 1998, no affiliate of any Corporate General Partner will earn a fee for performing property management services. Accordingly, the Exchange Partnership Agreements will be amended to delete the payment of the foregoing fees. For example, Sections 15.04(a)(i) (offering costs relating to future offerings of limited partnership interests), 15.04(a)(ii) (property management fee), 15.04(a)(iii) (real estate commissions), 15.04(b) (acquisition fee), and 15.04(c) (administrative fee) will be deleted.

     As a result of the partnership agreement amendments described above, Non-participating Limited Partners in each Participating Exchange Partnership will have the ability to veto certain actions of the partnership which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership. See "RISK FACTORS - Non-participating Exchange Limited Partners in Participating Exchange Partnerships Will Have Significant Influence over Certain Actions of the Partnerships."

     As described above at "THE EXCHANGE OFFERING," in respect of each Participating Exchange Partnership, Mr. McGrath (the sole stockholder, director and executive officer of each such partnership) will provide a management proxy to the Board of the Trust or the Operating Partnership will acquire from Mr. McGrath for a nominal amount the outstanding common stock of the Corporate General Partner.

                                OTHER INFORMATION

General

     The Operating Partnership and the Trust undertake to make available to each Offeree or his representative, or both, during the course of the Exchange Offering and prior to the Offeree's acceptance of the Exchange Offering, the opportunity to ask questions of and receive answers from the Operating Partnership, the Trust or any person acting on their respective behalf relating to the terms and conditions of the Exchange Offering and the Cash Offering and to obtain any additional information necessary to verify the accuracy of information made available to such Offeree.

     Prior to making an investment decision respecting the Exchange Offering, an Offeree should carefully review and consider this entire Prospectus and all Exhibits hereto. Offerees are urged to make arrangements with the Trust to inspect any books, records, contracts, or instruments referred to in this Prospectus and other data relating thereto. The Trust is available to discuss with Offerees any matter set forth in this Prospectus or any other matter relating to the Units and the Common Shares into which they are exchangeable, subject to certain conditions, so that Offerees and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

Authorized Sales Material

     Sales material may be used in connection with the Exchange Offering only when accompanied or preceded by the delivery of this Prospectus. Only sales material that indicates that it is distributed by the Trust, the Operating Partnership or the Managing Shareholder may be distributed to Offerees. Currently, the Operating Partnership intends to distribute to Offerees (i) a letter transmitting this Prospectus and any amendments or supplements thereto which summarizes this Exchange Offering and instructs the Offeree how to proceed if he wishes to accept the offering and (ii) possibly a sales brochure or other written or graphic communications depicting certain information regarding the Operating Partnership, the Trust, the Managing Shareholder and the residential real estate industry. All such additional sales material will be signed by or otherwise identified as authorized by the Trust, the Operating Partnership or the Managing Shareholder. Any other sales material or information has not been authorized for use by the Trust, the Operating Partnership or the Managing Shareholder and must be disregarded by Offerees.

     In certain jurisdictions, some or all of this sales material may not be distributed pursuant to securities law requirements, and in all jurisdictions, this Exchange Offering is made only by this Prospectus and accompanying materials.

     All authorized sales material will be consistent with this Prospectus, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of the Exchange Offering and Offerees must review this Prospectus and supplements carefully for a complete description of the Exchange Offering. Authorized sales material should not be considered to be the basis for the Exchange Offering of Units or an Offeree=s decision to accept the Exchange Offering. Sales material is not a part of this Prospectus and is not incorporated by reference into this Prospectus unless expressly stated in this Prospectus or supplements hereto.

Financial Statements

     The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998 and the audited balance sheet of the Managing Shareholder as of February 28, 1998 are set forth in Exhibit C hereto.

     The statements of revenues and certain expenses for each of the 14 Exchange Properties described in this Prospectus at "INITIAL REAL ESTATE INVESTMENTS The Exchange Properties," which are the initial acquisition targets in the Exchange Offering, and the combined statement of revenues and certain expenses for such properties for the years ended December 31, 1996 and December 31, 1997 (audited) and for the five-month period ended May 31, 1998 (unaudited) are set forth in Exhibit D hereto. The statements of revenues and certain expenses for each of the two Acquired Properties described in this Prospectus at "INITIAL REAL ESTATE INVESTMENTS - The Acquired Properties," which the Operating Partnership has acquired as of the date of this Prospectus, and the combined statement of revenues and certain expenses for such properties for the years ended December 31, 1996 and December 31, 1997 (audited) and for the five-month period ended May 31, 1998 (unaudited) are set forth in Exhibit E hereto.

                                   LITIGATION

     There are no pending legal proceedings to which the Trust, the Operating Partnership or the Managing Shareholder is a party which are material to the operations of the Trust and the Operating Partnership, and the Trust and the Managing Shareholder have no knowledge that any such legal proceedings are contemplated or threatened by any third party.

                                     EXPERTS

     The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998 and the audited balance sheet of the Managing Shareholder as of February 28, 1998 have been included herein and in the Registration Statement in reliance upon the report of Rachlin Cohen & Holtz, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     The statements of revenues and certain expenses for the 14 Exchange Properties and the combined statement of revenues and certain expenses for such properties for the years ended December 31, 1996 and December 31, 1997 (set forth in Exhibit D hereto) and the statements of revenues and certain expenses for the two Acquired Properties for the same periods (set forth in Exhibit E hereto) have been included herein and in the Registration Statement in reliance upon the reports of Elroy D. Miedema, an independent certified public accountant, appearing herein, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.

                                  LEGAL MATTERS

     The authority of the Operating Partnership to issue Units offered hereby is being passed upon for the Trust by Schoeman, Marsh & Updike, LLP, New York, New York, counsel to the Trust. Copies of the draft opinion letter of counsel as to the Operating Partnership's authority to issue the Units may be obtained by writing to the Trust. The firm will be partially compensated with Units with an initial assigned value of up to approximately $150,000 for legal services performed for the Trust and the Operating Partnership in connection with the Cash Offering and the Exchange Offering. Such Units will be paid out of Units issued to one of the founders of the Trust and the Operating Partnership in connection with their formation. The actual number thereof will depend upon the number of Common Shares to be sold in the Cash Offering and the number of Units to be issued in the Exchange Offering.

     Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, has passed on certain tax matters as described under "FEDERAL INCOME TAX CONSIDERATIONS." The tax opinion is not included as an appendix to this Prospectus, but has been filed with the Commission as an exhibit to the Operating Partnership's registration statement. Upon receipt of a written request made to Nikki Vearil at Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, by an Offeree or his representative who has been so designated in writing, the Operating Partnership will transmit promptly a copy of the tax opinion, without charge. Counsel to the Trust and the Managing Shareholder will not represent or advise any Offeree in connection with the Exchange Offering. THEREFORE, EACH OFFEREE SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

     The representation of counsel to the Trust has been limited to matters specifically addressed to it. No Offeree should assume that counsel to the Trust has in any manner investigated the merits of an investment in the Units or the Common Shares into which the Units are exchangeable, subject to certain conditions, or undertaken any role other than assisting in, and reviewing items specifically referred to it with regard to, the preparation of this Prospectus and the issuance of the opinions referred to above. In assisting in the preparation of this Prospectus, counsel to the Trust has relied upon the representations and statements of the Trust and the Managing Shareholder as to facts regarding the Operating Partnership, the Trust and the Managing Shareholder and their respective affiliates and the proposed activities and has not independently verified such representations and statements.

                        EXPENSES OF THE EXCHANGE OFFERING

     All legal, accounting, due diligence and other expenses incurred by each of the Exchange Partnerships and the Operating Partnership incident to the Exchange Offering will be paid by the party incurring such expense, except that all of the expenses incurred in connection with the preparation, filing, printing and distributing of the Registration Statement and the Prospectus, and completion of the transactions described therein (estimated to be approximately $440,000) will be paid by the Operating Partnership out of the net proceeds of the Trust's Cash Offering and net available cash flow. No special fees or commissions were or will be paid to the Managing Shareholder, any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates, in connection with the Exchange Offer. As of the date of this Prospectus, in connection with the Exchange Offering, each Exchange Partnership has paid out of available cash flow an estimated amount in the range of $26,000 to $38,000 of expenses. The Exchange Partnerships are not expected to incur any significant additional expenses related to the offering.

     Set forth below is an itemized list of all expenses incurred or estimated to be incurred in connection with the Exchange Offering and the persons responsible for paying such expenses:

                                                                  Actual Amount
Type of Expense                                                   to Date or Estimate                Party Responsible for Paying
---------------                                                   -------------------                ----------------------------
Commission Registration Filing Fees                               $   7,576                          Operating Partnership
State Registration Filing Fees                                    $  50,000           (est.)         Operating Partnership
Legal Fees, including preparation of offering
documents, opinions and state registration filings                $ 355,000           (est.)         Operating Partnership
Printing, Mailing and Solicitation Expenses                       $  25,000           (est.)         Operating Partnership
                                                                  ------------------------

                     Total                                        $ 437,576           (est.)

     The Operating Partnership may elect to reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Prospectus and other materials to, and obtaining instructions relating to such materials from, Offerees. Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the initial value assigned to the Operating Partnership Units exchanged in the particular transactions.

                             ADDITIONAL INFORMATION

     Prior to the commencement of the Cash Offering and the Exchange Offering, neither the Trust nor the Operating Partnership was a reporting company under the Securities Exchange Act of 1934, as amended. The Operating Partnership has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-4 under the Securities Act with respect to the Operating Partnership Units being offered in this Exchange Offering. The Trust has filed with the Commission a Registration Statement (of which a separate Prospectus is a part) on Form SB-2 under the Securities Act with respect to the Common Shares offered in the Cash Offering. The prospectuses do not contain all the information set forth in the respective Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in the prospectuses as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the respective Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto and to the prospectus being used in the Cash Offering. For further information regarding the Operating Partnership and the Units being offered hereby and the Trust and the Common Shares being offered in the Cash Offering, reference is hereby made to the respective Registration Statement and such exhibits and schedules.

     The Registration Statements and exhibits and schedules forming a part thereof filed by the Operating Partnership and the Trust with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Trust and the Operating Partnership will furnish their Shareholders and Unitholders with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                    GLOSSARY

     Whenever used in this Prospectus, the following terms shall have the meanings set forth below, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires. In addition, the term "person" and its pronouns "he," "she," "him," and "her" as used in this Prospectus shall include natural persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.

     "Acquired Properties" refers to two residential apartment properties referred to as Heatherwood Apartments - Phase I and Crystal Court Apartments Phase II which are located in Kissimmee and Lakeland, Florida, respectively. In June and July, 1998, respectively, the Operating Partnership acquired beneficial ownership of the properties. See "INITIAL REAL ESTATE INVESTMENTS - The Acquired Properties."

     "Affiliate" An "affiliate" of, or person "affiliated" with, a specified person includes any of the following:

     (a) Any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (b) Any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person.

     (c) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person.

     (d) Any executive officer, director, trustee or general partner of such other person.

     (e) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

     "AMEX" refers to the American Stock Exchange or any successor exchange.

     "Baron Advisors" means Baron Advisors, Inc., a Delaware corporation which is the initial Managing Shareholder of the Trust.

     "Baron Properties" means Baron Capital Properties, Inc., a Delaware corporation which is the initial Corporate Trustee of the Trust, with its principal place of business located at 1105 North Market Street, Wilmington, Delaware 19899.

     "Board" refers to the Managing Shareholder and the Independent Trustees, acting together as the initial Board of the Trust in accordance with the terms of the Declaration, and their successors in such capacity.

     "Cash Offering" refers to the offering by the Trust to the public of 2,500,000 Common Shares in the Trust for a purchase price of $10 per share pursuant to the Trust's Prospectus dated May 15, 1998, as amended August 11, 1998, as it may be further amended or supplemented from time to time.

     "Certificate" means the Certificate of Limited Partnership of the Partnership, as amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Common Share" means a beneficial interest in the Trust designated as a Common Share by the Trust in accordance with Sections 1.6 and 2.1 of the Declaration of Trust.

     "Corporate General Partner" means the respective corporation which is the sole general partner of one of the Exchange Partnerships whose limited partners will be offered the opportunity to participate in the Exchange Offering. All such corporate general partners, which are controlled by Gregory K. McGrath, one of the founders of the Trust and the Operating Partnership, are referred to herein collectively as the "Corporate General Partners."

     "Corporate Trustee" means Baron Capital Properties, Inc., a Delaware corporation which is the trustee of the Trust under the Declaration, and its successors. The Corporate Trustee acts as legal holder of the Trust Property, subject to the terms of the Declaration. Its address is 1105 North Market Street, Wilmington, Delaware 19899.

     "Dealer Manager" refers to Sigma Financial Corporation, a Michigan corporation which is the broker-dealer selected by the Managing Shareholder to be the dealer manager of the Cash Offering.

     "Declaration" or "Declaration of Trust" means the Amended and Restated Declaration of Trust for the Trust made as of August 11, 1998, which establishes the Trust and the rights and obligations of the Managing Shareholder, the Trustees, other members of the Board of the Trust and the Shareholders.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

     "Exchange Limited Partners" refers to the individual limited partners to which the Operating Partnership will make the Exchange Offering in connection with the initial transactions thereunder, including the limited partners in 14 real estate limited partnerships managed by Affiliates of the Managing Partnership. See "PROPOSED INITIAL REAL ESTATE INVESTMENTS."

     "Exchange Offering" refers to the exchange offering, being made pursuant to this Prospectus, under which the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests in real estate limited partnerships which own direct or indirect interests in residential apartment properties. See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "THE EXCHANGE OFFERING."

     "Exchange Limited Partners" refers to the limited partners of the 14 Exchange Partnerships, each of whom is being offered the opportunity to participate in the Exchange Offering.

     "Exchange Partnerships" refers to the 14 real estate limited partnerships whose limited partners will be offered the opportunity by the Operating Partnership to exchange their limited partnership interests in such partnerships for Operating Partnership Units. Each Exchange Partnership owns a direct or indirect interest in residential apartment property and is managed by a Corporate General Partner which is an Affiliate of the Managing Partnership. In the Exchange Offering, the Operating Partnership will acquire beneficial ownership of all or a substantial majority of the underlying property interests of each Participating Exchange Partnership. See "INITIAL REAL ESTATE INVESTMENTS."

     "Exchange Properties" refers to the 14 residential apartment properties which are the initial targets of the Exchange Offering. In the offering, the Operating Partnership will acquire an indirect equity or mortgage interest in all or a portion of the Exchange Properties in the Exchange Offering by acquiring limited partnership interests in each Participating Exchange Partnership which owns a direct or indirect interest in an Exchange Property. See "INITIAL REAL ESTATE INVESTMENTS."

     "First Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "First Mortgage Loan" means a Mortgage Loan secured or collateralized by a First Mortgage.

     "Fiscal Period" means a quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

     "Fiscal Year" means a year ending on December 31. The first Fiscal Year of the Trust and the Operating Partnership may begin after January 1 and consequently have a duration of less than 12 months. The last Fiscal Year of the Trust and the Operating Partnership may end before December 31 and consequently have a duration of less than 12 months.

     "Independent Trustee" means a Trustee of the Trust who meets certain qualifications described herein at "MANAGEMENT - The Board of the Trust and Trustees - Independent Trustees" and who becomes an Independent Trustee of the Trust under the terms of the Declaration and serves on the Board of the Trust. See Section 7.5 of Declaration of Trust. All Independent Trustees are referred to herein collectively as the "Independent Trustees."

     "IRAs" means individual retirement accounts.

     "IRS" or "Service" means the Internal Revenue Service.

     "Junior Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

     "Junior Mortgage Loan" refers to a Mortgage Loan secured or collateralized by a Junior Mortgage.

     "Limited Partner" or "Unitholder" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees who accept the Exchange Offering). All Limited Partners and Unitholders are referred to herein collectively as the "Limited Partners" or "Unitholders."

     "Managing Shareholder" refers to Baron Advisors, Inc. or such substitute or different Managing Shareholder as may subsequently be admitted to the Trust pursuant to the terms of the Declaration of Trust, which will have all of the powers and obligations of the Managing Shareholder to operate the Trust as described in this Prospectus.

     "Managing Person" means any of the following: (a) Trust or Operating Partnership officers, agents, or Affiliates; the Managing Shareholder; a Trustee; any other member of the Board; Affiliates of the Managing Shareholder, a Trustee and any other member of the Board and (b) any directors, officers or agents of any organizations named in (a) above when acting for the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates on behalf of the Trust or the Operating Partnership.

     "Mortgage" refers to a mortgage, deed of trust or other security interest in real property or in rights or interests in real property.

     "Mortgage Loan" refers to a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by a Mortgage.

     "NASD" refers to the National Association of Securities Dealers, Inc.

     "1997 Act" refers to the Taxpayer Relief Bill of 1997.

     "Non-participating Limited Partners", which term applies only if the Exchange Offering is completed (see "THE EXCHANGE OFFERING"), refers to limited partners in each Participating Exchange Partnership who elect not to accept the Exchange Offering and instead retain their interest in the partnership on substantially the same terms and conditions as their original investment in the partnership.

     "Operating Partnership" means Baron Capital Properties, L.P., a Delaware limited partnership which is the issuer of Units being offered in connection with the Exchange Offering and of which the Trust is the General Partner and a limited partner. The Trust's interests in residential apartment properties to be acquired will be held and real estate operations will be conducted by the Operating Partnership.

     "Operating   Partnership   Agreement"   means  the   Agreement  of  Limited
Partnership of Baron Capital Properties, L.P. dated as of May 15, 1998, as amended August 11, 1998.

     "Operating Partnership Property" means all property owned or acquired by the Operating Partnership.

     "Operating Partnership Units" or "Units" refer to units of limited partnership interest in the Operating Partnership, including those which it will offer to issue in the Exchange Offering.

     "Original Investors" refers to Gregory K. McGrath and Robert S. Geiger, the founders of the Trust and the Operating Partnership. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

     "Participating Exchange Partnership", which term applies only if the Exchange Offering is completed (see "THE EXCHANGE OFFERING"), refers to each Exchange Partnership whose Exchange Limited Partners holding at least 90% of the limited partnership interests therein elect to accept the Exchange Offering. The offering will not be completed as to any Exchange Partnership whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial value of at least $6,000,000. All Participating Exchange Partnerships are referred to herein collectively as the "Participating Exchange Partnerships."

     "Person" refers to any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

     "Plans" means employee benefit plans and IRAs.

     "Preferred Share" refers to a share of beneficial interest with such preferences and rights (in relation to other Shares authorized and issued by the Trust) as the Managing Shareholder may designate under Section 2.1(c) of the Declaration of Trust for sale or issuance subsequent to completion of the Cash Offering.

     "Property" means all real or personal property owned or acquired by the Trust and the Operataing Partnership, which is expected to include but not be limited to (i) the land, buildings and improvements comprising one or more existing residential apartment properties in which the Trust and the Operating Partnership may make an equity investment, and (ii) their respective rights in connection with Mortgage Loans they may provide or acquire which are secured by Mortgages on the land, buildings and improvements comprising residential apartment properties. See "INVESTMENT OBJECTIVES AND POLICIES."

     "Prospectus" means this Prospectus of the Operating Partnership dated September __, 1998, as the same may be amended or supplemented from time to time.

     "Regulations" means the applicable Treasury Regulations promulgated or proposed under the Code.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described in Sections 856 through 860 of the Code.

     "Second Mortgage" means a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of a First Mortgage and (ii) must be satisfied before such other charges or encumbrances (other than the First Mortgage) are entitled to participate in the proceeds of any sale.

     "Second Mortgage Loan" means a Mortgage Loan secured or collateralized by a Second Mortgage.

     "Securities Act" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Senior Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "Senior Mortgage Loan" means a Mortgage Loan secured or collateralized by a Senior Mortgage.

     "Service" or "IRS" means the Internal Revenue Service.

     "Share" means a beneficial interest in the Trust which is either a Common Share or a Preferred Share authorized for issuance and designated as such by the Managing Shareholder in accordance with the Declaration of Trust.

     "Shareholder" means an owner of Shares in the Trust.

     "Trust" means Baron Capital Trust, a Delaware business trust created by the Corporate Trustee and having a principal office at 7826 Cooper Road, Cincinnati, Ohio 45242. The Trust is the General Partner and a limited partner of the Operating Partnership and the issuer of the Common Shares being offered in the Cash Offering.

     "Trustee" means a person serving as a Corporate Trustee or an Independent Trustee of the Trust. All Trustees are referred to herein collectively as the "Trustees."

     "Trust Management Agreement" means the Trust Management Agreement dated as of May 15, 1998, as amended August 11, 1998, between the Trust and the Managing Shareholder, under which the Managing Shareholder will perform certain management, administrative services and investment advisory services for the Trust.

     "Trust Property" means all property owned or acquired by the Trust or on its behalf as part of the trust estate established under the Declaration of Trust.

     "Unitholder" or "Limited Partner" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees of Participating Exchange Partnerships who accept the Exchange Offering). All Unitholders and Limited Partners are referred to herein collectively as the "Unitholders" or "Limited Partners."

     "Units" or "Operating Partnership Units" refer to units of limited partnership interest in the Operating Partnership which it is offering to issue in the Exchange Offering.

                                    EXHIBIT A

                         PRIOR PERFORMANCE OF AFFILIATES
                                       OF
                              MANAGING SHAREHOLDER

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                         IN RAISING AND INVESTING FUNDS

The following table summarizes the experience of Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., in organizing 41 investment programs whose offerings closed in the most recent three years. The 41 programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                                                 Florida Income            Realty Opportunity       Florida Income
                                                 Advantage Fund            Income Fund VIII,        Appreciation Fund
                                                 I, Ltd. (Baron            Ltd. (Baron Capital      I, Ltd. (Baron Capital
                                                 Capital IV, Inc.,         IV, Inc., general        IV, Inc., general
                                                 general partner)          partner)                 partner)
                                                 -----------------         -------------------      ----------------------
Dollar amount offered:                             $   940,000                 $ 1,020,000                $   840,000
Dollar amount raised:
(percent relative to                                   940,000                   1,020,000                    205,000
amount offered):                                          (100%)                      (100%)                      (24%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                           94,000                      94,400                     20,500
                                                           (10%)                        (9%)                      (10%)
Cash reserve accounts:                                       0                           0                          0
Amount raised available for
investment (percentage):                               846,000                     925,600                    184,500
                                                           (90%)                       (91%)                      (90%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                    846,000(1)                  925,600(1)                 184,500(1)
   of existing limited partners:                           (90%)                       (91%)                      (90%)

   Investment fee:                                           0                           0                          0
Percent leverage (mortgage financing
   divided by total acquisition cost)                       42%                         46%                        48%
Date offering began:                                      2/94                        3/94                       4/94
Length of offering (in months):                              3                           3                          2

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                             3                           3                          2

----------
(1) Net proceeds from the private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE TABLES ABOVE AND BELOW. INVESTORS SHOULD NOTE THAT THE INVESTMENT OBJECTIVES OF ALL OF THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES DIFFERED AT LEAST IN PART FROM THE INVESTMENT OBJECTIVES OF THE TRUST AND THE OPERATING PARTNERSHIP AND THAT INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS AS A RESULT OF THE ACQUISITION OF OPERATING PARTNERSHIP UNITS OR COMMON SHARES IN THE TRUST, EXCEPT AS OTHERWISE INDICATED IN THE PROSPECTUS.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Baron First Time              Baron First Time              Clearwater First
                                                  Home Buyer Fund               Home Buyer                    Time Homebuyer
                                                  V, Ltd. (Baron                Mortgage Fund IV,             Program, Ltd.
                                                  Capital XXIX, Inc.,           Ltd. (Baron Capital           (Baron Capital XVI,
                                                  general partner)              XXVIII, Inc., general         Inc., general
                                                                                partner)                      partner)
                                                  -------------------           ---------------------         -------------------
Dollar amount offered:                                 $ 500,000                      $ 500,000                    $ 750,000
Dollar amount raised:
(percent relative to                                     500,000                        500,000                      750,000
amount offered):                                            (100%)                         (100%)                       (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             50,000                         45,000                       77,500
                                                             (10%)                           (9%)                        (10%)
Cash reserve accounts:                                    25,000                              0                            0
                                                                                                                          (5%)
Amount raised available for
investment (percentage):                                 425,000                        455,000                      672,500
                                                             (85%)                          (91%)                        (90%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                      425,000(2)                     430,000(3)                   672,500(2)
   of existing limited partners:                             (85%)                          (86%)                        (90%)

   Investment fee:                                             0                         25,000                            0
                                                                                             (5%)
Percent leverage (mortgage financing
   divided by total acquisition cost)                        N/A                            N/A                          N/A

Date offering began:                                        1/96                           6/96                         3/96
Length of offering (in months):                                4                              5                            7

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                               3                              4                            6

----------
(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Florida Income                Lamplight Court               Baron Strategic
                                                  Growth Fund V,                of Bellefontaine              Vulture Fund I,
                                                  Ltd. (Baron Capital           Apartments, Ltd.              Ltd. (Baron Capital
                                                  XI, Inc., general             (Baron Capital IX,            XXVI, Inc., general
                                                  partner)                      Inc., general                 partner)
                                                                                partner)
                                                  -------------------           ------------------            -------------------
Dollar amount offered:                                  $1,150,000                   $700,000                        $900,000
Dollar amount raised:
(percent relative to                                     1,150,000                    700,000                         900,000
amount offered):                                              (100%)                     (100%)                          (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                              125,000                     80,000                         119,000
                                                               (11%)                      (11%)                           (13%)
Cash reserve accounts:                                     142,000                          0                          90,000
                                                               (12%)                                                      (10%)
Amount raised available for
investment (percentage):                                   883,000                    620,000                         691,000
                                                               (77%)                      (89%)                           (77%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                        825,500(4)                 580,000(5)                      601,000(6)
   of existing limited partners:                               (72%)                      (83%)                           (67%)

   Investment fee:                                          57,500                     40,000                          90,000
                                                                (5%)                       (6%)                           (10%)
Percent leverage (mortgage financing
   divided by total acquisition cost)                           56%                        71%                             67%

Date offering began:                                         10/95                       4/96                            5/96
Length of offering (in months):                                 16                          6                               5

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                                 6                          4                               4

----------
(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(5) Net proceeds from the private offering of the partnership were invested to acquire debt and limited partnership interests in a limited partnership which owns record title to a residential apartment property.

(6) Net proceeds from the private offering of the partnership were invested to acquire notes receivable associated with a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Baron Strategic               Baron Strategic               Baron Strategic
                                                  Investment Fund,              Investment Fund               Investment Fund
                                                  Ltd.  (Baron                  II, Ltd.                      VI, Ltd. (Baron
                                                  Capital XXXIII,               (Baron Capital XXXI,          Capital XXXI,
                                                  Inc., general                 Inc., general                 Inc., general
                                                  partner)                      partner)                      partner)
                                                  ----------------              --------------------          ---------------
Dollar amount offered:                                $ 1,200,000                  $   800,000                 $ 1,200,000
Dollar amount raised:
(percent relative to                                    1,200,000                      800,000                   1,200,000
amount offered):                                             (100%)                       (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             140,000                      100,000                     130,000
                                                              (12%)                        (12%)                       (11%)
Cash reserve accounts:                                    120,000                       80,000                     120,000
                                                              (10%)                        (10%)                       (10%)
Amount raised available for
investment (percentage):                                  940,000                      620,000                     950,000
                                                              (78%)                        (78%)                       (79%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                       796,000(6)                   524,000(4)                  806,000(4)
   of existing limited partners:                              (66%)                        (66%)                       (67%)

   Investment fee:                                        144,000                       96,000                     144,000
                                                              (12%)                        (12%)                       (12%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                          56%                          71%                         67%
Date offering began:                                         6/96                         7/96                       11/96
Length of offering (in months):                                 6                            3                           5

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                                5                            2                           4

----------
(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(6) Net proceeds from the private offering of the partnership were invested to acquire notes receivable associated with a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Florida Capital               Tampa Capital                 Florida Capital
                                                  Income Fund, Ltd.             Income Fund, Ltd.             Income Fund II,
                                                  (Baron Capital II,            (Baron Capital I,             Ltd. (Baron Capital
                                                  Inc., general                 Inc., general                 IV, Inc., general
                                                  partner)                      partner)                      partner)
                                                  ------------------            -----------------             -------------------
Dollar amount offered:                               $   807,000                   $ 1,050,000                   $   920,000
Dollar amount raised:
(percent relative to                                     807,000                     1,050,000                       920,000
amount offered):                                            (100%)                        (100%)                        (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             90,700                       115,000                       102,000
                                                             (11%)                         (11%)                         (11%)
Cash reserve accounts:                                         0                       165,500                       199,000
                                                                                           (16%)                         (22%)
Amount raised available for
investment (percentage):                                 716,300                       769,500                       619,000
                                                             (89%)                         (73%)                         (67%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                      656,300(4)                    589,500(7)                    548,000(1)
   of existing limited partners:                             (81%)                         (56%)                         (60%)

   Investment fee:                                        60,000                       180,000                        71,000
                                                              (7%)                         (17%)                          (8%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                         69%                           72%                           71%
Date offering began:                                       11/94                         12/94                          1/95
Length of offering (in months):                                6                             8                             6

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                               3                             7                             4

----------
(1) Net proceeds from the private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Florida Opportunity           Florida Capital               Florida Tax Credit
                                                  Income Partners,              Income Fund III,              Fund, Ltd.
                                                  Ltd. (Baron Capital           Ltd. (Baron Capital           (Baron Capital
                                                  III, Inc., general            VII, Inc., general            VI, Inc., general
                                                  partner)                      partner)                      partner)
                                                  -------------------           -------------------           ------------------
Dollar amount offered:                                 $ 800,000                    $ 800,000                     $ 626,000
Dollar amount raised:
(percent relative to                                     800,000                      800,000                       626,000
amount offered):                                            (100%)                       (100%)                        (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             90,000                       90,000                        80,000
                                                             (11%)                        (11%)                         (13%)
Cash reserve accounts:                                   143,000                      121,000                             0
                                                                                          (18%)                         (15%)
Amount raised available for
investment (percentage):                                 567,000                      589,000                       546,000
                                                             (71%)                        (74%)                         (87%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                      543,000(7)                   549,000(7)                    546,000(4)
   of existing limited partners:                             (68%)                        (69%)                         (87%)

   Investment fee:                                        24,000                       40,000                             0
                                                              (3%)                         (5%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                         62%                          56%                           51%
Date offering began:                                        8/95                         6/95                          6/95
Length of offering (in months):                                3                            5                            11

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                               3                            4                             9

----------
(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.


See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  GSU Stadium                   Florida Capital               Brevard Mortgage
                                                  Student Apartments,           Income Fund IV,               Program, Ltd.
                                                  Ltd. (Baron Capital           Ltd. (Baron Capital           (Baron Capital
                                                  X, Inc., general              V, Inc., general              XII, Inc., general
                                                  partner)                      partner)                      partner)
                                                  -------------------           -------------------           ------------------
Dollar amount offered:                                $ 1,000,000                   $ 1,820,000                     $575,000
Dollar amount raised:
(percent relative to                                    1,000,000                     1,820,000                      575,000
amount offered):                                             (100%)                        (100%)                       (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             110,000                       202,000                       67,500
                                                              (11%)                         (11%)                        (12%)
Cash reserve accounts:                                    100,000                       305,200                       57,500
                                                              (10%)                         (17%)                        (10%)
Amount raised available for
investment (percentage):                                  790,000                     1,312,800                      450,000
                                                              (79%)                         (72%)                        (78%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                       690,000(4)                  1,212,800(7)                   450,000(8)
   of existing limited partners:                              (69%)                         (67%)                        (78%)

   Investment fee:                                        100,000                       100,000                            0
                                                              (10%)                          (5%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                          67%                           70%                         N/A
Date offering began:                                        11/95                          1/95                         1/96
Length of offering (in months):                                 4                            16                            4

Months required to invest
   90% of the amount
   available for investment
  (measured from beginning
   of offering):                                                3                            10                            3

----------
(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Baron First Time              Baron First Time              Baron First Time
                                                  Home Buyer                    Homebuyer                     Home Buyer
                                                  Mortgage Fund II,             Mortgage Fund III,            Mortgage Fund, Ltd.
                                                  Ltd. (Baron Capital           Ltd. (Baron Capital           (Baron Capital VIII,
                                                  XV, Inc., general             XXVII, Inc., general          Inc., general
                                                  partner)                      partner)                      partner)
                                                  -------------------           --------------------          --------------------
Dollar amount offered:                                 $ 500,000                      $ 500,000                     $ 500,000
Dollar amount raised:
(percent relative to                                     500,000                        500,000                       500,000
amount offered):                                            (100%)                         (100%)                        (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             45,000                         50,000                        50,000
                                                              (9%)                          (10%)                         (10%)
Cash reserve accounts:                                         0                              0                             0

Amount raised available for
investment (percentage):                                 455,000                        450,000                       450,000
                                                             (91%)                          (90%)                         (90%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                      455,000(3)                     450,000(2)                    450,000(3)
   of existing limited partners:                             (91%)                          (90%)                         (90%)

   Investment fee:                                             0                              0                             0

Percent leverage (mortgage financing
   divided by total acquisition cost)                        N/A                            N/A                           N/A
Date offering began:                                        2/96                           5/96                          1/96
Length of offering (in months):                                6                              4                             4

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                               4                              3                             3

----------
(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Baron                         Baron Income                  Baron Mortgage
                                                  Development Fund,             Property Mortgage             Development Fund
                                                  IX, Ltd. (Baron               Fund VI, Ltd. (Baron Capital  VII, Ltd (Baron
                                                  Capital XLII, Inc.,           XXIX, Inc., general           Capital XXXVII, Inc.,
                                                  general partner)              partner)                      general partner)
                                                  -------------------           ----------------------------  ---------------------
Dollar amount offered:                                 $ 800,000                          $ 750,000                 $ 700,000
Dollar amount raised:
(percent relative to                                     800,000                            750,000                   700,000
amount offered):                                            (100%)                             (100%)                    (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                            122,000                            105,000                   115,000
                                                             (15%)                              (14%)                     (16%)
Cash reserve accounts:                                         0                                  0                         0

Amount raised available for
investment (percentage):                                 678,000                            645,000                   585,000
                                                             (85%)                              (86%)                     (84%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                      678,000(3)                         645,000(8)                585,000(8)
   of existing limited partners:                             (85%)                              (86%)                     (84%)

   Investment fee:                                             0                                  0                         0

Percent leverage (mortgage financing
   divided by total acquisition cost)                        N/A                                N/A                       N/A
Date offering began:                                        1/97                               8/96                     11/96
Length of offering (in months):                                8                                 16                         8

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                               4                                  9                         6

----------
(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Baron Mortgage                Baron Mortgage                Baron Mortgage
                                                  Development Fund,             Development Fund,             Development Fund
                                                  X, Ltd. (Baron                XI, Ltd. (Baron Capital       XVIII, LP (Baron
                                                  Capital XLIII, Inc.,          XXXIII, Inc., general         Capital LXV, Inc.,
                                                  general partner)              partner)                      general partner)
                                                  --------------------          -----------------------       ------------------
Dollar amount offered:                                  $ 800,000                      $ 800,000                   $ 800,000
Dollar amount raised:
(percent relative to                                      800,000                        800,000                     800,000
amount offered):                                             (100%)                         (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             122,000                        122,000                     132,000
                                                              (15%)                          (15%)                       (16%)
Cash reserve accounts:                                          0                              0                           0

Amount raised available for
investment (percentage):                                  678,000                        678,000                     668,000
                                                              (85%)                          (85%)                       (84%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                       678,000(2)                     678,000(2)                  668,000(8)
   of existing limited partners:                              (85%)                          (85%)                       (84%)

   Investment fee:                                              0                              0                           0

Percent leverage (mortgage financing
   divided by total acquisition cost)                         N/A                            N/A                         N/A
Date offering began:                                        11/96                           3/97                        7/97
Length of offering (in months):                                16                              5                           4

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                                8                              2                           2

----------
(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Baron Strategic               Baron Strategic               Baron Mortgage
                                                  Investment Fund V,            Investment Fund VII,          Development Fund
                                                  Ltd. (Baron Capital           Ltd. (Baron Capital           XV,Ltd.(Baron Capital
                                                  XL, Inc., general             XLI, Inc., general            XLVIII,Inc.,general
                                                  partner)                      partner)                      partner)
                                                  -------------------           --------------------          ---------------------
Dollar amount offered:                                 $ 1,200,000                   $ 1,900,000                      $700,000
Dollar amount raised:
(percent relative to                                     1,200,000                     1,900,000                       700,000
amount offered):                                              (100%)                        (100%)                        (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                              142,000                       229,000                       125,000
                                                               (12%)                         (12%)                         (18%)
Cash reserve accounts:                                     120,000                       190,000                             0
                                                               (10%)                         (10%)
Amount raised available for
investment (percentage):                                   938,000                     1,481,000                       575,000
                                                               (78%)                         (78%)                         (82%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                        818,000(9)                  1,253,000(10)                   575,000(8)
   of existing limited partners:                               (68%)                         (66%)                         (82%)

   Investment fee:                                         120,000                       228,000                             0
                                                               (10%)                         (12%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                           69%                           60%                          N/A
Date offering began:                                         11/96                          1/97                          6/97
Length of offering (in months):                                  7                            11                             8

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                                 6                             6                             7

----------
(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

(9) Net proceeds from the private offering of the partnership were invested to acquire receivables associated with two residential apartment properties.

(10) Net proceeds from the private offering of the partnership were invested to acquire receivables associated with three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                  Baron Strategic               Baron Strategic              Baron Mortgage
                                                  Investment Fund X,            Investment Fund VIII,        Development Fund
                                                  Ltd. (Baron Capital           Ltd. (Baron Capital          XIV, Ltd.(Baron Capital
                                                  LXIV, Inc., general           XLIV, Inc., general          XLVII, Inc.,general
                                                  partner)                      partner)                     partner)
                                                  -------------------           ---------------------        -----------------------
Dollar amount offered:                                $ 1,200,000                    $ 1,200,000                  $ 1,000,000
Dollar amount raised:
(percent relative to                                    1,200,000                      1,200,000                    1,000,000
amount offered):                                             (100%)                         (100%)                       (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                             140,000                        152,000                      160,000
                                                              (12%)                          (13%)                        (16%)
Cash reserve accounts:                                          0                        120,000                            0
                                                                                                                          (10%)
Amount raised available for
investment (percentage):                                1,060,000                        928,000                      840,000
                                                              (88%)                          (77%)                        (84%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                       916,000(11)                    784,000(10)                  840,000(8)
   of existing limited partners:                              (76%)                          (65%)                        (84%)

   Investment fee:                                        144,000                        144,000                            0
                                                              (12%)                          (12%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                         N/A                             79%                         N/A
Date offering began:                                         7/97                           5/97                         5/97
Length of offering (in months):                                 8                              9                           10

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                                5                              3                            4

----------
(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

(10) Net proceeds from the private offering of the partnership were invested to acquire receivables associated with three residential apartment properties.

(11) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in two limited partnerships which own separate residential apartment properties and to provide subordinated mortgage financing secured by another residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                                                        Baron Strategic               Baron Strategic
                                            Florida Tax Credit        Investment Fund IV,           Investment Fund IX,
                                            Fund II, Ltd. (Baron      Ltd. (Baron Capital           Ltd.(Baron Capital
                                            Capital XXXIV, Inc.,      XVII, Inc., general           LXII, Inc.,general
                                            general partner)          partner)                      partner)
                                            --------------------      --------------------          -------------------
Dollar amount offered:                            310,000                 $ 1,000,000                   $ 1,200,000
Dollar amount raised:
(percent relative to                              310,000                   1,000,000                     1,200,000
amount offered):                                     (100%)                      (100%)                        (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      41,000                     210,000                       152,000
                                                      (13%)                       (21%)                         (13%)
Cash reserve accounts:                                  0                     100,000                       120,000
                                                                                  (10%)                         (10%)
Amount raised available for
investment (percentage):                          259,000                     690,000                       808,000
                                                      (84%)                       (69%)                         (67%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests               259,000(7)                  690,000(8)                    674,000(12)
   of existing limited partners:                      (84%)                       (69%)                         (56%)

   Investment fee:                                 10,000                           0                        20,000
                                                       (3%)                        (5%)                          (2%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                                              70%                          N/A
Date offering began:                                 9/96                       11/96                          7/96
Length of offering (in months):                        20                          16                            11

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                        9                          14                            10

----------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

(12) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in a limited partnership which owns record title to a residential apartment property and to make a subordinated mortgage loan secured by a separate residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                            Central Florida             Midwest Income
                                            Income Appreciation         Growth Fund VI, Ltd.
                                            Fund, Ltd. (Baron           (Baron Capital of
                                            Capital of Florida,         Ohio III, Inc.,
                                            Inc., general partner)      general partner)
                                            ----------------------      --------------------
Dollar amount offered:                         $1,050,000                    $300,000
Dollar amount raised:
(percent relative to                            1,050,000                     300,000
amount offered):                                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                     133,000                      33,000
                                                      (13%)                       (11%)
Cash reserve accounts:                            159,000                      33,000
                                                      (15%)                       (11%)
Amount raised available for
investment (percentage):                          725,000                     219,000
                                                      (69%)                       (73%)
Acquisition costs (percent):
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests               725,000(7)                  219,000(7)
   of existing limited partners:                      (69%)                       (73%)

   Investment fee:                                 28,000                      15,000
                                                       (3%)                        (5%)

Percent leverage (mortgage financing
   divided by total acquisition cost)                 (62%)                        64%
Date offering began:                                 8/94                        4/96
Length of offering (in months):                        14                           6

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                       10                           4

----------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                                FROM PRIOR FUNDS

The following table summarizes the payments made to Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., by 41 real estate investment programs sponsored by Affiliates of the Managing Shareholder from their inception through May 31, 1998. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                                                   Florida Income               Realty Opportunity            Florida Income
                                                   Advantage Fund               Income Fund                   Appreciation
                                                   I, Ltd.                      VIII, Ltd.                    Fund I, Ltd.
                                                   --------------               ------------------            --------------
Date offering began:                                         2/94                       3/94                      4/94

Dollar amount raised:                                   $ 940,000                       $ 944,000                 $ 205,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                            $  94,000                       $  94,400                $  20,500

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                            $ 119,036                        $ 93,303                 $  31,243

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                             $ 119,036                       $  93,303                $  31,243

   Partnership Management
   Fees:                                                        0                               0                         0

   Reimbursements:                                              0                               0                         0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Florida Capital              Tampa Capital                 Florida Capital
                                                   Income Fund,                 Income Fund,                  Income
                                                   Ltd.                         Ltd.                          Fund II, Ltd.
                                                   ---------------              -------------                 ---------------
Date offering began:                                        11/94                        9/94                           1/95

Dollar amount raised:                                    $807,000                  $1,050,000                       $920,000

Amount paid of Baron Advisors
   Affiliates from proceeds of
   offering:
     Selling commissions and
     due diligence expenses:                              $90,700                    $115,000                      $ 102,000

   Acquisition fees:                                      $60,000                    $136,500                        $71,000
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                             $24,584                     $147,696                       $99,744

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                               $44,773                     $47,729                        $36,059

   Partnership Management
   Fees:                                                        0                           0                              0

   Reimbursements:                                              0                           0                              0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Florida Opportunity          Florida Capital               Florida Tax
                                                   Income Partners,             Income Fund III,              Credit Fund,
                                                   Ltd.                         Ltd.                          Ltd.
                                                   -------------------          ----------------              ------------
Date offering began:                                              8/95                      6/95                      6/95

Dollar amount raised:                                         $800,000                  $800,000                  $626,000

Amount paid of Baron Advisors
 Affiliates from proceeds of
 offering:
     Selling commissions and
     due diligence expenses:                                   $90,000                   $90,000                  $ 80,000

   Acquisition fees:                                           $24,000                         0                         0
Dollar amount of cash
   generated (deficiency)
   by program from operations
   from its inception through
   May 31, 1998 before
   deducting payments to
   Baron Advisors Affiliates:                                  $73,276                  $125,781                  $(30,001)

Dollar amount paid Baron
   Advisors Affiliates from
   operations:

   Property Management
   and Administrative Fees:                                    $27,010                   $19,276                   $30,107

   Partnership Management
   Fees:                                                             0                         0                         0

   Reimbursements:                                                   0                         0                         0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron First Time             Florida Capital               GSU Student
                                                   Homebuyer Mortgage           Income Fund IV,               Stadium Apartments,
                                                   Fund, Ltd.                   Ltd.                          Ltd.
                                                   ------------------           ---------------               -------------------
Date offering began:                                             1/96                      1/95                             11/95

Dollar amount raised:                                        $500,000                $1,820,000                        $1,000,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                                  $50,000                  $202,000                         $ 110,000

   Acquisition fees:                                                0                         0                          $100,000
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                                 $140,826                 $(299,889)                         $119,364

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                                         0                   $63,115                           $35,980

   Partnership Management
   Fees:                                                            0                         0                                 0

   Reimbursements:                                                  0                         0                                 0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Brevard Mortgage             Baron First Time              Clearwater First
                                                   Program, Ltd.                Homebuyer                     Time Home Buyer
                                                                                Mortgage Fund II,             Program, Ltd.
                                                                                Ltd.
                                                   ----------------             -----------------             ----------------
Date offering began:                                          1/96                           2/96                         3/96

Dollar amount raised:                                     $575,000                       $500,000                     $750,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                               $67,500                        $45,000                     $ 77,500

   Acquisition fees:                                             0                              0                            0
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                              $111,068                       $133,616                     $165,018

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                                      0                              0                            0

   Partnership Management
   Fees:                                                         0                              0                            0

   Reimbursements:                                               0                              0                            0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron First Time             Baron First Time              Baron First Time
                                                   Homebuyer                    Homebuyer                     Homebuyer Mortgage
                                                   Mortgage Fund III,           Mortgage Fund V,              Fund IV, Ltd.
                                                   Ltd.                         Ltd.
                                                   ------------------           ----------------              ------------------
Date offering began:                                             5/96                       1/96                            6/96

Dollar amount raised:                                        $500,000                   $500,000                        $500,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                                  $50,500                    $50,000                        $ 45,000

   Acquisition fees:                                                0                          0                               0
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                                 $123,475                   $125,579                        $112,927

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                                         0                          0                               0

   Partnership Management
   Fees:                                                            0                          0                               0

   Reimbursements:                                                  0                          0                               0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Florida Income               Lamplight Court               Baron Strategic
                                                   Growth Fund V,               of Bellefontaine              Vulture
                                                   Ltd.                         Apartments, Ltd.              Fund I, Ltd.
                                                   --------------               ----------------              ---------------
Date offering began:                                       10/95                            4/96                          5/96

Dollar amount raised:                                 $1,150,000                        $700,000                      $900,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                            $125,500                         $80,000                     $ 119,000

   Acquisition fees:                                     $57,500                         $40,000                       $90,000
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                            $14,690                         $142,523                       $46,224

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                              $24,687                               0                             0

   Partnership Management
   Fees:                                                       0                               0                             0

   Reimbursements:                                             0                               0                             0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron Strategic              Baron Strategic               Baron Strategic
                                                   Investment Fund,             Investment Fund               Investment
                                                   Ltd.                         II, Ltd.                      Fund VI, Ltd.
                                                   ----------------             ---------------               ---------------
Date offering began:                                           6/96                        7/96                         11/96

Dollar amount raised:                                    $1,200,000                    $800,000                    $1,200,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                               $140,000                    $100,000                     $ 130,000

   Acquisition fees:                                       $144,000                     $96,000                      $144,000
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                                $63,990                    $(46,088)                       $10,599

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                                     0                           0                             0

   Property Management
   and Administrative Fees:                                       0                           0                             0

   Partnership Management
   Fees:                                                          0                           0                             0

   Reimbursements:                                                0                           0                             0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron Development            Baron Income                  Baron Mortgage
                                                   Fund IX, Ltd.                Property Mortgage             Development
                                                                                Fund VI, Ltd.                 Fund VII, Ltd.
                                                   -----------------            -----------------             --------------
Date offering began:                                           1/97                          8/96                      11/96

Dollar amount raised:                                      $800,000                      $750,000                   $700,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                                $80,000                       $75,000                    $70,000

   Acquisition fees:                                              0                             0                          0
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                                $98,395                      $108,231                   $100,328

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                                     0                             0                          0

   Property Management
   and Administrative Fees:                                       0                             0                          0

   Partnership Management
   Fees:                                                          0                             0                          0

   Reimbursements:                                                0                             0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron Mortgage               Baron Mortgage                Baron Mortgage
                                                   Development Fund X,          Development Fund              Development
                                                   Ltd.                         XI, Ltd.                      Fund XVIII, LP
                                                   -------------------          ----------------              --------------
Date offering began:                                             11/96                      3/97                         7/97

Dollar amount raised:                                         $800,000                  $800,000                     $800,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                                   $80,000                   $80,000                      $80,000

   Acquisition fees:                                                 0                         0                            0
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                                  $115,330                  $100,982                      $51,250

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                                        0                         0                            0

   Property Management
   and Administrative Fees:                                          0                         0                            0

   Partnership Management
   Fees:                                                             0                         0                            0

   Reimbursements:                                                   0                         0                            0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron Strategic              Baron Strategic               Baron Mortgage
                                                   Investment Fund,             Investment Fund               Development
                                                   V, Ltd.                      VII, Ltd.                     Fund XV, Ltd.
                                                   ----------------             ---------------               --------------
Date offering began:                                         11/96                         1/97                         6/97

Dollar amount raised:                                   $1,200,000                   $1,900,000                     $700,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                              $120,000                     $190,000                      $70,000

   Acquisition fees:                                             0                            0                            0
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                              $85,999                       $25,496                      $43,042

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                                    0                            0                            0

   Property Management
   and Administrative Fees:                                      0                            0                            0

   Partnership Management
   Fees:                                                         0                            0                            0

   Reimbursements:                                               0                            0                            0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron Strategic              Baron Strategic               Baron Mortgage
                                                   Investment Fund              Investment Fund               Development
                                                   X, Ltd.                      VIII, Ltd.                    Fund XIV, Ltd.
                                                   ---------------              ---------------               --------------
Date offering began:                                         7/97                          5/97                         5/97

Dollar amount raised:                                  $1,200,000                    $1,200,000                   $1,000,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                             $120,000                      $108,000                      $90,000

   Acquisition fees:                                           $0                            $0                           $0
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                              $7,333                        $23,719                      $87,521

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                                   0                             0                            0

   Property Management
   and Administrative Fees:                                     0                             0                            0

   Partnership Management
   Fees:                                                        0                             0                            0

   Reimbursements:                                              0                             0                            0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                   Baron Strategic          Baron Strategic        Florida Tax
                                                   Investment Fund          Investment Fund        Credit Fund II,
                                                   IV, Ltd.                 IX, Ltd.               Ltd.
                                                   ---------------          ---------------        ---------------
Date offering began:                                        11/96                      7/97               9/96

Dollar amount raised:                                  $1,000,000                $1,200,000           $310,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                              $90,000                  $120,000            $31,000

   Acquisition fees:                                            0                                            0
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                              $57,530                   $(4,022)           $33,692

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                                   0                         0                  0

   Property Management
   and Administrative Fees:                                     0                         0                  0

   Partnership Management
   Fees:                                                        0                         0                  0

   Reimbursements:                                              0                         0                  0


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                 Central Florida             Midwest Income
                                                 Income Appreciation         Growth Fund
                                                 Fund, Ltd.                  VI, Ltd.
                                                 -------------------         --------------
Date offering began:                                         8/94                      4/96

Dollar amount raised:                                  $1,050,000                  $300,000

Amount paid of Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                             $133,000                   $33,000

   Acquisition fees:                                       28,000                    15,000
Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  May 31, 1998 before
  deducting payments to
  Baron Advisors Affiliates:                             (165,226)                  $73,674

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                                   0                         0

   Property Management
   and Administrative Fees:                                34,154                    26,799

   Partnership Management
   Fees:                                                        0                         0

   Reimbursements:                                              0                         0


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                 Table III: OPERATING RESULTS OF PRIOR PROGRAMS

The following table includes operating results for the periods indicated of 41 programs sponsored by Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., which closed in the most recent five years. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                        Florida Capital Income Fund, Ltd.

                                            1/1/98-5/31/98        1997         1996           1995
                                            --------------        ----         ----           ----
Gross Revenues:                                   $162,294      $346,154      $348,348      $377,296
  Other:                                             1,321        21,065        32,140         3,670

Less:
   Operating Expenses:                             (78,586)     (182,429)     (169,938)     (201,404)
   Interest Expenses:                              (60,696)     (158,727)     (159,163)     (128,897)
   Depreciation and Amortization:                  (26,834)      (64,402)      (63,327)      (69,441)
   Other:  Major Maintenance:                       (9,293)      (19,712)            0       (40,663)

Net Income (Loss) - Tax Basis:                     (11,794)      (58,051)      (11,940)      (59,439)

Cash generated from operations:                     13,719       (14,714)       19,247         6,332

Less:  Cash distributions:                          12,000        80,700        80,700        56,059

Cash generated after cash distributions:             1,719       (95,414)      (61,453)      (49,727)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                      (15)          (72)          (15)          (73)
   Cash distributions to investors:                     15           100           100            69
    Annualized cash on cash yield
    to investors:                                        3%           10%           10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors, acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-1

                       Florida Income Advantage Fund I, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                             -------------        ----          ----          ----
Gross Revenues:                                    $73,138      $170,175      $180,549      $165,493
   Other:                                                0         7,031         5,721        47,756

Less:
   Operating Expenses:                             (34,961)      (79,292)      (73,049)      (89,479)
   Interest Expenses:                              (16,115)      (49,070)      (49,964)      (29,185)
   Depreciation and Amortization:                  (23,408)      (70,922)      (50,446)      (49,641)
   Major Maintenance Expense                        (2,666)      (18,353)            0       (28,185)

Net Income (Loss) - Tax Basis:                      (4,012)      (40,431)       12,811        16,759

Cash generated from operations:                     19,396        23,460        57,536        18,644

Less:  Cash distributions:                          25,058             0        82,500        94,000

Cash generated after cash distributions:            (5,662)       23,460       (24,964)      (75,356)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                       (4)          (43)           14            18
   Cash distributions to investors:                     27             0            88           100
    Annualized cash on cash yield
    to investors:                                        5%            0%            9%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-2

                    Realty Opportunity Income Fund VIII, Ltd.

                                            1/1/98-5/31/98        1997         1996           1995
                                            --------------        ----         ----           ----
Gross Revenues:                                    $81,544      $159,093      $181,587      $216,535
   Other:                                                0         6,252         3,616        37,068

Less:
   Operating Expenses:                             (37,741)      (93,216)      (89,343)      (98,705)
   Interest Expenses:                              (19,045)      (60,222)      (59,048)      (38,897)
   Depreciation and Amortization:                  (23,408)      (56,180)      (55,941)      (55,265)
   Other:  Major Maintenance:                       (3,640)      (21,967)            0       (23,632)

Net Income (Loss) - Tax Basis:                      (2,290)      (66,240)      (19,129)       37,104

Cash generated from operations:                     21,118       (16,312)       33,196        55,301

Less:  Cash distributions:                           5,000             0        80,800        94,400

Cash generated after cash distributions:            16,118       (16,312)      (47,604)      (39,099)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                       (2)          (65)          (19)           37
   Cash distributions to investors:                      5             0            86           100
    Annualized cash on cash yield
    to investors:                                        1%            0%            8%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-3

                    Florida Income Appreciation Fund I, Ltd.

                                           1/1/98-5/31/98       1997         1996         1995
                                           --------------       ----         ----         ----
Gross Revenues:                                   $17,535      $56,139      $57,348      $69,986
   Other:                                               0        2,437        2,565        8,944

Less:
   Operating Expenses:                            (11,156)     (26,488)     (26,417)     (36,080)
   Interest Expenses:                              (5,128)     (17,843)     (15,898)     (13,692)
   Depreciation and Amortization:                  (6,777)     (16,264)     (16,172)     (10,878)
   Other:  Major Maintenance:                        (992)      (6,317)           0       (9,754)

Net Income (Loss) - Tax Basis:                     (6,518)      (8,336)       1,426        8,526

Cash generated from operations:                       259        5,491       15,033       10,460

Less:  Cash distributions:                          3,200            0       19,375       20,500

Cash generated after cash distributions:           (2,941)       5,491       (4,342)     (10,040)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                      (8)         (41)           7           41
   Cash distributions to investors:                     4            0           95          100
    Annualized cash on cash yield
    to investors:                                       1%           0            9%          10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                    100%         100%         100%         100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-4

                         Tampa Capital Income Fund, Ltd.

                                                       1996               1995
                                                       ----               ----
Gross Revenues:                                       $409,146          $404,384
   Other:                                                    0                 0

Less:
   Operating Expenses:                                (207,313)         (213,327)
   Interest Expenses:                                 (131,405)          (88,632)
   Depreciation and Amortization:                      (77,185)          (69,040)
   Other:  Major Maintenance:                                0           (25,157)

Net Income (Loss) - Tax Basis:                          (6,757)            8,228

Cash generated from operations:                         70,428            77,268

Less:  Cash distributions:                             105,000            58,328

Cash generated after cash distributions:               (34,572)           18,940

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                           (6)                8
   Cash distributions to investors:                        100                56
    Annualized cash on cash yield
    to investors:                                           10%               10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                         100%              100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.

In January 1997, the partnership sold the asset acquired with the net proceeds of its offering. See Tables IV and V below.


                                     III-5

                      Florida Capital Income Fund II, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                            --------------        ----          ----          ----
Gross Revenues:                                   $146,210      $379,763      $319,640      $355,612
   Other:                                                0         7,968        16,405         3,084

Less:
   Operating Expenses:                             (70,699)     (158,953)     (154,720)     (195,088)
   Interest Expenses:                              (32,963)     (149,908)     (130,820)      (66,611)
   Depreciation and Amortization:                  (32,949)      (79,077)      (78,505)      (76,341)
   Other:  Major Maintenance:                      (11,652)      (86,899)            0       (43,168)

Net Income (Loss) - Tax Basis:                      (2,053)      (87,106)      (28,000)      (22,512)

Cash generated from operations:                     30,896       (15,997)       34,100        50,745

Less:  Cash distributions:                          17,800             0        92,000        52,468

Cash generated after cash distributions:            13,096       (15,997)      (57,900)       (1,723)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                       (3)          (95)          (30)          (24)
   Cash distributions to investors:                     38             0           100            57
    Annualized cash on cash yield
    to investors:                                        4%            0            10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-6

                    Florida Opportunity Income Partners, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                            --------------        ----          ----          ----
Gross Revenues:                                   $108,490      $218,018      $311,719      $207,207
   Other:                                                0             0             0         9,634

Less:
   Operating Expenses:                             (59,426)     (153,765)     (149,572)     (100,163)
   Interest Expenses:                              (46,307)      (98,851)      (78,273)      (47,679)
   Depreciation and Amortization:                  (18,362)      (44,069)      (47,371)      (24,532)
   Other:  Major Maintenance:                       (7,081)      (22,392)            0        (8,649)

Net Income (Loss) - Tax Basis:                     (22,686)     (101,059)       36,503        35,818

Cash generated from operations:                     (4,324)      (56,990)       83,874        50,716

Less:  Cash distributions:                          40,000        80,000        77,441         3,390

Cash generated after cash distributions:           (44,324)     (136,990)        6,433        47,326

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                      (28)         (126)           46            45
   Cash distributions to investors:                     50           100            97             4
    Annualized cash on cash yield
    to investors:                                       10%           10%           10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-7

                      Florida Capital Income Fund III, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                            --------------        ----          ----          ----
Gross Revenues:                                   $100,133      $212,608      $228,451      $106,625
   Other:                                                0         6,605         7,884             0

Less:
   Operating Expenses:                             (41,558)     (116,044)     (112,640)      (54,323)
   Interest Expenses:                              (25,685)      (69,345)      (68,759)      (12,597)
   Depreciation and Amortization:                  (15,371)      (36,890)      (37,979)      (18,548)
   Other:  Major Maintenance:                       (3,967)      (13,630)            0        (3,488)

Net Income (Loss) - Tax Basis:                      13,552       (16,696)       16,957        17,669

Cash generated from operations:                     28,923        13,589        47,052        36,217

Less:  Cash distributions:                          14,000        80,000        79,867        22,482

Cash generated after cash distributions:            14,923       (66,411)      (32,815)       13,735

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                       17           (21)           10            22
   Cash distributions to investors:                     18           100           100            28
    Annualized cash on cash yield
    to investors:                                        4%           10%           10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-8

                          Florida Tax Credit Fund, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                            --------------        ----          ----          ----
Gross Revenues:                                   $122,055      $282,587      $266,240      $274,862
   Other:                                                0             0             0             0

Less:
   Operating Expenses:                             (86,743)     (191,445)     (172,489)     (194,953)
   Interest Expenses                               (29,123)      (67,422)      (69,122)      (99,684)
   Depreciation and Amortization:                  (21,420)      (51,408)      (47,236)      (25,740)
   Major Maintenance Expense                        (3,191)      (28,357)      (20,067)      (13,149)

Net Income (Loss) - Tax Basis:                     (18,422)      (56,045)      (42,674)      (58,664)

Cash generated from operations:                      2,998        (4,637)        4,562       (32,924)

Less:  Cash distributions:                           6,260             0        25,194             0

Cash generated after cash distributions:            (3,262)       (4,637)      (20,632)      (32,924)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                      (29)          (90)          (68)          (94)
   Cash distributions to investors:                     10             0            40             0
    Annualized cash on cash yield
    to investors:                                        2%            1%            4%            2%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-9

                 Baron First Time Homebuyer Mortgage Fund, Ltd.

                                             1/1/98-5/31/98         1997           1996
                                             --------------         ----           ----
Gross Revenues:                                     $25,056        $70,341        $46,970
   Other:                                                 0              0              0

Less:
   Operating Expenses:                                  (93)          (774)          (674)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       24,963         69,567         46,296

Cash generated from operations:                      24,963         69,567         46,296

Less:  Cash distributions:                           25,000         60,000         45,536

Cash generated after cash distributions:                (37)         9,567            760

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        50            139             93
   Cash distributions to investors:                      50            120             91
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-10

                      Florida Capital Income Fund IV, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                            --------------        ----          ----          ----
Gross Revenues:                                   $392,673      $745,649      $695,308      $422,209
  Other:                                                 0        22,536        60,265         9,640

Less:
   Operating Expenses:                            (271,314)     (469,088)     (435,005)     (301,870)
   Interest Expenses:                              (96,499)     (310,603)     (312,704)     (173,711)
   Depreciation and Amortization:                  (55,025)     (132,061)     (137,316)     (120,000)
   Other:  Major Maintenance:                     (146,281)      (36,903)            0        (1,750)

Net Income (Loss) - Tax Basis:                    (176,446)     (180,470)     (129,452)     (165,482)

Cash generated from operations:                   (121,421)      (70,945)      (52,401)      (55,122)

Less:  Cash distributions:                          91,000       180,233       149,240           676

Cash generated after cash distributions:          (212,421)     (251,178)     (201,641)      (55,798)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                      (97)          (99)          (71)          (91)
   Cash distributions to investors:                     50            99            82             0
    Annualized cash on cash yield
    to investors:                                       10%           10%           10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-11

                      GSU Stadium Student Apartments, Ltd.

                                            1/1/98-5/31/98       1997          1996          1995
                                            --------------       ----          ----          ----
Gross Revenues:                                   $188,491     $458,687      $427,919      $200,668
   Other:                                                0       27,710        21,809             0

Less:
   Operating Expenses:                             (76,304)    (242,603)     (212,984)     (106,361)
   Interest Expenses:                              (59,123)    (146,120)     (122,433)      (50,645)
   Depreciation and Amortization:                  (27,140)     (65,135)      (66,830)      (66,999)
   Other:  Major Maintenance:                       (4,326)     (35,113)      (54,112)      (46,277)

Net Income (Loss) - Tax Basis:                      21,598       (2,574)       (6,631)      (69,614)

Cash generated from operations:                     48,738       34,851        38,390        (2,615)

Less:  Cash distributions:                          48,628      203,105*       84,961        25,000

Cash generated after cash distributions:               110     (168,254)      (46,571)      (27,615)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                       21           (3)           (7)          (70)
   Cash distributions to investors:                     49          203            85            25
    Annualized cash on cash yield
    to investors:                                       10%          10%           10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%         100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.

* $100,000 of such amount represents a return of capital attributable to net proceeds in connection with a first mortgage refinancing with an initial principal balance higher than the principal balance at the time of refinancing.


                                     III-12

                         Brevard Mortgage Program, Ltd.

                                             1/1/98-5/31/98         1997           1996
                                             --------------         ----           ----
Gross Revenues:                                     $26,825        $17,009        $73,267
  Other:                                                  0              0              0

Less:
   Operating Expenses:                               (3,040)        (2,119)          (874)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       23,785         14,890         72,393

Cash generated from operations:                      23,785         14,890         72,393

Less:  Cash distributions:                           11,979         57,500         34,572

Cash generated after cash distributions:            (17,401)       (42,610)        37,821

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        41             26            126
   Cash distributions to investors:                      21            100             60
    Annualized cash on cash yield
    to investors:                                        10%            10%            10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-13

                Baron First Time Homebuyer Mortgage Fund II, Ltd.

                                             1/1/98-5/31/98         1997           1996
                                             --------------         ----           ----
Gross Revenues:                                     $24,618        $69,051        $41,748
   Other:                                                 0             45              0

Less:
   Operating Expenses:                                 (252)          (938)          (611)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       24,366         68,158         41,137

Cash generated from operations:                      24,366         68,113         41,137

Less:  Cash distributions:                           25,000         60,300         42,619

Cash generated after cash distributions:               (634)         7,813         (1,482)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        49            136             82
   Cash distributions to investors:                      50            121             85
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-14

                  Clearwater First Time Homebuyer Program, Ltd.

                                             1/1/98-5/31/98         1997           1996
                                             --------------         ----           ----
Gross Revenues:                                     $30,150        $88,149        $46,999
   Other:                                                 0              0              0

Less:
   Operating Expenses:                                  (55)          (132)           (93)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       30,095         88,017         46,906

Cash generated from operations:                      30,095         88,017         46,906

Less:  Cash distributions:                           37,503         90,000         43,377

Cash generated after cash distributions:             (7,408)        (1,983)         3,529

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        40             40             62
   Cash distributions to investors:                      50            120             58
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-15

               Baron First Time Homebuyer Mortgage Fund III, Ltd.

                                             1/1/98-5/31/98         1997           1996
                                             --------------         ----           ----
Gross Revenues:                                     $25,008        $70,425        $29,006
   Other:                                                 0              0              0

Less:
   Operating Expenses:                                 (241)          (315)          (408)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       24,767         70,110         28,598

Cash generated from operations:                      24,767         70,110         28,598

Less:  Cash distributions:                           25,000         60,000         27,846

Cash generated after cash distributions:               (233)        10,110            752

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        50            140             57
   Cash distributions to investors:                      50            120             56
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-16

                Baron First Time Homebuyer Mortgage Fund V, Ltd.

                                             1/1/98-5/31/98         1997           1996
                                             --------------         ----           ----
Gross Revenues:                                     $25,000        $75,400        $26,198
   Other:                                                 0              0              0

Less:
   Operating Expenses:                                  (61)          (713)          (245)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       24,939         74,687         25,953

Cash generated from operations:                      24,939         74,687         25,953

Less:  Cash distributions:                           25,000         60,000         25,140

Cash generated after cash distributions:                (61)        14,687            813

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        50            149             52
   Cash distributions to investors:                      50            120             50
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-17

                Baron First Time Homebuyer Mortgage Fund IV, Ltd.

                                             1/1/98-5/31/98          1997           1996
                                             --------------          ----           ----
Gross Revenues:                                     $25,008        $74,020        $14,529
   Other:                                                 0              0              0

Less:
   Operating Expenses:                                  (89)          (164)          (377)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       24,919         73,856         14,152

Cash generated from operations:                      24,919         73,856         14,152

Less:  Cash distributions:                           25,000         60,000         13,900

Cash generated after cash distributions:                (81)        13,856            252

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        50            147             28
   Cash distributions to investors:                      50            120             28
    Annualized cash on cash yield
    to investors:                                        12%            12%            10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-18

                       Florida Income Growth Fund V, Ltd.

                                              1/1/98-5/31/98          1997            1996
                                              --------------          ----            ----
Gross Revenues:                                     $146,163        $273,596        $278,590
   Other:                                                  0          20,987          26,698

Less:
   Operating Expenses:                               (58,764)       (163,172)       (172,943)
   Interest Expenses:                                (44,202)        (94,358)        (98,805)
   Depreciation and Amortization:                    (21,877)        (52,504)        (56,381)
   Major Maintenance Expense                          (7,295)        (16,416)        (27,704)

Net Income (Loss) - Tax Basis:                        14,025         (31,867)        (45,963)

Cash generated from operations:                       35,902            (350)        (20,862)

Less:  Cash distributions:                            39,000         114,988          77,039

Cash generated after cash distributions:              (3,098)       (115,338)        (97,901)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                         12             (28)            (40)
   Cash distributions to investors:                       34             100              67
    Annualized cash on cash yield
    to investors:                                          7%             10%             10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                       100%            100%            100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-19

                Lamplight Court of Bellefontaine Apartments, Ltd.

                                             1/1/98-5/31/98         1997            1996
                                             --------------         ----            ----
Gross Revenues:                                     $45,653        $113,524        108,308
   Other:                                            29,873          70,793         16,800

Less:
   Operating Expenses:                              (15,221)        (62,041)       (66,080)
   Interest Expenses:                               (16,823)        (43,068)       (37,299)
   Depreciation and Amortization:                    (8,392)        (20,141)       (17,594)
   Other:  Major Maintenance:                        (1,896)              0              0

Net Income (Loss) - Tax Basis:                       33,194          59,067          4,135

Cash generated from operations:                      41,586          79,208         21,729

Less:  Cash distributions:                           29,167          69,525         16,593

Cash generated after cash distributions:             12,419           9,683          5,136

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        47              84              6
   Cash distributions to investors:                      42             100             24
    Annualized cash on cash yield
    to investors:                                        10%             10%            10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%            100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-20

                      Baron Strategic Vulture Fund I, Ltd.

                                             1/1/98-5/31/98         1997            1996
                                             --------------         ----            ----
Gross Revenues:                                     $32,915        $28,581         $3,731
   Other:                                                 0              0              0

Less:
   Operating Expenses:                               (1,834)       (16,705)          (464)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       31,081         11,876          3,267

Cash generated from operations:                      31,081         11,876          3,267

Less:  Cash distributions:                           37,500         89,894         14,044

Cash generated after cash distributions:             (6,419)       (78,018)       (10,777)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        34             13              4
   Cash distributions to investors:                      42            100             16
    Annualized cash on cash yield
    to investors:                                        10%            10%            10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-21

                      Baron Strategic Investment Fund, Ltd.

                                              1/1/98-5/31/98          1997             1996
                                              --------------          ----             ----
Gross Revenues:                                      $27,713         $61,000          $2,479
   Other:                                                  0           1,906               0

Less:
   Operating Expenses:                                (1,114)        (25,685)           (403)
   Interest Expenses:                                      0               0               0
   Depreciation and Amortization:                          0               0               0
   Other:  Major Maintenance:                              0               0               0

Net Income (Loss) - Tax Basis:                        26,599          37,221           2,076

Cash generated from operations:                       26,599          35,315           2,076

Less:  Cash distributions:                            38,237         112,664           8,884

Cash generated after cash distributions:             (10,982)        (77,349)         (6,808)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                         22              31               2
   Cash distributions to investors:                       32              94               7
    Annualized cash on cash yield
    to investors:                                         10%             10%             10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                       100%            100%            100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-22

                    Baron Strategic Investment Fund II, Ltd.

                                             1/1/98-5/31/98          1997           1996
                                             --------------          ----           ----
Gross Revenues:                                     109,597        261,513         79,630
   Other:                                             8,037         53,534          1,666

Less:
   Operating Expenses:                              (73,368)      (205,243)       (60,041)
   Interest Expenses:                               (38,548)       (92,514)             0
   Depreciation and Amortization:                   (16,027)       (38,465)        (7,552)
   Other:  Major Maintenance:                        20,248        (70,103)             0

Net Income (Loss) - Tax Basis:                      (30,557)       (91,278)        13,703

Cash generated from operations:                     (14,530)       (52,813)        21,255

Less:  Cash distributions:                           14,000         79,601          2,942

Cash generated after cash distributions:            (28,530)      (132,414)        18,313

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                       (38)          (114)            17
   Cash distributions to investors:                      18            100              4
    Annualized cash on cash yield
    to investors:                                        10%            10%            10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-23

                    Baron Strategic Investment Fund VI, Ltd.

                                             1/1/98-5/31/98          1997            1996
                                             --------------          ----            ----
Gross Revenues:                                      $8,294         $8,050           $400
   Other:                                                 0          4,500              0

Less:
   Operating Expenses:                               (3,965)        (1,962)          (218)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                        4,329         10,588            182

Cash generated from operations:                       4,329          6,088            182

Less:  Cash distributions:                           60,000         85,003              0

Cash generated after cash distributions:            (55,671)       (78,915)           182

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                         4              9              0
   Cash distributions to investors:                      50             71              0
    Annualized cash on cash yield
    to investors:                                        10%            10%            10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-24

                         Baron Development Fund IX, Ltd.

                                               1/1/98-5/31/98           1997
                                               --------------           ----
Gross Revenues:                                       $39,920          $69,804
   Other:                                                   0              749

Less:
   Operating Expenses:                                    (95)         (11,234)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         39,825           59,319

Cash generated from operations:                        39,825           58,570

Less:  Cash distributions:                             40,140           58,397

Cash generated after cash distributions:                 (315)             173

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          50               56
   Cash distributions to investors:                        50               73
    Annualized cash on cash yield
    to investors:                                          12%              12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-25

                  Baron Income Property Mortgage Fund VI, Ltd.

                                             1/1/98-5/31/98          1997           1996
                                             --------------          ----           ----
Gross Revenues:                                     $37,517         66,807         $5,740
   Other:                                                 0            389             85

Less:
   Operating Expenses:                                  (94)        (1,479)          (260)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       37,423         65,717          5,565

Cash generated from operations:                      37,423         65,328          5,480

Less:  Cash distributions:                           37,500         65,250          6,334

Cash generated after cash distributions:                (77)            78           (854)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        50             80              7
   Cash distributions to investors:                      50             87              8
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-26

                    Baron Mortgage Development Fund VII, Ltd.

                                             1/1/98-5/31/98         1997            1996
                                             --------------         ----            ----
Gross Revenues:                                     $35,023        $66,692        $10,012
  Other:                                                  0            542              2

Less:
   Operating Expenses:                                 (159)        (1,703)       (10,079)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       34,864         65,531            (65)

Cash generated from operations:                      34,864         65,531            (67)

Less:  Cash distributions:                           35,000         65,075             27

Cash generated after cash distributions:               (136)           456           (94)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        50             93             (2)
   Cash distributions to investors:                      50             93              0
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-27

                     Baron Mortgage Development Fund X, Ltd.

                                             1/1/98-5/31/98          1997           1996
                                             --------------          ----           ----
Gross Revenues:                                     $38,527        $77,526         $9,998
   Other:                                                 0          1,789             23

Less:
   Operating Expenses:                                 (104)          (584)       (10,033)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       38,423         78,731            (12)

Cash generated from operations:                      38,423         76,942            (35)

Less:  Cash distributions:                           39,826         76,878            200

Cash generated after cash distributions:             (1,403)            64           (235)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        48             79            (13)
   Cash distributions to investors:                      50             96              0
    Annualized cash on cash yield
    to investors:                                        12%            12%            12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-28

                    Baron Mortgage Development Fund XI, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                       $39,867          $61,200
   Other:                                                   0                0

Less:
   Operating Expenses:                                    (85)               0
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         39,782           61,200

Cash generated from operations:                        39,782           61,200

Less:  Cash distributions:                             40,000           61,109

Cash generated after cash distributions:                 (218)              91

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          50                0
   Cash distributions to investors:                        50               76
    Annualized cash on cash yield
    to investors:                                          12%              12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-29

                   Baron Mortgage Development Fund XVIII, L.P.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                       $25,178          $46,473
   Other:                                                   0              759

Less:
   Operating Expenses:                                   (122)         (20,279)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         25,056           26,953

Cash generated from operations:                        25,056           26,194

Less:  Cash distributions:                             40,000           26,135

Cash generated after cash distributions:              (14,944)              59

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          31               17
   Cash distributions to investors:                        50               33
    Annualized cash on cash yield
    to investors:                                          12%              12%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-30

                     Baron Strategic Investment Fund V, Ltd.

                                             1/1/98-5/31/98         1997            1996
                                             --------------         ----            ----
Gross Revenues:                                     $27,169        $69,423        $10,145
   Other:                                                 0              0            109

Less:
   Operating Expenses:                               (5,496)        (5,117)       (10,125)
   Interest Expenses:                                     0              0              0
   Depreciation and Amortization:                         0              0              0
   Other:  Major Maintenance:                             0              0              0

Net Income (Loss) - Tax Basis:                       21,673         64,306            129

Cash generated from operations:                      21,673         64,306             20

Less:  Cash distributions:                           50,000         62,868              0

Cash generated after cash distributions:            (28,327)         1,438             20

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                        18              1              8
   Cash distributions to investors:                      42             52              0
    Annualized cash on cash yield
    to investors:                                        10%            10%            10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                      100%           100%           100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-31

                    Baron Strategic Investment Fund VII, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                       $59,341           $3,050
   Other:                                                   0                0

Less:
   Operating Expenses:                                (23,289)         (13,606)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         36,052          (10,556)

Cash generated from operations:                        36,052          (10,556)

Less:  Cash distributions:                             78,570           77,208

Cash generated after cash distributions:              (42,518)         (87,764)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          19               (6)
   Cash distributions to investors:                        41               41
    Annualized cash on cash yield
    to investors:                                          10%              10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-32

                    Baron Strategic Investment Fund IV, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                       $68,948               $0
   Other:                                                   0              883

Less:
   Operating Expenses:                                 (9,251)          (2,167)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         59,697          (1,284)

Cash generated from operations:                        59,697          (2,167)

Less:  Cash distributions:                             35,010           27,130

Cash generated after cash distributions:               24,687          (29,297)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          60               (1)
   Cash distributions to investors:                        35               27
    Annualized cash on cash yield
    to investors:                                          10%              10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-33

                    Baron Mortgage Development Fund XIV, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                       $43,470          $44,419
   Other:                                                   0              631

Less:
   Operating Expenses:                                    (94)            (274)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         43,376           44,776

Cash generated from operations:                        43,376           44,145

Less:  Cash distributions:                             49,281           44,070

Cash generated after cash distributions:               (5,905)              75

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          43               21
   Cash distributions to investors:                        49               44
    Annualized cash on cash yield
    to investors:                                          10%              10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-34

                     Baron Strategic Investment Fund X, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                        $7,315               $0
   Other:                                                   0            1,756

Less:
   Operating Expenses:                                 (1,501)            (237)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                          5,814            1,519

Cash generated from operations:                         5,814            1,519

Less:  Cash distributions:                             55,036           13,428

Cash generated after cash distributions:              (49,222)         (11,909)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                           5               1
   Cash distributions to investors:                        46               11
    Annualized cash on cash yield
    to investors:                                          10%              10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-35

                    Baron Mortgage Development Fund XV, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                       $30,871          $12,669
   Other:                                                   0              190

Less:
   Operating Expenses:                                   (198)            (300)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         30,673           12,559

Cash generated from operations:                        30,673           12,369

Less:  Cash distributions:                             32,573           12,362

Cash generated after cash distributions:               (1,900)               7

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          44               13
   Cash distributions to investors:                        47               18
    Annualized cash on cash yield
    to investors:                                          10%              10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-36

                   Baron Strategic Investment Fund VIII, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                       $32,557               $0
   Other:                                                   0            1,708

Less:
   Operating Expenses:                                 (8,475)            (363)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                         24,082            1,345

Cash generated from operations:                        24,082             (363)

Less:  Cash distributions:                             48,769           30,450

Cash generated after cash distributions:              (24,687)         (30,813)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                          20                1
   Cash distributions to investors:                        41               25
    Annualized cash on cash yield
    to investors:                                          10%              10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-37

                        Florida Tax Credit Fund II, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                            --------------        ----          ----          ----
Gross Revenues:                                    $71,525      $151,372      $193,970      $116,455
   Other:                                                0             0             0             0

Less:
   Operating Expenses:                             (52,842)     (114,363)     (121,850)      (65,664)
   Interest Expenses:                              (17,480)      (41,317)      (38,995)      (21,949)
   Depreciation and Amortization:                  (10,742)      (25,780)      (25,565)      (21,669)
   Other:  Major Maintenance:                       (1,116)       (6,265)       (8,135)       (9,654)

Net Income (Loss) - Tax Basis:                     (10,655)      (36,353)         (575)       (2,481)

Cash generated from operations:                         87       (10,573)       24,990        19,188

Less:  Cash distributions:                           2,940         2,780            34             0

Cash generated after cash distributions:            (2,853)      (13,353)       24,956        19,188

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                      (34)         (117)           (2)            8
   Cash distributions to investors:                      9             9             0             0
    Annualized cash on cash yield
    to investors:                                        9%            9%            0             0

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.



                                     III-38

                    Baron Strategic Investment Fund IX, Ltd.

                                               1/1/98-5/31/98            1997
                                               --------------            ----
Gross Revenues:                                        $1,075             $676
   Other:                                                   0                0

Less:
   Operating Expenses:                                 (1,330)          (4,443)
   Interest Expenses:                                       0                0
   Depreciation and Amortization:                           0                0
   Other:  Major Maintenance:                               0                0

Net Income (Loss) - Tax Basis:                            255          (3,767)

Cash generated from operations:                           255          (3,767)

Less:  Cash distributions:                             23,884            3,589

Cash generated after cash distributions:               24,139          (7,356)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                           0              (3)
   Cash distributions to investors:                        20                3
    Annualized cash on cash yield
    to investors:                                          10%              10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                        100%             100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.


                                     III-39

                 Central Florida Income Appreciation Fund, Ltd.

                                            1/1/98-5/31/98        1997          1996          1995
                                            --------------        ----          ----          ----
Gross Revenues:                                   $110,752      $228,623      $244,496      $275,805
   Other:                                                0             0             0             0

Less:
   Operating Expenses:                             (51,996)     (112,911)     (127,984)     (236,408)
   Interest Expenses:                              (50,175)     (134,746)     (124,291)     (128,965)
   Depreciation and Amortization:                  (31,226)      (76,023)      (74,942)      (75,915)
   Other:  Major Maintenance:                      (24,218)      (19,500)       (1,346)      (12,362)

Net Income (Loss) - Tax Basis:                     (46,863)     (114,557)      (84,067)     (177,845)

Cash generated from operations:                    (15,637)      (38,534)       (9,125)     (101,930)

Less:  Cash distributions:                           2,300             0       105,000        78,750

Cash generated after cash distributions:           (17,937)      (38,534)     (114,125)     (180,680)

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                      (45)         (109)          (80)         (169)
   Cash distributions to investors:                      2             0           100            75
    Annualized cash on cash yield
    to investors:                                        0%            0%           10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.



                                     III-40

                        Midwest Income Growth Fund VI, Ltd.

                                            1/1/98-5/31/98        1997          1996
                                            --------------        ----          ----
Gross Revenues:                                    108,339      $257,567       $98,226
   Other:                                                0             0             0

Less:
   Operating Expenses:                             (37,367)      (84,233)      (28,556)
   Interest Expenses:                              (40,956)     (106,684)      (28,631)
   Depreciation and Amortization:                  (22,843)      (54,823)      (17,563)
   Other:  Major Maintenance:                       (2,046)      (61,985)            0

Net Income (Loss) - Tax Basis:                       5,127       (50,158)       23,476

Cash generated from operations:                     27,970         4,665        41,039

Less:  Cash distributions:                          15,000        29,799         5,547

Cash generated after cash distributions:            12,970       (25,134)       35,492

Tax and distribution data per $1,000 invested:
   Federal taxable income (loss):                       17          (167)           78
   Cash distributions to investors:                     50            99            18
    Annualized cash on cash yield
    to investors:                                       10%           10%           10%

Amount (in percentage terms) remaining
   invested in program property at the end
   of last year reported in table:                     100%          100%          100%

The significant differences between tax basis net income (loss) reflected in the table above and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $____________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeit security deposits, laundry and vending income, pet fees and interest income.



                                     III-41

                     Table IV- RESULTS OF COMPLETED PROGRAMS

The following table includes information relating to the financial results of one program sponsored by an affiliate of the Managing Shareholder of the Trust, Baron Advisors, Inc., which completed operations within the last five years. The prior program had investment objectives similar to those of the Trust and the Operating Partnership in that the program provided financing in respect of a residential property for current income and capital appreciation.

                         Tampa Capital Income Fund, Ltd.

Dollar Amount Raised:                                                 $1,050,000

Number of Properties Purchased:                                              one

Date of Closing of Offering:                                                7/95

Date of Acquisition of Property:                                           12/94

Date of Sale of Property:                                                  2/97


Tax and Distribution Data Per $1,000
Investment Through 1996:

       Federal Income Tax Results:

       Ordinary Income (loss):

             from operations:                                           171 est.

             from recapture:                                      Not applicable

       Capital Gain (loss):                                                  138

       Deferred Gain(1):

             Capital:                                                        138

             Ordinary:                                            Not applicable

Cash Distribution to Investors:                                              10%

      Source (on GAAP basis):

             Investment Income:                                         $180,000

             Return of capital:                                         $900,000

      Source (on cash basis):

             Sales:                                                     $900,000

             Refinancing:                                         Not applicable

             Operations:                                                $180,000

             Other:                                               Not applicable

Receivable on Net Purchase Money Financing                          $295,000 (2)


----------

(1) "Deferred Gain" represents the amount of capital gain or ordinary gain that is realized upon receipt of installment payments under the promissory note received in exchange for the property sold.

(2) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

                    TABLE V: SALES OR DISPOSAL OF PROPERTIES

The following table includes certain financial information concerning the sale of a property within the most recent three years by an investment program sponsored by an Affiliate of the Managing Shareholder.

                         Tampa Capital Income Fund, Ltd.


Property:                                                    Lakewood Apartments

Date Acquired:                                                        12/94

Date of Sale:                                                          2/97

Selling Price, Net of Closing Costs and GAAP Adjustments:        $2,795,000

   Cash Received net of closing costs:                             $900,000

   Mortgage Balance at time of sale:                             $1,500,000

   Purchase money mortgage taken back by program:                  $295,000(1)

   Adjustments resulting from application of GAAP:               Not applicable

   Total                                                         $2,695,000(2)

Cost of Properties Including Closing and Soft Costs:

   Original Mortgage Financing:                                  $1,500,000

   Total acquisition cost, capital improvements,
   closing and soft costs:                                       $1,050,000(3)

   Total                                                         $2,550,000

Excess of Property Operating Cash Receipts
Over Cash Expenditures:                                            $180,000 est.


----------

(1) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

(2) The entire gain ($145,000) will be treated as a capital gain for tax purposes.

(3)  Does not include offering costs.

                           OTHER PROGRAMS SPONSORED BY
                       AFFILIATES OF MANAGING SHAREHOLDER


                 MAXIMUM
DATE             CAPITAL
FORMED           RAISE           PARTNERSHIP NAME                                   GENERAL PARTNER
------           -------         ----------------                                   ---------------

10/18/96          700,000        Baron Mortgage Development Fund VII, Ltd.          Baron Capital  XXXVII,
                                                                                    Inc.
04/02/97        1,000,000        Baron Mortgage Development Fund  XII, Ltd.         Baron Capital XLVI, Inc.
                                                                                    Inc.
05/20/97        1,000,000        Baron First Mortgage Development Fund XVI, Ltd.    Baron Capital LX, Inc.
05/22/97        1,000,000        Baron First Mortgage Development Fund XVII,        Baron Capital LXI, Inc.
                                 Ltd.
06/03/97        1,200,000        Baron Strategic Investment Fund IX, Ltd.           Baron Capital LXII, Inc.
09/15/97        1,000,000        Baron Mortgage Development Fund XIX, L.P.          Baron Capital LXVI, Inc.
09/10/97        1,000,000        Baron Mortgage Development Fund XX, L.P.           Baron Capital LXVII, Inc.
11/24/97        1,000,000        Baron Mortgage Development Fund XXI, L.P.          Baron Capital LXVIII,
                                                                                    Inc.

                                    EXHIBIT B

                          SUMMARY OF EXCHANGE PROPERTY
                      AND EXCHANGE PARTNERSHIP INFORMATION

                                                 FLORIDA INCOME GROWTH FUND V, LTD.
                                                    (GP: Baron Capital XI, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1980
BLOSSOM CORNERS                                      Limited partnership interest in limited
APARTMENTS - PHASE I                                 partnership which holds fee simple
2001 Raper Dairy Road
Orlando, Florida  32822

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    3.67

     --------------------------------------------------------------------------------------------------------------
                                                             APPROXIMATE                        APPROXIMATE
                                                               RENTABLE                       AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)                RENTAL RATE
     --------------------------------------------------------------------------------------------------------------
          Studio                   15                             300                               $360
     --------------------------------------------------------------------------------------------------------------
          1 BR                     49                             600                               $440
     --------------------------------------------------------------------------------------------------------------
          2 BR                      6                             900                               $540
     --------------------------------------------------------------------------------------------------------------
             Total                 70                            39,300
     ---------------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                 94%              ESTIMATED APPRAISED VALUE:  $2,195,000
1997 AVG. MONTHLY OCCUPANCY %:      91%              APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:      89%              5/31/98 FEDERAL INCOME TAX BASIS:  $1,651,058
1995 AVG. MONTHLY OCCUPANCY %:      90%              DEPRECIATION LIFE CLAIMED:  24.5 yrs.
1994 AVG. MONTHLY OCCUPANCY %:      91%              REALTY TAX RATE (MILLAGE):  21.6657
1993 AVG. MONTHLY OCCUPANCY %:      84%              5/31/98 PROPERTY TAX VALUE:  $1,194,445
====================================================================================================================================
                                      FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE: 11/1/06
Column Financial, Inc.
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326-1113

INITIAL PRINCIPAL BALANCE:   $1,050,000              ANNUAL DEBT SERVICE:   $105,288
5/31/98 BALANCE:             $1,030,195              MONTHLY PAYMENT:       $  8,774
BALANCE DUE AT MATURITY:     $  882,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS:  The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment penalty equal to 1% of prepayment amount if prepaid prior to fifth anniversary of loan; no prepayment penalty thereafter.
====================================================================================================================================
                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:       11/95                     NUMBER OF UNITS SOLD:            2,300
NUMBER OF INVESTORS:       49                        PRICE PER UNIT:                  $500
PAID IN CAPITAL:           $1,150,000                DATE OFFERING TERMINATED:        2/97

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive any remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION  OF  NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate amount  (including prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                                          ESTIMATED DEFERRED TAXABLE GAIN FROM
 OFFERED IN EXCHANGE OFFERING                                                   EXCHANGE OFFERING (per $1,000 of Investors' original
 (per $1,000 of Investors' original investment):  109 Units                     investment):
  valued at $10 per Unit (or $1,090)                                            Short Term Capital Gain (assuming 39% rate):    $155
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 79
 -----------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                                FLORIDA CAPITAL INCOME FUND III, LTD.
                                                    (GP: Baron Capital VII, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1986
Bridge point Apartments - Phase II                   Limited partnership interest in limited
1500 Monument Road                                   partnership which holds fee simple
Suite 1102
Jacksonville, Florida  32225

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    3.39


     --------------------------------------------------------------------------------------------------------------
                                                             APPROXIMATE                        APPROXIMATE
                                                               RENTABLE                       AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)                RENTAL RATE
     --------------------------------------------------------------------------------------------------------------
          Studio                    6                                288                            $389
     --------------------------------------------------------------------------------------------------------------
          1 BR                     37                                576                            $439
     --------------------------------------------------------------------------------------------------------------
          2 BR                      5                                864                            $600
     --------------------------------------------------------------------------------------------------------------
             Total                 48                             27,360
     -------------------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                  92%             ESTIMATED APPRAISED VALUE:  $1,610,000
1997 AVG. MONTHLY OCCUPANCY %:       93%             APPRAISAL DATE:   2/98
1996 AVG. MONTHLY OCCUPANCY %:       95%             5/31/98 FEDERAL INCOME TAX BASIS:  $1,167,745
1995AVG. MONTHLY OCCUPANCY %:        94%             DEPRECIATION LIFE CLAIMED:  25.5 yrs.
1994AVG. MONTHLY OCCUPANCY %:        92%             REALTY TAX RATE (MILLAGE):  21.4228
1993AVG. MONTHLY OCCUPANCY %:        93%             5/31/98 PROPERTY TAX VALUE:  $904,775

====================================================================================================================================
                                        FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   7/1/06
Huntington Mortgage Co.
41 South High Street
Suite 900
Columbus, Ohio  43215

INITIAL PRINCIPAL BALANCE: $735,000                  ANNUAL DEBT SERVICE:       $76,572
5/31/98 BALANCE:           $716,752                  MONTHLY PAYMENT:           $ 6,381
BALANCE DUE AT MATURITY:   $625,327

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.52% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS:  Prepayment permitted only after 7/1/05.

====================================================================================================================================

                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:       6/95                      NUMBER OF UNITS SOLD:                 1,600
NUMBER OF INVESTORS:       32                        PRICE PER UNIT:                        $500
PAID IN CAPITAL:           $800,000                  DATE OFFERING TERMINATED:             11/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then  entitled to receive a similar  return on its capital contribution. Thereafter, the  investors are entitled to receive any  remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions) equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is  entitled to receive any remaining  net  proceeds  until  it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                                          ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE
 OFFERED IN EXCHANGE OFFERING                                                   OFFERING (per $1,000 of Investors' original
 (per $1,000 of Investors' original investment):  111 Units                     investment):
 valued at $10 per Unit (or $1,110)                                             Short Term Capital Gain (assuming 39% rate):    $101
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 52
 -----------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                                 MIDWEST INCOME GROWTH FUND VI, LTD.
                                                (GP: Baron Capital of Ohio III, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1974
BROOKWOOD WAY APARTMENTS                             Limited partnership interest in limited
327 N. Brookwood Way                                 partnership which holds fee simple
Mansfield, Ohio  44906

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    3.92

     --------------------------------------------------------------------------------------------------------------
                                                             APPROXIMATE                        APPROXIMATE
                                                               RENTABLE                       AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)                RENTAL RATE
     --------------------------------------------------------------------------------------------------------------
          Studio                    3                                288                            $269
     --------------------------------------------------------------------------------------------------------------
          1 BR                     60                                576                            $359
     --------------------------------------------------------------------------------------------------------------
          2 BR                      3                                864                            $389
     --------------------------------------------------------------------------------------------------------------
             Total                 66                             38,016
     -------------------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                97%               ESTIMATED APPRAISED VALUE:  $1,764,000
1997 AVG. MONTHLY OCCUPANCY %:     94%               APPRAISAL DATE:  6/96
1996 AVG. MONTHLY OCCUPANCY %:     97%               5/31/98 FEDERAL INCOME TAX BASIS:  $1,714,776
1995 AVG. MONTHLY OCCUPANCY %:     95%               DEPRECIATION LIFE CLAIMED:  25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     96%               REALTY TAX RATE (MILLAGE):  78.13
1993 AVG. MONTHLY OCCUPANCY %:     94%               5/31/98 PROPERTY TAX VALUE:  $349,520
====================================================================================================================================
                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE: 12/1/06
Mellon Bank
1422 Euclid #900
Cleveland, Ohio  44115

INITIAL PRINCIPAL BALANCE:      $1,075,000           ANNUAL DEBT SERVICE:       $108,612
5/31/98 BALANCE:                $1,058,868           MONTHLY PAYMENT:           $  9,051
BALANCE DUE AT MATURITY:        $  890,263

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS:  The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Loan may be prepaid in whole at any time after December 1, 2001 provided written notice of such prepayment is received by lender not more than 60 days and not less than 30 days prior to the date of such payment.

====================================================================================================================================
                             INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:       6/96                      NUMBER OF UNITS SOLD:      600
NUMBER OF INVESTORS:       7                         PRICE PER UNIT:            $500
PAID IN CAPITAL:           $300,000                  DATE OFFERING TERMINATED:  10/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital contributions;  the GP is then  entitled to receive a similar return on its capital contribution. Thereafter, the  investors are  entitled to receive  70% of any  remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, with the GP receiving the remaining 30%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%

-----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                                          ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE
 OFFERED IN EXCHANGE OFFERING                                                   OFFERING (per $1,000 of Investors' original
 (per $1,000 of Investors' original investment):  102 Units                     investment):
 valued at $10 per Unit (or $1,020)                                             Short Term Capital Gain (assuming 39% rate):  $155
                                                                                Long Term Capital Gain (assuming 20% rate):   $ 79
-----------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)


                                              FLORIDA OPPORTUNITY INCOME PARTNERS, LTD.
                                                    (GP: Baron Capital III, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1982
CAMELLIA COURT APARTMENTS                            Limited partnership interest in limited
1401 S. Clyde Morris Boulevard                       partnership which holds fee simple
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE: 5.15

     ----------------------------------------------------------------------------------------------------------
                                                             APPROXIMATE                    APPROXIMATE
                                                               RENTABLE                   AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)            RENTAL RATE
     ----------------------------------------------------------------------------------------------------------
          1 BR                      59                                576                       $420
     ----------------------------------------------------------------------------------------------------------
          2 BR                       1                                864                       $560
     ----------------------------------------------------------------------------------------------------------
          Total                     60                             34,848
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                 90%              ESTIMATED APPRAISED  VALUE: $1,833,000
1997 AVG. MONTHLY OCCUPANCY %:      75%              APPRAISAL DATE:   8/98:
1996 AVG. MONTHLY OCCUPANCY %:      91%              5/31/98 FEDERAL INCOME TAX BASIS:  $1,402,928
1995 AVG. MONTHLY OCCUPANCY %:      91%              DEPRECIATION LIFE CLAIMED:  24.5 yrs.
1994 AVG. MONTHLY OCCUPANCY %:      78%              REALTY TAX RATE (MILLAGE):  26.77249
1993 AVG. MONTHLY OCCUPANCY %:      72%              5/31/98 PROPERTY TAX VALUE:  $1,100,618
====================================================================================================================================
                                       FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   11/1/06
Column Financial
6400 Congress Avenue #200
Boca Raton, Florida  33487

INITIAL PRINCIPAL BALANCE:               $1,100,000                             ANNUAL DEBT SERVICE:           $111,132
5/31/98 BALANCE:                         $1,082,394                             MONTHLY PAYMENT:               $  9,261
BALANCE DUE AT MATURITY:                 $  984,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter,  entire principal balance may be prepaid, provided  during  the  sixth  and  seventh  years of the loan lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.
====================================================================================================================================
                                       INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                    5/95                    NUMBER OF UNITS SOLD:                 800
NUMBER OF INVESTORS:                    29                      PRICE PER UNIT:                    $1,000
PAID IN CAPITAL:                        $800,000                DATE OFFERING TERMINATED:           12/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then  entitled to receive a similar  return on its capital contribution. Thereafter,  the investors are entitled to receive any  remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                                          ESTIMATED DEFERRED TAXABLE GAIN FROM
 OFFERED IN EXCHANGE OFFERING                                                   EXCHANGE OFFERING (per $1,000 of Investors'original
 (per $1,000 of Investors' original investment): 105 Units                      investment.
 valued at $10 per Unit (or $1,050)                                             Short Term Capital Gain (assuming 39% rate):    $155
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 79
 -----------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                                  FLORIDA CAPITAL INCOME FUND, LTD.
                                                    (GP: Baron Capital II, Inc.)
====================================================================================================================================
                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1987
Eagle Lake Apartments                                Limited partnership interest in limited
1025 Eagle Lake Trail                                partnership which holds fee simple
Port Orange, Florida  32119

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    4.68

     -----------------------------------------------------------------------------------------------------------
                                                                APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
           1 BR                    73                               576                       $439
     -----------------------------------------------------------------------------------------------------------
           2 BR                     4                               864                       $550-555
     -----------------------------------------------------------------------------------------------------------
              Total                77                             45,504
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:               100%               ESTIMATED APPRAISED VALUE:  $2,530,000
1997 AVG. MONTHLY OCCUPANCY %:     94%               APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:     96%               5/31/98 FEDERAL INCOME TAX BASIS:  $2,028,504
1995 AVG. MONTHLY OCCUPANCY %:     92%               DEPRECIATION LIFE CLAIMED:  24 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     95%               REALTY TAX RATE (MILLAGE):  24.44549
1993 AVG. MONTHLY OCCUPANCY %:     95%               5/31/98 PROPERTY TAX VALUE:  $1,755,464

                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   11/1/05
Column Financial, Inc.
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30325-1113

INITIAL PRINCIPAL BALANCE:  $1,500,000               ANNUAL DEBT SERVICE:       $144,636
5/31/98 BALANCE:            $1,447,811               MONTHLY PAYMENT:           $  12,053
BALANCE DUE AT MATURITY:    $1,244,562

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed interest rate of 8.56% through maturity and amortizes on a
25-year basis.

PREPAYMENT PROVISIONS:  May be prepaid after 10/25/00 with prepayment penalty equal to 1% of prepayment amount. = INVESTMENT PROGRAM
INFORMATION

DATE OFFERING BEGAN:      11/94                      NUMBER OF UNITS SOLD:           1,614
NUMBER OF INVESTORS:      31                         PRICE PER UNIT:                 $500
PAID IN CAPITAL:          $807,000                   DATE OFFERING TERMINATED:       6/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital contributions.  Thereafter,  the  investors  are entitled to receive all  remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions plus a 10% yearly  cash-on-cash return (and, in the case of a property sale, after the holders of second  mortgage  financing  have received 10% of the net sale proceeds  remaining  after the investors  have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital  contribution;  thereafter,  investors and the GP share any remaining net proceeds
  70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFFERED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors' original
(per $1,000 of Investors' original investment):  110 Units                      investment):
valued at $10 per Unit (or $1,100)                                              Short Term Capital Gain (assuming 39% rate):    $216
                                                                                Long Term Capital Gain (assuming 20% rate):     $111
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                                FLORIDA CAPITAL INCOME FUND II, LTD.
                                                    (GP: Baron Capital IV, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1985
Forest Glen Apartments - Phase I                     Beneficial interest in unrecorded land trust
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    6.85 (all 4 phases)

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           2 BR                    28                              1,075                      $619
     -----------------------------------------------------------------------------------------------------------
           3 BR                    24                              1,358                      $699
     -----------------------------------------------------------------------------------------------------------
              Total                52                             62,692
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                   94%            ESTIMATED APPRAISED VALUE:  $2,990,845
1997 AVG. MONTHLY OCCUPANCY %:        82%            APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:        85%            5/31/98 FEDERAL INCOME TAX BASIS:  $2,110,459
1995 AVG. MONTHLY OCCUPANCY %:        93%            DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        95%            REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:        93%            5/31/98 PROPERTY TAX VALUE:  $1,594,041

====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:    $1,836,576             ANNUAL DEBT SERVICE:       $145,920
5/31/98 BALANCE:              $1,834,103             MONTHLY PAYMENT:           $ 12,160
BALANCE DUE AT MATURITY:      $1,681,926

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.


PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:         First half 1994         NUMBER OF UNITS SOLD:           2,000*
NUMBER OF INVESTORS:         38                      PRICE PER UNIT:                  $500
PAID IN CAPITAL:             $1,000,000*             DATE OFFERING TERMINATED:        7/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their  capital  contributions.  Thereafter,  the  investors  are entitled to receive all  remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions) equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is  entitled to receive any remaining  net  proceeds  until  it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors' original
(per $1,000 of Investors' original investment):  117 Units                      investment):
 valued at $10 per Unit (or $1,170)                                             Short Term Capital Gain (assuming 39% rate):    $181
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 93
------------------------------------------------------------------------------------------------------------------------------------
                                                           (See Endnotes)

--------------------
* Includes  1,840 units sold in the program's  offering plus 160 units issued to four  investors in exchange for property  interests acquired by them in an earlier unrelated program which was terminated.

                                                         REALTY OPPORTUNITY INCOME FUND VIII, LTD.
                                                                (GP: Baron Capital IV, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1985
Forest Glen Apartments - Phase II                    Beneficial interest in unrecorded land trust
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    6.85 (all 4 phases)

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           2 BR                    23                              1,075                      $619
     -----------------------------------------------------------------------------------------------------------
           3 BR                     7                              1,358                      $699
     -----------------------------------------------------------------------------------------------------------
               Total               30                              34,231
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                93%               ESTIMATED APPRAISED VALUE:  $2,173,162
1997 AVG. MONTHLY OCCUPANCY %:     73%               APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:     82%               5/31/98 FEDERAL INCOME TAX BASIS:  $1,145,209
1995 AVG. MONTHLY OCCUPANCY %:     91%               DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     92%               REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:     92%               5/31/98 PROPERTY TAX VALUE:  $930,725
====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                               MATURITY DATE:   3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:     $ 1,072,132           ANNUAL DEBT SERVICE:       $85,188
5/31/98 BALANCE:               $ 1,070,688           MONTHLY PAYMENT:           $  7,099
BALANCE DUE AT MATURITY:       $   981,813

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.


PREPAYMENT PROVISIONS:  Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================
                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:         3/94                    NUMBER OF UNITS SOLD:                 944
NUMBER OF INVESTORS:         45                      PRICE PER UNIT:                    $1,000
PAID IN CAPITAL:             $944,000                DATE OFFERING TERMINATED:            6/94

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their  capital  contributions.  Thereafter,  the  investors  are entitled to receive all  remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF INTEREST IN NET PROCEEDS  FROM  PROPERTY  SALE OR  REFINANCING:  After  investors  have  received an aggregate  amount
  (including prior distributions) equal to their capital  contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds  until it  has received a  similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  118 Units                      original investment):
valued at $10 per Unit (or $1,180)                                              Short Term Capital Gain (assuming 39% rate):    $312
                                                                                Long Term Capital Gain (assuming 20% rate):     $160
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

------------------
* The GP became a manager of this program in July 1995, replacing Realty Capital I, Inc., the initial sponsor.

                                                FLORIDA INCOME ADVANTAGE FUND I, LTD.
                                                    (GP: Baron Capital IV, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1985
Forest Glen Apartments - Phase III                   Beneficial interest in unrecorded land trust
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    6.85 (all 4 phases)

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           2 BR                    19                              1,075                      $619
     -----------------------------------------------------------------------------------------------------------
           3 BR                     7                              1,358                      $699
     -----------------------------------------------------------------------------------------------------------
              Total                26                              29,931
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                   92%            ESTIMATED APPRAISED VALUE:  $1,940,339
1997 AVG. MONTHLY OCCUPANCY %:        88%            APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:        94%            5/31/98 FEDERAL INCOME TAX BASIS:  $1,312,422
1995 AVG. MONTHLY OCCUPANCY %:        98%            DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        92%            REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:        93%            5/31/98 PROPERTY TAX VALUE:  $743,191
====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:      $854,708             ANNUAL DEBT SERVICE:       $67,908
5/31/98 BALANCE:                $853,557             MONTHLY PAYMENT:           $ 5,659
BALANCE DUE AT MATURITY:        $782,744

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:         2/94                    NUMBER OF UNITS SOLD:                 940
NUMBER OF INVESTORS:         46                      PRICE PER UNIT:                    $1,000
PAID IN CAPITAL:             $940,000                DATE OFFERING TERMINATED:            6/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter, the investors are entitled to receive all  remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  116 Units                      original investment):
valued at $10 per Unit (or $1,160)                                              Short Term Capital Gain (assuming 39% rate):     $84
                                                                                Long Term Capital Gain (assuming 20% rate):      $43
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

------------------
The GP became a manager of this program in July 1995, replacing Realty Capital IV, Inc., the initial sponsor.

                                              FLORIDA INCOME APPRECIATION FUND I, LTD.
                                                    (GP: Baron Capital IV, Inc.)

====================================================================================================================================
                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1985
Forest Glen Apartments - Phase IV                    Beneficial interest in unrecorded land trust
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    6.85 (all 4 phases)

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           2 BR                     6                              1,075                      $619
     -----------------------------------------------------------------------------------------------------------
           3 BR                     2                              1,358                      $699
     -----------------------------------------------------------------------------------------------------------
              Total                 8                              9,166
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                  88%             ESTIMATED APPRAISED VALUE:  $471,679
1997 AVG. MONTHLY OCCUPANCY %:       91%             APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:       91%             5/31/98 FEDERAL INCOME TAX BASIS:  $429,936
1995 AVG. MONTHLY OCCUPANCY %:       88%             DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:       91%             REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:       91%             5/31/98 PROPERTY TAX VALUE:  $204,899
====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:        $236,584           ANNUAL DEBT SERVICE:       $18,792
5/31/98 BALANCE:                  $236,265           MONTHLY PAYMENT:           $ 1,566
BALANCE DUE AT MATURITY:          $216,712

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:      4/94                       NUMBER OF UNITS SOLD:      205
NUMBER OF INVESTORS:      13                         PRICE PER UNIT:            $1,000
PAID IN CAPITAL:          $205,000                   DATE OFFERING TERMINATED:  9/94

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital contributions; the GP is then  entitled to receive a similar  return on its capital contribution.  Thereafter, the investors are entitled to receive any  remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions) equal to their  capital contributions  plus a 10% yearly  cash-on-cash  return,  the GP is  entitled to receive any remaining net proceeds until it has received a similar  return  on its  capital  contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  116 Units                      original investment):
valued at $10 per Unit (or $1,160)                                              Short Term Capital Gain (assuming 39% rate):    $106
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 55
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)
------------------
The GP became a manager of this program in July 1995, replacing Realty Capital II, Inc., the initial sponsor.

                                                FLORIDA CAPITAL INCOME FUND IV, LTD.
                                                     (GP: Baron Capital V, Inc.)

====================================================================================================================================

                                                                    PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1986
GLEN LAKE ARMS APARTMENTS                            Limited partnership interest in limited partnership
2000 Gandy Boulevard North                           which holds fee simple
St. Petersburg, Florida   33702

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    7.16

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           1 BR                    144                                550                     $674
     -----------------------------------------------------------------------------------------------------------
              Total                144                             79,200
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                68%               ESTIMATED APPRAISED VALUE:  $6,483,079
1997 AVG. MONTHLY OCCUPANCY %:     78%               APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:     81%               5/31/98 FEDERAL INCOME TAX BASIS:  $4,165,648
1995 AVG. MONTHLY OCCUPANCY %:     72%               DEPRECIATION LIFE CLAIMED:  25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     79%               REALTY TAX RATE (MILLAGE):  25.4849
1993 AVG. MONTHLY OCCUPANCY %:     84%               5/31/98 PROPERTY TAX VALUE:  $3,789,000
====================================================================================================================================
                                                        MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              SECOND MORTGAGE HOLDER AND ADDRESS:
Republic Bank                                                                   Glen Lake Arms Joint Venture
1301 Sixth Avenue West                                                          10490 Gandy Boulevard North, Suite 2E
Bradenton, Florida  34205                                                       St. Petersburg, Florida  33702

INITIAL PRINCIPAL BALANCE:              $2,812,500                              INITIAL PRINCIPAL BALANCE:           $375,000
5/31/98 BALANCE:                        $2,692,623                              5/31/98 BALANCE:                     $359,016
BALANCE DUE AT MATURITY:                $2,652,341                              BALANCE DUE AT MATURITY:             $343,772

MATURITY DATE:                          5/18/00                                 MATURITY DATE:                       5/01/05

ANNUAL DEBT SERVICE:                    $  293,700                              ANNUAL DEBT SERVICE:                 $ 34,728
MONTHLY PAYMENT:                        $   24,475                              MONTHLY PAYMENT:                     $  2,894

MORTGAGE INTEREST AND AMORTIZATION                                              MORTGAGE INTEREST AND AMORTIZATION
PROVISIONS: The loan bears a fixed interest rate                                PROVISIONS: The loan bears a fixed interest rate of
of 9.55% and amortizes on a 25-year basis.                                      8.0% and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS:  Prepayable without penalty                              PREPAYMENT PROVISIONS:  Prepayable without penalty

====================================================================================================================================
                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:         8/95                    NUMBER OF UNITS SOLD:                 3,640
NUMBER OF INVESTORS:         60                      PRICE PER UNIT:                       $500
PAID IN CAPITAL:             $1,820,000              DATE OFFERING TERMINATED:             6/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then  entitled to receive a similar  return on its capital contribution. Thereafter, the  investors are entitled to receive all  remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions) equal to their capital contributions  plus a 10% yearly  cash-on-cash  return (and, in the case of a property sale, after  the  holder  of  collateral  mortgage  financing  has  received 10% of the net sale proceeds remaining after investors have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds
  70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  125 Units                      original investment):
valued at $10 per Unit (or $1,250)                                              Short Term Capital Gain (assuming 39% rate):    $135
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 69
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                           CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD.
                                                (GP: Baron Capital of Florida, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1986
GROVE HAMLET APARTMENTS                              Limited partnership interest in limited partnership
815B Grove Hamlet Way                                which holds fee simple
Deland, Florida  32720

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    6.21

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           1 BR                    10                                 576                     $409
     -----------------------------------------------------------------------------------------------------------
           2 BR                    46                                 864                     $479
     -----------------------------------------------------------------------------------------------------------
              Total                56                              45,504
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                98%               ESTIMATED APPRAISED VALUE:  $2,575,887
1997 AVG. MONTHLY OCCUPANCY %:     71%               APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:     75%               5/31/98 FEDERAL INCOME TAX BASIS:  $1,634,074
1995 AVG. MONTHLY OCCUPANCY %:     92%               DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     95%               REALTY TAX RATE (MILLAGE):  25.17206
1993 AVG. MONTHLY OCCUPANCY %:     96%               5/31/98 PROPERTY TAX VALUE:  $_________
====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   10/1/05
Midland Loan Services
210 West 10th Street
Kansas City, Missouri  64105

INITIAL PRINCIPAL BALANCE:        $1,400,000         ANNUAL DEBT SERVICE:        $156,024
5/31/98 BALANCE:                  $1,254,807         MONTHLY PAYMENT:            $ 13,002
BALANCE DUE AT MATURITY:          $1,314,872

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.50% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.
====================================================================================================================================
                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:          7/94               NUMBER OF UNITS SOLD:          2,100
NUMBER OF INVESTORS:          51                 PRICE PER UNIT:                 $500
PAID IN CAPITAL:              $1,050,000         DATE OFFERING TERMINATED:      10/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then  entitled to receive a similar  return on its capital contribution. Thereafter, the  investors are entitled to receive any  remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions) equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is  entitled to receive any remaining  net  proceeds  until  it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  119 Units                      original investment):
valued at $10 per Unit (or $1,190)                                              Short Term Capital Gain (assuming 39% rate):    $227
                                                                                Long Term Capital Gain (assuming 20% rate):     $116
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                          LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
                                                    (GP: Baron Capital IX, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1973
LAMPLIGHT COURT APARTMENTS                           Limited partnership interest in limited partnership
1600 S. Detroit                                      which holds fee simple; also an unrecorded
Bellefontaine, OH   43311                            second mortgage in the property

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    6.00

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           Studio                  12                                288                     5 unfurnished $339
                                                                                             7 furnished   $359
     -----------------------------------------------------------------------------------------------------------
           one/one                 53                                576                           $369
     -----------------------------------------------------------------------------------------------------------
           two/one                 15                                864                           $499
     -----------------------------------------------------------------------------------------------------------
             Total                 80                             46,944
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                95%               ESTIMATED APPRAISED VALUE:  $2,147,000
1997 AVG. MONTHLY OCCUPANCY %:     87%               APPRAISAL DATE:  6/96
1996 AVG. MONTHLY OCCUPANCY %:     93%               5/31/98 FEDERAL INCOME TAX BASIS: $1,741,174
1995 AVG. MONTHLY OCCUPANCY %:     88%               DEPRECIATION LIFE CLAIMED:  15.25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     90%               REALTY TAX RATE (MILLAGE):  46.67
1993 AVG. MONTHLY OCCUPANCY %:     89%               5/31/98 PROPERTY TAX VALUE:  $518,000
====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   11/1/06
Column Financial
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326

INITIAL PRINCIPAL BALANCE:         $1,400,000        ANNUAL DEBT SERVICE:       $135,660
5/31/98 BALANCE:                   $1,376,182        MONTHLY PAYMENT:           $ 11,305
BALANCE DUE AT MATURITY:           $1,158,349

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT  PROVISIONS:  No  prepayment  permitted  during the first five  years of the loan;  thereafter,  may be prepaid in whole;
provided that during the sixth and seventh years of the loan, lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.
====================================================================================================================================
                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:         3/96                    NUMBER OF UNITS SOLD:      700
NUMBER OF INVESTORS:         27                      PRICE PER UNIT:            $1,000
PAID IN CAPITAL:             $700,000                DATE OFFERING TERMINATED:  11/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital contributions; the GP is then  entitled to receive a similar  return on its capital contribution.  Thereafter, the investors are entitled to  receive  50%  of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions) equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is  entitled to receive any remaining net proceeds until it has received  a  similar  return  on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 50%/50%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  112 Units                      original investment):
valued at $10 per Unit (or $1,120)                                              Short Term Capital Gain (assuming 39% rate):    $155
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 79
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                                GSU STADIUM STUDENT APARTMENTS, LTD.
                                                     (GP: Baron Capital X, Inc.)

====================================================================================================================================

                                                        PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1987
STADIUM CLUB APARTMENTS                              Limited partnership interest in limited partnership
210 Lanier Drive                                     which holds fee simple
Statesboro, Georgia  30458

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    3.50

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           Studio                   2                                288                      $375
     -----------------------------------------------------------------------------------------------------------
           3 BR                     3                                880                      $688
     -----------------------------------------------------------------------------------------------------------
           4 BR                    55                                880                      $876
     -----------------------------------------------------------------------------------------------------------
              Total                60                             50,736
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                82%               ESTIMATED APPRAISED VALUE:  $2,800,000
1997 AVG. MONTHLY OCCUPANCY %:     86%               APPRAISAL DATE:  8/97
1996 AVG. MONTHLY OCCUPANCY %:     90%               5/31/98 FEDERAL INCOME TAX BASIS:  $2,041,199
1995 AVG. MONTHLY OCCUPANCY %:     74%               DEPRECIATION LIFE CLAIMED:  25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     86%               REALTY TAX RATE (MILLAGE):  28.93
1993 AVG. MONTHLY OCCUPANCY %:     82%               5/31/98 PROPERTY TAX VALUE:  $1,802,200
====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                                                MATURITY DATE:   10/1/05
GMAC
650 Dresher Road
Horsham, Pennsylvania  19044

INITIAL PRINCIPAL BALANCE:       $1,750,000          ANNUAL DEBT SERVICE:       $151,272
5/31/98 BALANCE:                 $1,740,736          MONTHLY PAYMENT:           $ 12,606
BALANCE DUE AT MATURITY:         $1,615,458

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.87% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable with prepayment fee in an amount equal to 1% of the then outstanding principal balance.
====================================================================================================================================
                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:            11/95                NUMBER OF UNITS SOLD:       2,000
NUMBER OF INVESTORS:            38                   PRICE PER UNIT:             $500
PAID IN CAPITAL:                $1,000,000           DATE OFFERING TERMINATED:   2/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the GP receives all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return,  the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  117 Units                      original investment):
valued at $10 per Unit (or $1,170)                                              Short Term Capital Gain (assuming 39% rate):    $125
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 64
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

                                              BARON STRATEGIC INVESTMENT FUND II, LTD.
                                                   (GP: Baron Capital XXXI, Inc.)

====================================================================================================================================
                                                                    PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                           TYPE OF PROPERTY INTEREST:                                 YEAR COMPLETED: 1977
STEEPLECHASE APARTMENTS                              Limited partnership interest in limited partnership
841 W. 53rd Street                                   which holds fee simple
Anderson, Indiana  46013

UNIT MIX AND RENTAL RATES:                                                      APPROXIMATE ACREAGE:    3.2

     -----------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                   APPROXIMATE
                                                                RENTABLE                    AVERAGE MONTHLY
         UNIT TYPE               NUMBER                  AREA PER UNIT (Sq. Ft.)              RENTAL RATE
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
           1 BR                    12                                550                      $399
     -----------------------------------------------------------------------------------------------------------
           2 BR                    60                                678                      $419
     -----------------------------------------------------------------------------------------------------------
              Total                72                             47,280
     ---------------------------------------------------------------------------

7/1/98 OCCUPANCY %:                91%               ESTIMATED APPRAISED VALUE:  $2,125,000
1997 AVG. MONTHLY OCCUPANCY %:     73%               APPRAISAL DATE:  7/98:  oral estimate pending receipt of MAI
1996 AVG. MONTHLY OCCUPANCY %:     70%                                       appraisal
1995 AVG. MONTHLY OCCUPANCY %:     82%               5/31/98 FEDERAL INCOME TAX BASIS:  $1,290,088
1994 AVG. MONTHLY OCCUPANCY %:     78%               DEPRECIATION LIFE CLAIMED:  25 yrs.
1993 AVG. MONTHLY OCCUPANCY %:     81%               REALTY TAX RATE (MILLAGE):  12.3716
                                                     5/31/98 PROPERTY TAX VALUE:  $285,170
====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                              MATURITY DATE:   10/1/06
Crown Bank
105 Live Oaks Garden #129
Castleberry, Florida 32707

INITIAL PRINCIPAL BALANCE:       $1,260,000          ANNUAL DEBT SERVICE:       $ 91,344
5/31/98 BALANCE:                 $1,244,892          MONTHLY PAYMENT:           $  7,612
BALANCE DUE AT MATURITY:         $1,099,557

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS:  During loan years 1 and 2 interest rate is 7.25%; during years 3 and 4 interest rate is 7.75%; thereafter, 8.25%. The loan amortizes on a 30-year basis.

PREPAYMENT PROVISIONS:  Prepayable without penalty.
====================================================================================================================================
                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:            5/96                 NUMBER OF UNITS SOLD:      1,600
NUMBER OF INVESTORS:            16                   PRICE PER UNIT:             $500
PAID IN CAPITAL:                $800,000             DATE OFFERING TERMINATED:  10/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 12.5% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive 50% of any remaining  distributable  cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions plus a 12.5% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 50%/50%.

------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                           ESTIMATED DEFERRED TAXABLE GAIN FROM
OFFERED IN EXCHANGE OFFERING                                                    EXCHANGE OFFERING (per $1,000 of Investors'
(per $1,000 of Investors' original investment):  110 Units                      original investment):
valued at $10 per Unit (or $1,100)                                              Short Term Capital Gain (assuming 39% rate):    $155
                                                                                Long Term Capital Gain (assuming 20% rate):     $ 79
------------------------------------------------------------------------------------------------------------------------------------

                                 (See Endnotes)

Endnotes:

1.   The  First   Mortgage   Loan  is  not  insured  by  the   Federal   Housing
     Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed.

2. The Property is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. The Property is subject to significant competition from other residential apartment properties in the general vicinity of the Property.

4. In the opinion of the Managing Shareholder, the Property is covered by insurance of the types and amounts which are comparable for similar properties located in the general vicinity of the Property.

5. Each Property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under one-year term lease agreements common in the industry.

6. The estimated appraised value of the Property was determined by a qualified and licensed independent appraisal firm. See the Prospectus at "THE EXCHANGE OFFERING - Exchange Property Appraisals."

7. The overall depreciable life of the Property is 27.5 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel has opined that Offerees who accept the Exchange Offering will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" indicates the amount of taxable gain each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                                    EXHIBIT C

                       FINANCIAL STATEMENTS OF THE TRUST,
                          THE OPERATING PARTNERSHIP AND
                            THE MANAGING SHAREHOLDER

                          INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE
                                                                        ----

BARON CAPITAL TRUST


   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    F-1


   FINANCIAL STATEMENTS

      Balance Sheet                                                      F-2

      Notes to Financial Statements                                      F-3



BARON CAPITAL PROPERTIES, L.P.


   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    F-4


   FINANCIAL STATEMENTS

      Balance Sheet                                                      F-5

      Notes to Financial Statements                                      F-6



BARON ADVISORS, INC.


   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    F-7


   FINANCIAL STATEMENTS

      Balance Sheet                                                      F-8

      Notes to Financial Statements                                      F-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Trustees and Shareholders
Baron Capital Trust
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Capital Trust (the "Trust") as of February 3, 1998. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Capital Trust as of February 3, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 20, 1998

                               BARON CAPITAL TRUST

                                  BALANCE SHEET

                                FEBRUARY 3, 1998


                                     ASSETS

Current Assets:
   Cash                                                                     $100
                                                                            ====

                              SHAREHOLDERS' EQUITY

Shareholders' Equity:
   Common shares, no par value; 25,000,000 shares
      authorized; none issued and outstanding                               $ --
   Additional paid-in-capital                                                100
                                                                            ----
                                                                            $100
                                                                            ====

                       See notes to financial statements.

                               BARON CAPITAL TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998


NOTE 1. ORGANIZATION

     Baron Capital Trust (the "Trust"), a Delaware business trust, and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets.

     The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the proposed offering referred to below, there were no shares outstanding.

NOTE 2. PROPOSED PUBLIC OFFERING

     The Trust is proposing to offer, in an initial public offering, a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for proposed total gross proceeds of $25,000,000. Funds received will be held in escrow until the minimum of 50,000 common shares is sold. All of the common shares to be issued or sold by the Trust in the offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code.

                                                                       Exhibit C

                               BARON CAPITAL TRUST
                                  BALANCE SHEET
                               As of June 30, 1998


                                                                   June 30, 1998
                                                                   -------------


ASSETS

         Current Assets
                  Checking/Savings
                           Amer Stock Trans & Trust Escrow            225,540.00
                           Key Bank                                   160,857.55
                                                                    ------------

                  Total Checking/Savings                              386,397.55
                                                                    ------------

         Total Current Assets                                         386,397.55

         Other Assets

                  Investments

                           Baron Capital Properties, L.P.           1,532,240.00
                                                                    ------------

                  Total Investments                                 1,532,240.00
                                                                    ------------

         Total Other Assets                                         1,532,240.00
                                                                    ------------

         TOTAL ASSETS                                               1,918,637.55
                                                                    ============


LIABILITIES & EQUITY

         Liabilities
                  Current Liabilities
                           Other Current Liabilities
                                    Other Payables                    147,563.64
                                                                    ------------

                           Total Other Current  Liabilities           147,563.64
                                                                    ------------

         Total Current Liabilities                                    147,563.64
                                                                    ------------


         Equity
                  Common Shares                                     2,031,233.89
                  Partnership Capital                                     100.00
                  Net Income                                         -260,259.98
                                                                    ------------

         Total Equity                                               1,771,073.91
                                                                    ------------

         TOTAL LIABILITIES & EQUITY                                 1,918,637.55
                                                                    ============

                               BARON CAPITAL TRUST
                                 PROFIT AND LOSS
                            January through June 1998



                                                                  Jan - Jun 1998
                                                                  --------------

Income
         Bank account interest                                            406.66
                                                                      ----------


Total Income                                                              406.66


Expense
         Advisory Expenses                                             40,624.67
         Bank Service Charges                                             160.58
         Commissions                                                  162,498.71
         Federal Withholding on Interest                                    0.01
         Investment Expenses                                           57,382.67
                                                                      ----------

Total Expenses                                                        260,666.64
                                                                      ----------

Net Income                                                           -260,259.98
                                                                      ----------

                               BARON CAPITAL TRUST
                             STATEMENT OF CASH FLOWS
                           Period Ending June 30, 1998


                                                                       1998
                                                                  -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                        $ (260,259.98)
Changes in assets (increase) decrease in:
         Other assets                                                      0.00
Changes in liabilities, increase (decrease) in:
         Accounts payable and accrued expenses                       147,563.64
                                                                  -------------
Net cash provided by operating activities                           (112,696.34)



CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Baron Capital Properties, L.P.                      (1,532,240.00)




CASH FLOWS FROM FINANCING ACTIVITIES:
Offering Proceeds                                                  2,031,333.89

Net increase (decrease) in cash and cash equivalents                 386,397.55
Cash and cash equivalents, beginning of period                             0.00
                                                                  -------------
Cash and cash equivalents, end of period                             386,397.55

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Partners
Baron Capital Properties. L.P.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Capital Properties, L.P. (the "Partnership") as of February 3, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Capital Properties, L.P. as of February 3, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 20, 1998

                         BARON CAPITAL PROPERTIES, L.P.

                                  BALANCE SHEET

                                FEBRUARY 3, 1998


                                     ASSETS

Current Assets:
   Cash                                                                  $50,000
                                                                         =======



                                PARTNERS' CAPITAL

Partners' Capital:
   General partner                                                       $    --
   Limited partners                                                       50,000
                                                                         -------
                                                                         $50,000
                                                                         =======

                       See notes to financial statements.

                         BARON CAPITAL PROPERTIES, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998


NOTE 1. ORGANIZATION

     Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, is the operating partner of Baron Capital Trust (the "Trust"). Together, both the Trust and Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets.

     The operations of the Trust will be carried on through the Operating Partnership. Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole general partner, the Trust will control the Operating Partnership as well as hold units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

     In its proposed exchange offering, the Operating Partnership intends to issue up to 2,500,000 units of limited partnership interest ("Units") in exchange for limited partnership interests owned by limited partners in real estate limited partnerships which own direct or indirect equity or debt interests in residential apartment properties. Holders of Units will have the right, exercisable at any time following the offering, to exchange all or a portion of their Units into an equivalent number of Common Shares of beneficial interest in the Trust.

     The Trust, as General Partner of the Operating Partnership, is authorized to cause the Operating Partnership to issue additional limited partnership interests in the Operating Partnership for any purpose of the Operating Partnership at any time to such persons and on such terms and conditions as may be determined by the Trust in its sole and absolute discretion. Since Units are exchangeable by Unitholders into an equivalent number of Common Shares of the Trust, the maximum number of Units that may be issued by the Operating Partnership is limited to the number of authorized Shares of the Trust, which is 25,000,000, less shares issued by the Trust directly, excluding Common Shares issued in exchanges of Units for Common Shares.

     In exchange for a cash capital contribution and other consideration paid to the Operating Partnership, in May 1998, each of its founders, Gregory K. McGrath and Robert S. Geiger, was issued an amount of Units which are exchangeable (subject to certain escrow restrictions) into 9.5% of the Common Shares of the Trust outstanding after the completion of the exchange offering and the cash public offering to be made by the Trust, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholder
Baron Advisors, Inc.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Advisors, Inc. (the "Managing Shareholder") as of February 28, 1998. This financial statement is the responsibility of the Managing Shareholder's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Advisors, Inc. as of February 28, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 26, 1998

                              BARON ADVISORS, INC.

                                  BALANCE SHEET

                                FEBRUARY 28, 1998


                                     ASSETS

Current Assets:
   Cash                                                                     $100
                                                                            ====



                              SHAREHOLDER'S EQUITY

Shareholder's Equity:
   Common shares, no par value; 1,000 shares
      authorized; none issued and outstanding                               $ --
   Additional paid-in-capital                                                100
                                                                            ----
                                                                            $100
                                                                            ====

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998


NOTE 1. ORGANIZATION

     Baron Advisors, Inc., the Managing Shareholder of the Baron Capital Trust ("the Trust") was incorporated in July 1997 as a Delaware corporation.

     As Managing Shareholder of the Trust, Baron Advisors, Inc. will have direct and exclusive discretion in management and control of the affairs of the Trust and Baron Capital Properties, L.P. (the "Operating Partnership"), subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Capital Properties, Inc. (an affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust.

NOTE 2. TRUST MANAGEMENT AGREEMENT

     The Trust will enter into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder will be obligated to provide management, administrative and investment advisor services to the Trust from the commencement of the Offering. The services to be rendered will include, among other things, communicating with and reporting to investors, administering accounts, providing to the Trust office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder will also be responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration. The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees.

     The Trust will reimburse the Managing Shareholder for all Trust expenses paid by it. As compensation for the Managing Shareholder's performance under the Trust Management Agreement, beginning June 1, 1998, the Trust will pay to the Managing Shareholder, on a monthly basis during the term of the agreement, an annual management fee in an amount equal to 1% of the aggregate subscription price paid for common shares in the proposed public offering of the Trust's common shares and of the initial value of units issued in connection with the proposed exchange offering. The Managing Shareholder in its sole discretion may elect to receive payment for its service in the form of common shares with an equivalent value.

                                    EXHIBIT D

                 FINANCIAL STATEMENTS OF THE EXCHANGE PROPERTIES

                                    EXHIBIT D

                         BARON CAPITAL PROPERTIES, L.P.

              INDEX TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF EXCHANGE PROPERTIES PURSUANT TO REGULATION SB 310


EXCHANGE PROPERTIES (Combined):
     Independent Auditors Report
     Combined Statement of Revenues and Certain Expenses
        for the Years Ended December 31, 1996 and 1997
     Combined Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

BLOSSOM CORNERS APARTMENTS PHASE I:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

BRIDGEPOINT APARTMENTS PHASE II:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

BROOKWOOD WAY APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

CAMELLIA COURT APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

EAGLE LAKE APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

FOREST GLEN APARTMENTS PHASE I:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

FOREST GLEN APARTMENTS PHASE II:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

FOREST GLEN APARTMENTS PHASE III:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

FOREST GLEN APARTMENTS PHASE IV:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

GLEN LAKE ARMS APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

GROVE HAMLET APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

LAMPLIGHT COURT APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

STADIUM CLUB APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

STEEPLECHASE APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses
     Statement of Revenues and Certain Expenses for the Five-Month Period Ended May 31, 1998 (unaudited)

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying combined statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the following properties for the years ended December 31, 1996 and 1997:

                       Blossom Corners Apartments, Phase I
                       Bridge Point Apartments, Phase II
                            Brookwood Way Apartments
                           Camellia Court Apartments
                             Eagle Lake Apartments
                       Forest Glen Apartments, Phases I-IV
                              Glen Lake Apartments
                            Grove Hamlet Apartments
                           Lamplight Court Apartments
                            Stadium Club Apartments
                             Steeplechase Apartments

This combined financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the properties.

In my opinion, the combined statement of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the above listed properties, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                   Elroy D. Miedema
                                                   Certified Public Accountant

Ft. Lauderdale, Florida
March 31, 1998

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying combined statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the following properties for the years ended December 31, 1996 and 1997:

                       Blossom Corners Apartments, Phase I
                       Bridge Point Apartments, Phase II
                            Brookwood Way Apartments
                           Camellia Court Apartments
                             Eagle Lake Apartments
                       Forest Glen Apartments, Phases I-IV
                              Glen Lake Apartments
                            Grove Hamlet Apartments
                           Lamplight Court Apartments
                            Stadium Club Apartments
                            Steeplechase Apartments

This combined financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the properties.

In my opinion, the combined statement of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the above listed properties, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 31, 1998

           NOTE TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying combined financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the properties.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

               COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

YEAR ENDED DECEMBER 31, 1997:
                                       Blossom      Bridge                                               Forest
                                       Corners      Point      Brookwood     Camellia       Eagle        Glen          Glen
                                       Phase I     Phase II      Way          Court         Lake       Phase I-IV      Lake
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------
REVENUES
   Rental income                     $  273,596   $  212,608   $  248,950   $  213,718    $  346,154   $  705,170   $  745,649
   Other income                          20,987        6,605        7,988       16,516        21,065       23,688       22,536
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

     Total revenues                     294,583      219,213      256,938      230,234       367,219      728,858      768,185
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

CERTAIN EXPENSES
   Personnel                             38,493       14,531       22,296       35,481        34,983       79,318       85,191
   Advertising and promotion              9,946        5,783        6,998        9,056         9,811       18,292       20,726
   Utilities                             23,989       36,174       20,793       25,805        26,117       20,547      120,687
   Repairs and maintenance               30,808       17,054       15,092       24,685        30,289       87,761       67,235
   Real estate taxes and insurance       33,224       24,715       17,645       35,934        49,694      100,094      118,041
   Mortgage interest expense             94,358       69,345       96,565       98,851       158,727      277,043      310,603
   Management fees                       20,039       14,751       15,720       13,884        26,702       39,306       42,276
   Other operating expenses               6,673        3,036        2,972        5,359         4,833       12,631       14,932
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

     Total certain expenses             257,530      185,389      198,081      249,055       341,156      634,992      779,691
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

REVENUES IN EXCESS
  OF CERTAIN EXPENSES                $   37,053   $   33,824   $   58,857   ($  18,821)   $   26,063   $   93,866   ($  11,506)
                                     ==========   ==========   ==========   ==========    ==========   ==========   ==========


YEAR ENDED DECEMBER 31, 1996:

REVENUES
   Rental income                     $  278,590   $  228,451   $  236,466   $  255,025    $  348,348   $  739,124   $  695,308
   Other income                          26,698        7,884        6,293       19,693        32,140       28,307       60,265
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

     Total revenues                     305,288      236,335      242,759      274,718       380,488      767,431      755,573
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

CERTAIN EXPENSES
   Personnel                             40,705       11,767       27,583       20,430        29,559       68,595       81,963
   Advertising and promotion              8,660        5,075        4,626        6,756         5,020       13,401       25,227
   Utilities                             19,108       28,846       20,213       30,769        30,819       18,726      122,890
   Repairs and maintenance               40,641       21,224       14,234       21,320        25,777       75,906       36,584
   Real estate taxes and insurance       36,627       26,194       12,941       37,559        49,359      105,642      118,627
   Mortgage interest expense             98,805       68,759       96,745       78,273       159,163      255,729      312,704
   Management fees                       21,186       17,019       16,637       14,525        24,129       48,622       43,434
   Other operating expenses               6,016        2,515        2,727        3,300         5,275        9,240        6,280
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

     Total certain expenses             271,748      181,399      195,706      212,932       329,101      595,861      747,709
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------

REVENUES IN EXCESS
  OF CERTAIN EXPENSES                $   33,540   $   54,936   $   47,053   $   61,786    $   51,387   $  171,570   $    7,864
                                     ==========   ==========   ==========   ==========    ==========   ==========   ==========

YEAR ENDED DECEMBER 31, 1997:
                                        Grove        Lamplight     Stadium      Steeple-      Combined
                                        Hamlet        Court        Club          chase         Total
                                      ----------    ----------   ----------   ----------    ----------
REVENUES
   Rental income                      $  221,070    $  303,933   $  458,687   $  234,305    $3,963,840
   Other income                            7,510        14,083       27,710       10,733       179,421
                                      ----------    ----------   ----------   ----------    ----------

     Total revenues                      228,580       318,016      486,397      245,038     4,143,261
                                      ----------    ----------   ----------   ----------    ----------

CERTAIN EXPENSES
   Personnel                              31,912        39,363       72,107       50,624       504,299
   Advertising and promotion               1,530         6,648       11,885       11,417       112,092
   Utilities                              13,915        48,903       49,370       49,085       435,385
   Repairs and maintenance                 8,245        19,279       31,966       31,930       364,344
   Real estate taxes and insurance        35,289        38,313       36,528       33,112       522,589
   Mortgage interest expense             125,177       126,175      146,120       93,448     1,596,412
   Management fees                        14,028        18,581       25,469       15,227       245,983
   Other operating expenses                3,912         4,690       15,278        7,495        81,811
                                      ----------    ----------   ----------   ----------    ----------

     Total certain expenses              234,008       301,952      388,723      292,338     3,862,915
                                      ----------    ----------   ----------   ----------    ----------

REVENUES IN EXCESS
  OF CERTAIN EXPENSES                 ($   5,428)   $   16,064   $   97,674   ($  47,300)     $280,346
                                      ==========    ==========   ==========   ==========    ==========


YEAR ENDED DECEMBER 31, 1996:

REVENUES
   Rental income                      $  228,459    $  325,019   $  427,919   $  231,630    $3,994,339
   Other income                           10,945        14,901       21,809       13,663       242,598
                                      ----------    ----------   ----------   ----------    ----------

     Total revenues                      239,404       339,920      449,728      245,293     4,236,937
                                      ----------    ----------   ----------   ----------    ----------

CERTAIN EXPENSES
   Personnel                              42,952        49,403       67,232       57,299       497,488
   Advertising and promotion               1,388         6,747       10,074        6,207        93,181
   Utilities                              18,450        45,192       39,341       56,241       430,595
   Repairs and maintenance                27,052        19,456       26,020       21,149       329,363
   Real estate taxes and insurance        32,966        41,360       30,980       37,786       530,041
   Mortgage interest expense             126,382       134,591      122,433       95,540     1,549,124
   Management fees                        15,889        21,187       28,041       11,792       262,461
   Other operating expenses                4,748         7,093       11,296        7,612        66,102
                                      ----------    ----------   ----------   ----------    ----------

     Total certain expenses              269,827       325,029      335,417      293,626     3,758,355
                                      ----------    ----------   ----------   ----------    ----------

REVENUES IN EXCESS
  OF CERTAIN EXPENSES                 ($  30,423)   $   14,891   $  114,311   ($  48,333)   $  478,582
                                      ==========    ==========   ==========   ==========    ==========

               COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE FIVE-MONTH PERIOD ENDED MAY 31, 1998

FIVE-MONTH PERIOD ENDED MAY 31, 1998:
                                       Blossom      Bridge                                              Forest
                                       Corners      Point      Brookwood     Camellia       Eagle        Glen          Glen
                                       Phase I     Phase II      Way          Court         Lake       Phase I-IV      Lake
                                     ----------   ----------   ----------   ----------    ----------   ----------   ----------
REVENUES
   Rental income                     $145,329.20  $ 98,226.59  $106,424.36  $102,254.43   $155,660.76  $322,150.02  $389,104.49
   Other income                           833.88     2,126.08     1,964.62     6,835.59      8,944.41    18,198.00     3,616.16
                                     -----------  -----------  -----------  -----------   -----------  -----------  -----------

     Total revenues                   146,163.08   100,352.67   108,388.98   109,090.02    164,605.17   340,348.02   392,720.65
                                     -----------  -----------  -----------  -----------   -----------  -----------  -----------


CERTAIN EXPENSES
   Personnel                           15,277.41     6,133.44     9,620.12    17,155.90     21,773.59    39,416.09    69,515.90
   Advertising and promotion            2,399.14     2,604.88     3,163.71     3,020.68      4,727.99     5,138.61     8,827.90
   Utilities                            7,379.00    11,240.16     8,591.94     5,401.55      9,048.35     7,543.10    31,173.88
   Repairs and maintenance              9,199.76     5,659.00     3,836.29    11,602.36     12,832.49    30,243.61    77,847.71
   Real estate taxes and insurance     13,843.00    10,297.92     7,352.08    14,972.50     20,705.83    41,705.84    47,532.75
   Mortgage interest expense           39,316.00    28,893.75    40,235.42    41,187.92     66,136.25   115,434.58   129,417.92
   Management fees                      9,343.71     6,686.93     7,136.69     7,089.83      9,816.62    18,138.84        0.00
   Other operating expenses             3,215.20       897.91     1,322.90     2,815.17      2,851.58     8,596.03     6,249.28
                                     -----------  -----------  -----------  -----------   -----------  -----------  -----------

     Total certain expenses            99,973.22    72,413.99    81,259.15   103,245.91    147,892.70   266,216.70   370,565.34
                                     -----------  -----------  -----------  -----------   -----------  -----------  -----------

REVENUES IN EXCESS
  OF CERTAIN EXPENSES                $ 46,189.86  $ 27,938.68  $ 27,129.83  $  5,844.11   $ 16,712.47  $ 74,131.32  $ 22,155.31
                                     ===========  ===========  ===========  ===========   ===========  ===========  ===========

FIVE-MONTH PERIOD ENDED MAY 31, 1998:

                                        Grove        Lamplight     Stadium      Steeple-         Combined
                                        Hamlet        Court        Club          chase             Total
                                      ----------    ----------   ----------   ----------       ------------
REVENUES
   Rental income                      $108,133.29   $142,667.59  $179,409.18  $110,704.22      $1,860,064.13
   Other income                          9,011.18      6,400.94    10,174.69     8,118.09          76,223.64
                                      -----------   -----------  -----------  -----------      -------------

     Total revenues                    117,144.47    149,068.53   189,583.87   118,822.31       1,936,287.77
                                      -----------   -----------  -----------  -----------      -------------

CERTAIN EXPENSES
   Personnel                            14,452.76     12,535.70    23,627.39    25,570.39         255,078.69
   Advertising and promotion               928.46        803.26     4,203.60     1,363.13          37,181.36
   Utilities                             3,418.41     15,454.32    13,968.22    23,188.33         136,407.26
   Repairs and maintenance              10,986.23      5,924.06     9,851.78    20,453.44         198,436.73
   Real estate taxes and insurance      14,703.75     15,963.75    15,220.00    13,796.67         216,094.09
   Mortgage interest expense            52,157.08     52,572.92    60,883.33    38,936.67         665,171.84
   Management fees                       6,816.12      9,420.94    13,370.59     7,127.43          94,947.70
   Other operating expenses              2,562.90      2,920.31     3,905.18     3,065.43          38,401.89
                                      -----------   -----------  -----------  -----------      -------------

     Total certain expenses            106,025.71    115,595.26   145,030.09   133,501.49       1,641,719.56
                                      -----------   -----------  -----------  -----------      -------------

REVENUES IN EXCESS
  OF CERTAIN EXPENSES                 $ 11,118.76   $ 33,473.27  $ 44,553.78  $(14,679.18)     $  294,568.21
                                      ===========   ===========  ===========  ===========      =============

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 9, 1998

                       BLOSSOM CORNERS APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                         1997           1996
                                                     -----------    ------------

REVENUES
  Rental income                                        $273,596        $278,590
  Other income                                           20,987          26,698
                                                       --------        --------
    Total revenues                                      294,583         305,288
                                                       --------        --------
CERTAIN EXPENSES
  Personnel                                              38,493          40,705
  Advertising and promotion                               9,946           8,660
  Utilities                                              23,989          19,108
  Repairs and maintenance                                30,808          40,641
  Real estate taxes and insurance                        33,224          36,627
  Mortgage interest expense                              94,358          98,805
  Management fees                                        20,039          21,186
  Other operating expenses                                6,673           6,016
                                                       --------        --------
    Total certain expenses                              257,530         271,748
                                                       --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                   $ 37,053        $ 33,540
                                                       ========        ========


See Note to Statement of Revenues and Certain Expenses

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Blossom Corners Apartments, Phase I, consist of 70 units located in Orlando, Florida. The property was acquired by purchase July 7, 1995 by Florida Income Growth Fund V, Ltd. The following percentage of units were occupied at the various period ending dates:

          December 31, 1996                           83%
          December 31, 1997                           93%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                       Blossom Corners Apartments, Phase I

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $145,329.20
Other Income                                                              833.88
                                                                     -----------

Total Revenue                                                         146,163.08
                                                                     -----------

Certain Expenses

Personnel                                                              15,277.41
Advertising and Promotion                                               2,399.14
Utilities Expense                                                       7,379.00
Repairs and Maintenance                                                 9,199.76
Real Estate Taxes and Insurance                                        13,843.00
Mortgage Interest Expense                                              39,316.00
Management Fees                                                         9,343.71
Other Operating Expense                                                 3,215.20
                                                                     -----------

Total Operating Expense                                                99,973.22
                                                                     -----------

Revenues in Excess
   of Certain Expenses                                               $ 46,189.86
                                                                     ===========

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Blossom Corners Apartments, Phase I, consist of 70 units located in Orlando, Florida. The property was acquired by purchase July 7, 1995 by Florida Income Growth Fund V, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              94%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners I Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of Bridgepoint Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Bridgepoint Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                             BRIDGEPOINT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------

REVENUES
  Rental income                                      $212,608        $228,451
  Other income                                          6,605           7,884
                                                     --------        --------

    Total revenues                                    219,213         236,335
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            14,531          11,767
  Advertising and promotion                             5,783           5,075
  Utilities                                            36,174          28,846
  Repairs and maintenance                              17,054          21,224
  Real estate taxes and insurance                      24,715          26,194
  Mortgage interest expense                            69,345          68,759
  Management fees                                      14,751          17,019
  Other operating expenses                              3,036           2,515
                                                     --------        --------

    Total certain expenses                            185,389         181,399
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 33,824        $ 54,936
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Bridgepoint Apartments consist of 48 units located in Jacksonville, Florida. The property was acquired by purchase July 17, 1995 by Florida Capital Income Fund III, Ltd. The following percentage of units that were occupied at the various period ending dates:

         December 31, 1996                            92%
         December 31, 1997                            85%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Bridgepoint Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Bridgepoint Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $ 98,226.59
Other Income                                                            2,126.08
                                                                     -----------

Total Revenue                                                         100,352.67
                                                                     -----------

Certain Expenses

Personnel                                                               6,133.44
Advertising and Promotion                                               2,604.88
Utilities Expense                                                      11,240.16
Repairs and Maintenance                                                 5,659.00
Real Estate Taxes and Insurance                                        10,297.92
Mortgage Interest Expense                                              28,893.75
Management Fees                                                         6,686.93
Other Operating Expense                                                   897.91
                                                                     -----------

Total Operating Expense                                                72,413.99
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 27,938.68
                                                                     ===========

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Bridgepoint Apartments consist of 48 units located in Jacksonville, Florida. The property was acquired by purchase July 17, 1995 by Florida Capital Income Fund III, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              93%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Bridgepoint Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Brookwood Way Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Brookwood Way Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                    Elroy D. Miedema
                           Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                            BROOKWOOD WAY APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                        1997            1996
                                                     -----------    -----------

REVENUES
  Rental income                                       $248,950        $236,466
  Other income                                           7,988           6,293
                                                      --------        --------

    Total revenues                                     256,938         242,759
                                                      --------        --------

CERTAIN EXPENSES
  Personnel                                             22,296          27,583
  Advertising and promotion                              6,998           4,626
  Utilities                                             20,793          20,213
  Repairs and maintenance                               15,092          14,234
  Real estate taxes and insurance                       17,645          12,941
  Mortgage interest expense                             96,565          96,745
  Management fees                                       15,720          16,637
  Other operating expenses                               2,972           2,727
                                                      --------        --------

    Total certain expenses                             198,081         195,706
                                                      --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 58,857        $ 47,053
                                                      ========        ========



See Note to Statement of Revenues and Certain Expenses

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Brookwood Way Apartments consist of 66 units located in Mansfield, Ohio. The property was acquired by purchase in November 1996 by Midwest Income Growth Fund VI, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            94%
         December 31, 1997                            88%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Brookwood Way Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Brookwood Way Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $106,424.36
Other Income                                                            1,964.62
                                                                     -----------

Total Revenue                                                         108,388.98
                                                                     -----------

Certain Expenses

Personnel                                                               9,620.12
Advertising and Promotion                                               3,163.71
Utilities Expense                                                       8,591.94
Repairs and Maintenance                                                 3,836.29
Real Estate Taxes and Insurance                                         7,352.08
Mortgage Interest Expense                                              40,235.42
Management Fees                                                         7,136.69
Other Operating Expense                                                 1,322.90
                                                                     -----------

Total Operating Expense                                                81,259.15
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 27,129.83
                                                                     ===========

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Brookwood Way Apartments consist of 66 units located in Mansfield, Ohio. The property was acquired by purchase in November, 1996 by Midwest Income Growth Fund VI, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              95%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Brookwood Way Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Camellia Court Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Camellia Court Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
June 13, 1998

                            CAMELLIA COURT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                     1997             1996
                                                   ---------        ---------

REVENUES
  Rental income                                    $ 213,718        $ 255,025
  Other income                                        16,516           19,693
                                                   ---------        ---------

    Total revenues                                   230,234          274,718
                                                   ---------        ---------

CERTAIN EXPENSES
  Personnel                                           35,481           20,430
  Advertising and promotion                            9,056            6,756
  Utilities                                           25,805           30,769
  Repairs and maintenance                             24,685           21,320
  Real estate taxes and insurance                     35,934           37,559
  Mortgage interest expense                           98,851           78,273
  Management fees                                     13,884           14,525
  Other operating expenses                             5,359            3,300
                                                   ---------        ---------

    Total certain expenses                           249,055          212,932
                                                   ---------        ---------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                               $ (18,821)       $  61,786
                                                   =========        =========


See Note to Statement of Revenues and Certain Expenses

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Camellia Court Apartments consist of 60 units located in Daytona Beach, Florida. The property was acquired by purchase March 6, 1995 by Florida Opportunity Income Partners, Ltd. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            88%
         December 31, 1997                            78%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Camellia Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Camellia Court Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $102,254.43
Other Income                                                            6,835.59
                                                                     -----------

Total Revenue                                                         109,090.02
                                                                     -----------

Certain Expenses

Personnel                                                              17,155.90
Advertising and Promotion                                               3,020.68
Utilities Expense                                                       5,401.55
Repairs and Maintenance                                                11,602.36
Real Estate Taxes and Insurance                                        14,972.50
Mortgage Interest Expense                                              41,187.92
Management Fees                                                         7,089.83
Other Operating Expense                                                 2,815.17
                                                                     -----------

Total Operating Expense                                               103,245.91
                                                                     -----------

Revenues in Excess of Certain Expenses                               $  5,844.11
                                                                     ===========

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Camellia Court Apartments consist of 60 units located in Daytona Beach, Florida. The property was acquired by purchase March 6, 1995 by Florida Opportunity Income Partners, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              88%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Camellia Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Eagle Lake Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Eagle Lake Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                              EAGLE LAKE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    December 31,    December 31,
                                                        1997            1996
                                                    ------------    ------------

REVENUES
  Rental income                                       $346,154        $348,348
  Other income                                          21,065          32,140
                                                      --------        --------
    Total revenues                                     367,219         380,488
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             34,983          29,559
  Advertising and promotion                              9,811           5,020
  Utilities                                             26,117          30,819
  Repairs and maintenance                               30,289          25,777
  Real estate taxes and insurance                       49,694          49,359
  Mortgage interest expense                            158,727         159,163
  Management fees                                       26,702          24,129
  Other operating expenses                               4,833           5,275
                                                      --------        --------
    Total certain expenses                             341,156         329,101
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 26,063        $ 51,387
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Eagle Lake Apartments consist of 77 units located in Port Orange, Florida. The property was acquired by purchase July 12, 1994 by Florida Capital Income Fund, Ltd. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            96%
         December 31, 1997                            94%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Eagle Lake Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                              Eagle Lake Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $155,660.76
Other Income                                                            8,944.41
                                                                     -----------

Total Revenue                                                         164,605.17
                                                                     -----------

Certain Expenses

Personnel                                                              21,773.59
Advertising and Promotion                                               4,727.99
Utilities Expense                                                       9,048.35
Repairs and Maintenance                                                12,832.49
Real Estate Taxes and Insurance                                        20,705.83
Mortgage Interest Expense                                              66,136.25
Management Fees                                                         9,816.62
Other Operating Expense                                                 2,851.58
                                                                     -----------

Total Operating Expense                                               147,892.70
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 16,712.47
                                                                     ===========

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Eagle Lake Apartments consist of 77 units located in Port Orange, Florida. The property was acquired by purchase July 12, 1994 by Florida Capital Income Fund, Ltd. The following percentage of units were occupied at the period ending date.

            May 31, 1998                              94%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Eagle Lake Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                         FOREST GLEN APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997            1996
                                                   ------------     ------------
REVENUES
  Rental income                                      $319,763        $319,640
  Other income                                          7,968          16,405
                                                     --------        --------
    Total revenues                                    327,731         336,045
                                                     --------        --------
CERTAIN EXPENSES
  Personnel                                            35,958          30,797
  Advertising and promotion                             7,548           5,897
  Utilities                                             8,955           8,939
  Repairs and maintenance                              38,692          35,151
  Real estate taxes and insurance                      45,223          49,696
  Mortgage interest expense                           149,908         130,820
  Management fees                                      17,219          20,223
  Other operating expenses                              5,358           4,017
                                                     --------        --------
    Total certain expenses                            308,861         285,540
                                                     --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 18,870        $ 50,505
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.  Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase I, consist of 52 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Capital Income Fund II, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Capital Income Fund II, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase I of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            98%
         December 31, 1997                            87%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                         Forest Glen Apartments, Phase I

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $143,222.25
Other Income                                                            8,581.50
                                                                     -----------

Total Revenue                                                         151,803.75
                                                                     -----------

Certain Expenses

Personnel                                                              17,908.95
Advertising and Promotion                                               2,295.19
Utilities Expense                                                       3,655.61
Repairs and Maintenance                                                15,292.39
Real Estate Taxes and Insurance                                        18,842.92
Mortgage Interest Expense                                              62,461.67
Management Fees                                                         7,881.11
Other Operating Expense                                                 4,131.98
                                                                     -----------

Total Operating Expense                                               132,469.81
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 19,333.94
                                                                     ===========

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen I Apartments consist of 52 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Florida Capital Income Fund II, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Capital Income Fund II, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase I of the Forest Glen property.

     The following percentage of units were occupied at the May 31, 1998 period ending date:

            May 31, 1998                              91%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen I Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase II, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase II, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                       $159,093        $181,587
  Other income                                           6,252           3,616
                                                      --------        --------
    Total revenues                                     165,345         185,203
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             20,767          17,966
  Advertising and promotion                              4,802           3,462
  Utilities                                              5,827           4,397
  Repairs and maintenance                               23,120          20,667
  Real estate taxes and insurance                       25,939          26,594
  Mortgage interest expense                             60,222          59,048
  Management fees                                        9,454          12,281
  Other operating expenses                               3,307           2,047
                                                      --------        --------
    Total certain expenses                             153,438         146,462
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 11,907        $ 38,741
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase II, consist of 30 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Realty Opportunity Income Fund VIII, Ltd. and three other limited partnerships). Under a land trust agreement, Realty Opportunity Income Fund VIII, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase II of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            77%
         December 31, 1997                            70%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                        Forest Glen Apartments, Phase II

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                             $84,547.96
Other Income                                                            5,859.19
                                                                      ----------

Total Revenue                                                          90,407.15
                                                                      ----------

Certain Expenses

Personnel                                                              10,219.59
Advertising and Promotion                                               1,364.31
Utilities Expense                                                       2,067.99
Repairs and Maintenance                                                 6,221.56
Real Estate Taxes and Insurance                                        10,807.92
Mortgage Interest Expense                                              25,092.50
Management Fees                                                         4,635.72
Other Operating Expense                                                 1,948.59
                                                                      ----------

Total Operating Expense                                                62,358.18

Revenues in Excess of Certain Expenses                                $28,048.97
                                                                      ==========

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen II Apartments consist of 30 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Realty Opportunity Income Fund VIII, Ltd. and three other limited partnerships). Under a land trust agreement, Realty Opportunity Income Fund VIII, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase II of the Forest Glen property.

     The following percentage of units were occupied at the May 31, 1998 period ending date:

            May 31, 1998                              91%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen II Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase III, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase III, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE III

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    December 31,    December 31,
                                                        1997           1996
                                                    ------------    ------------


REVENUES
  Rental income                                       $170,175        $180,549
  Other income                                           7,031           5,721
                                                      --------        --------
    Total revenues                                     177,206         186,270
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             17,461          15,378
  Advertising and promotion                              4,557           3,033
  Utilities                                              4,271           4,050
  Repairs and maintenance                               19,603          15,315
  Real estate taxes and insurance                       21,947          22,105
  Mortgage interest expense                             49,070          49,964
  Management fees                                        8,646          11,062
  Other operating expenses                               2,807           2,106
                                                      --------        --------
    Total certain expenses                             128,362         123,013
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 48,844        $ 63,257
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase III, consist of 26 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Advantage Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Advantage Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase III of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            96%
         December 31, 1997                            96%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase III.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                        Forest Glen Apartments, Phase III

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                             $72,721.63
Other Income                                                            3,387.94
                                                                      ----------

Total Revenue                                                          76,109.57
                                                                      ----------

Certain Expenses

Personnel                                                               8,708.46
Advertising and Promotion                                               1,122.08
Utilities Expense                                                       1,262.92
Repairs and Maintenance                                                 6,746.20
Real Estate Taxes and Insurance                                         9,144.58
Mortgage Interest Expense                                              20,445.83
Management Fees                                                         4,028.81
Other Operating Expense                                                 1,421.76
                                                                      ----------

Total Operating Expense                                                52,880.65
                                                                      ----------

Revenues in Excess of Certain Expenses                                $23,228.92
                                                                      ==========

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen III Apartments consist of 26 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Florida Income Advantage Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Advantage Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase III of the Forest Glen property.

     The following percentage of units were occupied at the May 31, 1998 period ending date:

            May 31, 1998                              98%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen III Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE IV

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                         1997           1996
                                                     ------------   ------------
REVENUES
  Rental income                                        $56,139         $57,348
  Other income                                           2,437           2,565
                                                       -------         -------
    Total revenues                                      58,576          59,913
                                                       -------         -------
CERTAIN EXPENSES
  Personnel                                              5,132           4,454
  Advertising and promotion                              1,385           1,009
  Utilities                                              1,494           1,340
  Repairs and maintenance                                6,346           4,773
  Real estate taxes and insurance                        6,985           7,247
  Mortgage interest expense                             17,843          15,897
  Management fees                                        3,987           5,056
  Other operating expenses                               1,159           1,070
                                                       -------         -------
    Total certain expenses                              44,331          40,846
                                                       -------         -------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                   $14,245         $19,067
                                                       =======         =======


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.  Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase IV, consist of 8 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Appreciation Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Appreciation Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase IV of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                           100%
         December 31, 1997                           100%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase IV.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                        Forest Glen Apartments, Phase IV

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                             $21,658.18
Other Income                                                              369.37
                                                                      ----------

Total Revenue                                                          22,027.55
                                                                      ----------

Certain Expenses

Personnel                                                               2,579.09
Advertising and Promotion                                                 357.03
Utilities Expense                                                         556.58
Repairs and Maintenance                                                 1,983.46
Real Estate Taxes and Insurance                                         2,910.42
Mortgage Interest Expense                                               7,434.58
Management Fees                                                         1,593.20
Other Operating Expense                                                 1,093.70
                                                                      ----------

Total Operating Expense                                                18,508.06
                                                                      ----------

Revenues in Excess of Certain Expenses                                $ 3,519.49
                                                                      ==========

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                        FOR THE PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen IV Apartments consist of 8 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Florida Income Appreciation Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Appreciation Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase IV of the Forest Glen property.

     The following percentage of units were occupied at the May 31, 1998 period ending date:

            May 31, 1998                              87%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen IV Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Glen Lake Arms Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Glen Lake Arms Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 3, 1998

                            GLEN LAKE ARMS APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                     $ 745,649        $ 695,308
  Other income                                         22,536           60,265
                                                    ---------        ---------
    Total revenues                                    768,185          755,573
                                                    ---------        ---------
CERTAIN EXPENSES
  Personnel                                            85,191           81,963
  Advertising and promotion                            20,726           25,227
  Utilities                                           120,687          122,890
  Repairs and maintenance                              67,235           36,584
  Real estate taxes and insurance                     118,041          118,627
  Mortgage interest expense                           310,603          312,704
  Management fees                                      42,276           43,434
  Other operating expenses                             14,932            6,280
                                                    ---------        ---------
    Total certain expenses                            779,691          747,709
                                                    ---------        ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $ (11,506)       $   7,864
                                                    =========        =========


See Note to Statement of Revenues and Certain Expenses

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Glen Lakes Arms Apartments consist of 144 units located in St. Petersburg, Florida. The property was acquired by purchase May 18, 1995 by Glen Lake Investors, Ltd. in which Florida Capital Income Fund IV, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            79%
         December 31, 1997                            81%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Glen Lake Arms Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Glen Lake Arms Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $389,104.49
Other Income                                                            3,616.16
                                                                     -----------

Total Revenue                                                         392,720.65
                                                                     -----------

Certain Expenses

Personnel                                                              69,515.90
Advertising Expense                                                     8,827.90
Repairs/Maintenance                                                    31,173.88
Utilities Expense                                                      77,847.71
Real Estate Tax and Insurance                                          47,532.75
Mortgage Interest Expense                                             129,417.92
Management Fees                                                             0.00
Other Operating Expenses                                                6,249.28
                                                                     -----------

Total Operating Expense                                               370,565.34
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 22,155.31
                                                                     ===========

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Glen Lake Arms consists of 144 units located in St. Petersburg, Florida. The property was acquired by purchase May 18, 1995 by Glen Lake Investors, Ltd. in which Florida Capital Income Fund IV, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              73%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of Glen Lake Arms.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Grove Hamlet Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Grove Hamlet Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                             GROVE HAMLET APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                      1997              1996
                                                   ------------     ------------
REVENUES
  Rental income                                     $ 221,070        $ 228,459
  Other income                                          7,510           10,945
                                                    ---------        ---------
    Total revenues                                    228,580          239,404
                                                    ---------        ---------
CERTAIN EXPENSES
  Personnel                                            31,912           42,952
  Advertising and promotion                             1,530            1,388
  Utilities                                            13,915           18,450
  Repairs and maintenance                               8,245           27,052
  Real estate taxes and insurance                      35,289           32,966
  Mortgage interest expense                           125,177          126,382
  Management fees                                      14,028           15,889
  Other operating expenses                              3,912            4,748
                                                    ---------        ---------
    Total certain expenses                            234,008          269,827
                                                    ---------        ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $  (5,428)       $ (30,423)
                                                    =========        =========


See Note to Statement of Revenues and Certain Expenses

                             GROVE HAMLET APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Grove Hamlet Apartments consist of 57 units located in Deland, Florida. The property was acquired by purchase December 29, 1993 by Central Florida Income Appreciation Fund, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            86%
         December 31, 1997                            82%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Grove Hamlet Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Grove Hamlet Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $108,133.29
Other Income                                                            9,011.18
                                                                     -----------

Total Revenue                                                         117,144.47
                                                                     -----------

Certain Expenses

Personnel                                                              14,452.76
Advertising and Promotion                                                 928.46
Utilities Expense                                                       3,418.41
Repairs and Maintenance                                                10,986.23
Real Estate Taxes and Insurance                                        14,703.75
Mortgage Interest Expense                                              52,157.08
Management Fees                                                         6,816.12
Other Operating Expense                                                 2,562.90
                                                                     -----------

Total Operating Expense                                               106,025.71
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 11,118.76
                                                                     ===========

                             GROVE HAMLET APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Grove Hamlet Apartments consist of 57 units located in Deland, Florida. The property was acquired by purchase December 29, 1993 by Central Florida Income Appreciation Fund, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              84%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Grove Hamlet Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Lamplight Court Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Lamplight Court Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                           LAMPLIGHT COURT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                      1997            1996
                                                    --------        --------

REVENUES
  Rental income                                     $303,933        $325,019
  Other income                                        14,083          14,901
                                                    --------        --------

    Total revenues                                   318,016         339,920
                                                    --------        --------

CERTAIN EXPENSES
  Personnel                                           39,363          49,403
  Advertising and promotion                            6,648           6,747
  Utilities                                           48,903          45,192
  Repairs and maintenance                             19,279          19,456
  Real estate taxes and insurance                     38,313          41,360
  Mortgage interest expense                          126,175         134,591
  Management fees                                     18,581          21,187
  Other operating expenses                             4,690           7,093
                                                    --------        --------

    Total certain expenses                           301,952         325,029
                                                    --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $ 16,064        $ 14,891
                                                    ========        ========


See Note to Statement of Revenues and Certain Expenses

                           LAMPLIGHT COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Lamplight Court Apartments consist of 80 units located in Bellefontaine, Ohio. The property was acquired by purchase in 1985 by Independence Village, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            86%
         December 31, 1997                            90%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Lamplight Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                           Lamplight Court Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $142,667.59
Other Income                                                            6,400.94
                                                                     -----------

Total Revenue                                                         149,068.53
                                                                     -----------

Certain Expenses

Personnel                                                              12,535.70
Advertising and Promotion                                                 803.26
Utilities Expense                                                      15,454.32
Repairs and Maintenance                                                 5,924.06
Real Estate Taxes and Insurance                                        15,963.75
Mortgage Interest Expense                                              52,572.92
Management Fees                                                         9,420.94
Other Operating Expense                                                 2,920.31
                                                                     -----------

Total Operating Expense                                               115,595.26
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 33,473.27
                                                                     ===========

                           LAMPLIGHT COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Lamplight Court Apartments consist of 80 units located in Bellefontaine, Ohio. The property was acquired by purchase in 1985 by Independence Village, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              95%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Lamplight Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Stadium Club Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Stadium Club Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 3, 1998

                             STADIUM CLUB APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                      $458,687        $427,919
  Other income                                         27,710          21,809
                                                     --------        --------

    Total revenues                                    486,397         449,728
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            72,107          67,232
  Advertising and promotion                            11,885          10,074
  Utilities                                            49,370          39,341
  Repairs and maintenance                              31,966          26,020
  Real estate taxes and insurance                      36,528          30,980
  Mortgage interest expense                           146,120         122,433
  Management fees                                      25,469          28,041
  Other operating expenses                             15,278          11,296
                                                     --------        --------

    Total certain expenses                            388,723         335,417
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 97,674        $114,311
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Stadium Club Apartments consist of 229 units located in Statesboro, Georgia. The property was acquired by purchase June 30, 1995 by GSU Stadium Student Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            90%
         December 31, 1997                            86%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Stadium Club Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units, which are student housing, are rented under lease agreements that correspond to the school semesters.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Stadium Club Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $179,409.18
Other Income                                                           10,174.69
                                                                     -----------

Total Revenue                                                         189,583.87
                                                                     -----------

Certain Expenses

Personnel                                                              23,627.39
Advertising and Promotion                                               4,203.60
Utilities Expense                                                      13,968.22
Repairs and Maintenance                                                 9,851.78
Real Estate Taxes and Insurance                                        15,220.00
Mortgage Interest Expense                                              60,883.33
Management Fees                                                        13,370.59
Other Operating Expense                                                 3,905.18
                                                                     -----------

Total Operating Expense                                               145,030.09
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 44,553.78
                                                                     ===========

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Stadium Club Apartments consist of 229 units located in Statesboro, Georgia. The property was acquired by purchase June 30, 1995 by GSU Stadium Student Apartments, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998                              86%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of Stadium Club Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Steeplechase Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Steeplechase Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
June 13, 1998

                             STEEPLECHASE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                 December 31,     December 31,
                                                    1997              1996
                                                  --------         ---------


REVENUES
  Rental income                                   $ 234,305        $ 231,630
  Other income                                       10,733           13,663
                                                  ---------        ---------

    Total revenues                                  245,038          245,293
                                                  ---------        ---------

CERTAIN EXPENSES
  Personnel                                          50,624           57,299
  Advertising and promotion                          11,417            6,207
  Utilities                                          49,085           56,241
  Repairs and maintenance                            31,930           21,149
  Real estate taxes and insurance                    33,112           37,786
  Mortgage interest expense                          93,448           95,540
  Management fees                                    15,227           11,792
  Other operating expenses                            7,495            7,612
                                                  ---------        ---------

    Total certain expenses                          292,338          293,626
                                                  ---------        ---------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                              $ (47,300)       $ (48,333)
                                                  =========        =========

See Note to Statement of Revenues and Certain Expenses

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Steeplechase Apartments consist of 72 units located in Anderson, Indiana. The property was acquired on October 1, 1996 by Income Partners III, Ltd. in which Baron Strategic Investment Fund II, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            65%
         December 31, 1997                            65%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Steeplechase Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Steeplechase Apartments

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                           $110,704.22
Other Income                                                           8,118.09
                                                                    -----------

Total Revenue                                                        118,822.31
                                                                    -----------

Certain Expenses

Personnel                                                             25,570.39
Advertising and Promotion                                              1,363.13
Utilities Expense                                                     23,188.33
Repairs and Maintenance                                               20,453.44
Real Estate Taxes and Insurance                                       13,796.67
Mortgage Interest Expense                                             38,936.67
Management Fees                                                        7,127.43
Other Operating Expense                                                3,065.43
                                                                    -----------

Total Operating Expense                                              133,501.49
                                                                    -----------

Revenues in Excess of Certain Expenses                              $(14,679.18)
                                                                    ===========

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Steeplechase Apartments consist of 72 units located in Anderson, Indiana. The property was acquired on October 1, 1996 by Income Partners III, Ltd. in which Baron Strategic Investment Fund II, Ltd. owns a 99% limited partnership interest The following percentage of units were occupied at the period ending date:

            May 31, 1998                              74%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Steeplechase Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In JUne 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                                    EXHIBIT E


                  FINANCIAL STATEMENTS OF ACQUIRED PROPERTIES

                                    EXHIBIT E


                         BARON CAPITAL PROPERTIES, L.P.

              INDEX TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF ACQUIRED PROPERTIES PURSUANT TO REGULATION SB 310


CRYSTAL COURT APARTMENTS PHASE II:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997 Notes to Statement of Revenues and Certain Expenses Statement of Revenues and Certain Expenses for the
            Five-Month Period Ended May 31, 1998

HEATHERWOOD APARTMENTS PHASE I:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997 Notes to Statement of Revenues and Certain Expenses Statement of Revenues and Certain Expenses for the
            Five-Month Period Ended May 31, 1998

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                       CRYSTAL COURT APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996





                                                    December 31,    December 31,
                                                       1997            1996
                                                    ------------    ------------


REVENUES
  Rental income                                      $307,069        $295,906
  Other income                                          9,081           2,484
                                                     --------        --------

    Total revenues                                    316,150         298,390
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            26,477          32,567
  Advertising and promotion                             1,755           3,136
  Utilities                                            19,228          23,165
  Repairs and maintenance                              23,590          35,231
  Real estate taxes and insurance                      34,471          34,691
  Mortgage interest expense                           120,919         127,738
  Management fees                                      20,777          21,537
  Other operating expenses                              4,341           3,897
                                                     --------        --------

    Total certain expenses                            251,558         281,962
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 64,592        $ 16,428
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                       CRYSTAL COURT APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Crystal Court Apartments, Phase II, consist of 80 units located in Lakeland, Florida. The property was acquired by purchase in 1982 by Crystal Court Apartments II, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            95%
         December 31, 1997                            95%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Crystal Court Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                       Crystal Court Apartments, Phase II

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------

Rent Base                                                            $139,468.00
Other Income                                                            5,240.00
                                                                     -----------

Total Revenue                                                         144,708.00
                                                                     -----------
Certain Expenses

Personnel                                                              11,957.00
Advertising and Promotion                                               2,086.00
Utilities Expense                                                       8,181.00
Repairs and Maintenance                                                 9,905.00
Real Estate Taxes and Insurance                                         9,340.00
Mortgage Interest Expense                                              63,345.00
Management Fees                                                         6,460.00
Other Operating Expense                                                     0.00
                                                                     -----------

Total Operating Expense                                               111,274.00
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 33,434.00
                                                                     ===========

                       CRYSTAL COURT APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Crystal Court Apartments, Phase II, consist of 80 units located in Lakeland, Florida. The property was acquired by purchase in 1982 by Crystal Court Apartments II, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998        93%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Crystal Court Apartments Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                    Elroy D. Miedema
                                                    Certified Public Accountant


Ft. Lauderdale, Florida
June 11, 1998

                         HEATHERWOOD APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                 December 31,   December 31,
                                                    1997            1996
                                                 -----------    ------------
REVENUES
  Rental income                                   $294,513        $284,886
  Other income                                       9,380          16,566
                                                  --------        --------

    Total revenues                                 303,893         301,452
                                                  --------        --------

CERTAIN EXPENSES
  Personnel                                         42,317          31,851
  Advertising and promotion                          4,243           4,942
  Utilities                                         29,999          27,255
  Repairs and maintenance                           36,667          48,649
  Real estate taxes and insurance                   38,221          36,052
  Mortgage interest expense                         60,327          63,986
  Management fees                                   14,489          14,400
  Other operating expenses                           7,678           5,052
                                                  --------        --------

    Total certain expenses                         233,941         232,187
                                                  --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                              $ 69,952        $ 69,265
                                                  ========        ========

See Note to Statement of Revenues and Certain Expenses

                         HEATHERWOOD APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Heatherwood Apartments, Phase I, consist of 68 units located in Kissimmee, Florida. The property was acquired June 30, 1998, by Heatherwood Kissimmee, Ltd. The following percentage of units were occupied at the various period ending dates:

          December 31, 1997        97%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Heatherwood Apartments Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                         Heatherwood Apartments, Phase I

                   Statement of Revenues and Certain Expenses
                  For the Five Month Period Ended May 31, 1998


Revenue                                                             May 31, 1998
                                                                    ------------
Rent Base                                                            $134,989.00
Other Income                                                            6,846.00
                                                                     -----------

Total Revenue                                                         141,835.00
                                                                     -----------
Certain Expenses

Personnel                                                              24,809.00
Advertising and Promotion                                               2,675.00
Utilities Expense                                                      11,076.00
Repairs and Maintenance                                                 7,248.00
Real Estate Taxes and Insurance                                         8,820.00
Mortgage Interest Expense                                              58,502.00
Management Fees                                                         8,960.00
Other Operating Expense                                                     0.00
                                                                     -----------

Total Operating Expense                                               122,090.00
                                                                     -----------

Revenues in Excess of Certain Expenses                               $ 19,745.00
                                                                     ===========

                         HEATHERWOOD APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                  FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Heatherwood Apartments consist of 68 units located in Kissimmee, Florida. The property was acquired by purchase November 10, 1997 by Heatherwood Kissimee, Ltd. The following percentage of units were occupied at the period ending date:

            May 31, 1998        96%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Heatherwood Apartments Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                                                                       EXHIBIT F

        EXCHANGE PROPERTY APPRAISAL VALUES UNDER THREE APPRAISAL METHODS

                                                           Appraised               Date of               Cost               Income
Apartment Property                                           Value               Appraisal             Approach            Approach
------------------                                           -----               ----------            --------            --------
Blossom Corners I                                          $2,195,000               1/98              $2,195,000          $2,244,000
(Florida Income Growth Fund V, Ltd.)

Bridge Point Phase II                                      $1,610,000               2/98              $1,608,000          $1,672,000
(Florida Capital Income Fund III, Ltd.)

Brookwood Way*                                             $1,764,000               6/96              $1,655,000          $1,677,000
(Midwest Income Growth Fund VI, Ltd.)

Camellia Court                                             $1,833,000               8/98              $1,828,000          $1,832,000
(Florida Opportunity Income Partners, Ltd.)

Eagle Lake                                                 $2,530,000               1/98              $2,511,000          $2,421,000
(Florida Capital Income Fund, Ltd.)

Forest Glen Phase I                                        $2,990,845               11/97             $3,122,838          $2,954,640
(Florida Capital Income Fund II, Ltd.)

Forest Glen Phase II                                       $2,173,162               11/97             $2,322,111          $2,197,040
(Realty Opportunity Income Fund VIII, Ltd.)

Forest Glen Phase III                                      $1,940,339               11/97             $2,081,892          $1,969,760
(Florida Income Advantage Fund I, Ltd.)

Forest Glen Phase IV                                       $  471,679               11/97              $ 480,437           $ 454,560
(Florida Income Appreciation Fund I, Ltd.)

Glen Lake                                                  $5,550,000               3/98              $5,544,000          $5,726,000
(Florida Capital Income Fund IV, Ltd.)                        933,079               3/98                 933,079             933,079

                                                           ----------                                 ----------          ----------
                                                           $6,483,079                                 $6,477,079          $6,659,079

Grove Hamlet*                                              $2,575,887               11/97                  -                   -
(Central Florida Income Appreciation Fund, Ltd.)

Lamplight Court*                                           $2,147,000               6/96              $2,237,000          $2,124,000
(Lamplight Court of Bellefontaine Apartments, Ltd.)

Stadium Club*                                              $2,800,000               8/97              $2,762,000          $2,749,000
(GSU Stadium Student Apartments, Ltd.)

Steeplechase*                                              $2,125,000             oral est.                -                   -
(Baron Strategic Investment Fund II, Ltd.)                                          7/98

                                                                         Market
Apartment Property                                                      Approach         Appraiser
------------------                                                      --------         ---------
Blossom Corners I                                                      $2,144,000        Consortium Appraisal, Inc.
(Florida Income Growth Fund V, Ltd.)

Bridge Point Phase II                                                  $1,545,000        Consortium Appraisal, Inc.
(Florida Capital Income Fund III, Ltd.)

Brookwood Way*                                                         $1,436,000        Consortium Appraisal and
(Midwest Income Growth Fund VI, Ltd.)                                                       Consulting Services, Inc.

Camellia Court                                                         $1,827,000        Consortium Appraisal, Inc.
(Florida Opportunity Income Partners, Ltd.)

Eagle Lake                                                             $2,531,000        Consortium Appraisal, Inc.
(Florida Capital Income Fund, Ltd.)

Forest Glen Phase I                                                    $3,016,940        Richards Appraisal Service, Inc.
(Florida Capital Income Fund II, Ltd.)

Forest Glen Phase II                                                   $2,243,367        Richards Appraisal Service, Inc.
(Realty Opportunity Income Fund VIII, Ltd.)

Forest Glen Phase III                                                  $2,011,294        Richards Appraisal Service, Inc.
(Florida Income Advantage Fund I, Ltd.)

Forest Glen Phase IV                                                   $  464,145        Richards Appraisal Service, Inc.
(Florida Income Appreciation Fund I, Ltd.)

Glen Lake                                                              $5,364,000        Consortium Appraisal, Inc. (real property)
(Florida Capital Income Fund IV, Ltd.)                                    933,079        Allied Appraisal Services, Inc.
                                                                                             (furniture and equipment)
                                                                       ----------
                                                                       $6,297,079

Grove Hamlet*                                                              -             Richards Appraisal Service, Inc.
(Central Florida Income Appreciation Fund, Ltd.)

Lamplight Court*                                                       $1,934,000        Consortium Appraisal and
(Lamplight Court of Bellefontaine Apartments, Ltd.)                                         Consulting Services, Inc.

Stadium Club*                                                          $2,907,000        Consortium Appraisal and
(GSU Stadium Student Apartments, Ltd.)                                                      Consulting Services, Inc.

Steeplechase*                                                              -             -
(Baron Strategic Investment Fund II, Ltd.)

---------------------------
* Appraisals in process of being updated.

                          SUMMARY OF TABLE OF CONTENTS
                                                                            Page

Summary of the Trust and the Operating
   Partnership ...........................................................
Description of Exchange Partnerships .....................................
Summary of Risk Factors ..................................................
Tax Status of the Trust ..................................................
Compensation of Managing Persons and Affiliates ..........................
Conflicts of Interest ....................................................
Fiduciary Responsibility .................................................
Special Note Regarding Forward-Looking Statements ........................
Risk Factors .............................................................
The Exchange Offering ....................................................
Prior Performance of Affiliates of Managing Shareholder ..................
Management ...............................................................
The Trust and the Operating Partnership ..................................
Investment Objectives and Policies .......................................
Initial Real Estate Investments ..........................................
Selected Financial Data ..................................................
Management's Discussion and Analysis of
Financial Condition and Results of Operations of
  the Exchange Properties ................................................
Federal Income Tax Considerations ........................................
Summary of the Operating Partnership Agreement ...........................
Summary of Declaration of Trust ..........................................
Reports to Unitholders and Shareholders ..................................
Comparison of Rights of Holders of Exchange
   Partnership Units, Operating Partnership
   Units and Trust Common Shares .........................................
Capital Stock of the Trust ...............................................
Capitalization ...........................................................
Terms of the Cash Offering ...............................................
Amendments to Partnership Agreements of Participating Exchange
   Partnerships with Non-participating Limited Partners ..................
Other Information ........................................................
Litigation ...............................................................
Experts ..................................................................
Legal Matters ............................................................
Expenses of the Exchange Offering ........................................
Additional Information ...................................................
Glossary .................................................................
Exhibits
A  ... Prior Performance of Affiliates
       of Managing Shareholder
B  ... Summary of Exchange Property and
       Exchange Partnership Information
C  ... Financial Statements of the Trust, the Operating
       Partnership and the Managing Shareholder
D  ... Financial Statements of the Exchange Properties
E  ... Financial Statements of the Acquired Properties
F  ... Exchange Property Appraisal Values Under Three Appraisal Methods




                         BARON CAPITAL PROPERTIES, L.P.


                                  ------------



                                 2,500,000 Units
                                       of
                          Limited Partnership Interest





                                   PROSPECTUS


                               _____________, 1998





                                  ------------

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     Under Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, contained in its limited partnership agreement, a limited partnership organized in Delaware may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Under  Section  7.7(a)  of the  Agreement  of  Limited  Partnership  of the
Registrant ("Partnership Agreement"), the Registrant shall indemnify an Indemnitee (defined as any person made a party to a proceeding by reason of his status as (i) the General Partner of the Registrant (including as a guarantor of any debt of the Registrant) or (ii) an officer of the Registrant or a trustee, officer or member of the Board of the General Partner of the Registrant, and (b) such other persons (including affiliates of the General Partner of the Registrant or the Registrant) as the General Partner of the Registrant may designate from time to time, in its sole and absolute discretion) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Registrant as set forth in its Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in Section 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in
Section 7.7(a). Any indemnification pursuant to Section 7.7 shall be made only out of the assets of the Registrant.

     Under Section 7.7(b) of the Partnership Agreement, reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Registrant in advance of the final disposition of the proceeding upon receipt by the Registrant of (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Registrant as authorized in Section 7.7 of the Partnership Agreement has been met, and (b) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21.  Exhibits and Financial Statement Schedules.

     A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

Item 22.  Undertakings.

     The Registrant undertakes to do the following:

     1. If the Registrant is registering the securities under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant will:

          (a) File, during the period in which it offers or sell securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (iii)Include any  additional or changed  material  information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     2. The Registrant will deliver to Offerees who accept the Exchange Offering certificates representing Units in such nominations and registered in such names as such Offerees shall indicate in their Subscription Documents.

     3. If the Registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act:

               Insofar as  indemnification  for  liabilities  arising  under the
          Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. If the Registrant relies on Rule 430A under the Securities Act, the Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Unitholders. Each sticker supplement should disclose all compensation and fees received by the Managing Shareholder and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable) only for properties acquired during the distribution period.

     6. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable), to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Unitholders at least once each quarter after the distribution period of the offering has ended.

     7. The Registrant hereby undertakes to respond to requests for information that is incorporated by reference in the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     8. The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registrant Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on September 21, 1998.

                                   BARON CAPITAL PROPERTIES, L.P.

                                   By:  Baron Capital Trust,
                                           General Partner
                                   By:  Baron Advisors, Inc.,
                                           Managing Shareholder

                                   By:  /s/Gregory K. McGrath
                                        ------------------------------------
                                           Gregory K. McGrath, President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant's Registration Statement has been signed by the following person in the capacity and on the date stated.


         Name                             Title                     Date
         ----                             -----                     ----

/s/Gregory K. McGrath   Chief Executive Officer of            September 21, 1998
----------------------  Baron Advisors, Inc.,
Gregory K. McGrath      Managing Shareholder of Baron Capital
                        Trust, General Partner of Registrant

                                INDEX TO EXHIBITS

Exhibit                                                                                        Sequential
Number                                     Document Description                                Page No.
------                                     --------------------                                --------
3.1*                Certificate of Limited Partnership of the Registrant.                       --


3.2*                Agreement of Limited Partnership of Registrant, dated as of May 15, 1998
                    (incorporated herein by reference to Exhibit  10.6 to Amendment No. 3 to the Form SB-2 Registration Statement of Baron Capital Trust filed with the Securities and Exchange Commission on May 15, 1998 (Registration No.
                    333-35063).                                                                 --

4.1*                Form of Unit Certificate                                                    --

5.1*                Form of Opinion of Schoeman, Marsh & Updike, LLP as to legality of
                    securities being registered                                                 --


5.2*                Form of Opinion of Keating, Muething & Klekamp P.L.L. on certain tax
                    matters                                                                     --

10.1*               Trust Management Agreement, dated as of May 15, 1998, between the
                    Registrant and Baron Advisors, Inc. (incorporated herein by reference to
                    Exhibit 10.1 to Amendment No. 3 to the Form SB-2 Registration Statement
                    of Baron Capital Trust filed with the Securities and Exchange Commission
                    on May 15, 1998 (Registration No. 333-35063).                               --

10.2                Amended and Restated Declaration of Trust for Baron Capital Trust made
                    as of  August 11, 1998                                                      _____

10.3                Indemnification Agreement among the Registrant, Baron Capital Trust (its
                    General Partner), officers of the Registrant and trustees, officers and members of the Board of Baron Capital Trust and such other persons as
                    Baron Capital Trust may designate (included in Section 7.7 of the           --
                    Agreement of Limited Partnership of the Registrant attached hereto as
                    Exhibit 3.2)

10.4*               Security Escrow Agreement dated as of May 15, 1998 among Gregory K.
                    McGrath, Robert S. Geiger, Baron Capital Trust
                    and American Stock Transfer & Trust Company                                 --

23.1*               Consent of Schoeman, Marsh & Updike, LLP (included in the opinion filed
                    as Exhibit 5.1 to this Registration Statement).                             --

23.2*               Consent of Keating, Muething & Klekamp, P.L.L. (included in the opinion
                    filed as Exhibit 5.2 to this Registration Statement).                       --

99.1                Consent of Elroy D. Miedema, Certified Public Accountant.                  ____

99.2                Consent of Rachlin Cohen & Holtz, Independent Certified Public
                    Accountants.                                                               ____

99.3                Prior Performance Table VI: Acquisitions of Properties by Program
                    required under Guide 5 relating to preparation of registration
                    statements relating to interests in real estate limited partnerships.      ____

99.4                Consent of Consortium Appraisal, Inc. and Consortium Appraisal and
                    Consulting Services, Inc., Appraisal Firms

99.5                Consent of Richards Appraisal Service, Inc., Appraisal Firm                ____

99.6                Appraisal Reports Relating to Exchange Properties                          ____

99.7                Prospectus Supplements Relating to Each Exchange Partnership               ____

*    Previously filed

